As filed with the Securities and Exchange Commission on January 6, 2014

Registration Statement No. 333-191029

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 5

to

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TOPS HOLDING LLC

TOPS MARKETS, LLC

TOPS MARKETS II CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	5411	26-1252536
New York	5411	16-1592810
Delaware	5411	46-2733709
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

TOPS HOLDING II CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	5411	46-2733709
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

6363 Main Street,

Williamsville, New York 14221

Telephone (716) 635-5000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

See Table of Additional Registrants Continued on the Next Page

Lynne A. Burgess

General Counsel

Tops Markets, LLC

P.O. Box 1027

Buffalo, NY 14240-1027

Telephone (716) 635-5000

(Name, address, including zip code, and telephone number, including area code, of agent of service)

with a copy to:

Michael Benjamin

Shearman & Sterling LLP

599 Lexington Avenue

New York, New York 10022

Telephone (212) 848-4000

Approximate date of commencement of proposed sale to the public:

as soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “non-accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)(3)
8.875% Senior Secured Notes due 2017	$460,000,000	100%	$460,000,000	$62,744.00
Guarantees of 8.875% Senior Secured Notes due 2017	—	—	—	—
8.750% / 9.500% Senior Notes due 2018	$150,000,000	100%	$150,000,000	$20,460.00

(1)	Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(f) under the Securities Act of 1933, as amended.
(2)	Calculated based upon the market value of the securities to be received by the registrants in the exchange in accordance with Rule 457(f). Pursuant to Rule 457(n), no registration fee will be paid in connection with the guarantees.
(3)	Previously paid.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industry Classification Number	I.R.S. Employer Identification No.
Tops PT, LLC (1)	New York	5411	27-1702050
Tops Gift Card Company, LLC (1)	Virginia	5411	26-3346105

(1)	Registrant’s address is 6363 Main Street, Williamsville, New York 14221.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 6, 2014.

Prospectus

TOPS HOLDING LLC

TOPS MARKETS, LLC

TOPS MARKETS II CORPORATION

TOPS HOLDING II CORPORATION

Offers to Exchange

all outstanding unregistered 8.875% Senior Secured Notes due 2017

($460,000,000 aggregate principal amount)

for

8.875% Senior Secured Notes due 2017 that have been registered under the Securities Act of 1933,

as amended (the “Securities Act”)

Fully and unconditionally guaranteed as to payment of principal and interest by the guarantors

and

all outstanding unregistered 8.750% / 9.500% Senior Notes due 2018

($150,000,000 aggregate principal amount)

for

8.750% / 9.500% Senior Notes due 2018 that have been registered under the Securities Act

This prospectus and accompanying letter of transmittal relate to our proposed offers to exchange (1) up to $460,000,000 aggregate principal amount of 8.875% Senior Secured Notes due 2017, which are registered under the Securities Act (the “Exchange Notes due 2017”), for any and all of our unregistered 8.875% Senior Secured Notes due 2017, which were issued on December 20, 2012 (the “Notes due 2017”) and (2) up to $150,000,000 aggregate principal amount of 8.750% / 9.500% Senior Notes due 2018, which are registered under the Securities Act (the “Exchange Notes due 2018” and together with the Exchange Notes due 2017, the “exchange notes”), for any and all of our unregistered 8.750% / 9.500% Senior Notes due 2018, which were issued on May 15, 2013 (the “Notes due 2018,” and together with the Notes due 2017, the “unregistered notes”). The Notes due 2017 are, and the Exchange Notes due 2017 will be, on a joint and several basis, fully and unconditionally guaranteed as to payment of principal and interest by all of the domestic subsidiaries of Tops Holding LLC and by Tops Holding II Corporation (the “guarantors”). The unregistered notes have certain transfer restrictions. The exchange notes will be freely transferable.

The principal features of the exchange offers are as follows:

•	THE EXCHANGE OFFERS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON , 2014, UNLESS WE EXTEND THE OFFERS.

•	You may withdraw tendered outstanding unregistered notes at any time prior to the expiration of the exchange offers.

•	We will exchange all outstanding unregistered notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offers for an equal principal amount of exchange notes.

•

The terms of each type of exchange notes to be issued are substantially similar to each type of unregistered notes, except they are registered under the Securities Act, do not have any transfer restrictions and do not have registration rights or rights to additional interest.

•	The exchange of unregistered notes for exchange notes pursuant to the exchange offers will not be a taxable event for U.S. federal income tax purposes.

•	We will not receive any proceeds from the exchange offers.

•	We do not intend to apply for listing of the exchange notes on any securities exchange or automated quotation system.

We are not asking you for a proxy and you are not required to send us a proxy.

Please see “Risk Factors” beginning on page 15 for a discussion of certain factors you should consider in connection with the exchange offers.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any other federal or state agency has approved or disapproved of these securities to be distributed in the exchange offers, nor have any of these organizations determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

If you are a broker-dealer that receives exchange notes for your own account, you must acknowledge that you will deliver a prospectus in connection with any resale of the exchange notes. The letter of transmittal accompanying this prospectus states that, by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an “underwriter” within the meaning of the Securities Act. You may use this prospectus, as we may amend or supplement it in the future, for your resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We will use commercially reasonable efforts to have the registration statement, of which this prospectus forms a part, remain effective until 180 days after the date of the consummation of the exchange offers for use by participating broker-dealers. We will also amend or supplement this prospectus during this 180-day period, if requested by one or more participating broker-dealers, in order to expedite or facilitate such resales.

The date of this prospectus is             , 2014.

Each holder of an unregistered note wishing to accept either exchange offer must deliver the unregistered note to be exchanged, together with the letter of transmittal that accompanies this prospectus and any other required documentation, to the exchange agent identified in this prospectus. Alternatively, you may effect a tender of unregistered notes by book-entry transfer into the exchange agent’s account at The Depository Trust Company (“DTC”). All deliveries are at the risk of the holder. You can find detailed instructions concerning delivery in the section called “The Exchange Offers” in this prospectus and in the accompanying letter of transmittal.

ABOUT THIS PROSPECTUS

This Amendment No. 5 is being filed to correct a typographical error regarding the reference to the correct amendment number in Exhibit 23.1 of Amendment No. 4.

In this prospectus, references to “we,” “our,” “us” and the “Company” are to Tops Holding II Corporation and each of its consolidated subsidiaries, and references to the “issuers” are to, for the Notes due 2017 and the Exchange Notes due 2017, Tops Holding LLC, Tops Markets, LLC and Tops Markets II Corporation, and, for the Notes due 2018 and the Exchange Notes due 2018, Tops Holding II Corporation, and in either case not to any of their respective subsidiaries, except in each case where otherwise indicated or the context otherwise requires.

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since this date.

In connection with the exchange offer, we have filed with the SEC a registration statement on Form S-4, under the Securities Act of 1933, relating to the new notes to be issued in the exchange offer. This prospectus may incorporate important business and financial information about us that is not included in or delivered with this document. As permitted by the rules of the SEC, this prospectus omits information included in the registration statement. If you wish to obtain an additional copy of this document, or any other information, without charge, upon written or oral request, please see “Where You Can Find More Information” on page 200 to find out where you can find more information about us, or contact:

Lynne A. Burgess

General Counsel

Tops Markets, LLC

6363 Main Street,

Williamsville, New York 14221

(716) 635-5000

In order to obtain timely delivery of such materials, you must request documents from us no later than five business days before you make your investment decision or at the latest by                     , 2014.

Whenever we refer in this prospectus to the 8.875% Senior Secured Notes due 2017 issued on December 20, 2012 and the 8.750% / 9.500% Senior Notes due 2018 issued on May 15, 2013 collectively, we will refer to them as the “unregistered notes.” Whenever we refer in this prospectus to the registered 8.875% Senior Secured Notes due 2017 and the registered 8.750% / 9.500% Senior Notes due 2018 collectively, we will refer to them as the “exchange notes.” The unregistered notes and the exchange notes are collectively referred to as the “notes.”

TRADEMARKS

In this prospectus, we refer (without the ownership notation after the initial use) to several trademarks that we own or license or have licensed, including Tops, Tops Friendly Markets, Orchard Fresh, Tops GasPoints, and Tops BONUS PLUS. All brand names or other trademarks appearing in this prospectus are the property of their respective owners.

i

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements, which are generally statements about future events, plans, objectives and performance. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements. Forward-looking statements reflect our current expectations, based on currently available information, and are not guarantees. Although we believe that the expectations reflected in such forward-looking statements are reasonable, these expectations could prove inaccurate as such statements involve risks and uncertainties, many of which are beyond our ability to control or predict. Should one or more of these risks or uncertainties, or other risks or uncertainties not currently known to us or that we currently deem to be immaterial, materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Important factors relating to these risks and uncertainties include, but are not limited to, the following:

•

risks of claims relating to our acquisition of the assets of The Penn Traffic Company in January 2010 (the “PT Acquisition” or the “Penn Traffic acquisition”) that may not have been properly discharged in the bankruptcy process;

•	the severity of current economic conditions and the impact on consumer demand and spending and our pricing strategy;

•	pricing and market strategies, the expansion, consolidation and other activities of competitors, and our ability to respond to the promotional practices of competitors;

•	our ability to effectively increase or maintain our profit margins;

•	the success of our expansion and renovation plans;

•	fluctuations in utility, fuel and commodity prices which could impact consumer spending and buying habits and the cost of doing business;

•	risks inherent in our motor fuel operations;

•	our exposure to local economies and local adverse conditions due to our geographic concentration;

•	risks of natural disasters and severe weather conditions;

•	supply problems with our suppliers and vendors;

•	our relationships with unions and unionized employees, and the terms of future collective bargaining agreements or labor strikes;

•	increased operating costs resulting from rising employee benefit costs or pension funding obligations;

•	changes in, or the failure or inability to comply with, laws and governmental regulations applicable to the operation of our pharmacy and other businesses;

•	the adequacy of our insurance coverage against claims of our customers in connection with our pharmacy services;

•	estimates of the amount and timing of payments under our self-insurance policies;

•	risks of liability under environmental laws and regulations;

•	our ability to maintain and improve our information technology systems;

ii

•	events that give rise to actual or potential food contamination, drug contamination or food-borne illness or any adverse publicity relating to these types of concerns, whether or not valid;

•	threats or potential threats to security;

•	our ability to retain key personnel;

•	risks of data security breaches or losses of confidential customer information;

•	risks relating to our substantial indebtedness;

•	claims or legal proceedings against us; and

•	other factors discussed under “Risk Factors” and elsewhere in this prospectus.

We caution that one should not place undue reliance on forward-looking statements, which speak only as of the date on which they are made. We disclaim any intention, obligation or duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

iii

SUMMARY

The following summary contains basic information about us and the exchange offers. It may not contain all of the information that is important to you. Before you make an investment decision, you should review this prospectus in its entirety, including the risk factors, our financial statements and the related notes appearing elsewhere in this prospectus.

Company Overview

We are a leading supermarket retailer in Upstate New York, Northern Pennsylvania and Vermont (“our market area”). Introduced in 1962, our Tops brand is widely recognized as a strong retail supermarket brand name in our market area, supported by strong customer loyalty and attractive supermarket locations. As of October 5, 2013, we operated 155 full-service supermarkets under the banners of Tops and Orchard Fresh, with an additional five supermarkets operated by franchisees.

Our Tops Friendly Markets brand and mission statement, “Your friendly neighborhood store that has what you want, while saving you time and money,” exemplifies our focus on quality merchandise, convenience and value. Our supermarkets serve as one-stop shops and offer a wide range of in-store services such as banks, pharmacies and Tim Hortons self-service coffee kiosks. Additionally, we are the only conventional supermarket chain to offer gasoline in the Buffalo and Rochester markets. We have a successful merchandising strategy that offers a broader selection of products and services than our competitors, with a higher mix of national brands. Additionally, we differentiate ourselves by employing a promotional or “Hi-Lo” pricing strategy that resonates well with our market’s core middle income, working family demographic. This promotional strategy uses discounted feature items in our weekly circular, coupons, special advertising events, seasonal price promotions, and a loyalty card program.

We are headquartered in Williamsville, New York and employ approximately 14,000 associates, of which 87% are unionized. Tops Holding II Corporation was incorporated on May 7, 2013 as a Delaware corporation. Tops Holding LLC was incorporated in October 2007 as a Delaware corporation and converted in May 2013 to a Delaware limited liability company. Tops Markets, LLC was founded in September 2000 as a New York limited liability company. Tops Markets II Corporation was incorporated on May 14, 2013 as a Delaware corporation. Our principal executive offices are located at 6363 Main Street, Williamsville, New York 14221, and our telephone number is (716) 635-5000.

Recent Developments

On November 14, 2013, each of the sellers named therein (including Morgan Stanley Global Private Equity (“MSPE”)) (the “Sellers”), Tops MBO Corporation (“Tops MBO Co”) and Tops Holding II Corporation signed a Purchase and Sale Agreement (the “Purchase and Sale Agreement”) pursuant to which Tops MBO Co agreed to purchase substantially all of the outstanding common stock of Tops Holding II Corporation (the transactions contemplated by the Purchase and Sale Agreement, the “Management Purchase”). Tops MBO Co is owned and controlled by certain current members of our management who formed Tops MBO Co. to purchase such common stock from the Sellers. The Management Purchase closed effective December 1, 2013. The consummation of the Management Purchase was the result of arms’ length negotiations between the current members of management of Tops Holding II Corporation and the former outside equity owners of Tops Holding II Corporation. Prior to the Management Purchase, members of management owned approximately 7% of the outstanding equity interests in Tops Holding II Corporation, with certain private equity funds and other individuals owning the remaining equity interests. As a result of the Management Purchase, primarily through their ownership of Tops MBO Co, those members of management now beneficially own all of the outstanding equity interests of Tops Holding II Corporation. For more information, see “Unaudited Pro Forma Condensed Consolidated Financial Information.”

On November 20, 2013, we received consents from a majority of the holders of our outstanding Notes due 2017 (the “requisite consents”) to amend the indenture governing the Notes due 2017 so that consummation of the Management Purchase does not constitute a Change of Control (as defined in the indenture governing the Notes due 2017) (such amendment, the “Amendment”, and the process to obtain such majority consents, the “Consent Solicitation”). The Consent Solicitation was conducted pursuant to the terms of the Consent Solicitation Statement, dated November 14, 2013 (the “Statement”). Immediately after the receipt of the requisite consents in the Consent Solicitation, we executed the Third Supplemental Indenture to the indenture governing the Notes due 2017 dated as of November 20, 2013 (the “Third Supplemental Indenture”) to effect the Amendment. Pursuant to the terms of the Third Supplemental Indenture, the Amendment became operative upon payment of the consent fees pursuant to the terms of the Statement immediately prior to the closing of the Management Purchase.

The Management Purchase does not constitute a Change of Control under the indenture governing the Notes due 2018.

As a consequence of the Management Purchase, we have updated certain information in this prospectus.

Corporate Information

Our corporate structure is as follows:

(1)	As of the date of this prospectus, there are seven total shareholders of Tops Holding II Corporation. Six of these shareholders comprise certain current members of management including Frank Curci, Kevin Darrington, John Persons, Jack Barrett, Rick Mills and Lynne Burgess, each of whom directly hold one share of Tops Holding II Corporation with Tops MBO Co holding all the remaining shares. The total number of shares held by all persons other than Tops MBO Co is, in the aggregate, significantly less than 1%, therefore this chart has been simplified for illustrative purposes. For more information on beneficial ownership of shares of Tops Holding II Corporation, please see “Beneficial Ownership.”

Summary of the Exchange Offers

On December 20, 2012, we issued $460.0 million aggregate principal amount of unregistered 8.875% Senior Secured Notes due 2017. These notes are fully and unconditionally guaranteed as to payment of principal and interest by each of the guarantors. On December 20, 2012, we and the initial purchasers of the unregistered notes entered into a registration rights agreement in which we agreed that you, if a holder of these unregistered notes, would be entitled to exchange your unregistered notes for exchange notes registered under the Securities Act. These exchange offers are intended to satisfy those rights.

On May 15, 2013, we issued $150.0 million aggregate principal amount of unregistered 8.750% / 9.500% Senior Notes due 2018. On May 15, 2013, we and the initial purchasers of the unregistered notes entered into a registration rights agreement in which we agreed that you, if a holder of these unregistered notes, would be entitled to exchange your unregistered notes for exchange notes registered under the Securities Act. These exchange offers are also intended to satisfy those rights. References to “registration rights agreements” in this prospectus refer to both the registration rights agreement for the Notes due 2017 and the registration rights agreement for the Notes due 2018.

After the exchange offers are completed, you will no longer be entitled to any registration rights with respect to the unregistered notes. The exchange notes will be our obligations and will be entitled to the benefits of the respective indentures relating to the notes. The Exchange Notes due 2017 will be fully and unconditionally guaranteed as to payment of principal and interest by each of the guarantors. The form and terms of the exchange notes are identical in all material respects to the form and terms of the unregistered notes, except that:

•	the exchange notes have been registered under the Securities Act and, therefore, will contain no restrictive legends;

•	the exchange notes will not have registration rights; and

•	the exchange notes will not have rights to additional interest.

The Exchange Offers	We are offering to exchange any and all of our 8.875% Senior Secured Notes due 2017, which have been registered under the Securities Act, for any and all of our outstanding unregistered 8.875% Senior Secured Notes due 2017 that were issued on December 20, 2012. As of the date of this prospectus, $460.0 million in aggregate principal amount of our unregistered 8.875% Senior Secured Notes due 2017 are outstanding.

We are also offering to exchange any and all of our 8.750% / 9.500% Senior Notes due 2018, which have been registered under the Securities Act, for any and all of our outstanding unregistered 8.750% / 9.500% Senior Notes due 2018 that were issued on May 15, 2013. As of the date of this prospectus, $150.0 million in aggregate principal amount of our unregistered 8.750% / 9.500% Senior Notes due 2018 are outstanding.

You may tender some or all of your unregistered notes only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Expiration of the Exchange Offers	The exchange offers will expire at 5:00 p.m., New York City time, on , 2014, unless we decide to extend the exchange offers.

Conditions of the Exchange Offers	We will not be required to accept for exchange any unregistered notes, and may amend or terminate the exchange offers, if any of the following conditions or events occurs:

• the exchange offers or the making of any exchange by a holder of unregistered notes violates applicable law or SEC policy;

•      any action or proceeding shall have been instituted or threatened with respect to the exchange offers which, in our reasonable judgment, would impair our ability to proceed with the exchange offers; and

• any laws, rules or regulations or applicable interpretations of the staff of the SEC are issued or promulgated which, in our good faith determination, do not permit us to effect the exchange offers.

We will give oral or written notice of any non-acceptance, amendment or termination to the registered holders of the unregistered notes as promptly as practicable. We reserve the right to waive any conditions of the exchange offers.

Resale of the Exchange Notes	Based on interpretative letters of the SEC staff to third parties unrelated to us, we believe that you can resell and transfer the exchange notes you receive pursuant to these exchange offers without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

• any exchange notes to be received by you will be acquired in the ordinary course of your business;

• you are not engaged in, do not intend to engage in and have no arrangement or understanding with any person to engage in, the distribution of the unregistered notes or exchange notes;

•      you are not an “affiliate” (as defined in Rule 405 under the Securities Act) of ours, or, if you are such an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

• if you are a broker-dealer, you have not entered into any arrangement or understanding with us or any of our “affiliates” to distribute the exchange notes; and

• you are not acting on behalf of any person or entity that could not truthfully make these representations.

If you wish to participate in the exchange offers, you must represent to us that these conditions have been met.

If you are a broker-dealer and you will receive exchange notes for your own account in exchange for unregistered notes that were acquired as a result of market-making activities or other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of the exchange notes. See “Plan of Distribution” for a description of the prospectus delivery obligations of broker-dealers.

Accrued Interest on the Exchange Notes and Unregistered Notes	The Notes due 2017 accrue interest from and including December 20, 2012. We pay interest on the Notes due 2017 semiannually on June 15 and December 15 of each year, commencing June 15, 2013. Pursuant to the registration rights agreement relating to the Notes due 2017, we are obligated to pay additional interest if the exchange offer for such notes is not completed by December 20, 2013. Therefore, in accordance with such registration rights agreement, for the 90-day period commencing December 21, 2013, we will be required to pay an additional 0.25% per annum on the Notes due 2017, increasing by an additional 0.25% per annum for each subsequent 90 day period up to a maximum of 1.00% per annum, until the consummation of the exchange offer relating to the Notes due 2017.

The Notes due 2018 accrue interest from and including May 15, 2013. We pay interest on the Notes due 2018 semiannually on June 15 and December 15 of each year, commencing December 15, 2013.

The first and last interest payment on the Notes due 2018 will be payable in cash. For all other interest payments, the issuer will be required to pay interest on the Notes due 2018 entirely in cash (“Cash Interest”), unless certain conditions described in this prospectus are met, in which case the issuer will be entitled to pay, to the extent described herein, interest on the Notes due 2018 by increasing the principal amount of the Notes due 2018 or by issuing new notes as pay-in-kind interest (in each case, “PIK Interest”). Cash Interest on the Notes due 2018 will accrue at a rate of 8.750% per annum and PIK Interest on the Notes due 2018 will accrue at a rate of 9.500% per annum. See “Description of the Exchange Notes due 2018—Maturity, Principal and Interest.”

If the issuer pays any PIK Interest on the Notes due 2018, the issuer will increase the principal amount of the Notes due 2018 or issue new notes in an amount equal to the interest payment for the applicable interest period (rounded up to the nearest $1.00) to holders of the Notes due 2018 on the relevant record date. If the principal amount of the Notes due 2018 is increased or new notes are issued, the Notes due 2018 will bear interest on the increased principal amount thereof, or the new notes will bear interest, as the case may be, from and after the applicable interest payment date on which payment of PIK Interest is made.

Holders of unregistered notes that are accepted for exchange will be deemed to have waived the right to receive any payment in respect of interest accrued from the date of the last interest payment date in respect of the unregistered notes until the date of the issuance of the exchange notes. Consequently, holders of exchange notes will receive the same interest payments that they would have received had they not accepted the exchange offers.

Procedures for Tendering Unregistered Notes	If you wish to participate in the exchange offers, you must:

•      transmit a properly completed and signed letter of transmittal, and all other documents required by the letter of transmittal, to the exchange agent at the address set forth in the letter of transmittal. These materials must be received by the exchange agent before 5:00 p.m., New York City time, on             , 2014, the expiration date of the exchange offers. You must also provide physical delivery of your unregistered notes to the exchange agent’s address as set forth in the letter of transmittal. The letter of transmittal must also contain the representations you must make to us as described under “The Exchange Offers—Procedures for Tendering”; or

•      you may effect a tender of unregistered notes electronically by book-entry transfer into the exchange agent’s account at DTC. By tendering the unregistered notes by book-entry transfer, you must agree to be bound by the terms of the letter of transmittal.

Special Procedures for Beneficial Owners	If you are a beneficial owner of unregistered notes that are held through a broker, dealer, commercial bank, trust company or other nominee and you wish to tender such unregistered notes, you should contact the registered holder promptly and instruct them to tender your unregistered notes on your behalf.

Guaranteed Delivery Procedures for Unregistered Notes	If you cannot meet the expiration deadline, or you cannot timely deliver your unregistered notes, the letter of transmittal or any other required documentation, or comply with DTC’s standard operating procedures for electronic tenders, you may tender your unregistered notes according to the guaranteed delivery procedures set forth under “The Exchange Offers—Guaranteed Delivery Procedures.”

Acceptance of Outstanding Notes and Delivery of Exchange Notes	Subject to customary conditions, we will accept outstanding unregistered notes that are properly tendered in the exchange offers and not withdrawn prior to the expiration date. The exchange notes will be delivered promptly following the expiration date.

Withdrawal Rights	You may withdraw the tender of your unregistered notes at any time prior to 5:00 p.m., New York City time, on , 2014, the expiration date.

Consequences of Failure to Exchange	If you are eligible to participate in either or both of these exchange offers and you do not tender your unregistered notes as described in this prospectus, your unregistered notes will continue to be subject to transfer restrictions. As a result of the transfer restrictions and the availability of exchange notes, the market for the unregistered notes is likely to be much less liquid than before these exchange offers. The unregistered notes will, after these exchange offers, bear interest at the same rate as the exchange notes. The unregistered notes will not retain any rights under the registration rights agreements.

Material U.S. Federal Income Tax Considerations	The exchange of the unregistered notes for exchange notes pursuant to the exchange offers will not be a taxable event for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Considerations.”

Exchange Agent	U.S. Bank National Association, the trustee under the indentures for the unregistered notes, is serving as exchange agent in connection with the exchange offers. For the exchange agent’s contact information, see “The Exchange Offers—Exchange Agent.”

Use of Proceeds	We will not receive any proceeds from the issuance of exchange notes in the exchange offers.

Summary Description of the Exchange Notes

The following is a brief summary of some of the terms of the exchange notes. For a more complete description of the terms of the exchange notes, see “Description of the Exchange Notes due 2017” and “Description of the Exchange Notes due 2018” in this prospectus.

The Exchange Notes due 2017

Issuers	Tops Holding LLC, Tops Markets, LLC and Tops Markets II Corporation

Exchange Notes	$460.0 million aggregate principal amount of 8.875% Senior Secured Notes due 2017, which are registered under the Securities Act.

Maturity Date	December 15, 2017.

Interest Payment Dates	June 15 and December 15 of each year, commencing June 15, 2013.

Guarantees	The Exchange Notes due 2017 are guaranteed by each of Tops PT, LLC and Tops Gift Card Company (the guarantees from these entities, the “secured guarantees”) and Tops Holding II Corporation. The Exchange Notes due 2017 will also be guaranteed following the issue date by certain of our additional domestic restricted subsidiaries. See “Description of the Exchange Notes due 2017—Certain Covenants—Additional Guarantees.”

Ranking	The Exchange Notes due 2017 and the secured guarantees will be senior secured obligations of the issuers and the applicable guarantors secured to the extent described below. The Exchange Notes due 2017 and the secured guarantees rank:

• pari passu with any senior indebtedness of the issuers and the applicable guarantors (including the $48.3 million ABL Facility balance as of October 5, 2013);

• senior to any indebtedness, if any, of the issuers and the applicable guarantors that is expressly subordinated to the Exchange Notes due 2017 and the guarantees ($0 as of October 5, 2013);

•      effectively senior to any unsecured indebtedness or indebtedness with a junior lien to the liens securing the Exchange Notes due 2017 and the secured guarantees to the extent of the value of the collateral securing the Exchange Notes due 2017 and the secured guarantees (including $150.0 million of indebtedness under our Exchange Notes due 2018);

•      effectively junior to any secured indebtedness which is either secured by assets that are not collateral for the Exchange Notes due 2017 and the secured guarantees or which is secured by a prior lien in the collateral for the Exchange Notes due 2017 and the secured guarantees (including $51.4 million representing the $48.3 million ABL Facility balance as of October 5, 2013, $2.6 million of other loans as of October 5, 2013 and a $0.5 million mortgage note payable as of October 5, 2013), in each case, to the extent of the value of the assets securing such indebtedness; and

• effectively junior to all obligations of our subsidiaries, if any, that are not guarantors ($0 as of October 5, 2013).

The guarantee of the Exchange Notes due 2017 by Tops Holding II Corporation will not be secured and will rank equal in right of payment with any senior indebtedness of the Issuers and the guarantors, senior in right of payment to any indebtedness of the Issuers and the guarantors that is expressly subordinated to the Exchange Notes due 2017 and the guarantees and effectively junior to all obligations of any subsidiary of an issuer that is not a guarantor.

As of October 5, 2013, the Issuers and the guarantors had $815.2 million of secured Indebtedness and capitalized lease obligations outstanding (excluding $15.4 million of outstanding secured letters of credit).

These amounts do not include $46.6 million that the Issuers would have had available for borrowing, subject to borrowing base availability, under the Credit Agreement.

Security	The Exchange Notes due 2017 and the secured guarantees will be secured (i) on a first-priority basis, subject to certain exceptions and permitted liens, by a lien on our warehouse distribution facility in Lancaster, New York and our supermarket in Fayetteville, New York, certain owned real property acquired by us and the guarantors (other than Tops Holding II Corporation) following the issue date of the Exchange Notes due 2017, intellectual property, equipment, stock of our subsidiaries and substantially all of our and such guarantors’ other assets (other than leasehold interests in real property) other than assets securing the ABL Facility on a first-priority basis and (ii) on a second-priority basis, subject to certain exceptions and permitted liens, by a lien on our assets and such guarantors’ assets that secure the ABL Facility on a first-priority basis including present and future receivables, inventory, prescription lists, deposit accounts and certain related rights and proceeds relating thereto. The ABL Facility is secured on a second-priority basis by a lien on the collateral securing the Exchange Notes due 2017 and the secured guarantees on a first-priority basis. See “Description of the Exchange Notes due 2017—Security.”

Use of Proceeds	We will not receive any proceeds from the issuance of Exchange Notes due 2017 pursuant to the exchange offers.

Optional Redemption	On or after June 15, 2015, we may redeem some or all of the Exchange Notes due 2017 at any time at the redemption prices specified under “Description of the Exchange Notes due 2017—Optional Redemption.”

Before June 15, 2015, we may redeem some or all of the Exchange Notes due 2017 at a redemption price equal to 100% of the principal amount of each note to be redeemed plus a make-whole premium described in “Description of the Exchange Notes due 2017—Optional Redemption.”

In addition, at any time prior to June 15, 2015, we may redeem up to 35% of the Exchange Notes due 2017 with the net cash proceeds from specified equity offerings at a redemption price equal to 108.875% of the principal amount of each note to be redeemed, plus accrued and unpaid interest, if any, to the date of redemption.

Change of Control	Upon a change of control (as defined in “Description of the Exchange Notes due 2017—Certain Definitions”), we must offer to repurchase the Exchange Notes due 2017 at 101% of the principal amount, plus accrued interest to the purchase date.

Certain Covenants	The indenture that governs the Exchange Notes due 2017 contains certain covenants, including limitations and restrictions on our ability to:

• incur additional indebtedness;

• make dividend payments or other restricted payments;

• create liens;

• sell assets;

• sell securities of our subsidiaries;

• enter into certain types of transactions with shareholders and affiliates; and

• enter into mergers, consolidations, or sales of all or substantially all of our assets.

These covenants are subject to important exceptions and qualifications, which are described in “Description of the Exchange Notes due 2017—Certain Covenants.”

Material U.S. Federal Income Tax Considerations	The exchange of the Notes due 2017 for Exchange Notes due 2017 pursuant to the exchange offers will not be a taxable event for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Considerations.”

Transfer Restrictions	There is currently no established public trading market for the Exchange Notes due 2017. See “Risk Factors—Risks Related to the Exchange Notes.” Your ability to transfer the Exchange Notes due 2017 may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the Exchange Notes due 2017.

Risk Factors	See “Risk Factors” for a discussion of risk factors related to our business and to the Exchange Notes due 2017 and the exchange offers.
The Exchange Notes due 2018
Issuer	Tops Holding II Corporation

Exchange Notes	$150.0 million aggregate principal amount of aggregate principal amount of 8.750% / 9.500% Senior Notes due 2018, which are registered under the Securities Act.

Maturity Date	June 15, 2018.

Interest Payments	The first and last interest payment on the Exchange Notes due 2018 will be payable in cash. For all other interest payments, the Issuer will be required to pay interest on the Exchange Notes due 2018 entirely in cash (“Cash Interest”), unless certain conditions described in this prospectus are met, in which case the Issuer will be entitled to pay, to the extent described herein, interest on the Exchange Notes due 2018 by increasing the principal amount of the Exchange Notes due 2018 or by issuing new notes as pay-in-kind interest (in each case, “PIK Interest”). Cash Interest on the Exchange Notes due 2018 will accrue at a rate of 8.750% per annum and PIK Interest on the Exchange Notes due 2018 will accrue at a rate of 9.500% per annum. See “Description of the Exchange Notes due 2018—Maturity, Principal and Interest.”

If the Issuer pays any PIK Interest on the Exchange Notes due 2018, the Issuer will increase the principal amount of the Exchange Notes due 2018 or issue new notes in an amount equal to the interest payment for the applicable interest period (rounded up to the nearest $1.00) to holders of the Exchange Notes due 2018 on the relevant record date. If the principal amount of the Exchange Notes due 2018 is increased or new notes are issued, the Exchange Notes due 2018 will bear interest on the increased principal amount thereof, or the new notes will bear interest, as the case may be, from and after the applicable interest payment date on which payment of PIK Interest is made.

Interest Payment Dates	June 15 and December 15 of each year, commencing December 15, 2013.

Ranking	The Exchange Notes due 2018 will be the Issuer’s senior unsecured obligations and will:

• rank equally in right of payment with any existing and future senior unsecured indebtedness of the Issuer;

• be effectively subordinated to any of the Issuer’s future secured indebtedness to the extent of the value of the collateral securing such indebtedness;

• be senior to all of the Issuer’s future subordinated indebtedness, if any; and

•      be structurally subordinated to all of the liabilities of any of the Issuer’s existing and future subsidiaries, including obligations under the amended and restated asset-based revolving credit facility between Tops Markets, LLC and Bank of America, N.A., as collateral agent and administrative agent, entered into on December 14, 2012 (the “ABL Facility”) and the Exchange Notes due 2017.

Use of Proceeds	We will not receive any proceeds from the issuance of Exchange Notes due 2018 pursuant to the exchange offers.

Optional Redemption	On or after June 15, 2015, we may redeem some or all of the Exchange Notes due 2018 at any time at the redemption prices specified under “Description of the Exchange Notes due 2018—Optional Redemption.”

Before June 15, 2015, we may redeem some or all of the Exchange Notes due 2018 at a redemption price equal to 100% of the principal amount of each note to be redeemed plus a make-whole premium described in “Description of the Exchange Notes due 2018—Optional Redemption.”

In addition, at any time prior to June 15, 2015, we may redeem up to 35% of the Exchange Notes due 2018 with the net cash proceeds from specified equity offerings at a redemption price equal to 108.875% of the principal amount of each note to be redeemed, plus accrued and unpaid interest, if any, to the date of redemption.

Change of Control	Upon a change of control (as defined in “Description of the Exchange Notes due 2018—Certain Definitions”), we must offer to repurchase the Exchange Notes due 2018 at 101% of the principal amount, plus accrued interest to the purchase date.

Certain Covenants	The indenture that governs the Exchange Notes due 2018 contains certain covenants, including limitations and restrictions on our and our restricted subsidiaries’ ability to:

• incur additional indebtedness;

• make dividend payments or other restricted payments;

• create liens;

• sell assets;

• sell securities of our subsidiaries;

• enter into certain types of transactions with shareholders and affiliates; and

• enter into mergers, consolidations, or sales of all or substantially all of our assets.

These covenants are subject to important exceptions and qualifications, which are described in “Description of the Exchange Notes due 2018—Certain Covenants.”

Material U.S. Federal Income Tax Considerations	The exchange of the Notes due 2018 for Exchange Notes due 2018 pursuant to the exchange offers will not be a taxable event for U.S. federal income tax purposes. Because, as a result of the PIK Interest feature, no portion of stated interest on the Notes due 2018 is unconditionally payable in cash at least annually, the Notes due 2018 were treated as issued with original issue discount for U.S. federal income tax purposes. As a result, a U.S. holder of Exchange Notes due 2018 will be required to include amounts (including stated interest) representing the remaining original issue discount in gross income (as ordinary income) on a constant yield basis for U.S. federal income tax purposes in advance of the receipt of any cash payments to which such income is attributable, regardless of such holder’s method of tax accounting. See “Material U.S. Federal Income Tax Considerations.”

Transfer Restrictions	There is currently no established public trading market for the Exchange Notes due 2018. See “Risk Factors—Risks Related to the Exchange Notes.” Your ability to transfer the Exchange Notes due 2018 may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the Exchange Notes due 2018.

Risk Factors	See “Risk Factors” for a discussion of risk factors related to our business and to the Exchange Notes due 2018 and the exchange offers.

Summary Historical Consolidated Financial and Operating Data

The following table sets forth our summary historical consolidated financial and operating data. The summary historical consolidated financial and operating data as of December 31, 2011 and December 29, 2012 and for the fiscal years ended January 1, 2011 (“Fiscal 2010”), December 31, 2011 (“Fiscal 2011”) and December 29, 2012 (“Fiscal 2012”) has been derived from our audited consolidated financial statements prepared in accordance with GAAP that are included elsewhere in this prospectus. Fiscal 2010, Fiscal 2011, Fiscal 2012 and the 40-week periods ended October 6, 2012 and October 5, 2013 include the operating results of the acquired Penn Traffic supermarkets from the date of the PT Acquisition, January 29, 2010. The historical results of Tops Holding LLC and its subsidiaries have been consolidated with those of Tops Holding II Corporation as if Tops Holding II Corporation were in existence for all periods presented.

The summary consolidated financial information as of October 5, 2013 and for the 40-week periods ended October 6, 2012 and October 5, 2013, respectively, presented below, has been derived from our unaudited condensed consolidated financial statements, which are also included elsewhere in this prospectus. The unaudited financial information has been prepared on a basis consistent with our annual audited financial statements. In the opinion of management, such unaudited financial information reflects all adjustments, consisting exclusively of normal and recurring adjustments necessary for a fair presentation of the results for those periods. The results for any interim period are not necessarily indicative of the results that may be achieved for a full fiscal year.

This information is a summary and should be read in conjunction with “Capitalization,” “Selected Historical Consolidated Financial and Operating Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited and unaudited consolidated financial statements and related notes included elsewhere in this prospectus.

(Dollars in Thousands)

	40-week periods ended
	October 6, 2012	October 5, 2013	Fiscal 2010 (52 weeks)	Fiscal 2011 (52 weeks)	Fiscal 2012 (52 weeks)
Supermarket Operating Data:
Number of supermarkets at period end	146	155	127	125	149
Average weekly same store sales per supermarket(1)(2)	$326,448	$314,311	$418,465	$325,739	$325,897
Same store sales (decrease) increase (1)(3)	(0.7)%	(0.9)%	0.1%	1.4%	(0.7)%
Number of fuel stations at period end	42	45	35	38	43
Motor fuel gallons sold (in thousands)	48,977	50,941	57,079	61,180	63,438

Statements of Operations Data:
Inside sales	$1,636,149	$1,737,668	$2,107,524	$2,151,299	$2,146,524
Gasoline sales	169,023	171,870	150,012	204,193	218,815

Net sales	1,805,172	1,909,538	2,257,536	2,355,492	2,365,339
Cost of goods sold	(1,258,698)	(1,328,994)	(1,579,016)	(1,650,166)	(1,654,093)
Distribution costs	(36,369)	(38,424)	(44,829)	(44,189)	(46,663)

Gross profit	510,105	542,120	633,691	661,137	664,583
Gross margin	28.3%	28.4%	28.1%	28.1%	28.1%
Total operating expenses(4)	(448,764)	(497,635)	(623,058)	(592,312)	(596,027)

Operating income	61,341	44,485	10,633	68,825	68,556
Bargain purchase	—	—	15,681	—	—
Loss on debt extinguishment	—	—	(1,041)	—	(31,205)
Interest expense, net	(45,427)	(52,959)	(61,231)	(61,698)	(58,893)
Income tax (expense) benefit	(1,061)	(1,183)	9,004	(1,295)	(1,408)

Net income (loss)	14,853	(9,657)	(26,954)	5,832	(22,950)

Balance Sheet Data (end of period):
Cash and cash equivalents		$29,802	$17,419	$19,181	$32,422
Property and equipment, net		341,779	378,575	358,263	350,649
Total assets		695,255	680,351	647,212	676,002
Long-term liabilities, including obligations under capital lease and financing obligations		843,295	561,931	543,256	689,446
Total shareholders’ deficit		(330,796)	(65,511)	(59,464)	(183,272)

(1)	We define “same store sales” as the change in year-over-year inside sales (net sales excluding gasoline sales), excluding franchise revenue, for “same stores.” We include a supermarket in the “same store sales” base after its thirteenth full period of operation.
(2)	The decrease in average weekly same store sales per supermarket beginning in Fiscal 2011 is due to the retained Penn Traffic supermarkets that were acquired in January 2010, which are generally much smaller in size and have lower average sales volumes. These supermarkets became same stores during early Fiscal 2011.
(3)	To calculate the “same store sales increase” for Fiscal 2010, we have used the most comparable 52-week periods as Fiscal 2009 included 53 weeks.
(4)	Fiscal 2011 includes the following impairment adjustments:

On June 30, 2011, the Federal Trade Commission (the “FTC”) approved Tops Holding LLC’s (formerly known as Tops Holding Corporation) application to sell three supermarkets acquired as part of the Penn Traffic acquisition to Hometown Markets. The sale of these supermarkets closed in late July and early August 2011. As a result of the sale, we recorded a $1.9 million impairment within the consolidated statement of comprehensive (loss) income during Fiscal 2011, representing the excess of the carrying value of assets over the fair value of assets.

During November 2011, we executed an agreement to sell the remaining supermarket acquired from Penn Traffic subject to the Final Order from the FTC. As a result of the pending sale, we recorded a $0.9 million impairment within the consolidated statement of comprehensive (loss) income during Fiscal 2011, representing the excess of the carrying value of assets over the fair value of assets.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of consolidated earnings to consolidated fixed charges for the fiscal year ended December 27, 2008 (“Fiscal 2008”), the fiscal year ended January 2, 2010 (“Fiscal 2009”), Fiscal 2010, Fiscal 2011 and Fiscal 2012 and for the 40-week periods ended October 6, 2012 and October 5, 2013.

(Dollars in Thousands)

										40-week periods ended
	Fiscal 2008 (52 weeks)		Fiscal 2009 (53 weeks)		Fiscal 2010 (52 weeks)		Fiscal 2011 (52 weeks)	Fiscal 2012 (52 weeks)		October 6, 2012	October 5, 2013

Ratio of earnings to fixed charges		A		B		C	1.10		D	1.31		E

A	Due to the registrants’ loss in Fiscal 2008, the ratio coverage was less than 1:1. The registrants would have had to generate additional earnings of $17,492 to achieve a coverage ratio of 1:1.
B	Due to the registrants’ loss in Fiscal 2009, the ratio coverage was less than 1:1. The registrants would have had to generate additional earnings of $20,039 to achieve a coverage ratio of 1:1.
C	Due to the registrants’ loss in Fiscal 2010, the ratio coverage was less than 1:1. The registrants would have had to generate additional earnings of $35,689 to achieve a coverage ratio of 1:1.
D	Due to the registrants’ loss in Fiscal 2012, the ratio coverage was less than 1:1. The registrants would have had to generate additional earnings of $21,353 to achieve a coverage ratio of 1:1.
E	Due to the registrants’ loss during the 40-week period ended October 5, 2013, the ratio coverage was less than 1:1. The registrants would have had to generate additional earnings of $8,328 to achieve a coverage ratio of 1:1.

RISK FACTORS

You should carefully read and consider the risks described below before making a decision to participate in the exchange offers. You should also consider the other information included in this prospectus, including the consolidated financial statements and the related notes elsewhere in this prospectus, before making a decision to participate in the exchange offers. Any of the following risks, as well as other risks and uncertainties, could harm our business and financial results and cause the value of the exchange notes to decline, which in turn could cause you to lose all or part of your investment.

Risks Related to Our Business

We may be subject to and adversely affected by claims that were not properly discharged in the bankruptcy court order authorizing the PT Acquisition, amounts that we may owe in connection with the PT Acquisition, an inability to recover amounts owed to us in connection with the PT Acquisition or other post-bankruptcy operational risks.

Notwithstanding the terms of, and injunctions provided for in, the bankruptcy court order dated January 25, 2010 authorizing and approving the PT Acquisition, a creditor (including any governmental agency) of Penn Traffic or any of its subsidiaries (the “Penn Traffic Debtors”), may attempt to assert against us or the assets we acquired an existing lien, claim, interest or encumbrance. Circumstances in which such claims and obligations that arose prior to the bankruptcy court order may not have been properly discharged include, but are not limited to, instances where a claimant had inadequate notice of the bankruptcy filing.

The Penn Traffic Debtors’ assets are being liquidated and the proceeds will be distributed to their creditors in accordance with the terms of the confirmed plan. There can be no guarantee that any potential outstanding obligations of the Penn Traffic Debtors will be fully satisfied. In addition, the purchase agreement does not provide for indemnification of losses or liabilities we may incur as a result of the PT Acquisition. Accordingly, we may not be compensated for losses we may suffer as a result of the foregoing.

Notwithstanding the terms of the bankruptcy court order or the applicable provisions of the United States Bankruptcy Code, it is possible that parties-in-interest in the Penn Traffic Debtors’ bankruptcy cases may later attempt to challenge the terms or validity of the PT Acquisition.

General economic conditions that impact consumer spending could adversely affect us.

The retail food business is sensitive to changes in general economic conditions. Recessionary economic cycles, increases in interest rates, higher prices for commodities, fuel and other energy, inflation, high levels of unemployment and consumer debt, high tax rates and other economic factors that affect consumer spending or buying habits may materially adversely affect the demand for products we sell in our supermarkets. The United States economy has recently experienced volatility due to uncertainties related to energy prices, credit availability, difficulties in the banking and financial services sectors, decreases in home values, high unemployment rates and falling consumer confidence. As a result, consumers are more cautious. This may lead to additional reductions in consumer spending, to consumers trading down to a less expensive mix of products or to consumers trading down to discounters for grocery items. Food deflation could reduce sales growth, while food inflation, combined with reduced consumer spending, could reduce gross profit margins.

Furthermore, we may experience additional reductions in traffic in our supermarkets or limitations on the prices we can charge for our products, either of which may reduce our sales and profit margins and have a material adverse effect on our business.

Significant competition in the supermarket industry could adversely affect us.

The supermarket industry, including within our market areas in Upstate New York, Northern Pennsylvania and Vermont, is highly competitive. We compete with various types of retailers, including local, regional, national and international supermarket retailers, convenience stores, retail drug chains, national general merchandisers and discount retailers, membership clubs, warehouse stores and “big box” retailers and independent and specialty grocers. We compete on the basis of location, quality of products, service, price, product variety and store condition and face pressure from existing competitors and the threatened entry of new competitors. Some of our competitors have attempted to increase market share through expanding their footprint and discount pricing, creating a more difficult environment in which to consistently increase year-over-year sales. Some of our competitors have greater resources and purchasing power than us. Additionally, some of our competitors are not unionized, resulting in potentially lower labor and benefit costs. Any future consolidation within the supermarket industry could exacerbate these concerns. We also face competition from restaurants and fast food chains.

The low profit margins in the grocery industry could adversely affect us.

Profit margins in the grocery industry are very low. In order to increase or maintain our profit margins, we use various strategies to reduce costs, such as productivity improvements, shrink reduction, increased distribution center efficiencies and energy efficiency programs. Additionally, in connection with transitioning acquired stores to our distribution system and consolidating warehouses, we have in the past and may in the future experience increased costs, supply disruptions or inventory shrinkage during the related transition period. Our inability to effectively implement these strategies or otherwise manage costs could have a material adverse effect on our financial results.

Unsuccessful expansion and remodeling plans could adversely affect us.

We have spent, and intend to continue to spend, significant capital and management resources on the development and implementation of our remodel and expansion plans. These plans, even if fully implemented, may not be successful and may not improve operating results. The level of sales and profit margins in our existing stores may not be duplicated in new stores and expenditures to remodel existing stores may not generate a return on the capital spent, depending on factors such as prevailing competition, development cost and our market position in the surrounding community.

Increases in fuel, utility and commodity prices could adversely affect us.

We are dependent on the use of trucks to distribute goods to our supermarkets. Therefore, fluctuations in the price of fuel affect our overall cost of doing business. Additionally, increases in the cost of utilities affect the cost of operating our stores and warehouse and distribution facilities, and the cost of goods sold or used by us, including plastic bags, can be significantly impacted by increases in commodity prices. We may not be able to recover these rising costs through increased prices charged to our customers and our results of operations and cash flows could therefore be materially adversely affected.

Increases in wholesale and retail gasoline prices could adversely affect us.

Crude oil and domestic wholesale petroleum markets are volatile. General political conditions, acts of war or terrorism, instability in oil producing regions and disasters could significantly impact crude oil supplies and wholesale petroleum costs. Significant increases or volatility in wholesale petroleum costs could result in significant increases in our retail price of gasoline and could have an adverse effect on our total gasoline sales (both in terms of dollars and gallons sold), the profitability of gasoline sales and our plans to develop additional fuel centers. Retail gas price volatility could also diminish customer usage of fueling centers and reduce customer traffic at our supermarkets.

The geographic concentration of our supermarkets creates a heavy exposure to the risks of the local economy and other local adverse conditions.

Our headquarters, our supermarkets and our primary warehouse and distribution facility that services the majority of our supermarkets are located in Upstate New York, Northern Pennsylvania and Vermont and our business is therefore vulnerable to economic downturns in those regions. As a result, we are more susceptible to local conditions than the operations of more geographically diversified competitors and any unforeseen events or circumstances that affect our operating area could also materially adversely affect our business. These conditions include, among other things, adverse changes in the local economy, unfavorable demographics and population loss.

Severe weather, natural disasters and adverse climate changes may materially adversely affect our business.

Severe weather conditions and other natural disasters in our operating areas or in areas from which we obtain products may materially adversely affect our business. These conditions may result in physical damage to our properties, closure of one or more of our supermarkets or distribution facilities, inadequate work force in our markets, temporary disruption in the supply of products, delays in the delivery of goods to our supermarkets, and a reduction in the availability of products in our supermarkets. In addition, adverse climate conditions and adverse weather patterns, such as drought or flood, that impact growing conditions and the quantity and quality of crops may materially adversely affect the availability or cost of certain products within the grocery supply chain.

Our reliance on a principal supplier for a substantial amount of our products could adversely affect our business.

We acquire substantially all of our grocery, frozen and perishable merchandise requirements from C&S Wholesale Grocers, Inc. (“C&S”). During Fiscal 2012, products supplied from C&S accounted for approximately 61% of our inventory purchases. Although we have not experienced difficulty in the supply of these products to date, supply interruptions by C&S could occur in the future. Any significant interruption in this supply stream could have a material adverse effect on our business. We are therefore subject to the risks of C&S’s business, including potential labor disruptions at C&S’s facilities, increased regulatory obligations and distribution problems. Other suppliers that could provide similar products are limited in number and we may not be able to secure an alternative supplier on commercially reasonable terms. In addition, a change in suppliers could cause a delay in product supply and a possible loss of sales.

Increases in labor costs and labor disputes with unionized employees could adversely affect us.

Our largest operating costs are attributable to labor costs and, therefore, our financial performance is greatly influenced by increases in wage and benefit costs, including pension and health care costs, a competitive labor market and the risk of labor disruption of our unionized work force. We employ approximately 14,000 associates and approximately 87% of these associates are members of United Food and Commercial Workers (“UFCW”), District Union Local One (“Local One”), or two other UFCW unions that represented certain of the employees from the retained Penn Traffic supermarkets. All other associates are non-union, and non-union associates serve primarily in management, field support or pharmacist roles. Any labor cost increases or labor disputes with unionized employees could disrupt our operations and have a material adverse effect on our business.

We currently contribute to an underfunded multiemployer pension plan for employees represented by Local One and face significant potential liability on a withdrawal from the plan.

We are contingently liable for withdrawal liability to the extent we withdraw, either completely or partially, from the Local One plan. Based on information provided to us by the plan administrator, as of January 1, 2012, the Local One plan was underfunded on a current liability basis. Specifically, we received notice from the plan administrator that, for purposes of the federal laws regulating multiemployer pension plans, the Local One plan was in “critical status” for the plan year beginning January 1, 2011 and continued to be in critical status for the plan year beginning January 1, 2012. Although we do not intend to withdraw from the Local One plan, if we were to withdraw, either completely or partially, we would incur withdrawal liability with respect to our share of the Local One plan’s unfunded vested benefits. The actuary for the Local One plan has estimated that, as of December 31, 2011, our withdrawal liability would have been approximately $299.0 million in the event of our complete withdrawal from the Local One plan during the 2012 plan year. We have not yet received estimates for withdrawals in 2013 but anticipate that the withdrawal liability will increase from the 2012 estimates. Any withdrawal liability assessed against us in connection with a complete or partial withdrawal would generally be payable to the Local One plan over an amortization schedule under which our aggregate annual payments would be capped based on a formula that takes into account our highest contribution rates in the last ten years. These withdrawal liability payments would be in addition to pension contributions to any new pension plan adopted or contributed to by us to replace the Local One plan.

As noted above, although we have no intention to withdraw from the Local One plan, if we did withdraw, there is a risk that our complete withdrawal could be considered a mass withdrawal, in which case our aggregate withdrawal liability obligations could be higher than the amount described above. Adverse changes to pension laws and regulations could exacerbate the risks associated with our participation in the Local One plan.

In addition, to comply with the rehabilitation plan adopted by the trustees of the Local One plan, under Tops Markets, LLC’s current collective bargaining agreements, we have agreed to annual 7.5 percent increases in contribution rates to the Local One plan through 2014. There is no assurance that the rehabilitation plan will be sufficient to remove the Local One plan from critical status, and contribution increases and benefit reductions greater than those set forth in the rehabilitation plan may be required in future years.

Various aspects of our business are subject to federal, state and local laws and regulations. The impact of these regulations and our compliance with them may require additional capital expenditures and could materially adversely affect our ability to conduct our business as planned.

We are subject to federal, state and local laws and regulations relating to zoning, land use, environmental protection, work place safety, public health, community right-to-know, alcoholic beverage sales, tobacco sales and pharmaceutical sales. New York, Pennsylvania and Vermont and several local jurisdictions regulate some of the products and services offered within our supermarkets, including alcoholic beverages. The production and sale of milk, including the price of raw milk, is regulated through federal market orders and price support programs. We are also subject to laws governing our relationship with employees, including minimum wage requirements, overtime, working conditions, disabled access and work permit requirements. A number of federal, state and local laws impose requirements or restrictions on business owners with respect to access by disabled persons. Compliance with, or changes in, these laws or new laws could require significant capital expenditures, impact our remodel plans and otherwise materially adversely affect our business.

Our pharmacy business is subject to certain government laws and regulations, including those administered and enforced by Medicare, Medicaid, the Drug Enforcement Administration, the Consumer Product Safety Commission, the FTC, the U.S. Food and Drug Administration and local regulators in the states in which we operate. In order to dispense pharmaceutical products, including controlled substances, we are required to register or license our pharmacies and pharmacists and to comply with security, recordkeeping, inventory control and labeling standards. Changes in these regulations may require operational changes or otherwise adversely affect our business. Our pharmacy sales may be reduced if various prescription drugs are converted to over-the-counter medications or if the rate at which new prescription drugs become available slows or prescription drugs are withdrawn from the market. Changes in third-party reimbursement levels for prescription drugs, including changes in Medicare or state Medicaid programs, could have an adverse effect on our business. In addition, our pharmacy business is subject to state and federal prohibitions against certain payments intended to induce referrals of patients or other health care business. Failure to properly adhere to these and other applicable regulations could result in the imposition of civil, administrative and criminal penalties including: suspension of payments from government programs; loss of required government certifications; loss of authorizations to participate in, or exclusion from, government reimbursement programs such as Medicare and Medicaid; loss of licenses; significant fines or monetary penalties for anti-kickback law violations, submission of false claims or other failures to meet reimbursement program requirements. Our pharmacy business is also subject to the Health Insurance Portability and Accountability Act, including its obligations to protect the confidentiality of certain patient information and other obligations. Failure to properly adhere to these requirements could result in the imposition of civil as well as criminal penalties. Ultimately, compliance with each of these regulations could impact our operations and any non-compliance could materially adversely affect our business.

Certain risks are inherent in providing pharmacy services, and insurance may not be adequate or available to cover any claims against us.

Pharmacies are exposed to risks inherent in the packaging and distribution of pharmaceuticals and other health care products, such as risks of liability for products which cause harm to consumers. Although our general liability policies cover pharmacy professional liability, the coverage limits under our insurance programs may not be adequate to protect us against future claims, and we may not be able to maintain this insurance on acceptable terms in the future, or at all. Our business may be materially adversely affected if in the future our insurance coverage proves to be inadequate or unavailable, or there is an increase in the liability for which we self-insure, or we suffer harm to our reputation as a result of an error or omission.

If the number or severity of claims for which we are self-insured increases, or we are required to accrue or pay additional amounts because the claims prove to be more severe than our recorded liabilities, we may be materially adversely affected.

We use a combination of insurance and self-insurance to cover potential liabilities for claims related to workers’ compensation, automobile and general liability insurance, property insurance and employee health care benefits. We estimate the liabilities associated with the risks retained by us, in part, by considering historical claims experience, demographic and severity factors and other actuarial assumptions that, by their nature, are subject to a degree of variability. Any actuarial projection of losses concerning workers’ compensation and general and automobile liability is subject to this variability. Among the causes of this variability are unpredictable external factors affecting future inflation rates, discount rates, litigation trends, legal interpretations, benefit level changes and actual claim settlement patterns.

Some of the many sources of uncertainty in our reserve estimates include changes in benefit levels, medical fee schedules, medical utilization guidelines, vocation rehabilitation and apportionment. If the number or severity of claims for which we are self-insured increases, or we are required to accrue or pay additional amounts because the claims prove to be more severe than our original estimates, our business may be materially adversely affected.

Compliance with and potential liability under environmental laws could have a material adverse effect on us. The storage and sale of petroleum products could cause disruptions and expose us to potentially significant liabilities.

Our operations are subject to various laws and regulations relating to the protection of the environment, including those governing the storage, management, disposal and cleanup of hazardous materials. Some environmental laws, such as the Comprehensive Environmental Response, Compensation, and Liability Act (“CERCLA”) and similar state statutes, impose strict, and under certain circumstances joint and several, liability for costs to remediate a contaminated site, and also impose liability for damages to natural resources. Third-party claims in connection with releases of or exposure to hazardous materials relating to our current or former properties or third-party waste disposal sites can also arise. In addition, the presence of contamination at any of our properties could impair our ability to sell or lease the contaminated properties or to borrow money using any of these properties as collateral. The costs and liabilities associated with any such contamination could be substantial, and could have a material adverse effect on our business.

Refined petroleum products are stored in underground storage tanks at our warehouse and at some of our retail locations. Our operations are subject to hazards and risks related to this storage, including fires, explosion, spills, clean-up obligations, personal injury or wrongful death claims, property damage and potential fines and penalties. Insurance is not available for these risks, and there is no assurance that insurance will be adequate to fully compensate us for any liability. The occurrence of a significant event that is not fully insured could have a material adverse effect on our business.

Compliance with environmental laws may require us to make significant capital expenditures in the future. For example, we are required to comply with regulations governing underground storage tanks adopted by federal, state and local regulatory agencies. In addition, the Federal Clean Air Act and similar state laws impose requirements on air emissions from motor fueling activities in certain areas of the country, including those that do not meet state or national ambient air quality standards. The extent to which changes in these rules or new rules regarding greenhouse gas emissions may impact our operations and results cannot be determined at this time.

We may not have identified all of the environmental liabilities at our current and former locations, material environmental conditions not known to us may exist, and future laws or regulations may impose material environmental liability or compliance costs. Furthermore, new laws, new interpretations or new administration of existing laws or other developments could require us to make additional capital expenditures or incur additional liabilities. The occurrence of any of these events could have a material adverse effect on our business.

We may be subject to risks in connection with acquisitions.

We have completed several recent acquisitions, and periodically evaluate acquisition opportunities that we believe fit within our overall strategy. We believe these acquisitions have provided and may provide strategic growth opportunities. Achieving the anticipated benefits of these acquisitions will depend in part upon our ability to integrate the acquired companies and/or stores in an efficient and effective manner. These acquisitions may involve risks including:

•	diversion of our management’s attention to evaluating, negotiating and integrating acquired assets;

•

the challenge and cost of integrating acquired operations, distribution and inventory systems, information management and other technology systems and business cultures with those of ours while carrying on our ongoing business;

•	the potential incurrence of unexpected material liabilities;

•	difficulties associated with coordinating geographically separate organizations or facilities; and

•	the challenge of attracting and retaining personnel associated with acquired operations.

The process of integrating acquired companies and/or stores could cause an interruption of, or loss of momentum in, the activities of our business. Members of our senior management may be required to devote considerable amounts of time to these integration processes, which will decrease the time they will have to manage our business. If our senior management is not able to effectively manage these integrations, or if any significant business activities are interrupted as a result of these integrations, our business could be adversely affected.

Difficulties with our information technology systems could lead to significant disruption to our business.

We have large, complex information technology systems that are critical to our business operations. We could encounter difficulties developing new systems or maintaining and upgrading existing systems. These difficulties could lead to significant disruption in our business operations.

We have outsourced our information technology services to HP Enterprise Services, LLC (“HP”). Our information technology hub is located in North Carolina. Any disruption in our relationship with HP or its ability to perform services, including by reason of financial distress, adverse weather conditions, legal actions affecting HP or other factors, could result in significant disruption to our business.

Food and drug safety concerns and related unfavorable publicity may materially adversely affect us.

We could be materially adversely affected if consumers lose confidence in the safety and quality of the food supply chain. Adverse publicity about these concerns, whether or not ultimately based on fact, and whether or not involving products sold at our supermarkets, could discourage consumers from buying our products. The real or perceived sale of contaminated food products by us or our suppliers could result in a loss of consumer confidence and product liability claims. To the extent that we are unable to maintain appropriate sanitation and quality standards in our supermarkets and distribution facilities, food safety and quality issues could involve expense and damage to our various brand names. Additionally, concerns about the safety or effectiveness of certain drugs or negative publicity surrounding certain categories of drugs may have a negative impact on our pharmacy sales.

Threats or potential threats to security may adversely affect us.

Data theft, information espionage or other criminal activity directed at the retail industry or computer or communications systems may adversely affect our businesses by causing us to implement costly security measures in recognition of actual or potential threats, by requiring us to expend significant time and expense developing, maintaining or upgrading our information technology systems or by causing us to incur significant costs to reimburse third parties for damages. These activities may also adversely affect our business by reducing consumer confidence in the marketplace and by modifying consumer spending habits. Despite our efforts to secure and maintain our computer network, security could be compromised, confidential information including customer information could be misappropriated or system disruptions could occur. This could lead to disruption of operations, loss of sales or profits or cause us to incur significant costs to reimburse third parties for damages.

We are heavily dependent on our key personnel.

Our success is largely dependent on the efforts and skills of our senior management team and other key managers. Certain members of our senior management team have recently been appointed to our Board of Directors, replacing former directors who have provided useful services to us. The loss of the services of one or more of these persons, including any of our former directors, could have a material adverse effect on our business. In addition, we compete with other potential employers for employees, and we may not succeed in hiring or retaining the executives and other employees that we need. Our inability to hire or retain key personnel could also have a material adverse effect on our business.

If we experience a data security breach and confidential customer information is disclosed, we may be subject to penalties and experience negative publicity, which could affect our customer relationships and have an adverse effect on our business.

We and our customers could suffer harm if customer information is accessed by third parties due to a security failure in our systems. The processing of transactions in our supermarkets requires us to receive and store a large amount of personally identifiable data. This type of data is subject to legislation and regulation in various jurisdictions. Data security breaches suffered by well-known companies and institutions have attracted a substantial amount of media attention, prompting state and federal legislative proposals addressing data privacy and security. If any of the current proposals are adopted, we may be subject to more extensive requirements to protect the customer information that we process in connection with the purchases of our products. We may also become exposed to potential liabilities, including fines and penalties, with respect to the data that we collect, manage and process, and may incur legal costs if our information security policies and procedures are not effective or if we are required to defend our methods of collection, processing and storage of personal data. Investigations, lawsuits or adverse publicity relating to our methods of handling personal data could result in increased costs and negative market reaction.

Litigation may materially adversely affect our businesses.

Our operations are characterized by a high volume of customer traffic and by transactions involving a wide variety of product selections. These operations carry a higher exposure to consumer litigation risk when compared to the operations of companies in many other industries. Consequently, we may be a party to individual personal injury, bad fuel, products liability and other legal actions in the ordinary course of our business, including litigation arising from food-related illness. The outcome of litigation, particularly class action lawsuits and regulatory actions, is difficult to assess or quantify. Plaintiffs in these types of lawsuits may seek recovery of very large or indeterminate amounts, and the magnitude of the potential loss relating to such lawsuits may remain unknown for substantial periods of time. The cost to defend litigation may be significant. There may also be adverse publicity associated with litigation that may decrease consumer confidence in our business, regardless of whether the allegations are valid or whether we are ultimately found liable.

Risks Related to the Exchange Notes

Our substantial indebtedness could materially adversely affect our financial health and prevent us from fulfilling our obligations under the exchange notes.

As of October 5, 2013, we had $815.2 million of indebtedness outstanding (inclusive of the Notes due 2018, the Notes due 2017 and $153.8 million of capital lease obligations), and $46.6 million of unused commitments under the ABL Facility (inclusive of $15.4 million of letters of credit outstanding thereunder). Our substantial indebtedness has important consequences for our business. For example, it could:

•	limit our ability to borrow additional funds, or to sell assets to raise funds, if needed, for working capital, capital expenditures, acquisitions or other purposes;

•	increase our vulnerability to adverse economic and industry conditions;

•	limit our flexibility in planning for, or reacting to, changes in the business and industry in which we operate;

•	make it difficult to service our indebtedness;

•	place us at a competitive disadvantage compared to any less leveraged competitors; and

•

prevent us from raising the funds necessary to repurchase any of our outstanding notes tendered to us upon the occurrence of certain changes of control, which would constitute a default under the terms of these outstanding notes.

The occurrence of any one of these events could have a material adverse effect on our business, financial condition, results of operations, prospects or ability to satisfy our obligations under the exchange notes.

Subject to restrictions in the indentures governing the exchange notes and restrictions in the ABL Facility, we may incur additional indebtedness, which could increase the risks associated with our already substantial indebtedness. The terms of the indentures permit us to incur additional debt, including additional secured debt. If we incur any additional indebtedness secured by liens that rank equally with those securing the Exchange Notes due 2017, the holders of that debt will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of us.

Tops Holding II Corporation, the issuer of the Exchange Notes due 2018, and Tops Holding LLC, one of the issuers of the Exchange Notes due 2017, are holding companies with no independent operations or assets. Repayment of Tops Holding II Corporation and Tops Holding LLC’s debt, including the exchange notes, is dependent on cash flow generated by Tops Holding LLC’s subsidiaries. Restrictions in the debt instruments of Tops Holding LLC and its subsidiaries and under applicable law limit their ability to provide funds to Tops Holding II Corporation.

The only material assets of Tops Holding II Corporation and Tops Holding LLC are the capital stock of their respective subsidiaries. These entities conduct no significant operations. Accordingly, repayment of their respective indebtedness, including the exchange notes, is dependent, to a significant extent, on the generation of cash flow by Tops Holding LLC’s subsidiaries and their ability to make such cash available to Tops Holding LLC and Tops Holding II Corporation, by dividend, debt repayment or otherwise. Tops Holding LLC’s subsidiaries are distinct legal entities and those that are not co-issuers of the Exchange Notes due 2017 do not have any obligation to pay amounts due on the exchange notes or to make funds available for that purpose or other obligations in the form of loans, distributions or otherwise. Tops Holding LLC and its subsidiaries may not be able to, or may not be permitted to, make distributions to Tops Holding II Corporation in order to enable Tops Holding II Corporation to make payments in respect of its indebtedness, including the Exchange Notes due 2018. The terms of the ABL Facility and the Exchange Notes due 2017 significantly restrict the ability of Tops Holding LLC and its subsidiaries to make distributions to Tops Holding II Corporation and to pay cash interest or any other payments. To fully fund cash interest payments on the Exchange Notes due 2018 for their entire term and the repayment or repurchase of the Exchange Notes due 2018 (for example, upon a specified change of control), Tops Markets, LLC would have to obtain amendments to the ABL Facility and the Exchange Notes due 2017 would require consents from holders to permit, or refinance such indebtedness prior to its maturity on terms that permit, Tops Holding LLC and its subsidiaries to make the necessary distributions to Tops Holding II Corporation. We cannot assure you that we will obtain such amendments or be able to refinance the ABL Facility or the Exchange Notes due 2017 on a timely basis or at all, in which case, we would not be able to make cash interest payments on the Exchange Notes due 2018 or repay or repurchase the Exchange Notes due 2018. In addition, the restricted payment covenant in the ABL Facility documents and the indenture governing the Exchange Notes due 2017 limits Tops Holding LLC’s, Tops Markets, LLC’s and our other subsidiaries’ ability to pay dividends or make other distributions to us to fund cash interest payments on the Exchange Notes due 2018 or to repay or repurchase the Exchange Notes due 2018. In addition, under certain circumstances, legal restrictions may limit Tops Holding II Corporation’s ability to obtain cash from its subsidiaries.

Under the Delaware General Corporation Law (the “DGCL”), our subsidiaries may only make dividends (i) out of their “surplus” as defined in the DGCL or (ii) if there is no such surplus, out of their net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Under fraudulent transfer laws, our subsidiaries may not pay dividends if the relevant entity is insolvent or is rendered insolvent thereby. The measures of insolvency for purposes of these fraudulent transfer laws vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, an entity would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they became due.

While we believe that our relevant subsidiaries currently have surplus and are not insolvent, there can otherwise be no assurance that these subsidiaries will not become insolvent or will be permitted to make distributions in the future in compliance with these restrictions in amounts needed to service our indebtedness.

The indentures governing the exchange notes will contain, and the indenture governing the ABL Facility currently contains, cross default or cross acceleration provisions that may cause all of the debt issued under those instruments to become immediately due and payable because of a default under an unrelated debt instrument.

The indentures governing the exchange notes will contain, and the indenture governing the ABL Facility contains, numerous covenants. Our failure to comply with the obligations contained in these agreements or other instruments governing our indebtedness could result in an event of default under the applicable instrument, which could result in the related debt and the debt issued under other instruments (together with accrued and unpaid interest and other fees) becoming immediately due and payable. In such event, we would need to raise funds from alternative sources, which funds may not be available to us on favorable terms, on a timely basis or at all. Alternatively, such a default could require us to sell our assets and otherwise curtail our operations in order to pay our creditors. These alternative measures could have a material adverse effect on our business, financial position, results of operations and/or cash flows which could cause us to become bankrupt or insolvent or otherwise impair Tops Holding LLC’s and its subsidiaries’ ability to make cash available to Tops Holding II Corporation, by dividend, debt repayment or otherwise to enable Tops Holding II Corporation to make payments in respect of its indebtedness, including the notes.

Our ability to generate cash depends on many factors beyond our control, and we may not be able to generate the cash required to service our indebtedness or the exchange notes.

Our ability to make payments on and refinance our indebtedness, including the exchange notes, and to fund our operations will depend on our ability to generate cash in the future. Our historical financial results have been, and our future financial results are expected to be, subject to substantial fluctuations, and will depend upon general economic conditions and financial, competitive, legislative, regulatory and other factors that are beyond our control. If we are unable to meet our debt service obligations or fund our other liquidity needs, we may need to refinance all or a portion of our debt before maturity, seek additional equity capital, reduce or delay scheduled expansions and capital expenditures or sell material assets or operations. We may not be able to pay our debt or refinance it on commercially reasonable terms, or at all, or to fund our liquidity needs.

If for any reason we are unable to meet our debt service obligations, we would be in default under the terms of the agreements governing our outstanding debt. If such a default were to occur, the lenders under the ABL Facility could elect to declare all amounts outstanding under the ABL Facility immediately due and payable, and the lenders would not be obligated to continue to advance funds under the ABL Facility. If the amounts outstanding under the ABL Facility were accelerated, our assets may not be sufficient to repay in full the money owed to our other debtholders, including holders of exchange notes.

Restrictive covenants in the indentures governing the exchange notes and the ABL Facility could restrict our operating flexibility.

The indentures governing the exchange notes and the ABL Facility contain covenants that limit our ability to take certain actions. These restrictions may limit our ability to operate our businesses and may prohibit or limit our ability to enhance our operations or take advantage of potential business opportunities as they arise.

The indentures governing the exchange notes and the ABL Facility contain restrictive covenants that, among other things, limit our and our restricted subsidiaries’ ability to:

•	incur additional indebtedness or issue preferred stock;

•

pay dividends, redeem stock or make other distributions, including distributions to Tops Holding II Corporation to make payments in respect of Tops Holding II Corporation’s indebtedness, including the Exchange Notes due 2018;

•	make other restricted payments or investments;

•	create liens on assets;

•	create restrictions on payment of dividends or other amounts by us to our restricted subsidiaries;

•	transfer or sell assets;

•	engage in mergers or consolidations;

•	engage in certain transactions with affiliates; and

•	designate subsidiaries as unrestricted subsidiaries.

The ABL Facility requires us and our restricted subsidiaries to satisfy certain financial conditions. The ABL Facility restricts, among other things and subject to certain exceptions, our ability to:

•	incur additional indebtedness;

•	pay dividends or other payments on capital stock;

•	guarantee other obligations;

•	grant liens on assets;

•	make loans, acquisitions or other investments;

•	dispose of assets;

•	make optional payments or modify certain debt instruments;

•	engage in transactions with affiliates;

•	amend organizational documents;

•	engage in mergers or consolidations;

•	enter into arrangements that restrict our and our restricted subsidiaries’ ability to pay dividends;

•	make acquisitions;

•	change the nature of the business it conducts;

•	change our fiscal quarter and fiscal year; and

•	designate our subsidiaries as unrestricted subsidiaries.

In addition, the ABL Facility requires us, under certain circumstances, to maintain compliance with a financial covenant.

Our ability to comply with the covenants and restrictions contained in the indentures governing the exchange notes and in the ABL Facility may be affected by economic conditions and by financial, market and competitive factors, many of which are beyond our control. Our ability to comply with these covenants in future periods will also depend substantially on the pricing and sales volume of our products and our ability to successfully implement our overall business strategy. The breach of any of these covenants or restrictions could result in a default under the indentures governing the exchange notes or under the ABL Facility that would permit the applicable holders or applicable lenders to declare all amounts outstanding thereunder to be due and payable, together with accrued and unpaid interest and any applicable redemption premium. In that case, Tops Markets, LLC may be unable to make borrowings under the ABL Facility, may not be able to repay the amounts due under the Exchange Notes due 2017 and the ABL Facility and may not be able make cash available to Tops Holding II Corporation, by dividend, debt repayment or otherwise to enable Tops Holding II Corporation to make payments on the notes. This could have serious consequences to our financial position, results of operations and/or cash flows and could cause us to become bankrupt or insolvent.

We may incur substantial additional indebtedness, including debt ranking effectively senior to the exchange notes, which could further exacerbate the risks associated with our substantial indebtedness.

Subject to the restrictions in the indentures governing the exchange notes and in the ABL Facility, we and our subsidiaries may be able to incur additional indebtedness, including debt ranking effectively senior to the exchange notes, in the future. Although the indentures governing the exchange notes and the ABL Facility contain restrictions on the incurrence of additional debt, these restrictions are subject to a number of significant qualifications and exceptions, and debt incurred in compliance with these restrictions could be substantial. If new debt is added to our and our subsidiaries’ existing debt levels, the related risks that we now face would increase.

We may be unable to repurchase the exchange notes upon a change of control as required by the indentures governing the exchange notes.

Upon the occurrence of certain specific kinds of change of control events specified in “Description of the Exchange Notes due 2017” and “Description of the Exchange Notes due 2018,” we must offer to repurchase all outstanding exchange notes. In such circumstances, we cannot assure you that we would have sufficient funds available to repay all of our senior indebtedness and any other indebtedness that would become payable upon a change of control and to repurchase all of the exchange notes. Our failure to purchase the exchange notes would be a default under the indentures governing the exchange notes, which would in turn trigger a default under the ABL Facility.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the exchange notes.

Any default under the agreements governing our other indebtedness, including a default under the ABL Facility, that is not cured or waived in accordance with the terms thereof, and the remedies sought by the holders of such indebtedness, could prevent us from paying principal, premium, if any, and interest on the exchange notes and substantially decrease the market value of the exchange notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our other indebtedness, or if we otherwise fail to comply with the various covenants, including operating covenants, in the instruments governing our indebtedness (including covenants in the ABL Facility and the indentures governing the exchange notes), we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could, in certain circumstances, elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under the ABL Facility could elect to terminate their commitments thereunder, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. If we breach our covenants under the ABL Facility or our other indebtedness and seek a waiver, we may not be able to obtain a waiver from the parties required under the ABL Facility. If this occurs, we would be in default under the instrument governing that indebtedness, the lenders or holders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation.

Additional Risks Related to the Exchange Notes due 2017

Holders of our indebtedness secured by liens ranking prior to the liens securing the Exchange Notes due 2017 will have rights senior to the rights of the holders of the Exchange Notes due 2017 with respect to the collateral securing such other secured indebtedness.

Obligations under the ABL Facility and certain hedging and cash management obligations are secured by a first-priority lien on the “ABL Priority Collateral” as defined in the “Description of Other Indebtedness.” The Exchange Notes due 2017 and the related secured guarantees are secured by a second-priority lien on the ABL Priority Collateral. Any rights to payment and claims by the holders of the Exchange Notes due 2017 will, therefore, be subject to the rights to payment or claims by our lenders under the ABL Facility and the holders of any such hedging and cash management obligations with respect to distributions of such collateral. Only when our obligations under the ABL Facility and such hedging and cash management obligations are satisfied in full will the proceeds of the ABL Priority Collateral be available to repay the Exchange Notes due 2017.

Certain assets are excluded from the collateral.

Certain assets are excluded from the collateral securing the Exchange Notes due 2017 as described under “Description of the Exchange Notes due 2017—Security” including, without limitation, the following:

•

any capital stock or other securities of any subsidiary of Holding (including Tops Markets) to the extent that the pledge of that capital stock or other securities results in our being required to file separate financial statements of such subsidiary with the SEC;

•

the voting capital stock of any of our foreign restricted subsidiaries in excess of 65% of the voting rights of all such capital stock in such subsidiary, and any capital stock of an entity that is not our subsidiary to the extent a pledge of such capital stock is prohibited by such entity’s organizational documents or any shareholders agreement or joint venture agreement relating to such capital stock;

•

owned real property with an individual fair market value of $5.0 million or less and leased real property (other than our warehouse distribution facility located in Lancaster, New York and our supermarket in Fayetteville, New York);

•

any property as to which the grant of a security interest would violate applicable law, require a consent not obtained of any governmental authority, or breach, result in a default or termination under, or require a consent not obtained under, any document evidencing such property; and

•	other “excluded assets” described under “Description of the Exchange Notes due 2017—Security.”

If an event of default occurs and the Exchange Notes due 2017 are accelerated, the Exchange Notes due 2017 will rank equally with the holders of all of our other unsubordinated and unsecured indebtedness and other liabilities with respect to such excluded assets. As a result, if the value of the assets securing the Exchange Notes due 2017 and the secured guarantees (taking into account any secured indebtedness with a prior security interest on such assets) is less than the aggregate amount of the claims of the holders of the Exchange Notes due 2017, no assurance can be provided that the holders of the Exchange Notes due 2017 would receive any substantial recovery from the excluded assets.

The value of the Exchange Notes due 2017 note holders’ security interest in the collateral may not be sufficient to satisfy all our obligations under the Exchange Notes due 2017.

In the event of a foreclosure on the collateral securing the ABL Facility on a first-priority basis (or a distribution in respect thereof in a bankruptcy or insolvency proceeding), the proceeds from such collateral securing the ABL Facility on which the Exchange Notes due 2017 have a second-priority lien may not be sufficient to satisfy the Exchange Notes due 2017 because such proceeds would, under the intercreditor agreement, first be applied to satisfy our obligations under the ABL Facility and certain hedging and cash management obligations. Only after all of our obligations under the ABL Facility and such other obligations have been satisfied will proceeds from such collateral be applied to satisfy our obligations under the Exchange Notes due 2017. In addition, in the event of a foreclosure on the collateral securing the Exchange Notes due 2017 on which the Exchange Notes due 2017 have a first-priority lien, the proceeds from such foreclosure may not be sufficient to satisfy our obligations under the Exchange Notes due 2017. In particular, we have not obtained any valuation for the collateral securing the Exchange Notes due 2017 in connection with this offering.

The value of the collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers for the collateral. By its nature, some or all of the collateral may be illiquid and may have no readily ascertainable market value. The value of the assets pledged as collateral for the Exchange Notes due 2017 could be impaired in the future as a result of changing economic conditions, competition, distressed sale circumstances or other future trends. In addition, to the extent that liens, rights or easements granted to third parties (including tenants) encumber assets or encumber properties owned by us, such third parties have or may exercise rights and remedies with respect to the property or assets subject to such liens that could adversely affect the value of the collateral and the ability of the collateral agent to foreclose on the collateral. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, no assurance can be given that:

•

the proceeds from any sale or liquidation of the collateral securing our obligations under the ABL Facility on a first-priority basis will be sufficient to pay our obligations under the Exchange Notes due 2017, in full or at all, after first satisfying our obligations in full under the ABL Facility and certain hedging and cash management obligations; or

•	the collateral will be saleable, and, even if saleable, the timing of its liquidation would be uncertain.

Although the security documents governing the Exchange Notes due 2017 contain a covenant requiring us to take certain steps to perfect liens in after-acquired assets, no assurance can be given that such liens will be perfected on a timely basis. Accordingly, there may not be sufficient collateral to pay all or any of the amounts due on the Exchange Notes due 2017. Any claim for the difference between the amount, if any, realized by holders of the Exchange Notes due 2017 from the sale of the collateral securing the Exchange Notes due 2017 and the obligations under the Exchange Notes due 2017 will rank equally in right of payment with all of our other unsecured unsubordinated indebtedness and other obligations, including trade payables.

With respect to some of the collateral, the collateral agent’s security interest and ability to foreclose will also be limited by the need to meet certain requirements, such as obtaining third-party consents and making additional filings. If we are unable to obtain these consents or make these filings, the security interests may be invalid and the holders will not be entitled to the collateral or any recovery with respect thereto. We cannot assure you that any such required consents can be obtained. These requirements may limit the number of potential bidders for certain collateral in any foreclosure and may delay any sale, either of which events may have an adverse effect on the sale price of the collateral. Therefore, the practical value of realizing on the collateral, without the appropriate consents and filings, may be limited.

The pledge of the securities of our subsidiaries that secures the Exchange Notes due 2017 will automatically be released for so long as that pledge would require the filing of separate financial statements with the SEC for that subsidiary.

The Exchange Notes due 2017 are secured by a pledge of the stock and other securities of our subsidiaries held by the issuers or the guarantors that provide the secured guarantees. Under the SEC regulations in effect as of the issue date of the Exchange Notes due 2017, if the par value, book value as carried by us or market value (whichever is greatest) of the capital stock, other securities or similar ownership interests of a subsidiary of Tops Holding (including Tops Markets) pledged as part of the collateral is greater than or equal to 20% of the aggregate principal amount of the Exchange Notes due 2017 then outstanding, such a subsidiary would be required to provide separate financial statements to the SEC. Therefore, the indentures governing the Exchange Notes due 2017 and the security agreement provide that any capital stock and other securities of any of Tops Holding LLC’s subsidiaries will be excluded from the collateral for so long as the pledge of such capital stock or other securities to secure the Exchange Notes due 2017 would cause such subsidiary to be required to file separate financial statements with the SEC pursuant to Rule 3-16 of Regulation S-X or another similar rule. As a result, holders of the Exchange Notes due 2017 could lose all of their security interest in the capital stock or other securities of those subsidiaries during that period. It may be more difficult, costly and time consuming for holders of the Exchange Notes due 2017 to foreclose on the assets of a subsidiary than to foreclose on its capital stock or other securities, so the proceeds realized upon any such foreclosure could be significantly less than those that would have been received upon any sale of the capital stock or other securities of such subsidiary.

The imposition of certain permitted liens could materially adversely affect the value of the collateral.

The collateral securing the Exchange Notes due 2017 may also be subject to liens permitted under the terms of the indentures governing the Exchange Notes due 2017, whether arising on or after the date the Exchange Notes due 2017 are issued. The existence of any permitted liens could materially adversely affect the value of the collateral that could be realized by the holders of the Exchange Notes due 2017 as well as the ability of the Collateral Agent to realize or foreclose on such collateral. The collateral that secures the Exchange Notes due 2017 may also secure future indebtedness and other obligations of the Company and the guarantors (except Tops Holding II Corporation, whose guarantee is not secured) to the extent permitted by the indentures and the security documents. Your rights to the collateral would be diluted by any increase in the indebtedness secured by the collateral.

Rights of holders of Exchange Notes due 2017 in the collateral may be materially adversely affected by the failure to perfect liens on certain collateral acquired in the future.

Applicable law requires that certain property and rights acquired after the grant of a general security interest or lien can only be perfected at the time such property and rights are acquired and identified. There can be no assurance that the trustee or the collateral agent will monitor, or that we will inform the collateral agent or the trustee of, the future acquisition of property and rights that constitute collateral, and that the necessary action will be taken to properly perfect the lien on such after-acquired collateral. The collateral agent for the Exchange Notes due 2017 has no obligation to monitor the acquisition of additional property or rights that constitute collateral or the perfection of any security interests therein. Such failure may result in the loss of security interests or the practical benefits of the liens thereon or of the priority of the liens securing the Exchange Notes due 2017.

Claims of creditors of any future subsidiaries which do not guarantee the Exchange Notes due 2017 will be structurally senior and have priority over holders of the Exchange Notes due 2017 with respect to the assets and earnings of such subsidiaries.

All liabilities of any of our future subsidiaries that do not guarantee the Exchange Notes due 2017 will be effectively senior to the Exchange Notes due 2017 to the extent of the value of such non-guarantor subsidiaries. Accordingly, claims of holders of the Exchange Notes due 2017 will be structurally subordinate to the claims of creditors of such non-guarantor subsidiaries, including trade creditors. All obligations of our non-guarantor subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to us or a guarantor of the Exchange Notes due 2017.

Fraudulent conveyance laws may permit courts to void the guarantees of the Exchange Notes due 2017 in specific circumstances, which would interfere with the payment of the guarantees and realization upon collateral owned by the guarantors (except Tops Holding II Corporation).

Under the federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, any guarantee could be voided, or claims under the guarantees could be subordinated to all other obligations of any guarantor, if the guarantor, at the time it incurred the obligations under any guarantee:

•	incurred the obligations with the intent to hinder, delay or defraud creditors; or

•	received less than reasonably equivalent value in exchange for incurring those obligations; and

(1)	was insolvent or rendered insolvent by reason of that incurrence;

(2)	was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

(3)	intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

The indenture limits the liability of each guarantor on its guarantee to the maximum amount that such guarantor can incur without risk that its guarantee will be subject to avoidance as a fraudulent transfer. We cannot assure you that this limitation will protect such guarantees from fraudulent transfer challenges or, if it does, that the remaining amount due and collectible under the guarantees would suffice, if necessary, to pay the Exchange Notes due 2017 in full when due. In a recent Florida bankruptcy case, this kind of provision was found to be ineffective to protect the guarantees. Further, the value of any collateral pledged by a guarantor that may be realized by the holders of the Exchange Notes due 2017 will be limited to the maximum claim such holders have under the guarantee.

A legal challenge to the obligations under any guarantee on fraudulent conveyance grounds could focus on any benefits received in exchange for the incurrence of those obligations. We believe that each of the guarantors received reasonably equivalent value for incurring the guarantee, but a court may disagree with our conclusion or elect to apply a different standard in making its determination. A court could thus void the obligations under a guarantee, subordinate it to a guarantor’s other debt or take other action detrimental to the holders of the Exchange Notes due 2017.

The measures of insolvency for purposes of the fraudulent transfer laws vary depending on the law applied in the proceeding to determine whether a fraudulent transfer has occurred. Generally, however, an entity would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, is greater than the fair saleable value of all of its assets;

•

the present fair saleable value of its assets is less than the amount that would be required to pay its probable liabilities on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it cannot pay its debts as they become due.

The intercreditor agreement related to the indenture governing the Notes due 2017 may limit the rights of the holders of the Exchange Notes due 2017 and their control with respect to the collateral securing the Exchange Notes due 2017.

The rights of the holders of the Exchange Notes due 2017 with respect to the collateral securing the ABL Facility on a first-priority basis may be substantially limited pursuant to the terms of the intercreditor agreement. Under the intercreditor agreement, if amounts or commitments remain outstanding under the ABL Facility and certain hedging and cash management obligations, actions taken in respect of collateral securing our obligations under the ABL Facility and such other obligations on a first-priority basis, including the ability to cause the commencement of enforcement proceedings against such collateral and to control the conduct of these proceedings, will be at the sole direction of the holders of the obligations secured by the first-priority liens, subject to certain limitations. As a result, the collateral agent, on behalf of the holders of the Exchange Notes due 2017, may not have the ability to control or direct these actions, even if the rights of the holders of the Exchange Notes due 2017 are adversely affected. Additionally, the agent for the lenders under the ABL Facility generally has a right to access and use the collateral securing the Exchange Notes due 2017 on a first-priority basis for a period of 270 days (subject to certain extensions) following any foreclosure by the collateral agent on such collateral. See “Description of the Exchange Notes due 2017— Intercreditor Agreement.”

Any future pledge of collateral might be avoidable in bankruptcy.

Any future pledge of collateral in favor of the collateral agent, including pursuant to security documents delivered after the date of the indentures governing the Exchange Notes due 2017, might be avoidable by the pledgor (as debtor in possession) or by its trustee in bankruptcy if certain events or circumstances exist or occur, including if the pledgor is insolvent at the time of the pledge, the pledge permits the holders of the Exchange Notes due 2017 to receive a greater recovery than if the pledge had not been given and a bankruptcy proceeding in respect of the pledgor is commenced within ninety (90) days following the pledge or, in certain circumstances, a longer period.

The collateral securing the Exchange Notes due 2017 is subject to casualty risks.

We intend to maintain insurance or otherwise insure against hazards in a manner appropriate and customary for our business. There are, however, certain losses that may be either uninsurable or not economically insurable, in whole or in part. Insurance proceeds may not compensate us fully for our losses. If there is a complete or partial loss of any of the collateral, the insurance proceeds may not be sufficient to satisfy all of the secured obligations, including the Exchange Notes due 2017 and the secured guarantees. In the event of a total or partial loss to any of the mortgaged facilities, certain items of equipment may not be easily replaced.

In the event of a bankruptcy, the ability of the holders of the Exchange Notes due 2017 to realize upon the collateral will be subject to certain bankruptcy law limitations.

Bankruptcy law could prevent the collateral agent from repossessing and disposing of, or otherwise exercising remedies in respect of, the collateral upon the occurrence of an event of default if a bankruptcy proceeding were to be commenced by or against us or the guarantors providing the secured guarantees prior to the collateral agent having repossessed and disposed of, or otherwise exercised remedies in respect of, the collateral. Under the U.S. Bankruptcy Code, a secured creditor such as the collateral agent is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without bankruptcy court approval. Moreover, the Bankruptcy Code permits the debtor to continue to retain and to use collateral even though the debtor is in default under the applicable debt instrument; provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to the circumstances, but it is intended in general to protect the value of the secured creditor’s interest in the collateral. The court may find “adequate protection” if the debtor pays cash or grants additional security, if and at such times as the court in its discretion determines, for any diminution in the value of the collateral during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term “adequate protection” and the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments with respect to the Exchange Notes due 2017 could be delayed following commencement of a bankruptcy case, whether or when the trustee could repossess or dispose of the collateral or whether or to what extent holders would be compensated for any delay in payment or loss of value of the collateral through the requirement of “adequate protection.”

An adverse rating of the Exchange Notes due 2017 may cause their trading price to fall.

We expect that multiple rating agencies will assign ratings to the Exchange Notes due 2017. As of May 8, 2013, 2013, the ratings of the Notes due 2017 with Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and Moody’s Investors Service, Inc. were B, stable outlook, and B3, negative outlook, respectively. Ratings agencies, however, may lower ratings on the Exchange Notes due 2017 or the Notes due 2017 or any of our other debt in the future. If rating agencies maintain a lower than-expected rating or reduce, or indicate that they may reduce, their ratings of our debt in the future, the trading price of the Exchange Notes due 2017 could significantly decline.

Additional Risks Related to the Exchange Notes due 2018

Tops Holding II Corporation is the sole obligor under the Exchange Notes due 2018, and Tops Holding LLC and its subsidiaries will not guarantee Tops Holding II Corporation’s obligations under the Exchange Notes due 2018 and do not have any obligations with respect to the Exchange Notes due 2018.

Tops Holding II Corporation is a holding company that has no operations of its own and its revenues and cash flow are generated by its subsidiaries. Tops Holding LLC and its subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay amounts due under the Exchange Notes due 2018 or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payments. Tops Holding LLC’s and its subsidiaries’ ability to generate sufficient cash from operations to make distributions to Tops Holding II Corporation will depend upon their future operating performance, which will be affected by general economic, financial, competitive, legislative, regulatory, business and other factors beyond their control. The Exchange Notes due 2018 are Tops Holding II Corporation’s general senior unsecured obligations, rank equal in right of payment to any future senior unsecured indebtedness of Tops Holding II Corporation, are effectively subordinated to any future secured indebtedness of Tops Holding II Corporation to the extent of the value of the collateral securing such indebtedness and are structurally subordinated to all of Tops Holding LLC’s and its subsidiaries’ existing and future indebtedness and other liabilities, including Tops Market LLC’s borrowings under the ABL Facility and Tops Market LLC’s and Tops Holding LLC’s obligations under the Exchange Notes due 2017. The claims of the creditors of Tops Holding LLC and its subsidiaries will be required to be paid before the holders of the Exchange Notes due 2018 have a claim (if any) against those entities and their assets. Therefore, if there was a dissolution, bankruptcy, liquidation or reorganization of any such entity, the holders of the Exchange Notes due 2018 would not receive any amounts with respect to the Exchange Notes due 2018 from the assets of such entity until after the payment in full of the claims of creditors (including preferred stockholders) of such entity.

The Exchange Notes due 2018 are structurally subordinated to all of Tops Holding LLC’s and its subsidiaries’ indebtedness and other liabilities and will be effectively subordinated to any of Tops Holding II Corporation’s secured indebtedness and if a default occurs, Tops Holding LLC and its subsidiaries may not be able to make funds available to Tops Holding II Corporation by dividend, debt repayment or otherwise and Tops Holding II Corporation may not have sufficient funds to fulfill its obligations under the Exchange Notes due 2018.

The Exchange Notes due 2018 are Tops Holding II Corporation’s senior unsecured obligations, rank equally in right of payment with any future senior unsecured indebtedness of Tops Holding II Corporation, are structurally subordinated to all of Tops Holding LLC’s and its subsidiaries’ existing and future indebtedness and other liabilities, including Tops Markets, LLC’s borrowings under the ABL Facility and Tops Market LLC’s and Tops Holding LLC’s obligations under the Exchange Notes due 2017, and are effectively subordinated to any future senior secured indebtedness of Tops Holding II Corporation to the extent of the value of the collateral securing such indebtedness. In addition, the Exchange Notes due 2018 will not be guaranteed. As of October 5, 2013, the Exchange Notes due 2018 were structurally subordinated to $872.3 million of indebtedness and other liabilities of Tops Holding LLC and its subsidiaries.

In the event of the bankruptcy, liquidation, reorganization or other winding up of Tops Holding II Corporation or any of its subsidiaries, the holders of the notes would not receive any amounts with respect to the notes from the assets of such entity until after the payment in full of the claims of the creditors of such entity.

If Tops Holding LLC is unable to provide sufficient funds to Tops Holding II Corporation to pay Cash Interest on the Exchange Notes due 2018, Tops Holding II Corporation will pay PIK Interest rather than Cash Interest.

Tops Holding II Corporation will be required to pay interest on the Exchange Notes due 2018 entirely in cash unless certain conditions described in this prospectus are met, in which case Tops Holding II Corporation will be entitled to pay PIK Interest, to the extent described herein, by either increasing the principal amount of the outstanding Exchange Notes due 2018 or by issuing additional Exchange Notes due 2018 for the entire amount of the interest payment, thereby increasing the principal amount of the Exchange Notes due 2018. See “Description of the Exchange Notes due 2018—Maturity, Principal and Interest.” For example, if Tops Holding LLC does not generate sufficient cash or is not permitted under the terms of the ABL Facility or the Exchange Notes due 2017 to provide sufficient funds to Tops Holding II Corporation, Tops Holding II Corporation may be unable to pay interest in cash and may elect to pay PIK Interest rather than cash. As such, holders of the Exchange Notes due 2018 could potentially receive no Cash Interest on the Exchange Notes due 2018 for interest periods other than the initial and final periods. In addition, the payment of interest through an increase in the principal amount of the outstanding notes or the issuance of additional notes will increase the amount of Tops Holding II Corporation’s indebtedness and would increase the risks associated with Tops Holding II Corporation’s level of indebtedness.

Federal and state statutes may allow courts, under specific circumstances, to void the Exchange Notes due 2018 and require noteholders to return payments received.

The issuance of the Exchange Notes due 2018 may be subject to review under state and federal laws if a bankruptcy, liquidation or reorganization case or a lawsuit, including circumstances in which bankruptcy is not involved, were commenced at a future date by Tops Holding II Corporation or on behalf of its unpaid creditors. Under the federal bankruptcy laws and comparable provisions of state fraudulent transfer and fraudulent conveyance laws, a court may void or otherwise decline to enforce the notes or a court may subordinate the notes to Tops Holding II Corporation and its subsidiaries’ existing and future indebtedness.

While the relevant laws may vary from state to state, a court might void or otherwise decline to enforce the notes if it found that when Tops Holding II Corporation issued the notes, or, in some states, when payments became due under the notes, it received less than reasonably equivalent value or fair consideration and either:

•	it was insolvent or rendered insolvent by reason of such incurrence;

•	it was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital;

•	it intended to incur, or believed or reasonably should have believed that it would incur, debts beyond its ability to pay such debts as they mature; or

•	it was a defendant in an action for money damages, or had a judgment for money damages docketed against it if, in either case, after final judgment, the judgment is unsatisfied.

A court might also void the notes without regard to the above factors, if such court found that Tops Holding II Corporation issued the notes with actual intent to hinder, delay or defraud our creditors. A court could also find that Tops Holding II Corporation did not receive reasonably equivalent value or fair consideration for the notes if it did not substantially benefit directly or indirectly from the issuance of the notes. As a general matter, value is given for a note if, in exchange for the note, property is transferred or an antecedent debt is satisfied. A debtor generally may not be considered to have received value in connection with a debt offering if the debtor uses the proceeds of that offering to make a dividend payment or otherwise retire or redeem equity securities issued by the debtor.

The measures of insolvency applied by courts, as discussed above under “—Tops Holding II Corporation is a holding company with no independent operations or assets. Repayment of the Issuer’s debt, including the notes, is dependent on cash flow generated by Tops Holding Corporation and its subsidiaries. Restrictions in the debt instruments of Tops Holding Corporation and its subsidiaries and under applicable law limit their ability to provide funds to the Issuer,” will vary depending upon the particular fraudulent transfer law applied in any proceeding to determine whether a fraudulent transfer has occurred.

In the event of a finding that a fraudulent conveyance or transfer has occurred, a court may void, or hold unenforceable, the notes, which could mean that you may not receive any payments on the notes and the court may direct you to repay any amounts that you have already received from the Issuer for the benefit of creditors. Furthermore, the holders of voided notes would cease to have any direct claim against the Issuer. Consequently, the Issuer’s assets would be applied first to satisfy its other liabilities, before any portion of its assets could be applied to the payment of the notes. Sufficient funds to repay the notes may not be available from other sources. Moreover, the voidance of the notes could result in an event of default with respect to Tops Holding II Corporation’s other debt that could result in acceleration of such debt (if not otherwise accelerated due to insolvency or other proceeding).

The Exchange Notes due 2018 have original issue discount for U.S. federal income tax purposes.

Because no portion of the stated interest on the Exchange Notes due 2018 (the “2018 Notes”) is unconditionally payable in cash at least annually, no stated interest payments on the 2018 Notes represent qualified stated interest for U.S. federal income tax purposes. As a result, the 2018 Notes have original issue discount (“OID”) for U.S. federal income tax purposes in an amount equal to the excess of the total payments of principal and stated interest on the notes over their issue price. A holder subject to U.S. federal income taxation, whether on the cash or accrual method for U.S. federal income tax purposes, generally will be required to include OID in gross income as ordinary interest income for U.S. federal income tax purposes as it accrues (on a constant yield to maturity basis), regardless of whether such holder receives any cash payment attributable to such income at such time. See “Material U.S. Federal Income Tax Considerations” for a discussion of certain U.S. federal income tax consequences relevant to the purchase, ownership and disposition of the notes.

An adverse rating of the Exchange Notes due 2018 may cause their trading price to fall.

We expect that multiple rating agencies will assign ratings to the Exchange Notes due 2018. As of May 8, 2013, the ratings of the Notes due 2018 with Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and Moody’s Investors Service, Inc. were CCC+, stable outlook, and Caa2, negative outlook, respectively. Ratings agencies, however, may lower ratings on the Exchange Notes due 2018 or the Notes due 2018 or any of our other debt in the future. If rating agencies maintain a lower than-expected rating or reduce, or indicate that they may reduce, their ratings of our debt in the future, the trading price of the Exchange Notes due 2018 could significantly decline.

Risks Related to the Exchange Offers

The consummation of the exchange offers may not occur.

We are not obligated to complete the exchange offers under certain circumstances. See “The Exchange Offers—Conditions of the Exchange Offers.” Even if the exchange offers are completed, they may not be completed on the schedule described in this prospectus. Accordingly, holders participating in the exchange offers may have to wait longer than expected to receive their exchange notes, during which time those holders of unregistered notes will not be able to effect transfers of their unregistered notes tendered in the exchange offers.

If you do not properly tender your unregistered notes, your ability to transfer such outstanding notes will be adversely affected.

We will only issue exchange notes in exchange for unregistered notes that are timely received by the exchange agent, together with all required documents, including a properly completed and signed letter of transmittal. Therefore, you should allow sufficient time to ensure timely delivery of the unregistered notes and you should carefully follow the instructions on how to tender your unregistered notes. None of the issuers, the guarantors or the exchange agent are required to tell you of any defects or irregularities with respect to your tender of the unregistered notes. If you do not tender your unregistered notes or if your tender of unregistered notes is not accepted because you did not tender your unregistered notes properly, then, after consummation of the exchange offers, you will continue to hold unregistered notes that are subject to the existing transfer restrictions. After the exchange offers are consummated, if you continue to hold any unregistered notes, you may have difficulty selling them because there will be fewer unregistered notes remaining and the market for such unregistered notes, if any, will be much more limited than it is currently. In particular, the trading market for unexchanged unregistered notes could become more limited than the existing trading market for the unregistered notes and could cease to exist altogether due to the reduction in the amount of the unregistered notes remaining upon consummation of the exchange offers. A more limited trading market might adversely affect the liquidity, market price and price volatility of such untendered unregistered notes.

If you are a broker-dealer or participating in a distribution of the exchange notes, you may be required to deliver prospectuses and comply with other requirements.

If you tender your unregistered notes for the purpose of participating in a distribution of the exchange notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes. If you are a broker-dealer that receives exchange notes for your own account in exchange for unregistered notes that you acquired as a result of market-making activities or any other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of such exchange notes.

There are state securities law restrictions on the resale of the exchange notes.

In order to comply with the securities laws of certain jurisdictions, the exchange notes may not be offered or resold by any holder, unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and the requirements of such exemption have been satisfied.

Currently, we do not intend to register or qualify the resale of the exchange notes in any such jurisdictions. However, generally an exemption is available for sales to registered broker-dealers and certain institutional buyers. Other exemptions under applicable state securities laws also may be available.

Your ability to transfer the exchange notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the exchange notes.

The exchange notes are new issues of securities for which there is no existing trading market. Although when the notes were initially issued the respective initial purchasers advised us that they intended to make a market in the notes, they are not obligated to do so, and these initial purchasers may cease their market making activity at any time without notice. Therefore, we cannot assure you that an active market for the exchange notes will develop or, if developed, that it will continue. Historically, the market for non-investment grade debt, such as the exchange notes, has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the exchange notes. We cannot assure you that the market, if any, for the exchange notes will be free from similar disruptions, and any such disruptions may adversely affect the prices at which you may sell your notes. Future trading prices of the exchange notes will depend on many factors, including prevailing interest rates, the market for similar notes, our performance or other factors.

The filing of a bankruptcy petition against us may limit your recovery of original issue discount on the exchange notes.

If a bankruptcy petition were filed by or against us under applicable U.S. federal bankruptcy laws, the issuance of the exchange notes and the claim by any holder of the exchange notes for the principal amount of the exchange notes may be limited to an amount equal to the sum of:

•	the price originally paid for the unregistered notes; and

•	that portion of the original issue discount that does not constitute “unmatured interest” for purposes of the applicable U.S. federal bankruptcy laws.

Any original issue discount that was not amortized as of the date of the bankruptcy filing may constitute unmatured interest. Accordingly, holders of the exchange notes under these circumstances may receive a lesser amount than they may be entitled to under the terms of each indenture governing the exchange notes, even if sufficient funds are available.

USE OF PROCEEDS

The exchange offers are intended to satisfy our obligations under the registration rights agreements. We will not receive any cash proceeds from the issuance of the exchange notes pursuant to the exchange offers. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive a like principal amount of the unregistered notes, the terms of which are identical in all material respects to the exchange notes, except as otherwise noted in this prospectus. We will retire and cancel all of the unregistered notes tendered in the exchange offers. Accordingly, the issuance of the exchange notes will not result in any change in our indebtedness or capitalization.

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and capitalization as of October 5, 2013.

This table should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited and unaudited consolidated financial statements and related notes thereto included elsewhere in this prospectus.

October 5, 2013
Actual
(Unaudited) (Dollars in thousands)
Cash and cash equivalents	$29,802

Debt:
ABL Facility(1)	48,300
Notes due 2017	460,000
Notes due 2018	150,000
Discount on Notes due 2018	(1,408)
Mortgage note payable	490
Other debt(2)	2,611

Total debt(3)	659,993
Shareholders’ deficit	(330,796)

Total capitalization	$329,197

(1)	The ABL Facility bears interest at a rate of, at our option, either LIBOR or the prime rate (as defined in the ABL Facility), plus in either case an applicable margin. Borrowings under the ABL facility will mature on December 14, 2017. See “Description of Other Indebtedness—The ABL Facility.”
(2)	Other debt includes governmental loans.
(3)	Does not include $153.8 million of capital lease obligations.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OPERATING DATA

The following table sets forth our selected historical consolidated financial and operating data. The selected historical consolidated financial and operating data as of December 31, 2011 and December 29, 2012 and for Fiscal 2010, Fiscal 2011 and Fiscal 2012 has been derived from our audited consolidated financial statements prepared in accordance with GAAP that are included elsewhere in this prospectus. The selected historical consolidated financial and operating data as of December 27, 2008, January 2, 2010 and January 1, 2011 and for Fiscal 2008 and Fiscal 2009 has been derived from our audited consolidated financial statements prepared in accordance with GAAP that are not included in this prospectus. The historical results of Tops Holding LLC and its subsidiaries have been consolidated with those of Tops Holding II Corporation as if Tops Holding II Corporation were in existence for all periods presented.

The selected historical consolidated financial and operating data as of October 5, 2013 and for the 40-week periods ended October 6, 2012 and October 5, 2013, respectively, presented below, has been derived from our unaudited condensed consolidated financial statements, which are also included elsewhere in this prospectus. Such unaudited condensed consolidated financial information has been prepared on a basis consistent with our annual audited consolidated financial statements. In the opinion of management, such unaudited condensed consolidated financial information reflects all adjustments, consisting exclusively of normal and recurring adjustments necessary for a fair presentation of the results for those periods. The results for any interim period are not necessarily indicative of the results that may be achieved for a full fiscal year.

The information set forth below should be read in conjunction with “Summary—Summary Historical Consolidated Financial and Operating Data,” “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited and unaudited consolidated financial statements and related notes included elsewhere in this prospectus.

(Dollars in Thousands)

	40-week periods ended
	October 6, 2012(4)	October 5 2013(4)	Fiscal 2008 (52 weeks)	Fiscal 2009 (53 weeks)	Fiscal 2010 (52 weeks)(4)	Fiscal 2011 (52 weeks)(4)	Fiscal 2012 (52 weeks)(4)
Statements of Operations Data:
Inside sales	$1,636,149	$1,737,668	$1,542,054	$1,579,448	$2,107,524	$2,151,299	$2,146,524
Gasoline sales	169,023	171,870	158,178	116,160	150,012	204,193	218,815

Net sales	1,805,172	1,909,538	1,700,232	1,695,608	2,257,536	2,355,492	2,365,339
Operating income	61,341	44,485	28,779	34,490	10,633	68,825	68,556
Net income (loss)	14,853	(9,657)	(10,844)	(25,693)	(26,954)	5,832	(22,950)
Balance Sheet Data:
Total assets		$695,255	$619,694	$592,848	$680,351	$647,212	$676,002
Long-term liabilities, including obligations under capital lease and financing obligations		843,295	400,313	486,305	561,931	543,256	689,446
Total shareholders’ (deficit) equity		(330,796)	87,729	(38,801)	(65,511)	(59,464)	(183,272)
Supermarket Operating Data:
Number of supermarkets at end of fiscal period	146	155	71	71	127	125	149
Average weekly same store sales per supermarket(1)(3)	$ 326,448	$314,311	$416,434	$418,511	$418,465	$325,739	$325,897
Same store sales (decrease) increase(1)(2)	(0.7)%	(0.9)%	1.2%	0.5%	0.1%	1.4%	(0.7)%
Number of fuel stations at end of fiscal period	42	45	28	31	35	38	43
Motor fuel gallons sold (in thousands)	48,977	50,941	50,124	52,540	57,079	61,180	63,438
Other Financial Data:
Net cash provided by (used in):
Operating activities	$79,525	$43,189	$81,067	$66,813	$49,458	$68,651	$87,007
Investing activities	(51,101)	(46,307)	(56,237)	(36,693)	(113,933)	(45,209)	(67,054)
Financing activities	(15,330)	498	(28,437)	(40,717)	62,172	(21,680)	(6,712)
Total depreciation and amortization	51,784	54,544	55,530	65,285	77,315	67,053	67,802
Capital expenditures (excluding acquisitions)	24,892	40,312	35,298	28,080	49,663	45,575	37,565

(1)	We define “same store sales” as the change in year-over-year inside sales (net sales excluding gasoline sales), excluding franchise revenue, for “same stores.” We include a supermarket in “same stores” after its thirteenth full four-week period of operation.
(2)	To calculate the same store sales increase for Fiscal 2009 and Fiscal 2010, we have used the most comparable 52-week periods. When comparing Fiscal 2008 to Fiscal 2009, we have excluded the 53rd week of Fiscal 2009. When comparing Fiscal 2009 to Fiscal 2010, we have excluded the first week of Fiscal 2009.
(3)	The decrease in average weekly inside same store sales per supermarket beginning in Fiscal 2011 is due to the retained Penn Traffic supermarkets that were acquired in January 2010, which are generally much smaller in size and have lower average sales volumes. These supermarkets became same stores during early Fiscal 2011.
(4)	Fiscal 2010, Fiscal 2011, Fiscal 2012 and the 40-week periods ended October 6, 2012 and October 5, 2013 include the operating results of the acquired Penn Traffic supermarkets from the date of acquisition, January 29, 2010.

Ratio of Earnings to Fixed Charges

The following table sets forth our ratio of consolidated earnings to consolidated fixed charges for Fiscal 2008, Fiscal 2009, Fiscal 2010, Fiscal 2011, Fiscal 2012 and for the 40-week periods ended October 6, 2012 and October 5, 2013 (dollars in thousands, except ratio data).

	Fiscal 2008 (52 weeks)	Fiscal 2009 (53 weeks)	Fiscal 2010 (52 weeks) (1)	Fiscal 2011 (52 weeks) (1)	Fiscal 2012 (52 weeks) (1)	40-week periods ended
						October 6, 2012 (1)	October 5, 2013 (1)
Earnings:
Pre-tax (loss) income	$(17,160)	$(20,308)	$(35,958)	$7,127	$(21,542)	$15,914	$(8,474)
Plus:
Fixed charges	48,285	50,838	69,393	69,792	67,602	51,488	60,315
Amortization of capitalized interest	175	269	269	189	189	145	146
Less:
Interest capitalized	507	—	—	—	—	—	—

Total available earnings	$30,793	$30,799	$33,704	$77,108	$46,249	$67,547	$51,987
Fixed charges:
Interest expensed	$40,503	$42,970	$58,316	$58,326	$55,209	$42,572	$50,392
Interest capitalized	507	—	—	—	—	—	—
Amortization of discounts/ capitalized costs	1,401	1,466	2,728	3,150	3,417	2,650	2,323
Interest in rental expenses	5,874	6,402	8,349	8,316	8,976	6,266	7,600

Total fixed charges:	$48,285	$50,838	$69,393	$69,792	$67,602	$51,488	$60,315
Deficiency	$(17,492)	$(20,039)	$(35,689)		$(21,353)		$(8,328)
Ratio of earnings to fixed charges	(A)	(B)	(C)	1.10	(D)	1.31	(E)

(A)	Due to the Company’s loss in Fiscal 2008, the ratio coverage was less than 1:1. The Company must generate additional earnings of $17,492 to achieve a coverage ratio of 1:1.

(B)	Due to the Company’s loss in Fiscal 2009, the ration coverage was less than 1:1. The Company must generate additional earnings of $20,039 to achieve a coverage ratio of 1:1.

(C)	Due to the Company’s loss in Fiscal 2010, the ratio coverage was less than 1:1. The Company must generate additional earnings of $35,689 to achieve a coverage ratio of 1:1.

(D)	Due to the Company’s loss in Fiscal 2012, the ratio coverage was less than 1:1. The Company must generate additional earnings of $21,353 to achieve a coverage ratio of 1:1.

(E)	Due to the Company’s loss during the 40-week period ended October 5, 2013, the ratio coverage was less than 1:1. The Company must generate additional earnings of $8,328 to achieve a coverage ratio of 1:1.

(1)	Fiscal 2010, Fiscal 2011, Fiscal 2012 and the 40-week periods ended October 6, 2012 and October 5, 2013 include the operating results of the acquired Penn Traffic supermarkets following the January 29, 2010 Acquisition.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial information has been prepared to reflect the Management Purchase. Prior to the Management Purchase, members of management of Tops Holding II Corporation (“Holding II”) owned approximately 7% of Holding II’s outstanding shares. Following the Management Purchase, primarily through their ownership of Tops MBO Co, management now beneficially own all of the outstanding equity interests of Holding II. Accordingly, the Company has elected to apply “push down” accounting, with the results of the Management Purchase reflected in Holding II’s consolidated financial statements. The application of “push down” accounting will result in a new basis of accounting in which the total purchase price paid by Tops MBO Co will be allocated to the assets acquired and liabilities assumed using preliminary estimates of their fair values. Holding II is the reporting entity for the Notes due 2017 and the Notes due 2018. Tops MBO Co, the acquirer of Holding II, is neither a co-issuer nor guarantor of these notes. Accordingly, the unaudited pro forma condensed consolidated financial information has been prepared for Holding II and excludes the net assets and results of operations of Tops MBO Co. Tops MBO Co’s net assets consist solely of its investment in Holding II and a $12.3 million term loan (see Note 3) entered into to partially fund the Management Purchase. Tops MBO Co has no operations other than as the borrower under this term loan and its ownership of Holding II.

The unaudited pro forma condensed consolidated statements of comprehensive loss include the historical consolidated statements of comprehensive loss for Holding II to give effect to the Management Purchase as if it occurred on January 1, 2012. The unaudited pro forma condensed consolidated balance sheet includes the historical consolidated balance sheet of Holding II to give effect to the Management Purchase as if it had been completed on October 5, 2013. These pro forma condensed consolidated financial statements should be read in conjunction with the:

•	accompanying notes to the unaudited pro forma condensed consolidated financial statements;

•	separate audited historical consolidated financial statements of Holding II as of and for the year ended December 29, 2012 and related notes included elsewhere in this prospectus;

•	separate unaudited historical condensed consolidated financial statements of Holding II as of and for the 40-week period ended October 5, 2013 and related notes included elsewhere in this prospectus;

The unaudited pro forma condensed consolidated financial information was prepared using the acquisition method of accounting and the application of “push down” accounting. Accordingly, Holding II has made adjustments to its historical consolidated financial information to give effect to the impact of the total purchase price for the Management Purchase. In the unaudited pro forma condensed consolidated balance sheet, the total purchase price has been allocated to the tangible and identifiable intangible assets acquired and liabilities assumed on the basis of their fair values on the transaction date. This allocation is preliminary and is based on information available to management at the time of the preparation of this pro forma financial information. We will engage the assistance of an independent third-party appraiser to assist with the valuation of the tangible and intangible assets acquired. The pro forma purchase price allocation adjustments have been made solely for the purpose of providing unaudited pro forma condensed consolidated financial information and are subject to revision based on final determinations of fair value. Final determinations of fair value may differ materially from those presented. The unaudited pro forma condensed consolidated statements of comprehensive loss also include certain acquisition accounting adjustments, including items expected to have a continuing impact on our financial results.

The unaudited pro forma condensed consolidated financial information does not reflect the impact of financing, liquidity or other balance sheet repositioning that may be undertaken subsequent to the Management Purchase. Additionally, the unaudited pro forma condensed consolidated financial information does not reflect any anticipated synergies, operating efficiencies, cost savings or integration costs associated with the Management Purchase. Additionally, we incurred acquisition consummation fees (“finders fees”) of $11.0 million, estimated transaction costs of $3.7 million, and estimated financing fees related to the Amendment and the ABL Facility totaling $1.5 million. Such costs have been reflected in the pro forma condensed consolidated balance sheet, but excluded from the pro forma condensed consolidated statements of comprehensive loss as they represent non-recurring charges.

The unaudited pro forma condensed consolidated financial information should not be considered indicative of actual results that would have been achieved had the Management Purchase been consummated on the date or for the periods indicated and do not purport to indicate condensed consolidated balance sheet data or results of operations as of any future date or for any future period.

Tops Holding II Corporation

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of October 5, 2013

(Dollars in thousands)

	Historical	Management		Pro Forma
	Tops	Purchase		Tops
	Holding II	Pro Forma		Holding II
	Corporation	Adjustments	Note	Corporation
Assets
Current assets:
Cash and cash equivalents	$29,802	$(8,172)	2	$21,630
Accounts receivable, net	66,716	—		66,716
Inventory, net	134,827	11,105	2	145,932
Prepaid expenses and other current assets	14,036	—		14,036
Income taxes refundable	252	—		252
Current deferred tax assets	1,924	—		1,924

Total current assets	247,557	2,933		250,490
Property and equipment, net	341,779	—		341,779
Goodwill	19,308	286,699	2	306,007
Intangible assets, net	68,144	86,836	2	154,980
Other assets	18,467	1,461	2	19,928

Total assets	$695,255	$377,929		$1,073,184

Liabilities and Shareholders’ (Deficit) Equity
Current liabilities:
Accounts payable	$78,602	$—		$78,602
Accrued expenses and other current liabilities	87,784	12,256	2	100,040
Current portion of capital lease obligations	14,063	—		14,063
Current portion of long-term debt	2,307	—		2,307

Total current liabilities	182,756	12,256		195,012
Capital lease obligations	139,704	—		139,704
Long-term debt	657,686	—		657,686
Other long-term liabilities	39,097	—		39,097
Non-current deferred tax liabilities	6,808	14,017	2	20,825

Total liabilities	1,026,051	26,273		1,052,324
Total shareholders’ (deficit) equity	(330,796)	351,656	2	20,860

Total liabilities and shareholders’ (deficit) equity	$695,255	$377,929		$1,073,184

The accompanying notes are an integral part of the Unaudited Pro Forma Condensed Consolidated Financial Information.

Tops Holding II Corporation

Unaudited Pro Forma Condensed Consolidated Statements of Comprehensive Loss

40-Week Period Ended October 5, 2013

(Dollars in thousands)

	Historical	Management		Pro Forma
	Tops	Purchase		Tops
	Holding II	Pro Forma		Holding II
	Corporation	Adjustments	Note	Corporation
Net sales	$1,909,538	$—		$1,909,538
Cost of goods sold	(1,328,994)	—		(1,328,994)
Distribution costs	(38,424)	—		(38,424)

Gross profit	542,120	—		542,120
Operating expenses:
Wages, salaries and benefits	(263,345)	—		(263,345)
Selling and general expenses	(90,161)	—		(90,161)
Administrative expenses	(65,635)	—		(65,635)
Rent expense, net	(18,719)	—		(18,719)
Depreciation and amortization	(42,875)	(7,176)	2	(50,051)
Advertising	(15,280)	—		(15,280)
Impairment	(1,620)	—		(1,620)

Total operating expenses	(497,635)	(7,176)		(504,811)
Operating income	44,485	(7,176)		37,309
Interest expense, net	(52,959)	—		(52,959)

Loss before income taxes	(8,474)	(7,176)		(15,650)
Income tax expense	(1,183)	—	4	(1,183)

Net loss	(9,657)	(7,176)		(16,833)
Other comprehensive income	—	—		—

Comprehensive loss	$(9,657)	$(7,176)		$(16,833)

The accompanying notes are an integral part of the Unaudited Pro Forma Condensed Consolidated Financial Information.

Tops Holding II Corporation

Unaudited Pro Forma Condensed Consolidated Statements of Comprehensive Loss

52-Week Period Ended December 29, 2012

(Dollars in thousands)

	Historical	Management		Pro Forma
	Tops	Purchase		Tops
	Holding II	Pro Forma		Holding II
	Corporation	Adjustments	Note	Corporation
Net sales	$2,365,339	$—		$2,365,339
Cost of goods sold	(1,654,093)	—		(1,654,093)
Distribution costs	(46,663)	—		(46,663)

Gross profit	664,583	—		664,583

Operating expenses:
Wages, salaries and benefits	(320,626)	—		(320,626)
Selling and general expenses	(99,841)	—		(99,841)
Administrative expenses	(82,404)	—		(82,404)
Rent expense, net	(21,225)	—		(21,225)
Depreciation and amortization	(52,617)	(11,521)	2	(64,138)
Advertising	(19,314)	—		(19,314)

Total operating expenses	(596,027)	(11,521)		(607,548)
Operating income	68,556	(11,521)		57,035
Loss on debt extinguishment	(31,205)	—		(31,205)
Interest expense, net	(58,893)	—		(58,893)

Loss before income taxes	(21,542)	(11,521)		(33,063)
Income tax expense	(1,408)	—	4	(1,408)

Net loss	(22,950)	(11,521)		(34,471)
Changes in post retirement benefit obligations	(2,309)	—		(2,309)

Comprehensive loss	$(25,259)	$(11,521)		$(36,780)

The accompanying notes are an integral part of the Unaudited Pro Forma Condensed Consolidated Financial Information.

TOPS HOLDING II CORPORATION

Notes to Unaudited Pro Forma Condensed Financial Information

1. BASIS OF PRESENTATION

This unaudited pro forma condensed consolidated financial information (“pro forma financial information”) has been prepared based upon historical financial statements of Holding II, giving effect to the Management Purchase, but does not include all disclosures required by GAAP of America. This pro forma financial information should be read in conjunction with the historical financial statements of Holding II included elsewhere in this prospectus. This pro forma financial information is provided for informational purposes only.

This pro forma financial information and related adjustments are based on preliminary internal estimates and assumptions made by management and have been made solely for purposes of developing this pro forma financial information for illustrative purposes necessary to comply with the requirements of the SEC. This pro forma financial information is not necessarily indicative of the results of operations that would have been achieved had the Management Purchase actually taken place at the dates indicated and does not purport to be indicative of future financial position or operating results. The actual results reported by Holding II in periods following the Management Purchase may differ materially from those reflected in this pro forma financial information.

The unaudited pro forma condensed consolidated balance sheet was prepared using the historical condensed consolidated financial statements of Holding II as of October 5, 2013. The pro forma adjustments give effect to the Management Purchase as if it occurred on October 5, 2013.

The unaudited pro forma condensed consolidated statements of comprehensive loss were prepared using the historical consolidated statements of comprehensive loss of Holding II for the 40-week and 52-week periods ended October 5, 2013 and December 29, 2012, respectively. The pro forma adjustments give effect to the Management Purchase as if it occurred on January 1, 2012.

2. PURCHASE PRICE ALLOCATION

As Tops MBO Co acquired substantially all of the outstanding shares of Holding II, the Management Purchase will be accounted for under the acquisition method of accounting in accordance with ASC 805 and “push down” accounting will be applied. Under the acquisition method of accounting, the aggregate purchase price paid is allocated to the tangible and identifiable intangible assets acquired and liabilities assumed on the basis of their fair values on the transaction date. The purchase price allocation included in this pro forma financial information is preliminary and is based on information available to management at the time of the preparation of this pro forma financial information. The Company will engage the assistance of an independent third-party appraiser to assist with the valuation of the tangible and intangible assets acquired. The purchase price allocation may change and the impact of such changes could be material.

In the case of property and equipment, given the lack of information to indicate otherwise, management has assumed the carrying value of such assets approximates fair value for purposes of this preliminary estimate. The preliminary fair values of intangible assets have been determined using the income approach. The value of any such intangible assets will be amortized over the estimated useful lives of the assets. The weighted average estimated useful life of definite-lived intangible assets, estimated to have a combined fair value of $78.6 million, is 7 years. As the purchase price exceeded the preliminary estimates of the fair values of the identifiable assets and liabilities, the excess has been allocated to goodwill.

The preliminary allocation of the purchase price for the Management Purchase is as follows (dollars in thousands):

Assets acquired:
Cash	$21,630	(a)
Accounts receivable	66,716
Inventory	145,932	(b)
Prepaid expenses	14,036
Income taxes refundable	252
Deferred tax assets	1,924
Property and equipment	341,779
Goodwill	306,007
Intangible assets	154,980
Other assets	19,928	(c)

Total assets acquired	1,073,184
Liabilities assumed:
Accounts payable	78,602
Accrued expenses and other current liabilities	100,040	(d)
Other long-term liabilities	39,097
Capital lease obligations	153,767
Long-term debt	659,993
Deferred tax liabilities	20,825	(e)

Total liabilities assumed	1,052,324

Purchase price	$20,860

(a)	Represents actual October 5, 2013 cash balance of Holding II adjusted for $3.9 million of transaction and financing fees paid prior to or simultaneous with the Management Purchase and $4.3 million of purchase consideration paid by Holding II.
(b)	Reflects the elimination of Holding II’s last-in-first-out (“LIFO”) inventory valuation reserve of $11.1 million. The Company will complete a fair-value analysis of inventory acquired and thus this adjustment is preliminary and subject to change.
(c)	Includes the capitalization of $1.5 million of financing fees incurred related to the Amendment and an amendment to the ABL Facility.
(d)	Includes $12.3 million of incurred but unpaid acquisition consummation fees, financing fees and transaction costs.
(e)	Includes incremental deferred tax liabilities of $38.8 million related to the estimated adjustments to increase the values of intangible assets and inventory. This was partially offset by the estimated $24.8 million reversal of Holding II’s deferred tax asset valuation allowance, coinciding with the estimated incremental deferred tax liabilities associated with the increased values of definite-lived intangible assets and inventory. These amounts are preliminary in nature and are subject to revision. Such revisions would result in corresponding adjustments to the portion of the acquisition price allocated to goodwill.

The preliminary acquisition price represents cash consideration paid to the previous owners of Holding II of $20.9 million. Additionally, the Company incurred finders fees of $11.0 million, estimated transaction costs of $3.7 million, and estimated financing fees related to the Amendment and an amendment to the ABL Facility totaling $1.5 million. Such costs have been reflected in the pro forma condensed consolidated balance sheet, but excluded from the pro forma condensed consolidated statements of comprehensive loss.

3. TOPS MBO CO TERM LOAN

On November 29, 2013, Tops MBO Co entered into a $12.3 million term loan (“MBO Co Loan”) to partially fund the Management Purchase. The MBO Co Loan bears cash interest of LIBOR plus a margin of 300 basis points, with six quarterly principal and interest payments beginning March 31, 2014. Holding II and its subsidiaries are neither a co-issuer nor guarantor of the MBO Co Loan, and none of the assets or stock of Holding II are pledged as collateral for the MBO Co Loan. Accordingly, the MBO Co Loan has not been pushed down to these unaudited pro forma condensed consolidated financial statements of Holding II. If certain conditions are met related to the Notes due 2018 and the ABL Facility, Holding II may pay dividends to Tops MBO Co to fund the principal and interest payments required by the MBO Co Loan.

4. INCOME TAX (EXPENSE) BENEFIT

Income tax expense included in the pro forma condensed consolidated statements of comprehensive loss reflects Holding II’s 100% valuation allowance against its net deferred income tax assets.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our audited and unaudited consolidated financial statements and related notes and other financial information appearing elsewhere in this prospectus. This prospectus contains forward looking statements that involve risks and uncertainties. Our actual results may differ from those indicated in the forward looking statements. See “Forward-Looking Statements” and “Risk Factors.”

Company Overview

We are a leading supermarket retailer in Upstate New York, Northern Pennsylvania and Vermont (“our market area”). Introduced in 1962, our Tops brand is widely recognized as a strong retail supermarket brand name in our market area, supported by strong customer loyalty and attractive supermarket locations. As of October 5, 2013, we operated 155 full-service supermarkets under the banners of Tops and Orchard Fresh, with an additional five supermarkets operated by franchisees.

Our Tops Friendly Markets brand and mission statement: “Your friendly neighborhood store that has what you want, while saving you time and money,” exemplifies our focus on quality merchandise, convenience and value. Our supermarkets serve as one-stop shops and offer a wide range of in-store services such as banks, pharmacies and Tim Hortons self-service coffee kiosks. Additionally, we are the only conventional supermarket chain to offer gasoline in the Buffalo and Rochester markets. We have a successful merchandising strategy that offers a broader selection of products and services than our competitors, with a higher mix of national brands. Additionally, we differentiate ourselves by employing a promotional or “Hi-Lo” pricing strategy that resonates well with our market’s core middle income, working family demographic. This promotional strategy uses discounted feature items in our weekly circular, coupons, special advertising events, seasonal price promotions, and a loyalty card program.

In January 2010, with the acquisition of substantially all the assets of Penn Traffic for $85 million, we expanded our retail footprint into the Syracuse area. Of the 79 purchased Penn Traffic supermarkets, we retained and rebannered 50 supermarkets with the most favorable strategic fit and prospects. The Penn Traffic acquisition provided us with significant synergies related to corporate and store-level expenses including distribution, advertising and labor costs. Under our ownership, rebannered supermarkets have achieved strong positive sales and earnings trends.

In October 2012, we further expanded our retail footprint with the acquisition of 21 supermarkets (the “GU Acquisition”) in northern and eastern New York State and neighboring Vermont from GU Markets LLC (“GU Markets”), an affiliate of C&S.

In December 2012, we continued to expand our retail footprint in northern and central New York with the acquisition of three independent supermarkets for a purchase price of $3.0 million (the “December 2012 Acquisition”).

In May 2013, we added an additional four supermarkets to our retail footprint in northern and central New York through a $6.0 million acquisition (the “May 2013 Acquisition”).

On November 14, 2013, the Sellers, Tops MBO Co and Tops Holding II Corporation signed the Purchase and Sale Agreement for the Management Purchase. Tops MBO Co is owned and controlled by certain current members of our management. The Management Purchase closed effective December 1, 2013. The consummation of the Management Purchase was the result of arms’ length negotiations between the current members of management of Tops Holding II Corporation and the former outside equity owners of Tops Holding II Corporation. Prior to the Management Purchase, members of management owned approximately 7% of the outstanding equity interests in Tops Holding II Corporation, with certain private equity funds and other individuals owning the remaining equity interests. As a result of the Management Purchase, primarily through their ownership of Tops MBO Co, management now beneficially own all of the outstanding equity interests of Tops Holding II Corporation. For more information, see “Unaudited Pro Forma Condensed Consolidated Financial Information.”

The Management Purchase does not constitute a Change of Control pursuant to the 2017 Notes Indenture (as amended pursuant to the Third Supplemental Indenture) or the 2018 Notes Indenture.

For Fiscal 2012, we generated net sales of $2.4 billion and average weekly same store sales per supermarket of $325,897. For the 40-week period ended October 5, 2013, we generated net sales of $1.9 billion and average weekly same store sales per supermarket of $314,311.

Basis of Presentation

We operate on a 52/53 week fiscal year ending on the Saturday closest to December 31. Our fiscal years include 13 four-week reporting periods, with an additional week in the thirteenth reporting period for 53-week fiscal years. Our first quarter of each fiscal year includes four reporting periods, while the remaining quarters include three reporting periods.

Our condensed consolidated financial statements for the 40-week periods ended October 5, 2013 and October 6, 2012 are unaudited, and, in the opinion of management, contain all adjustments that are of a normal and recurring nature necessary for a fair statement of financial position and results of operations for such periods.

Recent Events Affecting Our Results of Operations and the Comparability of Reported Results of Operations

GU Acquisition

In October 2012, we completed the GU Acquisition. The 21 acquired supermarkets contributed net sales and operating income of $30.3 million and $2.0 million, respectively, during the 12-week period ended October 5, 2013, and $84.7 million and $1.0 million, respectively, during the 40-week period ended October 5, 2013. The acquired supermarkets contributed net sales of $2.0 million during each of the 12-week and 40-week periods ended October 6, 2012. It is impractical to disclose net earnings for the post-acquisition period of fiscal 2012 for these acquired supermarkets as net earnings of these supermarkets were not tracked on a collective basis due to the integration of administrative functions, including field supervision.

December 2012 Financing and Dividend Activities

On December 20, 2012, we issued $460.0 million of senior secured notes, bearing yearly interest of 8.875%. The proceeds from these notes were used to redeem our previously outstanding $350.0 million senior secured notes, pay a $100.0 million dividend to our shareholders and pay fees and expenses related to the issuance. The dividend amount was determined based upon the amount of debt issuable on reasonable credit terms while maintaining acceptable leverage and interest coverage levels. Also during December 2012, we amended and restated our asset-based revolving credit facility.

May 2013 Financing and Dividend Activities

On May 15, 2013, we issued $150.0 million of unsecured senior notes, bearing yearly cash interest of 8.75%. The proceeds from these notes were used to pay a $141.9 million dividend to our shareholders. The dividend amount was determined based upon the amount of debt issuable on reasonable credit terms while maintaining acceptable leverage and interest coverage levels.

Results of Operations

40-Week Period Ended October 5, 2013 Compared with 40-Week Period Ended October 6, 2012

Summary

The results of operations during the 40-week period ended October 5, 2013 when compared with the 40-week period ended October 6, 2012 were significantly impacted by acquired supermarkets, including 21 supermarkets acquired in the GU Acquisition and seven additional acquired supermarkets, and four new supermarket openings since July 2012. Operating income was negatively impacted by $6.8 million of bonuses paid to stock option holders following the May 2013 dividend, and incremental stock-based compensation expense of $3.3 million associated with a stock option modification during May 2013.

Net Sales

The following table includes a comparison of the elements of our net sales for the 40-week periods ended October 5, 2013 and October 6, 2012.

(Dollars in thousands)

	40-week periods ended		$ Change	% Change
	October 5, 2013	October 6, 2012
Inside sales	$1,737,668	$1,636,149	$101,519	6.2%
Gasoline sales	171,870	169,023	2,847	1.7%

Net sales	$1,909,538	$1,805,172	$104,366	5.8%

Inside sales increased due to the $115.9 million incremental contribution of 28 acquired supermarkets and four new supermarkets opened since July 2012, net of the impact of one supermarket closure. This was partially offset by a 0.9% decrease in same store sales. Same store sales were impacted by the cannibalization effect on sales from the acquired and new supermarkets opened since July 2012 and sluggish economic conditions that have continued to drive customers to buy less and trade down to products with lower retail prices. We expect the current trend to slow as we anniversary the acquired and new store openings. We do not currently expect the trend to continue beyond 2014.

Gasoline sales increased due to a 4.0% increase in the number of gallons sold, primarily due to the addition of seven new fuel stations since April 2012. This was partially offset by a 2.2% decrease in the average retail price per gallon.

Gross Profit

The following table includes a comparison of cost of goods sold, distribution costs and gross profit for the 40-week periods ended October 5, 2013 and October 6, 2012.

(Dollars in thousands)

	40-week period ended October 5, 2013	% of Net Sales	40-week period ended October 6, 2012	% of Net Sales	$ Change	% Change
Cost of goods sold	$(1,328,994)	69.6%	$(1,258,698)	69.7%	$(70,296)	(5.6)%
Distribution costs	(38,424)	2.0%	(36,369)	2.0%	(2,055)	(5.7)%

Gross profit	$542,120	28.4%	$510,105	28.3%	$32,015	6.3%

The increases in cost of goods sold and distribution costs are primarily attributable to the increase in net sales. As a percentage of net sales, cost of goods sold and distribution costs remained relatively consistent during the 40-week period ended October 5, 2013 compared with the 40-week period ended October 6, 2012.

Operating Expenses

The following table includes a comparison of operating expenses for the 40-week periods ended October 5, 2013 and October 6, 2012.

(Dollars in thousands)

	40-week period ended October 5, 2013	% of Net Sales	40-week period ended October 6, 2012	% of Net Sales	$ Change	% Change
Wages, salaries and benefits	$263,345	13.8%	$246,689	13.7%	$16,656	6.8%
Selling and general expenses	90,161	4.7%	74,123	4.1%	16,038	21.6%
Administrative expenses	65,635	3.4%	59,491	3.3%	6,144	10.3%
Rent expense	18,719	1.0%	14,033	0.8%	4,686	33.4%
Depreciation and amortization	42,875	2.3%	40,063	2.2%	2,812	7.0%
Advertising	15,280	0.8%	14,365	0.8%	915	6.4%
Impairment	1,620	0.1%	—	N/A	1,620	N/A

Total	$497,635	26.1%	$448,764	24.9%	$48,871	10.9%

Wages, Salaries and Benefits

The increase in wages, salaries and benefits during the 40-week period ended October 5, 2013 is primarily due to the increase in the number of supermarkets. As a percentage of net sales, wages, salaries and benefits remained relatively consistent during the 40-week period ended October 5, 2013 compared with the 40-week period ended October 6, 2012.

Selling and General Expenses

The increase in selling and general expenses is partially attributable to the increase in supermarkets operated by the Company during the 40-week period ended October 5, 2013. Additionally, we experienced a $6.4 million increase in utility costs, primarily attributable to higher commodity costs for electricity. Also, during the 40-week period ended October 6, 2012, we recorded a $1.2 million reversal of a liability attributable to the transition services agreement entered into by the Company following the acquisition of the Penn Traffic supermarkets in 2010.

Administrative Expenses

The increase in administrative expenses is due to $6.8 million of bonuses paid to stock option holders following the May 2013 dividend, and incremental stock-based compensation expense of $3.3 million associated with a stock option modification that occurred following the May 2013 dividend and the acceleration of vesting of all outstanding options in May 2013. These factors were partially offset by a $2.5 million reduction in bonus expense due to the overall financial performance versus budget metrics during the 40-week period ended October 5, 2013 compared with the 40-week period ended October 6, 2012.

Rent Expense, Net

Rent expense reflects our rental expense for our supermarkets under operating leases, net of income we receive from various entities that rent space in our supermarkets under subleases. The increase in rent expense was primarily attributable to acquired and new supermarkets opened since July 2012.

Depreciation and Amortization

The increase in depreciation and amortization is attributable to the increase in supermarkets operated by the Company during the 40-week period ended October 5, 2013. As a percentage of net sales, depreciation and amortization remained relatively consistent during the 40-week period ended October 5, 2013 compared with the 40-week period ended October 6, 2012.

Advertising

Advertising remained relatively consistent during the 40-week period ended October 5, 2013 compared with the 40-week period ended October 6, 2012.

Impairment

During August 2013, we made the determination to abandon the use of software procured for use in our point-of-sale system. Accordingly, we wrote off software assets with an aggregate net carrying value of $1.6 million as an impairment in the condensed consolidated statement of comprehensive (loss) income during the 40-week period ended October 5, 2013.

Interest Expense, Net

The $7.5 million increase in interest expense was attributable to a $9.9 million increase in interest related to higher long-term debt levels as a result of our December 2012 and May 2013 financing activities. This was partially offset by a $1.8 million reduction in capital lease interest expense due to the decrease in outstanding principal balances.

Income Tax Expense

The income tax expense for the 40-week period ended October 5, 2013 primarily reflects the recognition of additional valuation allowance associated with our indefinite-lived tradename and goodwill deferred tax liabilities. The overall effective tax rate was (14.0)%. The effective tax rate would have been 41.9% without the impact of adjustments to the valuation allowance.

The income tax expense for the 40-week period ended October 6, 2012 primarily reflects the recognition of additional valuation allowance associated with our indefinite-lived tradename deferred tax liability. The overall effective tax rate was 6.7%. The effective tax rate would have been 39.8% without the impact of federal tax credits and adjustments to the valuation allowance.

Net (Loss) Income

Our net (loss) income changed to net loss of $9.7 million during the 40-week period ended October 5, 2013 compared with net income of $14.9 million during the 40-week period ended October 6, 2012 for the reasons described above.

Fiscal 2012 compared with Fiscal 2011

Summary. The results of operations during Fiscal 2012 when compared with Fiscal 2011 were primarily impacted by an increase in gross profit resulting from higher sales and an improved margin rate on inside sales, offset by a modest increase in operating expenses.

Net Sales. The following table includes a comparison of the components of our net sales for Fiscal 2012 and Fiscal 2011.

(Dollars in thousands)

	Fiscal 2012	Fiscal 2011	$ Change	% Change
Inside sales	$2,146,524	$2,151,299	$(4,775)	(0.2)%
Gasoline sales	218,815	204,193	14,622	7.2%

Net sales	$2,365,339	$2,355,492	$9,847	0.4%

Inside sales decreased due to a 0.7% decrease in same store sales, combined with the impact of the sale or closure of five of the acquired Penn Traffic supermarkets during the second half of 2011 and early January 2012 that contributed $26.6 million of inside sales during Fiscal 2011. These factors were partially offset by the $36.1 million incremental inside sales contribution of new supermarkets opened since September 2011, including the $22.3 million contribution of the 21 supermarkets acquired from GU Markets. Inside sales were negatively impacted by a significant decline in pharmacy sales of $14.4 million, largely the result of the conversion during the 2012 period of certain drugs from being brand name only to having lower cost generic equivalents. This conversion had an estimated 52 basis points, or $11.3 million, impact on same store sales.

Gasoline sales increased due to a 3.7% increase in the number of gallons sold, primarily due to the addition of eight new fuel stations since July 2011. Additionally, the sales increase was impacted by a 3.3% increase in the retail price per gallon.

Gross Profit. The following table includes a comparison of cost of goods sold, distribution costs and gross profit for Fiscal 2012 and Fiscal 2011.

(Dollars in thousands)

	Fiscal 2012	% of Net Sales	Fiscal 2011	% of Net Sales	$ Change	% Change
Cost of goods sold	$(1,654,093)	69.9%	$(1,650,166)	70.1%	$(3,927)	(0.2)%
Distribution costs	(46,663)	2.0%	(44,189)	1.9%	(2,474)	(5.6)%

Gross profit	$664,583	28.1%	$661,137	28.1%	$3,446	0.5%

The decrease in cost of goods sold as a percentage of net sales reflects a continuation of pricing improvements commenced in 2011, promotional spending changes and sales mix. This was partially offset by a $4.9 million increase in shrink expense due to lower retail price inflation in 2012 compared to 2011, as well as incremental warehouse shrink believed to be associated with the transition of warehousing and distribution activities from a facility in Brattleboro, Vermont, to a facility in Lancaster, New York, which now services the majority of our supermarkets, as part of a collective bargaining agreement between C&S and its union employees.

The increase in distribution costs as a percentage of net sales was due to additional C&S labor costs that were incurred in connection with an IT system conversion and the transition of warehousing and distribution activities discussed above.

Operating Expenses. The following table includes a comparison of operating expenses for Fiscal 2012 and Fiscal 2011.

(Dollars in thousands)

	Fiscal 2012	% of Net Sales	Fiscal 2011	% of Net Sales	$ Change	% Change
Wages, salaries and benefits	$320,626	13.6%	$317,738	13.5%	$2,888	0.9%
Selling and general expenses	99,841	4.2%	103,153	4.4%	(3,312)	(3.2)%
Administrative expenses	82,404	3.5%	79,780	3.4%	2,624	3.3%
Rent expense	21,225	0.9%	18,856	0.8%	2,369	12.6%
Depreciation and amortization	52,617	2.2%	51,205	2.2%	1,412	2.8%
Advertising	19,314	0.8%	18,789	0.8%	525	2.8%
Impairment charges	—	N/A	2,791	0.1%	(2,791)	(100.0)%

Total	$596,027	25.2%	$592,312	25.1%	$3,715	0.6%

Wages, Salaries and Benefits. The increase in wages, salaries and benefits as a percentage of net sales was attributable to a $3.0 million increase in union health and welfare benefits due to a negotiated 10% increase in year-over-year employer contribution rates.

Selling and General Expenses. The decrease in selling and general expenses as a percentage of net sales was largely due to a $4.6 million decrease in utility costs, primarily attributable to lower commodity costs for electricity. During Fiscal 2012, we recorded a $1.2 million reversal of a liability attributable to the transition services agreement following the PT Acquisition in 2010. These factors were partially offset by a $2.4 million increase in self-insured general liability expense due to adverse developments on existing claims.

Administrative Expenses. The increase in administrative expenses was primarily attributable to $5.3 million of expense associated with stock option bonuses and the repricing of stock option exercise prices following the December 2012 dividend. This was partially offset by a $1.2 million reduction in normal bonus expense.

Rent Expense, Net. Rent expense reflects our rental expense for our supermarkets under operating leases, net of income we receive from various entities that rent space in our supermarkets under subleases. Rent expense remained relatively consistent during Fiscal 2012 compared with Fiscal 2011.

Depreciation and Amortization. Depreciation and amortization remained relatively consistent during Fiscal 2012 compared with Fiscal 2011.

Advertising. Advertising remained relatively consistent during Fiscal 2012 compared with Fiscal 2011.

Impairment Charges. On June 30, 2011, the FTC approved our application to sell three supermarkets acquired in the PT Acquisition that were subject to a divestiture order. The sale of these supermarkets occurred in late July and early August 2011. We recorded a $1.9 million impairment during Fiscal 2011, representing the excess of the carrying value of assets over the sale price.

During November 2011, we executed an agreement to sell an additional supermarket acquired from Penn Traffic that was subject to the FTC divestiture order. We recorded a $0.9 million impairment during Fiscal 2011, representing the excess of the carrying value of assets over the sale price.

No impairments were recognized during Fiscal 2012.

Loss on Debt Extinguishment. During December 2012, we satisfied and discharged our obligations under our $350.0 million senior secured notes and amended and restated our asset-based revolving credit facility. In connection with these financing activities, we recorded a $31.2 million loss on debt extinguishment during Fiscal 2012.

Interest Expense, Net. The $2.8 million decrease in interest expense was attributable to a $2.1 million reduction in capital lease interest expense resulting from the decrease in outstanding principal balances, as well as reduced borrowings under our asset-based revolving credit facilities.

Income Tax Expense. Income tax expense during Fiscal 2012 reflects our loss before income taxes, the impact of which was more than offset by the establishment of additional valuation allowance against net deferred tax assets. Income tax expense during Fiscal 2011 primarily reflects our income before income taxes, the benefit of federal tax credits, and the reversal of valuation allowance against net deferred tax assets. The overall effective tax rate was 18.2%. The effective tax rate would have been 38.0% without the impact of federal tax credits and adjustments to the valuation allowance.

Net (Loss) Income. Our net (loss) income changed to net loss of $23.0 million during Fiscal 2012 compared with net income of $5.8 million during Fiscal 2011 for the reasons described above.

Fiscal 2011 compared with Fiscal 2010

Summary. The results of operations during Fiscal 2011 when compared with Fiscal 2010 were primarily impacted by a 1.4% increase in same store sales, the additional four weeks of operating results for the acquired and retained Penn Traffic supermarkets during Fiscal 2011, as well as one-time acquisition and integration costs of $28.6 million associated with the Penn Traffic acquisition incurred during Fiscal 2010.

Net Sales. The following table includes a comparison of the components of our net sales for Fiscal 2011 and Fiscal 2010.

(Dollars in thousands)

	Fiscal 2011	Fiscal 2010	$ Change	% Change
Inside sales	$2,151,299	$2,107,524	$43,775	2.1%
Gasoline sales	204,193	150,012	54,181	36.1%

Net sales	$2,355,492	$2,257,536	$97,956	4.3%

Inside sales increased during Fiscal 2011 compared with Fiscal 2010 due to a 1.4% increase in same store sales, the operation of the acquired and retained Penn Traffic supermarkets for four additional weeks, as well as incremental inside sales associated with new stores opened since 2010. These factors were partially offset by the impact of the sale or closure of 28 of the acquired Penn Traffic supermarkets.

Gasoline sales increased during Fiscal 2011 compared with Fiscal 2010 due to a 27.0% increase in the retail price per gallon. Additionally, the number of gallons sold increased 7.2%, primarily due to the addition of seven new fuel stations since April 2010.

Gross Profit. The following table includes a comparison of cost of goods sold, distribution costs and gross profit for Fiscal 2011 and Fiscal 2010.

(Dollars in thousands)

	Fiscal 2011	% of Net Sales	Fiscal 2010	% of Net Sales	$ Change	% Change
Cost of goods sold	$(1,650,166)	70.1%	$(1,579,016)	69.9%	$71,150	4.5%
Distribution costs	(44,189)	1.9%	(44,829)	2.0%	(640)	(1.4)%

Gross profit	$661,137	28.1%	$633,691	28.1%	$27,446	4.3%

Cost of goods sold as a percentage of net sales increased during Fiscal 2011 compared with Fiscal 2010 due to the higher proportion of gasoline sales versus inside sales, as gasoline sales occur at higher cost of goods sold percentages. This was partially offset by a higher cost of goods sold percentage on inside sales during Fiscal 2010 due to promotional activities associated with the rebannering and grand re-openings of the retained Penn Traffic supermarkets, price optimization efforts during Fiscal 2011, as well as a higher percentage of private label merchandise sales during Fiscal 2011.

Distribution costs remained consistent during Fiscal 2011 compared with Fiscal 2010. The decline in distribution costs as a percentage of net sales was primarily driven by the increase in the retail price per gallon on gasoline sales.

Operating Expenses. The following table includes a comparison of operating expenses for Fiscal 2011 and Fiscal 2010.

(Dollars in thousands)

	Fiscal 2011	% of Net Sales	Fiscal 2010	% of Net Sales	$ Change	% Change
Wages, salaries and benefits	$317,738	13.5%	$310,800	13.8%	$6,938	2.2%
Selling and general expenses	103,153	4.4%	104,841	4.6%	(1,688)	(1.6)%
Administrative expenses	79,780	3.4%	102,754	4.6%	(22,974)	(22.4)%
Rent expense	18,856	0.8%	19,135	0.8%	(279)	(1.5)%
Depreciation and amortization	51,205	2.2%	62,353	2.8%	(11,148)	(17.9)%
Advertising	18,789	0.8%	23,175	1.0%	(4,386)	(18.9)%
Impairment charges	2,791	0.1%	—	N/A	2,791	N/A

Total	$592,312	25.1%	$623,058	27.6%	$(30,746)	(4.9)%

Wages, Salaries and Benefits. The decrease in wages, salaries and benefits as a percentage of net sales during Fiscal 2011 compared with Fiscal 2010 was largely attributable to the more effective utilization of labor, particularly in the retained Penn Traffic supermarkets as a result of significant increases in sales levels in these stores. The decrease also reflects the higher proportion of gasoline sales versus inside sales, as gasoline sales require relatively less labor support. These factors were partially offset by lower vacation expense of $6.4 million during Fiscal 2010 related to a policy change for union associates that modified the period over which vacation time is earned and a $1.5 million increase in bonus expense in Fiscal 2011 due to improved performance against bonus metrics.

Selling and General Expenses. The decrease in selling and general expenses as a percentage of net sales during Fiscal 2011 compared with Fiscal 2010 was largely due to a $2.7 million decrease in utility costs, primarily attributable to lower commodity costs for electricity. Additionally, $0.7 million of Penn Traffic integration costs were classified in selling and general expenses during Fiscal 2010 that were not incurred in 2011. We also benefitted from the renegotiation of certain cleaning contracts during Fiscal 2011. These positive factors were largely offset by a $1.1 million increase in repairs and maintenance expense, and a $1.4 million increase in credit and debit card transaction fees due to increases in usage and fee rates.

Administrative Expenses. The decrease in administrative expenses during Fiscal 2011 compared with Fiscal 2010 was primarily attributable to a combined $21.7 million of Penn Traffic integration costs, legal and professional fees related to the Penn Traffic acquisition and legal expenses associated with the FTC’s review of the acquired supermarkets recorded in Fiscal 2010. Additionally, we experienced a $5.1 million decrease in information technology, or IT, costs in Fiscal 2011, largely resulting from our renegotiated IT services contract. These items were partially offset by a $0.9 million increase in depreciation related to recent IT equipment capital expenditures, a $2.1 million increase in bonus expense due to improved performance against bonus metrics, a $0.5 million increase in share-based compensation expense due to stock option forfeitures that reduced our recorded expense during Fiscal 2010, normal wage rate increases and severance expense related to corporate headcount reductions during early 2011.

Rent Expense, Net. Rent expense reflects our rental expense for our supermarkets under operating leases, net of income we receive from various entities that rent space in our supermarkets under subleases. Rent expense remained relatively consistent during Fiscal 2011 compared with Fiscal 2010.

Depreciation and Amortization. The decrease in depreciation and amortization during Fiscal 2011 compared with Fiscal 2010 was largely attributable to a significant amount of assets that became fully depreciated near the conclusion of Fiscal 2010, partially offset by incremental depreciation and amortization of $0.7 million associated with assets acquired as part of the Penn Traffic acquisition, and 2010 and 2011 capital expenditure activity.

Advertising. The decrease in advertising during Fiscal 2011 compared with Fiscal 2010 was due to $5.2 million in costs associated with the communication of the Penn Traffic acquisition to our customers and the promotion of the grand re-openings related to the rebannered supermarkets during Fiscal 2010. This was partially offset by investments in additional advertising initiatives during Fiscal 2011.

Impairment Charges. On June 30, 2011, the FTC approved our application to sell three supermarkets acquired as part of the Penn Traffic acquisition and subject to a divestiture order to Hometown Markets. The sale of these supermarkets closed in late July and early August 2011. As a result of the sale, we recorded a $1.9 million impairment within the consolidated statement of operations during Fiscal 2011, representing the excess of the carrying value of assets over the fair value of assets.

During November 2011, we executed an agreement to sell an additional Penn Traffic supermarket subject to the FTC divestiture order. As a result of this pending sale which closed during January 2012, we recorded a $0.9 million impairment within the consolidated statement of operations during Fiscal 2011, representing the excess of the carrying value of assets over the fair value of assets.

Bargain Purchase. The excess of $15.7 million of the estimated fair value of Penn Traffic net assets acquired over the purchase price has been recognized as a gain in the consolidated statement of operations for Fiscal 2010. This bargain purchase was attributable to the distressed status of Penn Traffic due to poor historical operating results, which led to its November 2009 bankruptcy filing.

Loss on Debt Extinguishment. On January 29, 2010, we entered into a $25.0 million bridge loan and an $11.0 million term loan, and capitalized related financing costs. As both the bridge loan and term loan were repaid in full on February 12, 2010 with the proceeds from the issuance of the additional $75.0 million of senior secured notes, unamortized costs of $0.7 and $0.3 million, respectively, were recorded as a loss on debt extinguishment in our consolidated statement of operations for Fiscal 2010.

Interest Expense, Net. The $0.5 million increase in interest expense during Fiscal 2011 compared with Fiscal 2010 was primarily attributable to incremental interest expense related to the $75.0 million senior secured notes issued on February 12, 2010 that were outstanding for all of Fiscal 2011.

Income Tax (Expense) Benefit. The income tax expense during Fiscal 2011 primarily reflects our income before income taxes, the benefit of federal tax credits, and the reversal of valuation allowance against net deferred tax assets. The overall effective tax rate was 18.2%. The effective tax rate would have been 38.0% without the impact of federal tax credits and adjustments to the valuation allowance.

The income tax benefit during Fiscal 2010 was primarily attributable to the reversal of $10.3 million of the valuation allowance established during Fiscal 2009. The reversal of the valuation allowance was the result of recording a deferred tax liability that resulted from the bargain purchase associated with the Penn Traffic acquisition. The timing of taxable income resulting from the amortization of the gain for tax purposes provides sufficient future taxable income to support the future deductibility of the Company’s deferred tax assets. The overall effective rate for Fiscal 2010 was 25.0%. The effective tax rate would have been 39.9% without the impact of adjustments to the valuation allowance, the bargain purchase, and discrete charges.

Net Income (Loss). Our net income (loss) improved to net income of $5.8 million during Fiscal 2011 compared with net loss of $27.0 million during Fiscal 2010 for the reasons described above.

Liquidity and Capital Resources

Our primary sources of cash are cash flows generated from our operations and borrowings under the ABL Facility. Our ABL Facility allows a maximum borrowing capacity of $125.0 million, subject to a borrowing base calculation, with an option for future upsizing with up to $50.0 million of incremental commitments if certain conditions are met. As of October 5, 2013, the unused availability under our ABL Facility was $46.6 million, after giving effect to $15.4 million of letters of credit outstanding thereunder. We expect that cash generated from operations and availability under our ABL Facility will provide us with significant flexibility in funding debt service requirements, investments in working capital, capital expenditures, acquisitions and other cash requirements for at least the next twelve months. We do not expect to make dividends of significant size in the near future, however, subject to complying with contractual and legal requirements, we may pay dividends from Tops Markets LLC to its parent company from time to time to provide funds for payments on loans, although we are under no obligation to do so. Our financial flexibility will depend upon our future operating performance, which will be affected by prevailing economic conditions in the grocery industry and financial, business, and other factors, some of which are beyond our control. Although unforeseen, if faced with limited financial flexibility, we could readily respond through the control of variable operating expenses (for example, by adjusting employment levels) and through the scale back of planned capital expenditure and acquisition activities.

On May 15, 2013, Tops Holding II Corporation issued the Notes due 2018 (also referred to as the “Holding II Notes”). The proceeds from these notes were used to pay a $141.9 million dividend to Tops Holding II Corporation’s stockholders.

On December 20, 2012, Tops Holding LLC (formerly known as Tops Holding Corporation) and Tops Markets, LLC issued the Notes due 2017 (also referred to as the “Holding I Notes”). The proceeds from these notes were used to redeem their previously outstanding $350.0 million senior secured notes due 2015, pay a $100.0 million dividend to the shareholders of Tops Holding LLC and pay fees and expenses related to the issuance. Also during December 2012, Tops Markets, LLC entered into the ABL Facility. See “Description of Other Indebtedness—The ABL Facility.”

During early October 2012, we completed the GU Acquisition and acquired 21 retail supermarkets in Upstate New York and Vermont. The $27.6 million aggregate purchase price was funded using cash on hand.

There are currently no factors that are expected to have a material effect on our financial condition, operating performance, revenues, or income, or result in our liquidity decreasing or increasing in any material way. On December 15, 2013, semi-annual interest payments totaling $28.1 million are payable related to our $460 million and $150 million senior notes. We expect these payments will be substantially funded through cash from operations and will not result in a significant decline from the current availability under our ABL facility. No principal amounts are payable related to these senior notes until their respective maturities on December 15, 2017 and June 15, 2018.

Cash Flows Information

The following is a summary of cash provided by or used in each of the indicated types of activities:

(Dollars in thousands)

	40-week periods ended
	October 5, 2013	October 6, 2012	Fiscal 2012	Fiscal 2011	Fiscal 2010
Cash provided by (used in):
Operating activities	$43,189	$79,525	$87,007	$68,651	$49,458
Investing activities	(46,307)	(51,101)	(67,054)	(45,209)	(113,933)
Financing activities	498	(15,330)	(6,712)	(21,680)	62,172

Cash provided by operating activities for the 40-week period ended October 5, 2013 decreased $36.3 million compared with the 40-week period ended October 6, 2012 due to a $16.5 million decrease in earnings, adjusted for non-cash income and expenses. This decrease was due to $6.8 million of bonuses paid to stock option holders following the May 2013 dividend and a $6.4 million increase in utility costs, primarily attributable to higher commodity costs for electricity. Additionally, we experienced a $7.5 million increase in interest expense attributable to higher long-term debt levels as a result of our December 2012 and May 2013 financing activities. Changes in operating assets and liabilities represented a use of cash of $10.8 million during the 40-week period ended October 5, 2013, compared with a source of cash of $9.0 million during the 40-week period ended October 6, 2012. This period-over-period change was partially attributable to increased working capital requirements related to acquired and newly opened supermarkets, as well as timing. Our cash provided by operating activities for the 40-week period ended October 5, 2013 of $43.2 million was less than our cash-based interest expense during the same period of $50.4 million due to the factors previously described.

Cash provided by operating activities during Fiscal 2012 increased $18.4 million compared with Fiscal 2011 as changes in operating assets and liabilities represented a source of cash of $5.4 million during Fiscal 2012, compared to a use of cash of $13.3 million during Fiscal 2011. This year-over-year change was primarily attributable to the timing of vendor payments and the resulting changes in accounts payable during the respective periods.

Cash provided by operating activities during Fiscal 2011 increased $19.2 million compared with Fiscal 2010 due to a $49.3 million increase in earnings, adjusted for non-cash income and expenses. Operating cash flows for Fiscal 2010 included $31.4 million of integration costs and one-time legal and professional fee cash expenditures related to the Penn Traffic acquisition. Changes in operating assets and liabilities represented a use of cash from operating activities of $13.3 million during Fiscal 2011, compared to a source of cash of $16.8 million during Fiscal 2010. This period-over-period change was primarily attributable to the timing of vendor payments and the resulting changes in accounts payable during the respective periods.

Cash used in investing activities during the 40-week period ended October 5, 2013 decreased $4.8 million compared with the 40-week period ended October 6, 2012 due to the $27.4 million acquisition of the Grand Union supermarkets during the 2012 period. Partially offsetting this was a $15.4 million increase in capital expenditure investments, and cash consideration of $6.0 million paid in connection with the acquisition of four independent supermarkets during May 2013. We expect to invest $50 million to $55 million in capital expenditures during fiscal 2013, including recent acquisitions.

Cash used in investing activities during Fiscal 2012 increased $21.8 million compared with Fiscal 2011, primarily due to cash consideration of $27.6 million paid in connection with the GU Acquisition, partially offset by a decrease in normal capital expenditure activities.

Cash used in investing activities during Fiscal 2011 decreased $68.7 million compared with Fiscal 2010, primarily due to cash consideration paid in connection with the Penn Traffic acquisition during Fiscal 2010, net of proceeds from the subsequent divestiture of Penn Traffic stores. Cash paid for property and equipment totaled $45.6 million and $49.7 million during Fiscal 2011 and Fiscal 2010, respectively.

Cash provided by (used in) financing activities changed $15.8 million to a $0.5 million source of cash during the 40-week period ended October 5, 2013 from a $15.3 million use of cash during the 40-week period ended October 6, 2012. The change was primarily attributable to an $18.3 million net increase in ABL facility borrowings. Largely offsetting were cash flows related to the May 2013 financing and dividend activities, including the net proceeds from the Notes due 2018 of $148.5 million, the $141.9 million dividend paid to our shareholders and fees and expenses incurred related to the notes issuance.

Cash used in financing activities decreased $15.0 million during Fiscal 2012 compared with Fiscal 2011 as a result of the December 2012 refinancing and dividend activities, as we used the proceeds from the issuance of $460.0 million of Senior Secured Notes to repay our previously outstanding $350.0 million senior secured notes and pay a $100.0 million dividend to our shareholders.

Cash (used in) provided by financing activities decreased $83.9 million during Fiscal 2011 compared with Fiscal 2010 as a result of the issuance of an additional $75.0 million of senior secured notes and the proceeds of $30.0 million from the issuance of additional common shares during Fiscal 2010. This was partially offset by a $30.0 million dividend paid to our shareholders during Fiscal 2010, the change in net borrowings and repayments related to our asset-based revolving credit facility, as well as $5.8 million of deferred financing costs incurred during Fiscal 2010.

Contractual Obligations

The following table sets forth a summary of our significant contractual obligations as of October 5, 2013:

(Dollars in thousands)

	Payments due by Period
	Remainder of 2013	2014	2015	2016	2017	Thereafter	Total
Long-term debt(1):
Holding I Notes(2)	$—	$—	$—	$—	$460,000	$—	$460,000
Holding II Notes(3)	—	—	—	—	—	150,000	150,000
Other long-term debt	2,047	310	197	33	48,334	480	51,401
Interest(4)	15,998	68,140	66,169	64,184	60,354	28,992	303,837
Operating leases(5)	6,639	29,578	32,223	33,731	35,531	224,525	362,227
Capital leases(5)	3,192	13,993	13,197	13,843	11,786	48,929	104,940
Purchase obligations(6)	3,434	15,328	15,118	15,038	14,911	—	63,829
Other liabilities(7)	13,219	58,003	765	725	732	2,971	76,415

Total	$44,529	$185,352	$127,669	$127,554	$631,648	$455,897	$1,572,649

(1)	The table is not reflective of the $12.3 million term loan entered into by Tops MBO Co to partially finance the Management Purchase. If certain conditions are met related to the Notes due 2017, Notes due 2018 and our asset-based revolving credit facility, we may pay dividends to Tops MBO Co to fund the principal and interest payments required.
(2)	No principal amounts are due on the Notes due 2017 until December 15, 2017.
(3)	No principal amounts are due on the Notes due 2018 until June 15, 2018.
(4)	Amount primarily includes contractual interest payments related to the Notes due 2017, Notes due 2018, capital leases and other long-term debt.
(5)	Some of our lease agreements provide us with an option to renew. We have not included renewal options in our future minimum lease amounts for renewals that are not reasonably assured. Our future operating lease obligations will change if we exercise these renewal options.
(6)	In addition to the purchase obligations reflected in the table above, we enter into supply contracts to purchase products for resale in the ordinary course of business. This category of contracts covers a broad spectrum of products and sometimes includes specific merchandising obligations relative to those products. These supply contracts typically include either a volume commitment or a fixed expiration date, pricing terms based on the vendor’s published list price, termination provisions and other standard contractual considerations. Our obligation related to these contracts is typically limited to return of unearned allowances and therefore no amounts have been included above. Purchase obligations above represent the outsourcing of a major portion of our information system functions. In July 2010, we extended our existing IT outsourcing agreement with HP through December 31, 2017 to cover a wide range of information systems services. Under the agreement, HP provides data center operations, mainframe processing, business applications and systems development to enhance our customer service and efficiency. The charges under this agreement are based upon the services requested at predetermined rates.
(7)	Other liabilities consist of health and welfare benefits and multiemployer pension plan contributions under collective bargaining agreements, as well as other pension and post-retirement benefits.

Multiemployer Pension Plans

We contribute to the Local One plan, a defined benefit multiemployer pension plan, under our collective bargaining agreements with Local One. The Local One plan generally provides retirement benefits to participants based on their service to contributing employers. We are contingently liable for withdrawal liability in the event that we withdraw from the Local One plan. The actuary for the Local One plan has estimated that, as of December 31, 2011, our withdrawal liability would be approximately $299.0 million in the event of our complete withdrawal from the Local One plan during the 2012 plan year. We have not yet received estimates for withdrawals occurring in 2013 but anticipate that the withdrawal liability will increase from the 2012 estimates noted above. In accordance with applicable accounting rules, our contingent withdrawal liability is not included in our consolidated financial statements. We have no intention to withdraw from the Local One plan. During Fiscal 2012, Fiscal 2011, Fiscal 2010 and the 40-week periods ended October 5, 2013 and October 6, 2012, we made contributions of $9.4 million, $8.9 million, $7.9 million, $7.7 million and $7.2 million, respectively, to this plan. We are required to increase our annual contributions to the Local One plan pursuant to our current collective bargaining agreements and the Local One plan’s current rehabilitation plan.

In addition, at the time we entered into our supply arrangement with C&S, certain of our warehouse personnel became employees of C&S, with C&S assuming our obligations under several multiemployer pension plans. Although we are not a sponsoring employer of, and make no contribution payments to any of these other multiemployer pension plans, we have certain contractual indemnification obligations for withdrawal liability that may arise in the event of C&S’s withdrawal from such plans, or upon termination of the supply agreement. According to estimates of the actuary for the multiemployer plans, the withdrawal liability for a withdrawal from such plans in 2013 would be $183.3 million.

Off-Balance Sheet Arrangements

We are not a party to any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future material effect on our financial condition, net sales, expenses, results of operations, liquidity, capital expenditures or capital resources.

Inflation

Product cost inflation could vary from our estimates due to general economic conditions, weather, availability of raw materials and ingredients in the products that we sell and their packaging, and other factors beyond our control.

Critical Accounting Policies

Our consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP, which requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reported periods. We have provided a description of all of our significant accounting policies in Note 1 to our audited consolidated financial statements included elsewhere in this prospectus. We believe that of these significant accounting policies, the following may involve a higher degree of judgment or complexity.

Vendor Allowances

We receive allowances from many of the vendors whose products we stock in our supermarkets. Allowances are received for a variety of merchandising activities, which consist of the inclusion of vendor products in our advertising, placement of vendor products in prominent locations in our supermarkets, introduction of new products, slotting fees, exclusivity rights in certain categories of products and temporary price reductions offered to customers on products held for sale. We also receive vendor allowances associated with buying activities such as volume purchase rebates and rebates for purchases made during specific periods.

We record a receivable for vendor allowances for which we have fulfilled our contractual commitments but have not received payment from the vendor. When payment for vendor allowances is received prior to fulfillment of contractual terms or before the programs necessary to earn such allowances are initiated, we record such amounts as deferred income or vendor allowances received in advance, respectively, which are classified within accrued expenses and other current liabilities and other long-term liabilities in the consolidated balance sheets. Once all contractual commitments have been met, we record vendor allowances as a reduction of the cost of inventory. Due to system constraints and the nature of certain allowances, it is sometimes not practicable to apply allowances to the item cost of inventory. In those instances, the allowances are applied as a reduction of merchandise costs using a rational and systematic methodology, which results in the recognition of these incentives when the inventory related to the vendor consideration received is sold based on an inventory turns calculation. Accordingly, when the inventory is sold, the vendor allowances are recognized as a reduction of the cost of goods sold. The amount and timing of recognition of vendor allowances, as well as the amount of vendor allowances remaining as deferred income or vendor allowances received in advance, requires management judgments and estimates. Management determines these amounts based on estimates of current year purchase volume using forecasted and historical data and review of average inventory turnover. These judgments and estimates impact our reported operating earnings and accrued deferred income.

Inventory Valuation

We value inventories at the lower of cost or market using the last-in, first-out, or LIFO, method. Our inventory balances consist primarily of finished goods. Inventory costs include the purchase price of the product and freight charges to deliver the product and are net of certain cash or non-cash consideration received from vendors.

Cost is determined using the retail method. Under the retail method, the valuation of inventories, and the resulting gross margins, is determined by applying a cost-to-retail ratio for various groupings of similar items to the retail value of inventories. Inherent in the retail inventory method calculations are certain management judgments and estimates which could impact the ending inventory valuation at cost, as well as the resulting gross margins. Our cost to retail ratios contain uncertainties as the calculation requires management to make assumptions and apply judgment regarding inventory mix, inventory spoilage and shrink. Because of the significance of the judgments and estimation processes, it is likely that materially different amounts could be recorded if we used different assumptions or if the underlying circumstances were to change.

Physical inventory counts are taken on a cycle basis. We record an estimated inventory shrinkage reserve for the period between each store’s last physical inventory and the consolidated balance sheet date.

Valuation of Tradename

In accordance with the provisions of Accounting Standards Codification (“ASC”) 350, “Intangibles—Goodwill and Other,” or ASC 350, we do not amortize the Tops tradename, which is deemed to have an indefinite useful life.

The Tops tradename is tested for impairment whenever events or circumstances make it more likely than not that an impairment may have occurred, or at least annually, in accordance with ASC 350. We have identified December 1 as the impairment test date for the Tops tradename. Our impairment review is based on a relief from royalty method that requires significant judgment with respect to future volume, revenue growth assumptions, and the selection of the appropriate discount and royalty rates.

We use estimates based on expected trends in making these assumptions. An impairment loss, if necessary, is recorded as the excess of the carrying value over the net present value of estimated cash flows, which represents the estimated fair value of the asset. We did not recognize any impairment losses related to the Tops tradename during Fiscal 2012, Fiscal 2011, Fiscal 2010 or the 40-week periods ended October 5, 2013 and October 6, 2012. In connection with our December 1, 2012 impairment review, the fair value of the tradename was approximately 90% greater than the carrying value.

Valuation of Long-lived Assets

It is our policy to review our long-lived assets for possible impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. Factors we consider important, and which could trigger an impairment review, include the following:

•	significant under-performance of a store in relation to expectations;

•	significant negative industry or economic trends; and

•	significant changes or planned changes in our use of the assets.

We determine whether the carrying value of our long-lived assets, including property and equipment, and finite-lived intangible assets may not be recoverable based upon the existence of one or more of the foregoing or other indicators of impairment. We determine if impairment exists relating to long-lived assets by comparing future undiscounted cash flows to the asset’s carrying value. If the carrying value is greater than the undiscounted cash flows, we measure the impairment as the amount by which the carrying value of the assets exceeds the fair value of the assets.

The projected cash flows for each asset group considers multiple factors including store sales over its remaining lease term, including sales trends, labor rates, commodity costs and other operating cost assumptions. Because of the significance of long-lived assets and finite-lived intangible assets and the judgments and estimates that go into the fair value analysis, we believe that our policies regarding impairment are critical. As discussed in Note 10 to our audited consolidated financial statements and Note 9 to our unaudited condensed consolidated financial statements included elsewhere in this prospectus, the Company recorded impairment charges of $2.8 million and $1.6 during Fiscal 2011 and the 40-week period ended October 5, 2013, respectively. There were no impairment charges recorded during Fiscal 2012, Fiscal 2010 or the 40-week period ended October 6, 2012.

Acquisition Accounting

We account for business combinations under the acquisition method of accounting in accordance with ASC 805, “Business Combinations” (“ASC 805”). As required by ASC 805, assets acquired and liabilities assumed in a business combination are recorded at their respective fair values as of the business combination date. The most difficult estimations of individual fair values are those involving long-lived assets, such as property, equipment and intangible assets. We use available information to make these fair value determinations and, when necessary, engage an independent valuation specialist to assist in the fair value determination of the acquired long-lived assets.

As the values of certain assets and liabilities related to the GU Acquisition were preliminary in nature, such values were adjusted during Fiscal 2012 as additional information was obtained.

Leases

We lease buildings and equipment under operating and capital lease arrangements. In accordance with ASC 840, “Leases,” we classify our leases as capital leases when the lease agreement transfers substantially all risks and rewards of ownership to us. For leases determined to be capital leases, the asset and liability are recognized at an amount equal either to the fair value of the leased asset or the present value of the minimum lease payments during the lease term, whichever is lower. Leases that do not qualify as capital leases are classified as operating leases, and the related lease payments are expensed on a straight-line basis (taking into account rent escalation clauses) over the lease term, including, as applicable, any rent-free period during which we have the right to use the asset. Determining whether a lease is a capital or an operating lease requires judgment on various aspects that include the fair value of the leased asset, the economic life of the leased asset, whether or not to include renewal options in the lease term and determining an appropriate discount rate to calculate the present value of the minimum lease payments.

Self-Insurance Programs

We are primarily self-insured for costs related to workers’ compensation and general liability claims. As of October 5, 2013, our workers’ compensation and general liability reserves were $15.8 million and $6.4 million, respectively. The liabilities represent our best estimates, using generally accepted actuarial reserving methods, of the ultimate obligations for reported claims plus those incurred but not reported for all claims incurred through the balance sheet date. We establish case reserves for reported claims using case-basis evaluation of the underlying claim data which is updated as new information becomes known.

For both workers’ compensation and general liability claims, we have purchased stop-loss coverage to limit our exposure to any significant exposure on a per claim basis. We are insured for covered costs in excess of established per claim limits. We account for the liabilities for workers’ compensation and general liability claims on a present value basis utilizing a risk-adjusted discount rate.

The assumptions underlying the ultimate costs of existing claim losses are subject to a high degree of unpredictability, which can affect the liability recorded for such claims. For example, variability in inflation rates of health care costs inherent in these claims can affect the amounts realized. Similarly, changes in legal trends and interpretations, as well as a change in the nature and method of how claims are settled, can affect ultimate costs. Our estimates of liabilities incurred do not anticipate significant changes in historical trends for these variables, and any changes could have a considerable effect on future claim costs and currently recorded liabilities.

Income Taxes

We account for income taxes using the liability method in accordance with ASC 740, “Income Taxes.” Under this method, deferred tax assets and liabilities are determined based upon differences between the financial reporting and the tax basis of assets and liabilities, net operating loss carry forwards and federal tax credits, and are measured using the enacted tax rates expected to apply to taxable income in the periods in which the deferred tax assets or liabilities are expected to be realized or settled. The Company uses the provisions of ASC 740 to assess and record income tax uncertainties. In relation to recording the provision for income taxes, management must estimate the future tax rates applicable to the reversal of temporary differences, make certain assumptions regarding whether book/tax differences are permanent or temporary, and if temporary, the related timing of expected reversal. Also, estimates are made as to whether taxable operating income in future periods will be sufficient to fully recognize any gross deferred tax assets. If recovery is not more likely than not, we must increase our provision for taxes by recording a valuation allowance against the deferred tax assets. Alternatively, we may make estimates about the potential usage of deferred tax assets that decrease our valuation allowances. The calculation of our tax liabilities involves dealing with uncertainties in the application of complex tax regulations. Significant judgment is required in evaluating our tax positions and determining our provision for income taxes. During the ordinary course of business, there are many transactions and calculations for which the ultimate tax determination is uncertain. We establish reserves for uncertain tax positions when we believe that such tax positions do not meet the more likely than not threshold. We adjust these reserves in light of changing facts and circumstances, such as the outcome of a tax audit or the lapse of the statute of limitations. The provision for income taxes includes the impact of reserve provisions and changes to the reserves that are considered appropriate.

Recent Accounting Pronouncements

Recent Accounting Pronouncements are included in Note 1 to our audited consolidated financial statements included elsewhere in this prospectus.

Quantitative and Qualitative Disclosures about Market Risk

We use derivative financial instruments from time to time primarily to manage our exposure to fluctuations in interest rates and, to a lesser extent, adverse fluctuations in commodity prices and other market risks. We do not enter into derivative financial instruments for trading purposes. As a matter of policy, all of our derivative positions are intended to reduce risk by hedging an underlying economic exposure. Because of the high correlation between the hedging instrument and the underlying exposure, fluctuations in the value of the instruments generally are offset by reciprocal changes in the value of the underlying exposure. The interest rate derivatives we use are straightforward instruments with liquid markets.

We manage our exposure to interest rates and changes in the fair value of our debt instruments primarily through the strategic use of variable and fixed rate debt, and interest rate swaps. As of October 5, 2013, we did not have any outstanding interest rate swaps designated as fair value or cash flow hedges.

The table below provides information about our outstanding debt as of October 5, 2013. The amounts shown for each year represent the contractual maturities of long-term debt, excluding capital lease obligations, as of October 5, 2013. Interest rates reflect the weighted average rates for the outstanding instruments. The Fair-Value column includes the fair-value of our debt instruments as of October 5, 2013. Refer to Note 1 of our audited consolidated financial statements included elsewhere in this prospectus for information about our accounting policy for financial instruments.

(Dollars in thousands)

	Expected Fiscal Year of Maturity
	Remainder of 2013	2014	2015	2016	2017	Thereafter	Fair Value
Debt
Fixed rate	$2,047	$310	$197	$33	$460,034	$150,480	$664,201
Average interest rate	3.1%	6.8%	6.6%	4.0%	8.9%	8.7%
Variable rate	$—	$—	$—	$—	$48,300	$—	$48,300
Average interest rate	N/A	N/A	N/A	N/A	2.1%	N/A

Commodity Price Risk

We purchase products that are impacted by commodity prices and are therefore subject to price volatility caused by weather, market conditions and other factors, which are not considered predictable or within our control.

BUSINESS

We are a leading supermarket retailer in Upstate New York, Northern Pennsylvania and Vermont (“our market area”). Introduced in 1962, our Tops brand is widely recognized as a strong retail supermarket brand name in our market area, supported by strong customer loyalty and attractive supermarket locations. As of October 5, 2013, we operated 155 full-service supermarkets under the banners of Tops and Orchard Fresh, with an additional five supermarkets operated by franchisees.

Our Tops Friendly Markets brand and mission statement: “Your friendly neighborhood store that has what you want, while saving you time and money,” exemplifies our focus on quality merchandise, convenience and value. Our supermarkets serve as one-stop shops and offer a wide range of in-store services such as banks, pharmacies and Tim Hortons self-service coffee kiosks. Additionally, we are the only conventional supermarket chain to offer gasoline in the Buffalo and Rochester markets. We have a successful merchandising strategy that offers a broader selection of products and services than our competitors, with a higher mix of national brands. Additionally, we differentiate ourselves by employing a promotional or “Hi-Lo” pricing strategy that resonates well with our market’s core middle income, working family demographic. This promotional strategy uses discounted feature items in our weekly circular, coupons, special advertising events, seasonal price promotions, and a loyalty card program.

In January 2010, with the acquisition of substantially all the assets of Penn Traffic for $85 million, we expanded our retail footprint into the Syracuse area. Of the 79 purchased Penn Traffic supermarkets, we retained and rebannered 50 supermarkets with the most favorable strategic fit and prospects. The Penn Traffic acquisition provided us with significant synergies related to corporate and store-level expenses including distribution, advertising and labor costs. Under our ownership, rebannered supermarkets have achieved strong positive sales and earnings trends.

In October 2012, we further expanded our retail footprint with the acquisition of 21 supermarkets in northern and eastern New York State and neighboring Vermont from GU Markets, an affiliate of C&S. The 21 acquired supermarkets contributed net sales and operating income of $84.7 million and $1.0 million, respectively, during the 40-week period ended October 5, 2013, and $22.3 million and $0.5 million, respectively, during Fiscal 2012.

In December 2012, we continued to expand our retail footprint in northern and central New York with the acquisition of three independent supermarkets pursuant to the December 2012 Acquisition.

In May 2013, we added an additional four supermarkets to our retail footprint in northern and central New York through our May 2013 Acquisition.

We are headquartered in Williamsville, New York and employ approximately 14,000 associates, of which approximately 87% are unionized.

On November 14, 2013, the Sellers, Tops MBO Co and Tops Holding II Corporation signed the Purchase and Sale Agreement for the Management Purchase. Tops MBO Co is owned and controlled by certain current members of our management. The Management Purchase closed effective December 1, 2013. The consummation of the Management Purchase was the result of arms’ length negotiations between the current members of management of Tops Holding II Corporation and the former outside equity owners of Tops Holding II Corporation. Prior to the Management Purchase, members of management owned approximately 7% of the outstanding equity interests in Tops Holding II Corporation, with certain private equity funds and other individuals owning the remaining equity interests. As a result of the Management Purchase, primarily through their ownership of Tops MBO Co, management now beneficially own all of the outstanding equity interests of Tops Holding II Corporation. For more information, see “Unaudited Pro Forma Condensed Consolidated Financial Information.”

Store Profile and Locations

As of October 5, 2013, we operated 155 supermarkets with an additional five supermarkets operated by franchisees.

Substantially all of our supermarkets are either freestanding or located in small neighborhood shopping centers. We believe that our supermarkets are strategically positioned and clustered in an efficient and targeted manner, focusing on key regions in Upstate New York and Northern Pennsylvania.

Our operated supermarkets are located in the following markets:

Market	Number of Stores
Buffalo, NY	56
Syracuse / Mid State, NY	44
Rochester, NY	23
Northern Pennsylvania	16
Northeastern NY / Vermont	16

Total supermarkets	155

We have a variety of supermarket sizes that are tailored to the specific needs of the local communities in which we operate. The majority of supermarkets are open 24 hours a day, 7 days a week. The following summarizes the number of supermarkets by size categories:

Square Feet	Number of Stores
75,000 and above	20
50,000 to 74,999	40
25,000 to 49,999	53
Under 25,000	42

Total	155

We may continue to look for opportunities to further optimize our store profile. This could involve, among other things, acquisitions, disposals, or closings of supermarkets and other restructuring initiatives.

Product Mix

We believe that we offer the most comprehensive range of products and services with the broadest choice of recognized national brands of any supermarket in our Upstate New York, Northern Pennsylvania and Vermont markets. We carry approximately 50,000 SKUs. We also boast an extensive private label offering across several departments.

We believe that our regional focus provides us with an in-depth knowledge of local consumer preferences and allows for the customization of our merchandising, pricing, marketing and other operational strategies for local demographics and competition. Our familiarity with the areas in which we operate and our understanding of local customer preferences allows us to offer more relevant product selections and supermarket features that resonate with shoppers in our markets and distinguish us from our competitors.

Our modern, full-service supermarkets offer a wide variety of high-quality, nationally advertised food and non-food products, local specialties and quality private label items. In addition, we offer services such as full-service in-store butchers, home meal replacement items, delicatessens, bakeries, organic products, floral departments, greeting cards and a wide variety of health and beauty care items. We position Tops supermarkets as “one-stop shops,” including such services as pharmacies, Tops branded fuel stations, in-store banking and Tim Hortons full-service restaurants or self-service coffee and donut kiosks. We are the only conventional supermarket chain to offer gasoline in the Buffalo and Rochester markets. As of October 5, 2013, 79 supermarkets offered pharmacy services and 49 fuel centers were in operation, including our franchise locations.

Our portfolio of private label products provides additional choices to our customers, which we believe generates increased shopper loyalty. We believe our Tops branded product line offers premium quality products that are either equal or superior in quality to comparable best-selling, nationally advertised brands. Our organic and natural foods product line, Full Circle, includes a wide variety of organic, gluten-free and nut-free products.

Customer Experience and Marketing

Our strategy focuses on building customer loyalty and satisfaction through an emphasis on the customer’s shopping experience. We achieve this by offering loyalty incentives that foster and strengthen customer relationships, by employing knowledgeable and friendly associates, by advertising with a message that emphasizes strong customer value and by providing a shopper-friendly setting for our large selection of high-quality products offered at competitive prices.

We believe that we offer a broader selection of well-known, nationally advertised brands in our supermarkets than our major competitors. We allow our supermarket managers flexibility in their merchandising, making the displays and product assortment at each supermarket relevant to its specific customer base.

Delivering compelling customer value through strategic pricing and promotional programs is a critical part of our marketing platform. Tops Friendly Markets utilizes a differentiated Hi-Lo pricing strategy, which resonates well with our market’s core middle income, working family demographic, by offering promotional pricing and an aggressive coupon strategy. The Hi-Lo strategy involves frequent promotions that heavily discount selected products targeted to increase supermarket traffic and incremental purchases. Our weekly circular executes one of the only Hi-Lo promotional strategies in our markets, resulting in improved customer loyalty and enhanced vendor participation.

Additionally, we drive customer loyalty through bonus card programs. We believe that these loyalty and gas promotional programs provide a significant strategic advantage by appealing to our core middle income, working family demographic. Our loyalty card provides our customers with an incentive to shop at our supermarkets through price discounts and special promotions that are not available elsewhere. The program also provides us with valuable customer purchasing data. Through the accumulation of this information, we are able to identify our customer’s shopping patterns, enabling us to optimize our inventory and target merchandising, category management and sales promotions. Our gas loyalty card program provides customers a discount on Tops gasoline based on grocery purchases and has proven very beneficial in attracting and retaining customers and helping to drive sales.

Our store managers and their teams of associates represent a key strategic component in serving customers and communicating our offerings to the shopping public. Our supermarkets employ a large force of knowledgeable and well-trained sales associates who deliver exceptional service to our customers and create a welcoming shopping experience. Associates are well trained in the areas of customer service, point-of-sale technology and product knowledge.

Our strategy also includes weekly sales and promotions, competitive pricing and advertising that emphasizes strong customer value. We spend the majority of our advertising budget on print advertising, including our weekly circulars, which are available in-store and as inserts in the local newspaper. We also advertise over the radio and through in-store events. Analyzing customer data allows us to utilize direct mail promotions. The in-store environment is also enhanced with clear promotional program communication via traditional signage.

Sources of Supply

For Fiscal 2012, approximately 61% of our products were supplied by C&S. Although there are a limited number of companies that can supply our supermarkets, we believe that other suppliers could provide similar products on comparable terms.

In November 2009, we entered into a supply agreement with C&S whereby C&S provides warehousing, logistics, procurement and purchasing services in support of our entire supply chain. This agreement, which expires on September 24, 2016, provides that the actual costs of performing the services are reimbursed to C&S on an “open book” or “cost-plus” basis, whereby the parties negotiate annual budgets that are reconciled against actual costs on a periodic basis. The parties annually negotiate services, specifications and performance standards that govern warehouse operations. The agreement sets out the parties’ respective responsibilities for the procurement and purchase of merchandise intended for use or resale in our supermarkets, as well as the parties’ respective remuneration for warehousing and procurement/purchasing activities. In consideration for the services it provides under the agreement, C&S is paid an annual fee and has incentive income opportunities based upon its cost savings and increases in retail sales volume.

On September 24, 2012, we entered into a supplemental supply agreement with C&S to provide services similar to those described above in support of the 21 supermarkets acquired in the GU Acquisition. This agreement expires on September 23, 2022.

Effective May 1, 2013, Tops Markets entered into a member participation agreement with Topco Associates LLC, a procurement cooperative for food retailers and wholesalers, for the supply of substantially all of the Company’s prescription drugs and other health and beauty care products requirements. This agreement expires February 28, 2017. The Company’s previous supply agreement for these products with McKesson was terminated without penalty.

Competition

Our Tops Friendly Markets brand and mission statement: “Your friendly neighborhood store that has what you want, while saving you time and money,” exemplifies our focus on quality merchandise, convenience and value. Our supermarkets serve as one-stop shops and offer a wide range of in-store services such as banks, pharmacies and Tim Hortons self-service coffee kiosks. Additionally, we are the only conventional supermarket chain to offer gasoline in the Buffalo and Rochester markets. We have a successful merchandising strategy that offers a broader selection of products and services than our competitors, with a higher mix of national brands. Additionally, we differentiate ourselves by employing a promotional or “Hi-Lo” pricing strategy that resonates well with our market’s core middle income, working family demographic. This promotional strategy uses discounted feature items in our weekly circular, coupons, special advertising events, seasonal price promotions, and a loyalty card program. According to data provided by Nielsen Homescan, we are the number one or number two grocery retailer in the various regions that comprise our market area, where we had a 26.9% total market share for Fiscal 2012.

The supermarket industry, including within our market areas in Upstate New York, Northern Pennsylvania and Vermont, is highly competitive. We compete with various types of retailers, including local, regional and national supermarket retailers, convenience stores, retail drug chains, national general merchandisers and discount retailers, membership clubs, warehouse stores and “big box” retailers and independent and specialty grocers. We compete on the basis of location, quality of products, service, price, product variety and store condition. Some of our larger national competitors may have stronger buying power and greater capital resources. Additionally, some of our competitors are not unionized, resulting in potentially lower labor and benefit costs. We also face competition from restaurants and fast food chains. Our market areas generally contain similar demographic and competitive environments.

Licenses and Trademarks

Our supermarkets require a variety of licenses and permits that are renewed on a periodic basis. Payment of a fee and adherence to the licensing agency’s requirements are generally the conditions to maintaining such licenses and permits. We maintain registered trademarks for nearly all our supermarket banner tradenames and private label brand names, including Tops, Tops Friendly Markets and Orchard Fresh. Trademarks are generally renewable on a 10-year cycle. In connection with the PT Acquisition, we also acquired trademarks from Penn Traffic. All of the retained Penn Traffic supermarkets have been converted to the Tops banner. In connection with the GU Acquisition, we also acquired trademarks from GU Markets. All of the GU Markets supermarkets have been converted to the Tops banner. We consider trademarks an important way to establish and protect our brands in a competitive environment.

Government Regulation

We are subject to regulation by a variety of governmental authorities, including federal, state and local agencies that regulate trade practices, building standards, labor, health and safety matters. We are also subject to the oversight of government agencies that regulate the distribution and sale of alcoholic beverages, pharmaceuticals, tobacco products, milk and other agricultural products and other food items. We believe that our operations are in material compliance with these laws and regulations. Our compliance with these regulations may require additional capital expenditures and could materially adversely affect our ability to conduct our business as planned. See “Risk Factors—Risks Related to Our Business.”

Environmental Matters

We are subject to various federal, state and local environmental laws and regulations, including those relating to underground storage tanks, the release or discharge of regulated materials into the air, water and soil, the generation, storage, handling, use, transportation and disposal of regulated materials, the exposure of persons to regulated materials, remediation of contaminated soil and groundwater and the health and safety of our employees.

Certain environmental laws, including CERCLA, impose strict, and under certain circumstances, joint and several, liability on the owner and operator as well as former owners and operators of properties for the costs of investigation, removal or remediation of contamination, and also impose liability for any related damages to natural resources. In addition, under CERCLA and similar state laws, as a person who arranges for the transportation, treatment or disposal of regulated materials, we also may be subject to similar liability at sites where such regulated materials come to be located. We may also be subject to third-party claims alleging property damage and/or personal injury in connection with releases of or exposure to regulated materials at, from or in the vicinity of current or formerly owned or operated properties or off-site waste disposal sites.

We are required to make financial expenditures to comply with regulations governing underground storage tanks which store gasoline or other regulated substances adopted by federal, state and local regulatory agencies. Pursuant to the Resource Conservation and Recovery Act of 1976, as amended, the federal Environmental Protection Agency has established a comprehensive regulatory program for the detection, prevention, investigation and cleanup of leaking underground storage tanks. State or local agencies are often delegated the responsibility for implementing the federal program or developing and implementing equivalent or stricter state or local regulations. We have a comprehensive program in place for performing routine tank testing and other compliance activities which are intended to promptly detect and investigate any potential releases. In addition, the Federal Clean Air Act and similar state laws impose requirements on emissions to the air from motor fueling activities in certain areas of the country, including those that do not meet state or national ambient air quality standards. These laws may require the installation of vapor recovery systems to control emissions of volatile organic compounds to the air during the motor fueling process.

Properties

As of October 5, 2013, we operated 155 supermarkets with an additional five supermarkets operated by franchisees. Of the operated supermarkets, we leased 140 and owned 15.

Owned Properties

As of October 5, 2013, we owned 11 supermarkets in Bath, Buffalo, Camden, Canastota, DeWitt, Fayetteville, Frewsburg, Pulaski, Randolph, Saranac Lake and Sherrill, New York, three supermarkets in Bradford, Sheffield and Youngsville, Pennsylvania and one supermarket in Northfield, Vermont.

Leased Properties

We lease most of our supermarkets, which is typical of companies in the retail industry. We believe our long-standing presence in many of our locations provides us with the advantage of relatively low rents. The average remaining term on our leases, including options to renew, is 25 years.

We entered into an arrangement with the Town of Lancaster Industrial Development Agency (“IDA”) relating to our warehouse and distribution facility in Lancaster, New York, to effectively maintain our ownership of this facility in a tax efficient manner. Under this arrangement, the facility was conveyed to the IDA and leased back to us pursuant to a lease agreement, which expires on December 31, 2017, unless terminated earlier. The lease agreement provides that, upon its termination for any reason, title to the facility will be conveyed back to us in exchange for $1.00 plus any outstanding amounts due and payable under the lease agreement. The lease agreement requires us to make a series of payments to the IDA which are effectively rent payments. Pursuant to our current supply agreement with C&S, the facility is subleased to a C&S affiliate, and operated by C&S on our behalf. The facility consists of a food distribution warehouse with refrigerated areas and ancillary buildings and comprises 906,600 square feet. Under the supply agreement, we are required to allow C&S to use the facility to service our supermarkets so long as the agreement is in place.

We lease our corporate offices and centralized mail distribution center. Our corporate offices are located in Williamsville, New York. We believe we have adequate facilities and space for our current and future activities. Our mail center is located in Depew, New York and is the central depository for all mail to our corporate offices and store facilities.

Labor

We employ approximately 14,000 associates. Approximately 87% of these associates are members of UFCW, Local One or two other UFCW unions. All other associates are non-union serving primarily in management, field support or pharmacist roles. We are a party to six collective bargaining agreements with Local One expiring between March 2014 and October 2015. The two non-Local One UFCW collective bargaining agreements expire in February 2015 and April 2016, respectively. We believe that relationships with our employees are satisfactory.

Legal Proceedings

We are subject to various legal proceedings and claims, either asserted or unasserted, which arise in the ordinary course of business. While the outcome of these claims cannot be predicted with certainty, our management does not believe that the outcome of any of these legal matters will have a material effect on our results of operations, financial position or cash flows.

MANAGEMENT

Executive Officers and Directors

The following table sets forth certain information regarding our executive officers and directors as of the date of this prospectus.

Directors and executive officers	Age	Principal occupation or position
Frank Curci	61	President, Chief Executive Officer and Director and Chairman of the Board
Kevin Darrington	45	Chief Operating Officer and Director
William R. Mills	57	Senior Vice President, Chief Financial Officer and Director
John Persons	46	Senior Vice President, Operations and Director
Lynne Burgess	64	Senior Vice President, General Counsel and Secretary and Director
Jack Barrett	66	Senior Vice President, Human Resources and Assistant Secretary and Director

Frank Curci. Mr. Curci has served as President, Chief Executive Officer and Director since December 2007 and as Chairman of the Board since December 2, 2013. Mr. Curci has more than 37 years of experience in the supermarket industry. From April 2005 to September 2006, he served as Chief Operating Officer for Alabama-based Southern Family Markets, a subsidiary of C&S, where he led the start-up of two chains emphasizing the neighborhood grocery store format. From June 2004 to March 2005, he served as Senior Vice President of Operations at Farmer Jack, a supermarket chain based in Michigan. While at Ahold from 1995 to 2003, Mr. Curci was Chief Executive Officer of Tops Markets, LLC and held senior leadership positions at the BI-LO chain in South Carolina and Edwards Super Food stores on the East Coast. Mr. Curci also spent nine years from 1987 to 1995 at Mayfair Supermarkets, which operated as Foodtown in New Jersey. He is a certified public accountant and holds an M.B.A. and a B.A. from Rutgers University.

Kevin Darrington. Mr. Darrington has served as Chief Operating Officer since March 1, 2010 and as a Director since November 14, 2013. From March 2010 to December 2010, he was Chief Operating Officer and Chief Financial Officer. He was Senior Vice President and Chief Financial Officer from March 2008 to March 2010. Prior to joining the Company, he was Senior Vice President and Chief Accounting Officer at Pathmark stores from May 2006 to February 2008, Chief Financial Officer at Pharmaca Integrative Pharmacy from September 2005 to April 2006 and Vice President and Corporate Controller at Foot Locker Inc. from June 2002 to September 2005. He is a certified public accountant and holds an M.B.A. from Temple University and a B.S. in accounting from Indiana University.

William R. Mills. Mr. Mills has served as Senior Vice President and Chief Financial Officer since December 1, 2010 and as a Director since November 14, 2013. From November 1, 2010 to December 1, 2010, he was Senior Vice President. Prior to joining the Company, Mr. Mills was founder and owner of William R. Mills Consulting, which advises owners of small and mid-market companies in connection with value enhancement, from August 2009 to October 2010. Between 1992 and July 2009, he was with Weis Markets, Inc., a chain of supermarkets located in Pennsylvania and surrounding states, where he was most recently Senior Vice President, Chief Financial Officer and Treasurer and a member of its Board of Directors. Mr. Mills holds a B.S.A. from the University of Louisville and is a certified public accountant.

John Persons. Mr. Persons has served as Senior Vice President of Retail Operations since December 2007 and as a Director since November 14, 2013. He was Vice President of Retail Operations from November 2000 to December 2007. Mr. Persons has worked for Tops Markets, LLC for 29 years, holding positions of increasing responsibility in operations over that time. He holds a B.A. and M.B.A. from the State University of New York at Buffalo.

Lynne Burgess. Ms. Burgess has served as Senior Vice President, General Counsel and Secretary since September 2010 and as a Director since November 14, 2013. Prior to joining the Company, she was with Asbury Automotive Group, where she was Vice President and General Counsel from September 2002 to March 2009 and Secretary from February 2005 to March 2009. From July 2001 to September 2002, Ms. Burgess served as General Counsel and Secretary to the Governance Committee for Oliver, Wyman & Company, LLC, an international strategy-consulting firm. Prior to joining Oliver, Wyman & Company, she was Senior Vice President and General Counsel of Entex Information Services, Inc., a national personal computer systems integrator, from May 1994 until June 2000. Ms. Burgess holds a B.A. from William Smith College and a J.D. from Fordham Law School.

Jack Barrett. Mr. Barrett has served as Senior Vice President, Human Resources and a member of the Tops Executive Committee since 2000 and as a Director since November 14, 2013. He has worked for Tops Markets, LLC for over 40 years. Mr. Barrett’s areas of responsibility have included compensation and benefits, labor/associate relations, training and development, communications, diversity, legal compliance and employment. Mr. Barrett was appointed the Vice President of Labor Relations in 1987 and Vice President of Human Resources in 1996. He holds a B.S. from Canisius College.

Gary Matthews, Eric Kanter, Eric Fry, Stacey Rauch and Greg Josefowicz stepped down as board members in connection with the Management Purchase.

Director Independence

We have no securities listed for trading on a national securities exchange or on an automated inter-dealer quotation system of a national securities association which has requirements that a majority of our Board of Directors be independent.

Executive Compensation

Compensation Discussion and Analysis

During Fiscal 2012, the Compensation Committee of our Board of Directors (the “Compensation Committee”) oversaw our executive compensation program. Our chief executive officer (“CEO”) evaluated the performance and reviewed the compensation of our executive officers, including the named executive officers, but excluding himself, and made recommendations to the Compensation Committee. The Compensation Committee made its recommendations to the Board of Directors for all executive officers, including the CEO, based on several factors, including individual performance, business results, and general information related to compensation at other private companies. The Board of Directors discussed compensation issues and, based on the recommendations of the CEO and the Compensation Committee and its own independent review and evaluation, made the final decisions regarding compensation elements for the executive officers, including base salary, benefits, bonus opportunities, and incentive plan design and award levels for the Fiscal 2012 compensation discussed herein.

This Compensation Discussion and Analysis describes the compensation program for our executive officers, including our named executive officers, and the basis for decisions regarding their compensation for Fiscal 2012. Messrs. Curci, Darrington, Mills, Persons and Barrett were our named executive officers for Fiscal 2012.

What was our Fiscal 2012 compensation philosophy?

During Fiscal 2012, our guiding philosophy was to provide a total compensation package that would enable us to attract and retain highly talented executives necessary to sustain our current and long-term success. Our Fiscal 2012 compensation was designed to motivate our executive officers to create value for our stakeholders through the achievement of our short-term and long-term business objectives while maintaining our commitment to our core values of honesty, integrity, and respect.

The Fiscal 2012 compensation programs were designed to achieve these objectives by:

•	providing our executives with competitive base salaries, defined contribution and health and welfare plan benefits, severance and change of control protections, and limited perquisites;

•	an annual performance-based cash incentive plan based on the attainment of financial, operational and personal objectives; and

•	long-term equity awards that linked a portion of compensation to long-term financial and business results.

What were the key principles that influenced our Fiscal 2012 compensation decisions?

We used the following core principles and practices to set the pay of our named executive officers:

•

Our Compensation Committee considered individual and company-wide performance, business results and general information related to compensation at other private companies in formulating its recommendations to the Board of Directors for the compensation levels of the executive officers, including the named executive officers.

•

We used both subjective and objective measures of performance in the determination of the annual incentive compensation for the executive officers. The primary objective measures we used were adjusted EBITDA and cash flows generated from operating activities. Discretionary adjustments to annual incentive compensation were permitted based on business considerations or individual performance as described below.

What were the components of our Fiscal 2012 compensation program?

Our Fiscal 2012 compensation program consisted of the following components:

•	Base salary;

•	Annual short-term incentive-based bonus plan (non-equity performance-based cash incentive pay);

•	Long-term equity incentive awards;

•	Participation in broad-based defined contribution and health and welfare benefit plans;

•	Severance and change of control protections; and

•	Limited perquisites.

During Fiscal 2012, we did not provide special retirement arrangements or significant personal benefits for our executive officers, including the named executive officers.

How did we determine the portion of total compensation allocated to base salary during Fiscal 2012?

An executive officer’s base salary is a fixed component of compensation and does not vary depending on the level of performance achieved. This element of total compensation was intended to attract and retain talented executives. Base salaries were determined for each executive based on his or her position and responsibilities. The base salaries for each executive were reviewed annually as well as at the time of any promotion or significant change in job responsibilities, and we considered individual and Company performance over the course of the year. Effective May 2012, the Board of Directors approved base salary increases for each of our executive officers, all of which resulted in increases of 2.4 percent or less. The base salary for each named executive for Fiscal 2012 is reported in the succeeding Summary Compensation Table.

How did we determine the amount of the annual cash bonus for Fiscal 2012 that we paid to each of our named executive officers?

For Fiscal 2012, the annual cash bonus plan for named executive officers was designed to reward these executives for the achievement of Company-wide annual financial goals.

For Fiscal 2012, the Board of Directors determined that the target annual cash bonus for each named executive officer, with the exception of the CEO and COO, would be 60 percent of his actual Fiscal 2012 ending base salary. The Board of Directors further determined that the target annual cash bonus for the CEO would be 100 percent of his actual Fiscal 2012 ending base salary and the target annual cash bonus for the COO would be 75 percent of his actual Fiscal 2012 ending base salary. The percentage of the target bonus that was paid was determined in part pursuant to objective Company-wide performance measures (described below) and in part pursuant to subjective discretionary considerations by the Board of Directors (described below). In Fiscal 2012, 60 percent of our named executive officers’ bonus was determined based on objective financial performance measures and 40 percent of their bonus was determined at the discretion of the Compensation Committee and the Board of Directors. Named executive officers were then paid a percentage of their target bonus amounts based on these objective and subjective considerations.

In administering the Fiscal 2012 bonus program for the named executive officers, the Compensation Committee considered objective performance measures and target achievement levels for those measures to determine the bonus levels for Fiscal 2012. The objective performance measures used for Fiscal 2012 were (1) adjusted EBITDA, which represents earnings before interest, income taxes, depreciation and amortization, as adjusted to exclude certain one-time and non-cash expenses, and (2) the change in our cash position, net of borrowings related to our asset-based revolving credit facilities, adjusted for certain one-time cash expenses. These objective performance measures were weighted at 66.7% and 33.3%, respectively. We selected these metrics on which to base the annual bonus for Fiscal 2012 because we believed they represented the primary measures that created value for shareholders in Fiscal 2012.

The target achievement levels in Fiscal 2012 were adjusted EBITDA of $150,025,100 and a change in our net cash position of $42,220,659. Our actual Fiscal 2012 results produced $145,842,316 in adjusted EBITDA and a $45,761,924 change in our net cash position. Based on predetermined scales, the Board of Directors determined that the adjusted EBITDA and net cash position measures would be paid out at 58% and 151% of their respective target bonus amounts. The predetermined scale for adjusted EBITDA ranged from 96.7% of the targeted adjusted EBITDA amount (the minimum level at which a bonus payout would have been awarded), which would have resulted in a payout of 50% of the targeted bonus amount, to 111.3% of the targeted adjusted EBITDA amount, which would have resulted in a payout of 200% of the targeted bonus amount. The predetermined scale for the change in our net cash position ranged from 90.0% of the targeted change in net cash position amount (the minimum level at which a bonus payout would have been awarded), which would have resulted in a payout of 50% of the targeted bonus amount, to 116.6% of the targeted change in net cash position amount, which would have resulted in a payout of 200% of the targeted bonus amount. Accordingly, the Board of Directors, upon the recommendation of the Compensation Committee, determined that the objective portion of each named executive officer’s annual bonus would be paid at 89 percent of the target amount. As the Board of Directors determined that the performance of each named executive officer was commensurate with the achievement of the objective financial performance measures, the discretionary portion of each named executive officer’s bonus was also paid at 89 percent of target amounts. Additionally, this bonus percentage was consistent with the percentage paid to the remainder of the Company’s administrative management team based solely on the achievement of the same objective financial performance measures. It is expected that outside of extraordinary circumstances, the discretionary portion of bonuses paid to the named executive officers will take into account and correlate with bonus percentages paid based on objective measures. The annual cash incentive bonus amount paid to each named executive officer for Fiscal 2012 is reported in the Summary Compensation Table.

The following table shows, for each performance measure considered for Fiscal 2012, (i) the target performance level established by the Board of Directors before the beginning of the fiscal year, and (ii) the actual Fiscal 2012 results.

Performance Measure	Target Level	Actual Fiscal 2012 Results
Adjusted EBITDA	$150,025,100	$145,842,316
Change in net cash position	$42,220,659	$45,761,924

What types of long-term incentive programs did we maintain during Fiscal 2012 for our named executive officers?

During Fiscal 2012, our primary vehicle for offering long-term incentives was the Company’s 2007 Stock Incentive Plan, as amended (the “2007 Stock Plan”), under which we have granted stock options to key executives and directors. We believed that granting Company stock options is the best method for motivating our executive officers to manage our Company in a manner consistent with the interests of our Company and our shareholders. We also regarded our equity incentive program as a key retention tool. Retention was an important factor in our determination of the size of each option grant and the vesting schedules and other terms of these grants.

We did not make any stock option awards during Fiscal 2012.

On December 20, 2012, we effected a significant debt refinancing and paid a $100 million cash dividend to our shareholders. As a result of this dividend recapitalization, we equitably adjusted the outstanding stock options granted during 2010 to the named executive officers by reducing the exercise prices of these stock options from $1,040 to $400. The purpose of the repricing was to mitigate the economic dilution resulting from the payment of a cash dividend to the holders of our common stock, which resulted in a decrease in our stock price. We intended for this adjustment to comply with applicable tax laws, and we did not intend for this adjustment to be treated as the grant of a new stock right or a change in the form of payment of outstanding options for purposes of applicable tax laws.

In connection with the dividend recapitalization, our Compensation Committee also approved a one-time payment to holders of outstanding stock options, including our named executive officers, to compensate them for the resulting decrease in our stock price. This one-time payment was equal to the difference between the per-share dividend paid to shareholders and the reduction in the exercise prices associated with the stock options, as applicable. Also in connection with the dividend recapitalization, a discretionary bonus was paid to Mr. Mills for his efforts in bringing about the successful completion of the transaction. The amounts paid to each named executive officer are reflected in the Fiscal 2012 Summary Compensation Table.

What key compensation decisions did the Compensation Committee make for Fiscal 2013?

Effective May 2013, the Board of Directors approved base salary increases for each of our named executive officers, all of which resulted in increases of three percent or less, with the exception of Mr. Persons, whose increase was 3.45 percent.

What other benefits or perquisites are offered to our named executive officers?

Retirement and Other Benefits. During Fiscal 2012, our named executive officers were eligible to participate in our 401(k) retirement savings plan, the same plan in which all of our non-union employees participated. We did not offer any additional retirement benefits to our named executive officers. The benefits package offered to our named executive officers consisted of health, welfare, short-term and long-term disability, and life insurance benefits, all of which were also available to other non-union employees. These elements of total compensation were designed to be market competitive to attract and retain talented executives, given that most of our competitors provide a 401(k) plan and similar health, welfare, disability and life insurance benefits. We also offered our named executive officers the use of a company car, a company-paid supplemental long-term disability plan, and reimbursement of moving expenses in connection with their hire.

Severance and Change of Control Arrangements. The severance and change of control arrangements in place for each of our named executive officers during Fiscal 2012 represented amounts that we believed were necessary to retain our executives in light of market and other uncertainties and were consistent with market practices. Messrs. Curci, Darrington, Mills, Persons and Barrett were entitled to certain severance benefits in the event of their termination of employment without cause under their respective employment agreements. In addition, our 2007 Stock Plan provides that upon the Company’s change of control, all unvested equity awards outstanding under the plan will automatically vest. We previously entered into Bonus Award Agreements, effective October 27, 2009, with Messrs. Curci, Darrington, Persons and Barrett which permit the Board of Directors, in its sole discretion, to accelerate the payment of any unvested portion of each executive’s cash bonus upon the Company’s change of control. All of the payments in respect of these agreements have been paid and, with the exception of one payment that was paid to Mr. Barrett in November 2013, are included in the Summary Compensation Table set forth below. We believed that these severance and change of control arrangements were necessary to retain the services of our executive officers and to afford them reasonable severance protection so that they could focus on realizing value for shareholders in the event of a change of control and other circumstances that could result in a loss of employment. The Compensation Committee and Board of Directors reviewed these arrangements and had discretion to adjust them to take into account market information and our evolving business goals.

Stock Option Adjustment and Special Cash Retention Bonus

On May 15, 2013, in connection with our restructuring transactions whereby Tops Holding II Corporation was formed and became the parent holding company of Tops Holding LLC, Tops Holding II Corporation assumed sponsorship of the 2007 Stock Plan.

On May 15, 2013, a majority of the voting shareholders of Tops Holding II Corporation approved the repricing of certain option awards previously granted under the 2007 Stock Plan to members of the Company’s management and board of directors (the “Repricing”). The purpose of the Repricing was to mitigate the economic dilution that resulted from the payment of a cash dividend to the holders of Tops Holding II Corporation’s common stock on May 16, 2013 that resulted in a decrease in the stock price (the “Dividend Recapitalization”). The Repricing was completed in accordance with the terms of the 2007 Stock Plan. The exercise price was lowered to $20.00 on 3,707 options held by Frank Curci, our Chief Executive Officer, 1,000 options held by William R. Mills, our Chief Financial Officer, 2,121 options held by Kevin Darrington, our Chief Operating Officer, 1,480 options held by John Persons, our Senior Vice President of Operations and 497.89 Options held by Jack Barrett, our Senior Vice President of Human Resources. In addition, the exercise price on 1,978.78 options held by various other members of our management and board of directors was lowered to $20.00. All options subject to the Repricing were issued prior to the Dividend Recapitalization. No other terms of the options were changed. For more information regarding these and related transactions, please refer to Note 10 to our unaudited consolidated financial statements included elsewhere in this prospectus.

In addition, during Fiscal 2012, the Board of Directors, acting on behalf of Tops Holding II Corporation as the sole member of Tops Holding LLC, unanimously approved bonus payments by Tops Holding LLC to certain persons in connection with the services rendered by such persons in connection with the consummation of the closing of our offering of the Notes due 2018. Bonus payments were made to Mr. Curci in the amount of $2,224,200; to Mr. Mills in the amount of $600,000; to Mr. Darrington in the amount of $1,272,600; to Mr. Persons in the amount of $888,000 and to Mr. Barrett in the amount of $298,800.

Management Purchase

On November 14, 2013, the Sellers, Tops MBO Co and Tops Holding II Corporation signed the Purchase and Sale Agreement for the Management Purchase. Tops MBO Co is owned and controlled by certain current members of our management. The Management Purchase closed effective December 1, 2013. The consummation of the Management Purchase was the result of arms’ length negotiations between the current members of management of Tops Holding II Corporation and the former outside equity owners of Tops Holding II Corporation. Prior to the Management Purchase, members of management owned approximately 7% of the outstanding equity interests in Tops Holding II Corporation, with certain private equity funds and other individuals owning the remaining equity interests. As a result of the Management Purchase, primarily through their ownership of Tops MBO Co, those members of management now beneficially own all of the outstanding equity interests of Tops Holding II Corporation. For more information, see “Unaudited Pro Forma Condensed Consolidated Financial Information.”

For more information regarding the 2007 Stock Plan, please see the section entitled “—2007 Stock Incentive Plan” following the Grants of Plan Based Awards table.

Compensation Committee Report

The Compensation Committee Report included herein was reviewed and discussed by the members of the Compensation Committee as it was comprised during Fiscal 2012. The Compensation Committee discussed the foregoing Compensation Discussion and Analysis with management at the conclusion of Fiscal 2012, and based on this review and discussion, the Compensation Committee recommended to the Board of Directors that this Compensation Discussion and Analysis of Fiscal 2012 compensation paid to our named executive officers be included in this prospectus.

Summary Compensation

The table below shows the compensation of our CEO, our CFO and the three most highly compensated executive officers other than the CEO and CFO serving as of the end of Fiscal 2012:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Frank Curci	2012	542,690	2,558,019	—	486,385	42,746	3,629,840
President, Chief Executive Officer and Director	2011	531,857	450,000	—	589,041	40,373	1,611,271
	2010	516,341	—	282,519	389,544	43,331	1,231,735

Kevin Darrington	2012	363,817	1,424,457	—	244,639	35,570	2,068,483
Chief Operating Officer	2011	355,720	250,050	—	295,967	32,309	934,046
	2010	339,423	—	181,420	194,775	219,125	934,743

William R. Mills	2012	284,749	150,720	—	153,258	29,717	618,444
Senior Vice President, Chief Financial Officer	2011	278,595	—	—	185,129	61,345	525,069
	2010	42,308	—	438,513	25,000	15,473	521,294

John Persons	2012	286,662	952,756	—	154,860	31,951	1,426,229
Senior Vice President, Operations	2011	280,391	166,650	—	186,943	28,780	662,764
	2010	262,882	—	147,453	122,429	27,498	560,262

John Barrett	2012	223,812	332,477	—	120,417	34,401	711,107
Senior Vice President, Human Resources	2011	219,127	58,334	—	145,612	27,347	450,420
	2010	214,119	—	43,557	96,296	28,835	382,807

(1)	The Fiscal 2012 amounts reflect cash paid pursuant to the Bonus Award Agreements effective October 27, 2009 and cash paid in connection with the December 20, 2012 dividend recapitalization and stock option repricing (“Option Payments”). Amounts under the Bonus Award Agreements effective October 27, 2009 were made to Mr. Curci in the amount of $450,000, to Mr. Darrington in the amount of $250,000, to Mr. Persons in the amount of $166,650, and to Mr. Barrett in the amount of $58,334. Option Payments were equal to the difference between the per-share dividend paid to shareholders and the reduction in the exercise price associated with the outstanding options. Option Payments were made to Mr. Curci in the amount of $2,108,019, to Mr. Darrington in the amount of $1,174,457, to Mr. Mills in the amount of $50,720, to Mr. Persons in the amount of $786,106, and to Mr. Barrett in the amount of $274,143. The amount for Mr. Mills also includes a one-time bonus of $100,000 paid upon the successful completion of the dividend recapitalization. The Fiscal 2011 amounts reflect cash paid pursuant to Bonus Award Agreements effective October 27, 2009.
(2)	Amounts reflect the aggregate grant date fair value of stock option awards. The fair value of each option grant is estimated based on the fair market value on the date of grant and using the Black-Scholes option pricing model. For a more detailed discussion on the valuation model and assumptions used to calculate the fair value of our options, refer to Note 12 of our audited consolidated financial statements included elsewhere in this prospectus.
(3)	These amounts represent cash paid in respect of our annual short-term incentive based cash bonus plan for performance in the applicable fiscal year.
(4)	These amounts represent health and welfare premiums, life insurance premiums, short-term disability premiums, long-term disability premiums, 401(k) matching contributions and the Company’s incremental cost of the named executive officers’ use of a company car, taxable relocation expenses, and certain tax gross-up payments. Mr. Darrington’s Fiscal 2010 amount includes a payment of $186,879 to compensate him for taxes that he was expected to incur as a result of the Company’s forgiveness of a five-year loan that the Company made to him in 2009 in connection with his relocation expenses. The Board of Directors discretionarily determined to forgive this loan and any interest accrued thereon based on Mr. Darrington’s performance and service during 2009.

Equity And Non-Equity Incentive Plans

The table below sets forth equity and non-equity compensation awards granted to our named executive officers during Fiscal 2012:

Grants of Plan-Based Awards

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Option Awards: Number of Securities	Option Exercise	Grant Date Fair Value of Stock and Option
Name	Threshold ($)(1)	Target ($)(1)	Maximum ($)(1)	Underlying Options	Price ($)	Awards ($)
Frank Curci	—	546,500	—	—	—	—
Kevin Darrington	—	274,875	—	—	—	—
William R. Mills	—	172,200	—	—	—	—
John Persons	—	174,000	—	—	—	—
John Barrett	—	135,300	—	—	—	—

(1)	Represents annual incentive award targets under our annual cash bonus plan. The awards for named executive officers did not have threshold or maximum amounts.

2007 Stock Incentive Plan

During Fiscal 2012, we maintained one equity incentive plan, the 2007 Stock Plan, under which the Compensation Committee was permitted to grant stock option awards to directors, eligible employees, consultants and independent contractors. At the end of Fiscal 2012, there are 13,600 shares of common stock reserved under the 2007 Stock Plan, which shares remain issuable until utilized pursuant to a participant’s exercise of a stock option. The terms of any stock option granted under the 2007 Stock Plan are generally set forth in an option agreement with the grantee; nonetheless, the exercise price for stock options awarded under the plan must equal or exceed the fair market value on the date of grant and the term of any option granted may not exceed ten years. If a participant exercised a stock option prior to the Management Purchase, he or she would have been required to comply with the Shareholders’ Agreement (described in Note 12 to our audited consolidated financial statements included elsewhere in this prospectus). Under the 2007 Stock Plan, the Compensation Committee was required to adjust outstanding stock options in an equitable manner in the event of a corporate transaction, equity restructuring or change in the capitalization of the Company to preserve the aggregate intrinsic value of those stock options.

The 2007 Stock Plan provides that upon a change of control of the Company, any outstanding unvested awards granted under the plan will automatically vest and become exercisable on the effective date of change of control. As in effect at the end of Fiscal 2012, a change of control under the 2007 Stock Plan generally includes (i) a change in the ownership of 50 percent or more of the total voting power of the Company’s voting securities; (ii) a merger or consolidation of the Company that would result in a change in more than 50 percent of the total voting power represented by the voting securities of the Company or a surviving entity; (iii) the consummation of a complete liquidation of the Company or an agreement for the sale of substantially all of the Company’s assets; (iv) the transfer by MSPE of 80 percent or more of their then-owned shares of stock to anyone other than a permitted transferee; or (v) any other event that the Board of Directors determines to be a change of control and sets forth in an option agreement. A change of control does not include any acquisition of securities or voting power due to a public offering.

On May 15, 2013, in connection with our restructuring transactions whereby Tops Holding II Corporation was formed and became the parent holding company of Tops Holding LLC, Tops Holding II Corporation assumed sponsorship of the 2007 Stock Plan.

The following table gives information on option awards that were outstanding for each named executive officer at December 30, 2012:

Outstanding Equity Awards At Fiscal Year-End

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexerciseable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)		Option Expiration Date
Frank Curci	2,000	(1)	1,000	(1)	—	400	(7)	1/24/2018
	353	(2)	354	(2)	—	400	(8)	10/5/2020
Kevin Darrington	1,111	(3)	556	(3)	—	400	(7)	3/3/2018
	227	(2)	227	(2)	—	400	(8)	10/5/2020
William R. Mills	—		1,000	(4)	—	400	(8)	11/1/2020
John Persons	740	(5)	371	(5)	—	400	(7)	2/14/2018
	184	(2)	185	(2)	—	400	(8)	10/5/2020
John Barrett	259	(6)	130	(6)	—	400	(7)	11/19/2018
	54	(2)	55	(2)	—	400	(8)	10/5/2020

(1)	Stock options granted on January 24, 2008 that vest in three equal annual installments on January 24, 2011, 2012, and 2013.
(2)	Stock options granted on October 5, 2010 that vest in four equal annual installments on October 5, 2011, 2012, 2013, and 2014.
(3)	Stock options granted on March 3, 2008 that vest in three equal annual installments on March 3, 2011, 2012, and 2013.
(4)	Stock options granted on November 1, 2010 that vest in three equal annual installments on November 1, 2013, 2014, and 2015.
(5)	Stock options granted on February 14, 2008 that vest in three equal annual installments on February 14, 2011, 2012, 2013.
(6)	Stock options granted on November 19, 2008 that vest in three equal annual installments on November 19, 2011, 2012, and 2013.
(7)	The exercise price of these stock option awards was decreased from $1,000 to $400 as of October 27, 2009 in connection with a refinancing and related extraordinary dividend paid by the Company to its shareholders in October 2009. This modification was to preserve the aggregate intrinsic value of the stock options immediately after the recapitalization transaction. For more information regarding the recapitalization and the adjustment of the stock option awards, see Note 12 to our audited consolidated financial statements included elsewhere in this prospectus.
(8)	The exercise price of these stock option awards was decreased from $1,040 to $400 as of December 28, 2012 in connection with a refinancing and related extraordinary dividend paid by the Company to its shareholders in December 2012. This modification was enacted to preserve the aggregate intrinsic value of the stock options immediately after the recapitalization transaction. For more information regarding the recapitalization and the adjustment of the stock option awards, see Note 12 to our audited consolidated financial statements included elsewhere in this prospectus.

Retirement Arrangements For Named Executive Officers

During Fiscal 2012, we did not provide special retirement benefits to our named executive officers. Our named executive officers were eligible to participate in the Tops Markets, LLC 401(k) retirement savings plan, which is available to all of our non-union employees, and which is described in Note 14 to the audited consolidated financial statements included elsewhere in this prospectus.

Employment Agreements

As of December 29, 2012, all of our named executive officers were party to employment agreements or other similar agreements with Tops Markets, LLC. The equity awards granted to our named executive officers in connection with their prior employment agreements have all vested in full and been exercised.

Frank Curci—Mr. Curci’s employment agreement became effective on December 1, 2007, and is subject to automatic one-year renewals on December 1 of each year (unless notice of non-renewal is provided by either party within ten days prior to the expiration of the term). Under Mr. Curci’s agreement, he is entitled to an annual base salary and an annual bonus opportunity based on a percentage of his base salary. If we terminate Mr. Curci’s employment without cause, he is entitled to severance payments in the amount of his annual base salary and continued coverage under our welfare and benefit plans during the “severance period,” which would end on the one-year anniversary of his termination date. He may also receive a discretionary pro-rated bonus amount in the year of his termination of employment. Mr. Curci is prohibited from providing services or engaging in activities with a competitor of us during employment and for a period of one year after his termination of employment and will not disclose the Company’s confidential information. During that same period, Mr. Curci is also prohibited from soliciting our customers, suppliers and other employees. We may extend the non-competition/non-solicitation period for up to one additional year if we continue to pay Mr. Curci his annual base salary over the course of such year.

William R. Mills—Mr. Mills’ employment agreement originally became effective on November 1, 2010. Under Mr. Mills’ agreement, he is entitled to an annual base salary and an annual bonus opportunity based on a percentage of his base salary. For 2010, Mr. Mills was guaranteed an annual bonus of at least $25,000. Mr. Mills employment agreement does not provide for a set term of employment, but if we terminate his employment without cause, he is entitled to severance payments in the amount of his annual base salary and continued coverage under our welfare and benefit plans for a period of one year after his termination date. Mr. Mills is prohibited from providing services or engaging in activities with a competitor of us during employment and for a period of one year after his termination of employment and will not disclose the Company’s confidential information. During that same period, Mr. Mills is also prohibited from soliciting our customers, suppliers and other employees.

Kevin Darrington—Mr. Darrington’s employment agreement originally became effective on March 3, 2008. Under Mr. Darrington’s agreement, he is entitled to an annual base salary and an annual bonus opportunity based on a percentage of his base salary. Mr. Darrington’s employment agreement does not provide for a set term of employment, but if we terminate his employment without cause, he is entitled to severance payments in the amount of his annual base salary and continued coverage under our welfare and benefit plans for a period of one year after his termination date. Mr. Darrington is prohibited from providing services or engaging in activities with a competitor of us during employment and for a period of one year after his termination of employment and will not disclose the Company’s confidential information. During that same period, Mr. Darrington is also prohibited from soliciting our customers, suppliers and other employees.

John Persons—Mr. Person’s employment agreement originally became effective on May 2, 2010. Under Mr. Person’s agreement, he is entitled to an annual base salary and an annual bonus opportunity based on a percentage of his base salary. Mr. Person’s employment agreement does not provide for a set term of employment, but if we terminate his employment without cause, he is entitled to severance payments in the amount of his annual base salary and continued coverage under our welfare and benefit plans for a period of one year after his termination date. Pursuant to his employment agreement, Mr. Persons is prohibited from providing services or engaging in activities with a competitor of us during employment and for a period of one year after his termination of employment and will not disclose the Company’s confidential information. During that same period, Mr. Persons is also prohibited from soliciting our customers, suppliers and other employees.

John Barrett—Mr. Barrett’s employment agreement originally became effective on May 2, 2010. Under Mr. Barrett’s agreement, he is entitled to an annual base salary and an annual bonus opportunity based on a percentage of his base salary. Mr. Barrett’s employment agreement does not provide for a set term of employment, but if we terminate his employment without cause, he is entitled to severance payments in the amount of his annual base salary and continued coverage under our welfare and benefit plans for a period of one year after his termination date. Pursuant to his employment agreement, Mr. Barrett is prohibited from providing services or engaging in activities with a competitor of us during employment and for a period of one year after his termination of employment and will not disclose the Company’s confidential information. During that same period, Mr. Barrett is also prohibited from soliciting our customers, suppliers and other employees.

Potential Payments Upon Termination or Change of Control

We entered into employment agreements and maintain incentive plans that require us to provide compensation to our named executive officers in the event of termination of their employment or a change of control of Tops Markets, LLC. The amount of compensation payable to each named executive officer in each situation is listed in the table below, based on the assumption that the triggering event took place on December 30, 2012:

	Severance ($)(1)	Value of Unvested Equity-Based Awards ($)(2)	Value of Unvested Special Cash Retention Bonus Awards ($)(3)	Present Value of Health / Welfare Benefits ($)(4)	Other Compensation or Payments ($)(5)	Total ($)
Involuntary termination without cause
Frank Curci	546,500	—	—	9,730	—	556,230
Kevin Darrington	366,500	—	—	10,031	—	376,531
William R. Mills	287,000	—	—	11,851	—	298,851
John Persons	290,000	—	—	10,311	—	300,311
John Barrett	225,500	—	—	10,046	—	235,546

Death and disability
Frank Curci	—	—	450,000	4,865	268,830	723,695
Kevin Darrington	—	—	250,000	5,015	178,830	433,845
William R. Mills	—	—	—	5,925	139,080	145,005
John Persons	—	—	166,650	5,155	140,580	312,385
John Barrett	—	—	58,334	5,023	108,330	171,687

Termination without cause within one year after a change of control(6)
Frank Curci	546,500	97,488	450,000	9,730	—	1,103,718
Kevin Darrington	366,500	56,376	250,000	10,031	—	682,907
William R. Mills	287,000	72,000	—	11,851	—	370,851
John Persons	290,000	40,032	166,650	10,311	—	506,993
John Barrett	225,500	13,320	58,334	10,046	—	307,200

(1)	Includes one times the annual base salary. The Company may also, at its discretion, pay a termination-year bonus prorated to correspond with the portion of the year ending at termination.
(2)	The value of unvested equity-based awards are calculated based on the fair market value of our common stock as of December 30, 2012 of $472 per share.
(3)	Includes the accelerated payment of the unvested portion of the under the Bonus Award Agreements effective October 27, 2009.
(4)	Includes the estimated value of allowing continued participation in our medical, prescription, dental, and vision plans for a period of one year. These benefits may be terminated within one year if the named executive officer obtains coverage from a new employer.
(5)	Represents an arrangement under which, if a named executive officer terminates employment due to disability, the Company will pay the executive an amount equal to the difference between the benefits received by the executive under the Company’s short-term disability program and his full salary amount until the Company’s long-term disability insurance coverage begins. Payments listed in this column apply only in the event of the named executive officer’s termination due to disability.
(6)	If the named executive officer’s employment is terminated within one year after a change of control, then the unvested portion of the Bonus Award Agreements effective October 27, 2009 must be paid. On the other hand, the Board of Directors has the discretion to pay unvested bonus amounts upon a change of control to the extent the change of control constitutes a change in the ownership or effective control of the Company or of a sale of substantially all of the assets of the Company and the Board of Directors makes such payments under all similar plans or arrangements.

2012 Director Compensation

Name	Fees Earned Or Paid in Cash ($)	All Other Compensation ($)(1)	Total ($)
Gary Matthews	—	—	—
Eric Fry	—	—	—
Gregory Josefowicz	60,000	212,107	272,107
Eric Kanter	—	—	—
Stacey Rauch	60,000	12,680	72,680

(1)	This amount reflects $174,607 paid to Mr. Josefowicz and $12,680 paid to Ms. Rauch as equitable compensation in connection with the December 2012 dividend recapitalization, and $37,500 paid to Mr. Josefowicz pursuant to a Bonus Award Agreement effective October 27, 2009.

Director Compensation

Compensation for non-employee directors who are not employees of MSPE (“External Directors”) generally consists of an annual cash retainer and an initial equity grant upon election as a member of the Board of Directors. In Fiscal 2012, Mr. Josefowicz and Ms. Rauch were the only directors who received compensation for their service on the Board of Directors.

Compensation Committee Interlocks and Insider Participation

During Fiscal 2012, our Compensation Committee was comprised of Messrs. Matthews, Fry, Kanter and Josefowicz. Messrs. Matthews and Josefowicz were each appointed to the Compensation Committee in 2007. Mr. Kanter was appointed to the Compensation Committee in 2009. Mr. Fry was appointed to the Compensation Committee in May 2011. None of these individuals has been at any time an officer or employee of our Company. During Fiscal 2012, we had no compensation committee “interlocks”—meaning that it was not the case that an executive officer of ours served as a director or member of the compensation committee of another entity and an executive officer of the other entity served as a director or member of our Compensation Committee.

In connection with the Management Purchase, Messrs. Matthews, Fry, Kanter and Josefowicz, all of whom served on the Company’s Compensation Committee during Fiscal 2012, stepped down as board members. Since the Management Purchase, the Company has not established a compensation committee, nor does it have a compensation committee charter, and does not expect to establish such a committee in the foreseeable future. The Company does not believe it is necessary at this time to maintain a separate compensation committee because each member of the board is an executive officer of the Company. As such, the Company believes that it is most appropriate for the entire board to perform the function of a compensation committee.

BENEFICIAL OWNERSHIP

The following table sets forth the beneficial ownership of shares of common stock of Tops Holding II Corporation of each of our directors and our named executive officers. The address of each of the shareholders is 6363 Main Street, Williamsville, New York 14221.

	Shares beneficially owned
	Number (#)		Percentage (%) (8)
Shareholders
Frank Curci	59,204	(1)	46.78
Kevin Darrington	22,209	(2)	17.55
John Persons	17,552	(3)	13.87
Jack Barrett	7,195	(4)	5.69
Rick Mills	17,075	(5)	13.49
Lynne Burgess	1,892	(6)	1.49
Other Members of Management	1,432	(7)	1.13

Total	126,560		100.00

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the shares of common stock of Tops Holding II Corporation.

We believe that the shareholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such shareholders.

(1)	Includes 59,203 shares beneficially owned due to ownership of 59,581 shares of common stock of Tops MBO Co.
(2)	Includes 22,208 shares beneficially owned due to ownership of 22,350 shares of common stock of Tops MBO Co.
(3)	Includes 17,551 shares beneficially owned due to ownership of 17,663 shares of common stock of Tops MBO Co.
(4)	Includes 7,194 shares beneficially owned due to ownership of 7,240 shares of common stock of Tops MBO Co.
(5)	Includes 17,074 shares beneficially owned due to ownership of 17,183 shares of common stock of Tops MBO Co.
(6)	Includes 1,891 shares beneficially owned due to ownership of 1,903 shares of common stock of Tops MBO Co.
(7)	Includes shares held by eight other members of management, collectively.
(8)	Percentage of shares of common stock owned is based on 126,560 shares of common stock of Tops Holding II Corporation issued and outstanding.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policy with Respect to Approval of Related Party Transactions

Under its charter, our audit committee is responsible for reviewing and approving the terms and conditions of all transactions between us and any employee, officer, director and certain of their family members and other related persons required to be reported under Item 404 of SEC Regulation S-K. In practice, related party transactions are reviewed and approved by directors that do not have a direct or indirect interest in such transaction. We have not adopted written policies and procedures with respect to the approval of related party transactions. Generally, under the agreements governing the notes and the ABL Facility, we are prohibited from entering into transactions with affiliates except upon terms that, taken as a whole, are materially not less favorable to us than could be obtained, at the time of such transaction, in a comparable arm’s-length transaction with a person that is not such an affiliate.

Transaction and Monitoring Fee Agreement

        Effective November 30, 2007, Tops Holding LLC (formerly known as Tops Holding Corporation) entered into a Transaction and Monitoring Fee Agreement with MSPE and Graycliff Partners LP (“Graycliff”). Under this agreement, MSPE and Graycliff’s services included, among other things, providing (i) advice regarding the structure, terms, conditions and other provisions of debt and equity offerings and advice regarding relationships with Tops Holding LLC and its subsidiaries’ lenders and bankers, (ii) advice regarding the strategy of Tops Holding LLC, (iii) advice regarding dispositions and/or acquisitions and (iv) such other advice as may be reasonably requested by Tops Holding LLC. In consideration of services provided, Tops Holding LLC incurred annual monitoring fees of $0.8 million to MSPE and $0.2 million to Graycliff, payable in quarterly installments. During Fiscal 2012, Fiscal 2011 and Fiscal 2010, monitoring fees of $1.0 million were paid. During each of the 40-week periods ended October 5, 2013 and October 6, 2012, monitoring fees of $0.8 million were paid. These fees were included in administrative expenses in the consolidated statements of comprehensive (loss) income. MSPE and Graycliff were entitled to reimbursement for all reasonable out-of-pocket costs and expenses associated with the services under the agreement, including fees and disbursements to professionals, costs of outside services or independent contractors, regulatory filing fees and transportation, per diem, word processing and similar expenses associated with ordinary operations. This Transaction and Monitoring Fee Agreement was terminated as a consequence of the Management Purchase.

Shareholders’ Agreement

Each of the Shareholders of Tops MBO Corporation and Tops MBO Corporation are parties to a Shareholders’ Agreement dated November 29, 2013 (the “Shareholders’ Agreement”). The previous shareholders’ agreement among MSPE and the other former shareholders of Tops Holding II Corporation has been terminated. The Shareholders’ Agreement contains provisions respecting the election of directors, and provides for certain restrictions on transfer, tag-along rights, drag-along rights, preemptive rights, and put and call rights arising in certain events, each as is customary for agreements of this type.

DESCRIPTION OF OTHER INDEBTEDNESS

The ABL Facility

On December 14, 2012, Tops Markets, LLC entered into an amended and restated asset-based revolving credit facility with Bank of America, N.A., as collateral agent and administrative agent. The ABL Facility allows a maximum borrowing capacity of $125.0 million, subject to a borrowing base calculation, with an option for future upsizing to $175.0 million if certain conditions are met. The borrowing base includes inventory, pharmacy prescription files and certain receivables. The ABL Facility will mature on or before December 14, 2017. Based upon the borrowing base calculation as of October 5, 2013, the unused availability under the 2017 ABL Facility was $46.6 million, after giving effect to $15.4 million of letters of credit outstanding thereunder. As of December 29, 2012, $14.8 million of letters of credit were outstanding under the 2017 ABL Facility. The ABL Facility was amended on November 13, 2013 to receive consent to complete the Management Purchase.

Revolving loans under the ABL Facility, at the option of Tops Markets, LLC, bear interest at either (i) a rate equal to LIBOR plus a margin of 150 to 200 basis points, determined based on levels of borrowing availability reset each fiscal quarter, or (ii) a rate equal to the prime rate (as defined in the ABL Facility) plus a margin of 50 to 100 basis points, determined based on levels of borrowing availability reset each fiscal quarter. As of October 5, 2013 and December 29, 2012, the effective interest rate on borrowings under the 2017 ABL Facility was 2.07% and 2.06%, respectively.

The ABL Facility is collateralized primarily by (i) first-priority interests, subject to certain exceptions and permitted liens, in our assets that secure the ABL Facility on a first-priority basis, including present and future receivables, deposit accounts, inventory, prescription lists, and certain rights and proceeds relating thereto (collectively, the “ABL Priority Collateral”) and (ii) second-priority interests, subject to certain exceptions and permitted liens, in the Notes Priority Collateral (as defined below).

The ABL Facility contains a fixed charge coverage ratio covenant that only becomes applicable when (a) an event of default under the ABL Facility occurs and is continuing or (b) the availability (as defined under the ABL Facility) is less than the lesser of 10% of (i) the aggregate commitments thereunder and (ii) the borrowing base thereunder. The ABL Facility also contains other customary affirmative and negative covenants, including restrictions on indebtedness, liens, type of business, acquisitions, investments, sale or transfer of assets, payment of dividends, prepayments of indebtedness, transactions involving affiliates and changes in control and until May 14, 2015 (or an earlier date as agreed by the administrative agent under the ABL Facility in its sole discretion), minimum availability (as defined under the ABL Facility) and maximum capital expenditures. Failure to meet any of these covenants would be an event of default. As of October 5, 2013, we were in compliance with all such covenants.

THE EXCHANGE OFFERS

Purpose and Effect of the Exchange Offers; Registration Rights

We issued the unregistered Notes due 2017 on December 20, 2012 and the unregistered Notes due 2018 on May 15, 2013. The initial purchasers, which were Merrill, Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, BMO Capital Markets Corp. and Wells Fargo Securities LLC for the Notes due 2017 and Merrill, Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC for the Notes due 2018, resold the unregistered notes in reliance on Rule 144A and Regulation S under the Securities Act. In connection with the sale of the unregistered notes, we entered into registration rights agreements with these initial purchasers. Under the registration rights agreements, we agreed to use our reasonable best efforts, unless prohibited by applicable law or SEC policy, to:

•	file a registration statement relating to the exchange offer with the SEC;

•	cause such registration statement to be declared effective by the SEC under the Securities Act; and

•	consummate the exchange offers for the Notes due 2017 on or before December 20, 2013 and for the Notes due 2018 on or before May 15, 2014.

If you participate in the exchange offers, you will, with limited exceptions, receive exchange notes that are freely tradable and not subject to restrictions on transfer. You should read the information below under the heading “—Resale of Exchange Notes” for more information relating to your ability to transfer exchange notes.

The exchange offers are not being made to, nor will we accept tenders for exchange from, holders of unregistered notes in any jurisdiction in which the exchange offers or the acceptance of the exchange offers would not be in compliance with the securities laws or blue sky laws of such jurisdiction.

If you are eligible to participate in these exchange offers and you do not tender your unregistered notes as described in this prospectus, you will not have any further registration rights. In that case, your unregistered notes may continue to be subject to restrictions on transfer under the Securities Act.

Other than the federal securities laws, there are no federal or state regulatory requirements with which the S-4 registrants must comply and there are no approvals that the S-4 registrants must obtain in connection with the exchange offers.

Shelf Registration

In the registration rights agreements, we agreed to file a shelf registration statement in certain circumstances, including if:

•	we determine upon advice of counsel that we are not permitted to consummate the exchange offers because the exchange offers are not permitted by applicable law or SEC policy;

•	the exchange offers are not consummated for any reason by, in the case of the Notes due 2017, December 20, 2013, and in the case of the Notes due 2018, May 15, 2014; or

•	prior to December 20, 2013 with respect to the Notes due 2017 and May 15, 2014 with respect to the Notes due 2018:

•	any initial purchaser so requests with respect to unregistered notes that are not eligible to be exchanged for exchange notes in the exchange offers;

•

any holder of unregistered notes notifies us that (i) it is prohibited by applicable law or SEC policy from participating in the exchange offers, (ii) it may not resell any exchange notes acquired by it in the exchange offers without delivering a prospectus and this prospectus is not appropriate or available for such resales, or (iii) it is a broker-dealer and holds unregistered notes acquired directly from us or one of our affiliates; or

•

in the case of any initial purchaser that participates in the exchange offers or acquires exchange notes, such initial purchaser notifies us that it will not receive freely tradable exchange notes in exchange for unregistered notes constituting any portion of an unsold allotment.

If a shelf registration statement is required, we will use our commercially reasonable best efforts to:

•	file the shelf registration statement with the SEC as promptly as practicable;

•	cause the shelf registration statement to be declared effective by the SEC on or prior to 120 days after such filing obligation arises; and

•

keep the shelf registration statement effective until the earlier of (1) two years after the applicable issue date and (2) the date that all of the applicable unregistered notes have been sold under the shelf registration statement.

The shelf registration statement will permit only certain holders to resell their unregistered notes from time to time. In particular, we may require, as a condition to including a holder’s unregistered notes in the shelf registration statement, such holder to furnish to us information regarding itself and the proposed disposition by it of its notes as we may from time to time reasonably request in writing.

If we are required to file a shelf registration statement, we will provide to each holder of unregistered notes that are covered by the shelf registration statement copies of the prospectus that is a part of the shelf registration statement and notify each such holder when the shelf registration statement becomes effective. A holder who sells unregistered notes pursuant to the shelf registration statement will be required to be named as a selling securityholder in the prospectus and to deliver a copy of the prospectus to purchasers. Such holder will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales, and will be bound by the provisions of the registration rights agreements which are applicable to such a holder (including the applicable indemnification obligations).

Additional Interest

If a registration default (as defined below) occurs, we will be required to pay additional interest to each holder of unregistered notes. During the first 90-day period immediately after the first registration default occurs, we will pay additional interest equal to 0.25% per annum, which will increase by an additional 0.25% per annum during each subsequent 90-day period until all registration defaults are cured, up to a maximum of 1.00% per annum. Such additional interest will accrue only for those days that a registration default occurs and is continuing. At the earlier of (1) the cure of all registration defaults and (2) the second anniversary of the applicable issue date, no more additional interest will accrue and the interest rate will revert to the rate otherwise payable under the terms of the notes.

A “registration default” includes any of the following:

•	we fail to consummate the exchange offers by, in the case of the Notes due 2017, December 20, 2013, or in the case of the Notes due 2018, May 15, 2014;

•	any shelf registration statement required to be filed is not declared effective by the SEC 120 days after such filing obligation arises; or

•

any registration statement required to be filed has been declared effective but ceases to be effective at any time at which it is required to be effective under the applicable registration rights agreement.

A registration default for the Notes due 2017 occurred as of December 21, 2013 because the exchange offer for such notes has not yet been consummated. The issuers of the Notes due 2017 are required to pay additional interest as set forth above until the consummation of the exchange offer for the Notes due 2017.

The exchange offers are intended to satisfy our exchange offer obligations under the registration rights agreements. Upon the consummation of the exchange offers, the exchange notes will not have rights to additional interest as set forth above. The above summary of the registration rights agreements is not complete and is subject to, and qualified by reference to, all the provisions of the registration rights agreements. Copies of the registration rights agreements are exhibits to the registration statement that includes this prospectus.

Terms of the Exchange Offers

Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we are offering to exchange $1,000 principal amount of exchange notes for each $1,000 principal amount of unregistered notes. You may tender some or all of your unregistered notes only in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As of the date of this prospectus, $460.0 million aggregate principal amount of the Notes due 2017 and $150.0 million aggregate principal amount of the Notes due 2018 are outstanding.

The terms of the exchange notes to be issued are substantially similar to the unregistered notes, except that the offering of the exchange notes will have been registered under the Securities Act and, therefore, the certificates for the exchange notes will not bear legends restricting their transfer. In addition, the exchange notes will not have registration rights and will not have rights to additional interest. The exchange notes will be issued under and be entitled to the benefits of the indentures pursuant to which the unregistered notes were issued.

In connection with the issuance of the unregistered notes, we arranged for the unregistered notes to be issued and transferable in book-entry form through the facilities of DTC. The exchange notes will also be issuable and transferable in book-entry form through the facilities of DTC.

There will be no fixed record date for determining the eligible holders of the unregistered notes that are entitled to participate in the exchange offers. We will be deemed to have accepted for exchange validly tendered unregistered notes when and if we have given oral (promptly confirmed in writing) or written notice of acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders of unregistered notes for the purpose of receiving exchange notes from us and delivering them to such holders.

If any tendered unregistered notes are not accepted for exchange because of an invalid tender or the occurrence of certain other events described herein, certificates for any such unaccepted unregistered notes will be returned, without expenses, to the tendering holder thereof promptly after the expiration of the exchange offers.

Holders of unregistered notes who tender in the exchange offers will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of unregistered notes for exchange notes pursuant to the exchange offers. We will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offers. It is important that you read the section “—Fees and Expenses” below for more details regarding fees and expenses to be incurred in the exchange offers.

Any unregistered notes which holders do not tender or which we do not accept in the exchange offers will remain outstanding and continue to accrue interest and may be subject to restrictions on transfer under the Securities Act. We will not have any obligation to register the offer or sale of such unregistered notes under the Securities Act. Holders wishing to transfer unregistered notes would have to rely on exemptions from the registration requirements of the Securities Act.

Conditions of the Exchange Offers

You must tender your unregistered notes in accordance with the requirements of this prospectus and the letter of transmittal in order to participate in the exchange offers. Notwithstanding any other provisions of the exchange offers, or any extensions of the exchange offers, we will not be required to accept for exchange any unregistered notes, and may amend or terminate the exchange offers if:

•	the exchange offers, or the making of any exchange by a holder of unregistered notes, violates any applicable law or SEC policy;

•

any action or proceeding shall have been instituted or threatened with respect to an exchange offers which, in our reasonable judgment, would impair our ability to proceed with either exchange offer; and

•

any law, rule or regulation or applicable interpretations of the staff of the SEC have been issued or promulgated, which, in our good faith determination, does not permit us to effect either exchange offers.

Expiration Date; Extensions; Amendment; Termination

The exchange offers will expire 5:00 p.m., New York City time, on             , 2014, unless we, in our sole discretion, extend the period of time for which either exchange offer is open. In the case of any extension, we will notify the exchange agent orally (promptly confirmed in writing) or in writing of any extension. We will also notify the registered holders of unregistered notes of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration of either exchange offer.

To the extent we are legally permitted to do so, we expressly reserve the right, in our sole discretion, to:

•	delay accepting any unregistered senior note due to an amendment or extension to the exchange offer;

•	waive any condition of the exchange offers; and

•	amend the terms of either exchange offer in any manner.

We will give oral or written notice of any non-acceptance or amendment to the registered holders of the unregistered notes as promptly as practicable. If we consider an amendment to an exchange offer to be material, we will promptly inform the registered holders of unregistered notes of such amendment in a reasonable manner.

If we determine, in our reasonable discretion, that any of the events or conditions described in “—Conditions of the Exchange Offers” has occurred, we may terminate an exchange offer. We may:

•	refuse to accept any unregistered notes and return to the holders any unregistered notes that have been tendered;

•

extend an exchange offer and retain all unregistered notes tendered prior to the expiration of such exchange offer, subject to the rights of the holders to withdraw their tendered unregistered notes; or

•	waive the condition with respect to such exchange offer and accept all properly tendered unregistered notes that have not been withdrawn.

If any such waiver constitutes a material change in an exchange offer, we will disclose the change by means of a supplement to this prospectus that will be distributed to each registered holder of unregistered notes, and we will extend such exchange offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders of the unregistered notes, if such exchange offer would otherwise expire during that period.

Any determination by us concerning the events described above will be final and binding upon the parties. Without limiting the manner by which we may choose to make public announcements of any extension, delay in acceptance, amendment or termination of an exchange offer, we will have no obligation to publish, advertise, or otherwise communicate any public announcement, other than by making a timely release to a financial news service.

Interest on the Exchange Notes

The Notes due 2017 accrue interest from and including December 20, 2012. Interest is payable on the Notes due 2017 semiannually on June 15 and December 15 of each year, commencing June 15, 2013. The Notes due 2018 accrue interest from and including May 15, 2013. Interest is payable on the Notes due 2017 semiannually on June 15 and December 15 of each year, commencing December 15, 2013. Holders of unregistered notes that are accepted for exchange will be deemed to have waived the right to receive any payment in respect of interest accrued from the date of the last interest payment date that was made in respect of the unregistered notes until the date of the issuance of the exchange notes. Consequently, holders of exchange notes will receive the same interest payments that they would have received had they not accepted an exchange offer.

Resale of Exchange Notes

Based upon existing interpretations of the staff of the SEC set forth in several no-action letters issued to third parties unrelated to us, we believe that the exchange notes issued pursuant to the exchange offers for the unregistered notes may be offered for resale, resold and otherwise transferred by you without complying with the registration and prospectus delivery provisions of the Securities Act, provided that:

•	any exchange notes to be received by you will be acquired in the ordinary course of your business;

•	you are not engaged in, do not intend to engage in and have no arrangement or understanding with any person to engage in, the distribution of the unregistered notes or exchange notes;

•

you are not an “affiliate” (as defined in Rule 405 under the Securities Act) of ours or, if you are such an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•	if you are a broker-dealer, you have not entered into any arrangement or understanding with us or any of our “affiliates” to distribute the exchange notes; and

•	you are not acting on behalf of any person or entity that could not truthfully make these representations.

If you wish to participate in the exchange offers, you will be required to make these representations to us in a letter of transmittal. If our belief is inaccurate and you transfer any exchange note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration under the Securities Act, you may incur liability under the Securities Act. We do not assume or indemnify you against such liability.

In addition, if you are a broker-dealer and you will receive exchange notes for your own account in exchange for unregistered notes that were acquired as a result of market-making activities or other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an “underwriter” within the meaning of the Securities Act. The prospectus, as it may be amended or supplemented from time to time, may be used by any broker-dealers in connection with resales of exchange notes received in exchange for unregistered notes. We have agreed to use commercially reasonable efforts to have the registration statement, of which this prospectus forms a part, remain effective until 180 days after the date of the consummation of the exchange offers for use by participating broker-dealers. We have also agreed to amend or supplement this prospectus during this 180-day period, if requested by one or more participating broker-dealers, in order to expedite or facilitate such resales.

Upon consummation of the exchange offers, the exchange notes will have different CUSIP and ISIN numbers from the unregistered notes.

Procedures for Tendering

The term “holder” with respect to the exchange offers means any person in whose name unregistered notes are registered on our agent’s books or any other person who has obtained a properly completed bond power from the registered holder, or any person whose unregistered notes are held of record by DTC who desires to deliver such unregistered notes by book-entry transfer at DTC.

Except in limited circumstances, only a DTC participant listed on a DTC notes position listing with respect to the unregistered notes may tender its unregistered notes in the exchange offers. To tender unregistered notes in the exchange offers:

•	holders of unregistered notes that are DTC participants may follow the procedures for book-entry transfer as provided for below under “—Book-Entry Transfer” and in the letter of transmittal.

In addition:

•	the exchange agent must receive any corresponding certificate or certificates representing unregistered notes along with the letter of transmittal;

•

the exchange agent must receive, before expiration of the exchange offers, a timely confirmation of book-entry transfer of unregistered notes into the exchange agent’s account at DTC according to standard operating procedures for electronic tenders described below and a properly transmitted agent’s message described below; or

•	the holder must comply with the guaranteed delivery procedures described below.

The tender by a holder of unregistered notes will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal. If less than all the unregistered notes held by a holder of unregistered notes are tendered, a tendering holder should fill in the amount of unregistered notes being tendered in the specified box on the letter of transmittal. The entire amount of unregistered notes delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

The method of delivery of unregistered notes, the letter of transmittal and all other required documents or transmission of an agent’s message, as described under “—Book-Entry Transfer,” to the exchange agent is at the election and risk of the holder. Instead of delivery by mail, we recommend that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery prior to the expiration of the exchange offers. No letter of transmittal or unregistered notes should be sent to us but must instead be delivered to the exchange agent. Delivery of documents to DTC in accordance with their procedures will not constitute delivery to the exchange agent.

If you are a beneficial owner of unregistered notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your unregistered notes, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing a letter of transmittal and delivering your unregistered notes, either:

•	make appropriate arrangements to register ownership of the unregistered notes in your name; or

•	obtain a properly completed bond power from the registered holder.

The transfer of record ownership may take considerable time and might not be completed prior to the expiration date.

Signatures on a letter of transmittal or a notice of withdrawal as described in “—Withdrawal of Tenders” below, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Exchange Act, unless the unregistered notes tendered pursuant thereto are tendered:

•	by a registered holder who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instructions” in a letter of transmittal; or

•	for the account of an eligible institution.

If a letter of transmittal is signed by a person other than the registered holder of any unregistered notes listed therein, the unregistered notes must be endorsed or accompanied by appropriate bond powers which authorize the person to tender the unregistered notes on behalf of the registered holder, in either case signed as the name of the registered holder or holders appears on the unregistered notes. If the letter of transmittal or any unregistered notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

We will determine in our sole discretion all questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of the tendered unregistered notes. Our determinations will be final and binding. We reserve the absolute right to reject any and all unregistered notes not validly tendered or any unregistered notes the acceptance of which would, in the opinion of our counsel, be unlawful. We reserve the absolute right to waive any irregularities or conditions of tender as to particular unregistered notes. Our interpretation of the terms and conditions of the exchange offers (including the instructions in the letters of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of unregistered notes must be cured within such time as we will determine. Neither we, the exchange agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of unregistered notes nor shall any of them incur any liability for failure to give such notification. Tenders of unregistered notes will not be deemed to have been made until such irregularities have been cured or waived. Any unregistered notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost by the exchange agent to the tendering holder of such unregistered notes, unless otherwise provided in the letter of transmittal, promptly following the expiration date of the exchange offers.

In addition, we reserve the right in our sole discretion to (1) purchase or make offers for any unregistered notes that remain outstanding subsequent to the expiration date and (2) to the extent permitted by applicable law, purchase unregistered notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers may differ from the terms of the exchange offers.

Book-Entry Transfer

We understand that the exchange agent will make a request promptly after the date of this document to establish an account with respect to the unregistered notes at DTC for the purpose of facilitating the exchange offers. Any financial institution that is a participant in DTC’s system may make book-entry delivery of unregistered notes by causing DTC to transfer such unregistered notes into the exchange agent’s DTC account in accordance with DTC’s Automated Tender Offer Program procedures for such transfer. The exchange for tendered unregistered notes will only be made after a timely confirmation of a book-entry transfer of the unregistered notes into the exchange agent’s account at DTC, and timely receipt by the exchange agent of an agent’s message.

The term “agent’s message” means a message, transmitted by DTC and received by the exchange agent and forming part of the confirmation of a book-entry transfer, which states that DTC has received an express acknowledgment from a participant tendering unregistered notes and that such participant has received an appropriate letter of transmittal and agrees to be bound by the terms of the letter of transmittal, and we may enforce such agreement against the participant. Delivery of an agent’s message will also constitute an acknowledgment from the tendering DTC participant that the representations contained in the appropriate letter of transmittal and described above are true and correct.

Guaranteed Delivery Procedures

Holders who wish to tender their unregistered notes and (1) whose unregistered notes are not immediately available, or (2) who cannot deliver their unregistered notes, the letter of transmittal, or any other required documents to the exchange agent prior to the expiration date, or if such holder cannot complete DTC’s standard operating procedures for electronic tenders before expiration of the exchange offers, may tender their unregistered notes if:

•	the tender is made through an eligible institution;

•

before expiration of the exchange offers, the exchange agent receives from the eligible institution either a properly completed and duly executed notice of guaranteed delivery in the form accompanying this prospectus, by facsimile transmission, mail or hand delivery, or a properly transmitted agent’s message in lieu of notice of guaranteed delivery:

•	setting forth the name and address of the holder and the certificate number or numbers of the unregistered notes tendered and the principal amount of unregistered notes tendered;

•	stating that the tender offer is being made by guaranteed delivery; and

•

guaranteeing that, within three (3) business days after expiration of the exchange offers, the letter of transmittal, or facsimile of the letter of transmittal, together with the unregistered notes tendered and any other documents required by the letter of transmittal or, alternatively, a book-entry confirmation will be deposited by the eligible institution with the exchange agent; and

•

the exchange agent receives the properly completed and executed letter of transmittal, or facsimile of the letter of transmittal, as well as all tendered unregistered notes in proper form for transfer and all other documents required by the letter of transmittal or, alternatively, a book-entry confirmation, within three (3) business days after expiration of the exchange offers.

Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their unregistered notes according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

Except as otherwise provided herein, tenders of unregistered notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on             , 2014, the expiration date of the exchange offers.

For a withdrawal to be effective:

•	the exchange agent must receive a written notice of withdrawal, which may be by, facsimile transmission or letter, at the address set forth below under “—Exchange Agent”; or

•	for DTC participants, holders must comply with their respective standard operating procedures for electronic tenders and the exchange agent must receive an electronic notice of withdrawal from DTC.

Any notice of withdrawal must:

•	specify the name of the person who tendered the unregistered notes to be withdrawn;

•	identify the unregistered notes to be withdrawn, including the certificate number or numbers and principal amount to be withdrawn;

•	be signed by the person who tendered the unregistered notes in the same manner as the original signature on the letter of transmittal, including any required signature guarantees; and

•	specify the name in which the unregistered notes are to be re-registered, if different from that of the withdrawing holder.

If unregistered notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn unregistered notes and otherwise comply with the procedures of the facility. We will determine all questions as to the validity, form and eligibility (including time of receipt) for such withdrawal notices, and our determination shall be final and binding on all parties. Any unregistered notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offers, and no exchange notes will be issued with respect thereto unless the unregistered notes so withdrawn are validly re-tendered. Properly withdrawn unregistered notes may be re-tendered by following the procedures described above under “—Procedures for Tendering” at any time prior to the expiration date.

Consequences of Failure to Exchange

If you do not tender your unregistered notes to be exchanged in the exchange offers, they will remain “restricted securities” within the meaning of Rule 144(a)(3) of the Securities Act.

Accordingly, they:

•	may be resold only if (1) registered pursuant to the Securities Act, (2) an exemption from registration is available or (3) neither registration nor an exemption is required by law; and

•	shall continue to bear a legend restricting transfer in the absence of registration or an exemption therefrom.

As a result of the restrictions on transfer of the unregistered notes, as well as the availability of the exchange notes, the unregistered notes are likely to be much less liquid than before the exchange offers.

Exchange Agent

U.S. Bank National Association has been appointed as the exchange agent for the exchange of the unregistered notes. Questions and requests for assistance relating to the exchange of the unregistered notes should be directed to the exchange agent addressed as follows:

Registered or Certified Mail:

U.S. Bank National Association

West Side Flats Operations Center

Attn.: Specialized Finance

60 Livingston Avenue

Mail Station—EP MN WS2N

St. Paul, Minnesota 55107 2292

By Hand or Overnight Courier:

U.S. Bank National Association

Attn.: Specialized Finance

111 Fillmore Avenue

St. Paul, MN 55107-1402

By Facsimile (Eligible Institutions Only):

(651) 466-7372

For Information or Confirmation by Telephone:

(651) 466-6777

Fees and Expenses

We will bear the expenses of soliciting tenders pursuant to the exchange offers. The principal solicitation for tenders pursuant to the exchange offers is being made by mail. Additional solicitations may be made by our officers and regular employees and our affiliates in person or by telephone.

We will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offers. We, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its related reasonable out-of-pocket expenses and accounting and legal fees. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the unregistered notes and in handling or forwarding tenders for exchange.

We will pay all transfer taxes, if any, applicable to the exchange of unregistered notes pursuant to the exchange offers. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•

certificates representing exchange notes or unregistered notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the exchange notes tendered;

•	tendered notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of unregistered notes under the exchange offers.

If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Accounting Treatment

We will record the exchange notes in our accounting records at the same carrying value as the unregistered notes, which is the aggregate principal amount as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offers. The exchange offer costs will be amortized as part of deferred financing costs over the life of the exchange notes.

DESCRIPTION OF THE EXCHANGE NOTES DUE 2017

The Exchange Notes due 2017 will be issued under an indenture dated as of December 20, 2012 (as amended by the First Supplemental Indenture dated as of May 15, 2013 and the Second Supplemental Indenture dated as of August 20, 2013, the “Notes due 2017 Indenture”) among Tops Holding LLC (formerly known as Tops Holding Corporation), Tops Markets, LLC and Tops Markets II Corporation, as issuers, Tops PT, LLC and Tops Gift Card Company, LLC (collectively, the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”). Tops Holding II Corporation was added as a guarantor of the Notes due 2017 pursuant to the Second Supplemental Indenture dated as of August 20, 2013. In this section “guarantors” shall refer to the Guarantors and Tops Holding II Corporation. The terms of the Exchange Notes due 2017 include those stated in the Notes due 2017 Indenture and those made a part of the Notes due 2017 Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The following description is a summary of the material provisions of the Notes due 2017 Indenture, the Intercreditor Agreement and the Security Agreement. It does not restate those agreements in their entirety. We urge you to read the Notes due 2017 Indenture, the Intercreditor Agreement and the Security Agreement, each filed as an exhibit to the registration statement that includes this prospectus, because they define your rights. For definitions of certain capitalized terms used in the following summary, see “—Certain Definitions.” For purposes of this “Description of the Exchange Notes due 2017”: the “Company” refers only to Tops Holding LLC (formerly known as Tops Holding Corporation) and not to any of its subsidiaries; “Tops Markets” refers only to Tops Markets, LLC, a wholly-owned subsidiary of the Company; the “Issuers,” “we,” “our,” and “us” refer only to the Company, Tops Markets II Corporation and Tops Markets and not to any of their consolidated subsidiaries; the “Notes” refers to the Exchange Notes due 2017 offered by this prospectus, any unregistered notes that are outstanding after the exchange offers are completed and any Additional Notes (as defined below); and the “Indenture” refers to the Notes due 2017 Indenture.

Maturity, Principal and Interest

The Notes will mature on December 15, 2017. Upon completion of the exchange offers, $460.0 million aggregate principal amount of Notes will remain outstanding, subject to our ability to issue additional Notes (“Additional Notes”) in an unlimited principal amount to the extent permitted by “—Certain Covenants—Limitation on Indebtedness” and “—Certain Covenants—Limitation on Liens.” The Notes and any Additional Notes will be substantially identical other than the issuance dates, offering price, transfer restrictions and, in certain circumstances, the date from which interest will accrue. The Notes and any Additional Notes will be treated as a single class of Notes under the Indenture and will vote together with any Notes as provided in the Indenture. The Additional Notes will be secured, equally and ratably, with the Notes and any other Permitted Additional Pari Passu Obligations, by the Note Lien on the Collateral described below under the caption “—Security.”

The Notes will be senior secured obligations of the Issuers. Each Note will bear interest at the rate of 8.875% per annum. The Notes will accrue interest from December 20, 2012 or from the most recent interest payment date on which interest has been paid. Interest on the Notes will be payable semiannually in arrears on June 15 and December 15 of each year, beginning on December 15, 2013. Pursuant to the registration rights agreement relating to the Notes due 2017, we are obligated to pay additional interest if the exchange offer for such notes is not completed by December 20, 2013. Therefore, in accordance with such registration rights agreement, for the 90-day period commencing December 21, 2013, we will be required to pay an additional 0.25% per annum on the Notes due 2017, increasing by an additional 0.25% per annum for each subsequent 90 day period up to a maximum of 1.00% per annum, until the consummation of the exchange offer relating to the Notes due 2017.

The Issuers will pay interest to the Person in whose name the Note (or any predecessor Note) is registered at the close of business on June 1 or December 1 immediately preceding the relevant interest payment date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Notes will be issued only in fully registered form without coupons, in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. No service charge will be made for any registration of transfer, exchange or redemption of Notes, except in certain circumstances for any tax or other governmental charge that may be imposed.

Settlement for the Notes will be made in same-day funds. All payments of principal and interest will be made by the Issuers in same day funds. The Notes will trade in the Same-Day Funds Settlement System of The Depository Trust Company (the “Depositary” or “DTC”) until maturity, and secondary market trading activity for the Notes will therefore settle in same day funds.

Guarantees

Payment of the Notes will be guaranteed by (1) the Guarantors, jointly and severally, on a senior secured basis and (2) Tops Holding II Corporation, on an senior unsecured basis. On the date of issuance of the exchange notes, each of the Company’s Subsidiaries (other than Tops Markets) has guaranteed the exchange notes. Following the date of issuance of the exchange notes, additional Restricted Subsidiaries of the Company will be required to become Guarantors to the extent set forth under “—Certain Covenants—Additional Guarantees.”

If the Issuers default in the payment of the principal of, premium, if any, or interest on the Notes, each of the Guarantors and Tops Holding II Corporation will be jointly and severally obligated to pay the principal of, premium, if any, and interest on the Notes.

The obligations of each Guarantor and Tops Holding II Corporation of the issuers’ Indenture Obligations are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such entity, and after giving effect to any collections from or payments made by or on behalf of any other guarantor in respect of the obligations of such other guarantor under its guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such entity under its guarantee not constituting a fraudulent conveyance or fraudulent transfer under Federal or state law. See “Risk Factors—Risks Related to the Exchange Notes—Fraudulent conveyance laws may permit courts to void the subsidiary guarantees of the Exchange Notes due 2017 in specific circumstances, which would interfere with the payment of the subsidiary guarantees and realization upon collateral owned by the guarantors (except Tops Holding II Corporation).”

In certain circumstances a Guarantee of a Guarantor may be released pursuant to the provisions of subsection (b) under “—Certain Covenants—Additional Guarantees.” Upon any release of a Guarantor from its Guarantee, such Guarantor shall also be automatically and unconditionally released from its obligations under the Security Documents. The Issuers also may, at any time at their option, cause any Restricted Subsidiary to become a Guarantor.

Ranking

The Notes and the Guarantees will be senior secured obligations of the Issuers and the Guarantors and will rank:

•	equal in right of payment with any senior Indebtedness of the Issuers and the Guarantors;

•	senior in right of payment to any Indebtedness of the Issuers and the Guarantors that is expressly subordinated to the Notes and the Guarantees;

•

effectively senior to any unsecured Indebtedness or Indebtedness with a junior lien to the lien on the Collateral (as defined under “—Security”) securing the Notes and the Guarantees to the extent of the value of the Collateral;

•

effectively junior to any secured Indebtedness which is either secured by assets that are not Collateral or which is secured by a prior lien on the Collateral, including the Indebtedness under the Credit Agreement with respect to the ABL Priority Collateral, in each case, to the extent of the value of the assets securing such Indebtedness; and

•	effectively junior to all obligations of any Subsidiary of an Issuer that is not a Guarantor.

The guarantee of the Notes by Tops Holding II Corporation will not be secured and will rank equal in right of payment with any senior indebtedness of the Issuers and the Guarantors, senior in right of payment to any indebtedness of the Issuers and the Guarantors that is expressly subordinated to the Notes and the Guarantees and effectively junior to all obligations of any subsidiary of an Issuer that is not a Guarantor.

As of October 5, 2013, the Issuers and the Guarantors had $815.2 million of secured Indebtedness and capitalized lease obligations outstanding (excluding $15.4 million of outstanding secured letters of credit). These amounts do not include $46.6 million that the Issuers would have had available for borrowing, subject to borrowing base availability, under the Credit Agreement.

Security

The obligations of the Issuers with respect to the Notes, the obligations of the Guarantors under the Guarantees, and the performance of all other obligations of the Issuers and the Guarantors under the Senior Secured Note Documents will be secured equally and ratably (together with any other Permitted Additional Pari Passu Obligations) by (i) second-priority security interests, subject to certain Permitted Liens, in the ABL Priority Collateral (other than Excluded Assets) and (ii) first-priority security interests, subject to certain Permitted Liens, in the following assets of the Issuers and the Guarantors, in each case whether now owned or hereafter acquired (other than Excluded Assets) (the “Notes Priority Collateral” and, together with the ABL Priority Collateral, the “Collateral”):

•

all of the Capital Stock held by the Issuers and the Guarantors (which, in the case of any equity interest in any Foreign Subsidiary, will be limited to 100% of the non-voting stock (if any) and 65% of the voting stock of such Foreign Subsidiary);

•

the Company’s warehouse distribution facility in Lancaster, New York, and the supermarket in Fayetteville, New York, and owned real property acquired after the date of issuance of the exchange notes by the Issuers or any Guarantor in fee simple with an individual Fair Market Value (measured at the time of acquisition thereof) in excess of $5.0 million (except to the extent subject to a Lien permitted by clause (d), (g), (j) or (p) (as it relates to any of the foregoing) of the definition of “Permitted Liens” to the extent the documentation relating to such Lien prohibits the granting of a Lien thereon to secure the Indenture Obligations and any Permitted Additional Pari Passu Obligations);

•	equipment;

•	patents, trademarks and copyrights;

•	the Collateral Account and all Trust Monies;

•

general intangibles, instruments, books and records and supporting obligations related to the foregoing and proceeds of the foregoing (in each case, except to the extent constituting ABL Priority Collateral); and

•	substantially all of the other tangible and intangible assets of the Issuers and the Guarantors, other than (i) the ABL Priority Collateral and (ii) Excluded Assets.

“Excluded Assets” will include, among other things, the following assets of the Issuers and the Guarantors:

(i) assets located outside the United States to the extent a Lien on such assets cannot be perfected by the filing of UCC financing statements in the jurisdictions of organization of the Issuers and the Guarantors;

(ii) assets subject to Liens pursuant to clause (a), (d), (g), (j) or (p) (as it relates to any of the foregoing) of the definition of “Permitted Liens” to the extent the documentation relating to such Liens prohibit such assets from being Collateral and only for so long as such Liens remain outstanding;

(iii) (x) the voting Capital Stock of Foreign Subsidiaries in excess of 65% of the voting rights of all such Capital Stock in each such Foreign Subsidiary and (y) any Capital Stock of a Person that is not a Subsidiary of an Issuer to the extent that a pledge of such Capital Stock is prohibited by such Person’s organizational documents or any shareholders agreement or joint venture agreement relating to such Capital Stock;

(iv) any owned real property with an individual Fair Market Value (measured at the Issue Date, if owned on the Issue Date, or at the time of acquisition thereof, if acquired after the Issue Date) not in excess of $5.0 million, and all of the Issuers’ and the Guarantors’ right, title and interest in any leasehold or other non-fee simple interest in any real property (whether owned on the Issue Date or acquired following the Issue Date (other than the warehouse distribution facility located in Lancaster, New York, and the supermarket in Fayetteville, New York));

(v) aircraft, motor vehicles and other assets subject to certificates of title to the extent that a Lien therein cannot be perfected by the filing of UCC financing statements in the jurisdictions of organization of the Issuers and the Guarantors;

(vi) any property to the extent that the grant of a security interest therein would violate applicable law, require a consent not obtained of any governmental authority, or constitute a breach of or default under, or result in the termination of or require a consent not obtained under, any contract, lease, license or other agreement evidencing or giving rise to such property, or result in the invalidation thereof or provide any party thereto with a right of termination;

(vii) any Capital Stock or other securities of any Subsidiary of the Company in excess of the maximum amount of such Capital Stock or securities that could be included in the Collateral without creating a requirement pursuant to Rule 3-16 of Regulation S-X under the Securities Act for separate financial statements of such Subsidiary to be included in filings by the Company with the SEC;

(viii) (a) deposit accounts the balance of which consists exclusively of withheld income taxes, employment taxes, or amounts required to be paid over to certain employee benefit plans, and (b) segregated deposit accounts constituting and the balance of which consists solely of funds set aside in connection with tax, payroll and trust accounts;

(ix) any intellectual property if the grant of a security interest therein would result in the invalidation of the grantor’s interest therein;

(x) certain other assets, including Farm Products and As-Extracted Collateral; and

(xi) proceeds and products of any and all of the foregoing excluded assets described in clauses (i) through (x) above only to the extent such proceeds and products would constitute property or assets of the type described in clauses (i) through (x) above.

For the avoidance of doubt, no assets of any Subsidiary of the Company that is not an Issuer or a Guarantor (including any Capital Stock owned by any such Subsidiary) shall constitute Collateral.

The Collateral is pledged pursuant to a security agreement, dated as of the Issue Date, among the Issuers, the Guarantors and the Collateral Agent (as amended, modified, restated, supplemented or replaced from time to time in accordance with its terms, the “Security Agreement”), and one or more mortgages, deeds of trust or deeds to secure Indebtedness (the “Mortgages”) or other grants or transfers for security executed and delivered by the Issuers or the applicable Guarantor to the Collateral Agent for the benefit of the Collateral Agent, the Trustee, the holders of the Notes and the holders of any Permitted Additional Pari Passu Obligations.

So long as no Event of Default and no event of default under any Permitted Additional Pari Passu Obligations has occurred and is continuing, and subject to certain terms and conditions, the Issuers and the Guarantors are entitled to exercise any voting and other consensual rights pertaining to all Capital Stock pledged pursuant to the Security Agreement and to remain in possession and retain exclusive control over the Collateral (other than as set forth in the Security Documents), to operate the Collateral, to alter or repair the Collateral and to collect, invest and dispose of any income thereon. Upon the occurrence of an Event of Default and any Permitted Additional Pari Passu Obligations and to the extent permitted by law and following notice by the Collateral Agent to the Issuers and the Guarantors:

(1) all of the rights of the Issuers and the Guarantors to exercise voting or other consensual rights with respect to all Capital Stock included in the Collateral shall cease, and all such rights shall become vested, subject to the terms of the Intercreditor Agreement, in the Collateral Agent, which, to the extent permitted by law, shall have the sole right to exercise such voting and other consensual rights; and

(2) the Collateral Agent may, subject to the terms of the Intercreditor Agreement, take possession of and sell the Collateral or any part thereof in accordance with the terms of the Security Documents.

Upon the occurrence and during the continuance of an Event of Default or an event of default under any Permitted Additional Pari Passu Obligations, the Collateral Agent will be permitted, subject to applicable law and the terms of the Intercreditor Agreement, to exercise remedies and sell the Collateral under the Security Documents only at the direction of the holders of a majority of the Notes and any Permitted Additional Pari Passu Obligations voting as a single class.

Intercreditor Agreement

The Collateral Agent (in its capacity as Trustee and Collateral Agent), on behalf of the holders of Notes and the holders of any Permitted Additional Pari Passu Obligations, the ABL Facility Collateral Agent, on behalf of the holders of the ABL Obligations, the Issuers and the Guarantors have entered into an intercreditor agreement (the “Intercreditor Agreement”), dated as of the Issue Date, that sets forth the relative priority of the ABL Liens and the Note Liens, as well as certain other rights, priorities and interests of the holders of the Notes and any Permitted Additional Pari Passu Obligations and the holders of the ABL Obligations. The Intercreditor Agreement provides that, among other things:

Lien Priority and Similar Liens. Notwithstanding the time, order or method of creation or perfection of any ABL Obligations, ABL Liens, obligations under the Notes or any Permitted Additional Pari Passu Obligations or the Note Liens, (i) the ABL Liens on the ABL Priority Collateral will rank senior to any Note Liens on the ABL Priority Collateral and (ii) the Note Liens on the Notes Priority Collateral will rank senior to any ABL Liens on the Notes Priority Collateral. Except as specified in clause (vii) of the definition of “Excluded Assets”, the collateral of the Issuers and the Guarantors for the ABL Obligations and the Notes and any Permitted Additional Pari Passu Obligations will at all times be the same.

Prohibition on Contesting Liens and Obligations. No holder of any Note or Permitted Additional Pari Passu Obligations may contest the validity or enforceability of the ABL Liens or the ABL Obligations, and no holder of any ABL Obligations may contest the validity or enforceability of the Note Liens, the Notes or any Permitted Additional Pari Passu Obligations.

Exercise of Remedies and Release of Liens. For a period of 270 days (subject to extension for any period during which the ABL Facility Collateral Agent is diligently pursuing remedies against the ABL Priority Collateral or is prohibited by applicable law from pursuing such remedies) commencing on the later of (x) the acceleration of obligations under the Notes or any Permitted Additional Pari Passu Obligations and (y) the ABL Facility Collateral Agent receiving notice of acceleration from the Collateral Agent, the ABL Facility Collateral Agent will have the sole power to exercise remedies against the ABL Priority Collateral (subject to the right of the Collateral Agent and the holders of Notes and Permitted Additional Pari Passu Obligations to take limited protective measures with respect to the Note Liens and to take certain actions that would be permitted to be taken by unsecured creditors) and to foreclose upon and dispose of the ABL Priority Collateral. For a period of 270 days (subject to extension for any period during which the Collateral Agent is diligently pursuing remedies against the Notes Priority Collateral or is prohibited by applicable law from pursuing such remedies) commencing on the later of (x) the acceleration of the ABL Obligations and (y) the Collateral Agent receiving notice of acceleration from the ABL Facility Collateral Agent, the Collateral Agent will have the sole power to exercise remedies against the Notes Priority Collateral (subject to the right of the ABL Facility Collateral Agent and the holders of ABL Obligations to take limited protective measures and certain actions permitted to be taken by unsecured creditors) and to foreclose upon and dispose of the Notes Priority Collateral. Upon (x) any disposition of any ABL Priority Collateral in connection with any enforcement action or, following an event of default under the ABL Facility, certain other sales consented to by the ABL Facility Agent including in connection with “going out of business” sales or (y) any disposition of ABL Priority Collateral permitted by the documents governing the ABL Obligations, the Indenture, any agreement governing Permitted Additional Pari Passu Obligations and the Security Documents, in each case, which results in the release of the ABL Lien on such item of ABL Priority Collateral, the Note Lien on such item of ABL Priority Collateral will be automatically released. Upon (x) any disposition of any Notes Priority Collateral in connection with any enforcement action or (y) any disposition of Notes Priority Collateral permitted by the documents governing the ABL Obligations, the Indenture, any agreement governing Permitted Additional Pari Passu Obligations and the Security Documents, in each case, which results in the release of the Note Lien on such item of Notes Priority Collateral, the ABL Lien on such item of Notes Priority Collateral will be automatically released.

ABL Facility Collateral Agent’s Access and Use Rights. The Collateral Agent will permit the ABL Facility Collateral Agent to have access to and use of certain items of Notes Priority Collateral prior to, and for a period of up to 270 days (subject to extension during periods when the ABL Facility Collateral Agent is prohibited by law from exercising such rights) following, the foreclosure upon or taking possession of such item of Notes Priority Collateral by the Collateral Agent in order to facilitate the ABL Facility Collateral Agent’s exercise of remedies with respect to the ABL Priority Collateral.

Tracing of Collateral and Treatment of Cash. Prior to the issuance of a notice of default by the ABL Facility Collateral Agent or the Collateral Agent or an insolvency or liquidation proceeding, whether any asset was acquired with “proceeds” (within the meaning of the UCC) of ABL Priority Collateral or Notes Priority Collateral will be disregarded for purposes of determining whether such asset constitutes ABL Priority Collateral or Notes Priority Collateral.

Application of Proceeds and Turn-Over Provisions. In connection with any enforcement action with respect to the Collateral or any insolvency or liquidation proceeding, all proceeds of (x) ABL Priority Collateral will first be applied to the repayment of all ABL Obligations before being applied to any obligations under the Notes or any Permitted Additional Pari Passu Obligations and (y) Notes Priority Collateral will first be applied to the repayment of all obligations under the Notes and any Permitted Additional Pari Passu Obligations before being applied to any ABL Obligations. If any holder of a Note, Permitted Additional Pari Passu Obligation or ABL Obligation receives any proceeds of Collateral in contravention of the foregoing, such proceeds will be turned over to the Collateral Agent or ABL Priority Collateral Agent, as applicable, for application in accordance with the foregoing.

Amendment and Refinancings. The ABL Obligations, the Indenture Obligations and any Permitted Additional Pari Passu Obligations may be amended or refinanced in accordance with the Credit Agreement, the Indenture and documents governing such Permitted Additional Pari Passu Obligations, and subject to continuing rights and obligations of the holders of such refinancing Indebtedness under the Intercreditor Agreement.

Certain Matters in Connection with Liquidation and Insolvency Proceedings.

Debtor-in-Possession Financings. In connection with any insolvency or liquidation proceeding of an Issuer or any Guarantor, the ABL Facility Collateral Agent may consent to certain debtor-in-possession financings secured by a Lien on the ABL Priority Collateral ranking prior to the Note Lien on such ABL Priority Collateral or to the use of cash collateral constituting proceeds of ABL Priority Collateral without the consent of any holder of Notes or Permitted Additional Pari Passu Obligations, and no holder of a Note or Permitted Additional Pari Passu Obligation shall be entitled to object to such use of cash collateral or debtor-in-possession financing or seek “adequate protection” in connection therewith (other than in the form of a junior lien on any additional items of collateral for the ABL Obligations which are granted in connection with such debtor-in-possession financing or use of cash collateral).

Relief from Automatic Stay; Bankruptcy Sales and Post-Petition Interest. No holder of a Note or any Permitted Additional Pari Passu Obligation may (x) seek relief from the automatic stay with respect to any ABL Priority Collateral, (y) object to any sale of any ABL Priority Collateral or any motion seeking relief from the automatic stay in any insolvency or liquidation proceeding, in each case which has been supported by the holders of ABL Obligations or (z) object to any claim of any holder of ABL Obligations to post-petition interest to the extent of its ABL Lien on the ABL Priority Collateral. No holder of any ABL Obligation may (x) seek relief from the automatic stay with respect to any Notes Priority Collateral, (y) object to any sale of any Notes Priority Collateral or any motion seeking relief from the automatic stay with respect to the Notes Priority Collateral in any insolvency or liquidation proceeding, in each case, which is supported by the holders of the Notes and Permitted Additional Pari Passu Obligations or (z) object to any claim of any holder of Notes or Permitted Additional Pari Passu Obligations to post-petition interest to the extent of its Note Lien on the Notes Priority Collateral.

Adequate Protection. No holder of a Note or any Permitted Additional Pari Passu Obligations may (i) except as expressly provided above, seek adequate protection on account of its Note Lien on the ABL Priority

Collateral other than in the form of junior priority liens or (ii) object to any request by the holders of ABL Obligations for adequate protection on account of the ABL Priority Collateral (other than payments from proceeds of Notes Priority Collateral). No holder of any ABL Obligation may (i) seek adequate protection on account of its ABL Lien on the Notes Priority Collateral other than in the form of junior priority liens or (ii) object to any request by the holders of Notes or Permitted Additional Pari Passu Obligations for adequate protection on account of the Notes Priority Collateral (other than payments from the proceeds of ABL Priority Collateral).

Plans of Reorganization. Neither the ABL Facility Collateral Agent, the Collateral Agent nor any holder of any ABL Obligations, Notes or Permitted Additional Pari Passu Obligations may support any plan of reorganization in any insolvency or liquidation proceeding which contravenes the intercreditor provisions described above (unless consented to by the ABL Facility Collateral Agent or the Collateral Agent, as applicable, representing the holders of the Liens entitled to the benefit of such contravened intercreditor provisions).

Use and Release of Collateral

Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have commenced enforcement of remedies under the Security Documents, except as noted below with respect to Trust Monies or to the extent otherwise provided in the Credit Agreement or other documentation governing the ABL Obligations, the Issuers will have the right to remain in possession and retain exclusive control of the Collateral, to freely operate the Collateral and to collect, invest and dispose of any income thereon.

Release of Collateral

The Indenture and the Security Documents provide that the Note Liens will automatically and without the need for any further action by any Person be released:

(1) in whole or in part, as applicable, as to all or any portion of property subject to such Note Liens which has been taken by eminent domain, condemnation or other similar circumstances;

(2) in whole upon:

(a)	satisfaction and discharge of the Indenture as set forth below under “—Satisfaction and Discharge”; or

(b)	a legal defeasance or covenant defeasance of the Indenture as described below under “—Defeasance or Covenant Defeasance of Indenture”;

(3) in part, as to any property that (a) is sold, transferred or otherwise disposed of by an Issuer or any Guarantor (other than to an Issuer or another Guarantor) in a transaction not prohibited by the Indenture at the time of such sale, transfer or disposition or (b) is owned or at any time acquired by a Guarantor that has been released from its Guarantee pursuant to paragraph (b) of “—Certain Covenants—Additional Guarantees,” concurrently with the release of such Guarantee;

(4) as to property that constitutes all or substantially all of the Collateral securing the Notes, with the consent of holders of at least 75% in aggregate principal amount of the Notes then outstanding;

(5) as to property that constitutes less than all or substantially all of the Collateral securing the Notes, with the consent of the holders of at least a majority in aggregate principal amount of the Notes then outstanding; and

(6) in part, in accordance with the applicable provisions of the Security Documents and as described above with respect to the Intercreditor Agreement.

The Indenture provides that, to the extent applicable, the Company will comply with the provisions of the Trust Indenture Act Section 314(b) after qualification of the Indenture pursuant to the Trust Indenture Act.

The Indenture provides that, to the extent applicable, the Company will cause Trust Indenture Act Section 313(b), relating to reports, and Trust Indenture Act Section 314(d), relating to the release of property or securities or relating to the substitution therefore of any property or securities to be subjected to the Lien of the Security Documents, to be complied with after qualification of the Indenture pursuant to the Trust Indenture Act. Any certificate or opinion required by Trust Indenture Act Section 314(d) may be made by an officer of the Company except in cases where Trust Indenture Act Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent appraiser or other expert selected by the Company and reasonably satisfactory to the Trustee. Notwithstanding anything to the contrary in this paragraph, the Company will not be required to comply with all or any portion of Trust Indenture Act Section 314(d) if it determines, in good faith based on advice of counsel, that under the terms of Trust Indenture Act Section 314(d) and/or any interpretation or guidance as to the meaning thereof of the SEC and its Staff, including “no action” letters or exemptive orders, all or any portion of Trust Indenture Act Section 314(d) is inapplicable to released Collateral.

Use of Trust Monies

All Trust Monies shall be held by (or held in an account subject to the control of) the Collateral Agent as a part of the Notes Priority Collateral securing the Notes and any Permitted Additional Pari Passu Obligations and ABL Obligations and, so long as no Event of Default shall have occurred and be continuing, may, subject to certain conditions set forth in the Indenture, be applied from time to time in accordance with the covenant described below under “—Limitation on Sale of Assets,” or in any manner permitted by the Indenture or as otherwise required by the Intercreditor Agreement.

Certain Bankruptcy Limitations

The right of the Collateral Agent to take possession and dispose of the Collateral following an Event of Default is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy proceeding were to be commenced by or against the Issuers or the Guarantors prior to the Collateral Agent having taken possession and disposed of the Collateral. Under the U.S. Bankruptcy Code, a secured creditor is prohibited from taking its security from a debtor in a bankruptcy case, or from disposing of security taken from such debtor, without bankruptcy court approval. Moreover, the U.S. Bankruptcy Code permits the debtor in certain circumstances to continue to retain and to use collateral owned as of the date of the bankruptcy filing (and the proceeds, products, offspring, rents or profits of such Collateral) even though the debtor is in default under the applicable debt instruments; provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to circumstances. In view of the lack of a precise definition of the term “adequate protection” and the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the Notes could be delayed following commencement of a bankruptcy case, whether or when the Collateral Agent could repossess or dispose of the Collateral, or whether or to what extent holders would be compensated for any delay in payment or loss of value of the Collateral through the requirement of “adequate protection.”

Furthermore, in the event a bankruptcy court determines the value of the Collateral (after giving effect to any prior Liens) is not sufficient to repay all amounts due on the Notes and any other Permitted Additional Pari Passu Obligations, the holders of the Notes and such other Permitted Additional Pari Passu Obligations would hold secured claims to the extent of the value of the Collateral, and would hold unsecured claims with respect to any shortfall. Applicable Federal bankruptcy laws permit the payment and/or accrual of post-petition interest, costs and attorneys’ fees during a debtor’s bankruptcy case only to the extent the claims are oversecured or the debtor is solvent at the time of reorganization. In addition, if the Issuers or the Guarantors were to become the subject of a bankruptcy case, the bankruptcy court, among other things, may avoid certain prepetition transfers made by the entity that is the subject of the bankruptcy filing, including, without limitation, transfers held to be preferences or fraudulent conveyances.

Optional Redemption

At any time prior to June 15, 2015, the Issuers may redeem all or a portion of the Notes, on not less than 30 nor more than 60 days’ prior notice, in amounts of $1,000 or an integral multiple thereof, at a price equal to 100% of the aggregate principal amount of Notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the date of redemption, subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date.

On or after June 15, 2015, the Issuers may redeem all or a portion of the Notes, on not less than 30 nor more than 60 days’ prior notice, in amounts of $1,000 or an integral multiple thereof, at the following redemption prices (expressed as percentages of the principal amount), together with accrued and unpaid interest, if any, to the redemption date, subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date, if redeemed during the 12-month period (or in the case of the final period, six-month) beginning on the dates indicated below:

Year	Redemption Price
June 15, 2015	104.438%
June 15, 2016	102.219%
June 15, 2017 and thereafter	100.000%

In addition, at any time prior to June 15, 2015, the Issuers, at their option, may use the net proceeds of one or more Equity Offerings to redeem up to an aggregate of 35% of the aggregate principal amount of Notes issued under the Indenture (including any Additional Notes) at a redemption price equal to 108.875% of the aggregate principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the redemption date, subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date; provided that at least 65% of the aggregate principal amount of Notes (including any Additional Notes) must remain outstanding immediately after the occurrence of such redemption and such redemption is completed within 120 days of the closing of the Equity Offering.

Notwithstanding the foregoing, redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or the satisfaction and discharge of the Indenture. Any notice of redemption pursuant to the immediately preceding paragraph may, at an Issuer’s discretion, be subject to one or more conditions, including, without limitation, completion of an Equity Offering. If less than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal national security exchange, if any, on which the Notes are listed, or if the Notes are not listed, on a pro rata basis, by lot or by any other method the Trustee shall deem fair and reasonable and in any event in accordance with the procedures of the Depositary. Notes redeemed in part must be redeemed only in integral multiples of $1,000 and no Note with a principal amount of less than $2,000 will be redeemed in part.

In addition to the Issuers’ rights to redeem the Notes as set forth above, the Issuers may purchase Notes in open-market transactions, tender offers or otherwise.

Sinking Fund

The Notes will not be entitled to the benefit of any sinking fund.

Purchase of Notes Upon a Change of Control

If a Change of Control occurs, each holder of Notes will have the right to require the Issuers to purchase all or any part (in integral multiples of $1,000 except that no partial redemption will be permitted that would result in a Note having a remaining principal amount of less than $2,000) of such holder’s Notes pursuant to a Change of Control offer. In the Change of Control offer, the Issuers will offer to purchase all of the Notes, at a purchase price in cash in an amount equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of purchase (subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date).

Unless an Issuer has previously or concurrently mailed a notice of redemption with respect to all of the outstanding Notes as described under “—Optional Redemption,” within 30 days of any Change of Control or, at the Issuers’ option, prior to such Change of Control but after it is publicly announced, the Issuers must notify the Trustee and give written notice of the Change of Control to each holder of Notes, by first-class mail, postage prepaid, at its address appearing in the security register. The notice must state, among other things,

•	that a Change of Control has occurred or will occur and the date of such event;

•

the purchase price and the purchase date which shall be fixed by the Issuers on a business day no earlier than 30 days nor later than 60 days from the date the notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act; provided that the purchase date may not occur prior to the Change of Control;

•	that any Note not tendered will continue to accrue interest;

•

that, unless the Issuers default in the payment of the Change of Control purchase price, any Notes accepted for payment pursuant to the Change of Control offer shall cease to accrue interest after the Change of Control purchase date; and

•	other procedures that a holder of Notes must follow to accept a Change of Control offer or to withdraw acceptance of the Change of Control offer.

If a Change of Control offer is made, the Issuers may not have available funds sufficient to pay the Change of Control purchase price for all of the Notes that might be delivered by holders of the Notes seeking to accept the Change of Control offer. The failure of the Issuers to make or consummate the Change of Control offer or pay the Change of Control purchase price when due will give the Trustee and the holders of the Notes the rights described under “—Events of Default.”

In addition to the obligations of the Issuers under the Indenture with respect to the Notes in the event of a Change of Control, the Credit Agreement also contains an event of default upon a Change of Control as defined therein. Upon such a default, the lenders under the Credit Agreement could elect to declare any amounts outstanding under the Credit Agreement immediately due and payable.

The definition of Change of Control includes the sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the assets of the Company and its subsidiaries. The term “all or substantially all” as used in the definition of “Change of Control” has not been interpreted under New York law (which is the governing law of the Indenture) to represent a specific quantitative test. Therefore, if holders of the Notes elected to exercise their rights under the Indenture and the Issuers elected to contest such election, it is not clear how a court interpreting New York law would interpret the phrase.

The existence of a holder’s right to require the Issuers to repurchase such holder’s Notes upon a Change of Control may deter a third-party from acquiring the Issuers in a transaction which constitutes a Change of Control.

The provisions of the Indenture may not afford holders of the Notes the right to require the Issuers to repurchase the Notes in the event of a highly leveraged transaction or certain reorganization, restructuring, merger or other similar transactions (including, in certain circumstances, an acquisition of the Issuers by management or its affiliates) involving the Issuers that may adversely affect holders of the Notes, if such transaction is not a transaction defined as a Change of Control. In addition, holders of the Notes may not be entitled to require the Issuers to repurchase their Notes in certain circumstances involving a significant change in the composition of the Company’s board of directors, including in connection with a proxy contest, where the Company’s board of directors does not endorse a dissident slate of directors but subsequently approves them for purposes of the Indenture.

The Issuers will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control offer. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control offer provisions of the Indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control offer provisions of the Indenture by virtue of such conflict.

The Issuers will not be required to make a Change of Control offer upon a Change of Control if a third-party makes the Change of Control offer in the manner, at the times and otherwise in compliance with the requirements described in the Indenture applicable to a Change of Control offer made by the Issuers and purchases all Notes validly tendered and not withdrawn under such Change of Control offer.

The provisions of the Indenture related to the Issuers’ obligation to make a Change of Control offer to repurchase the Notes may be waived or modified with the written consent of the holders of a majority in principal amount of the Notes then outstanding.

Certain Covenants

The Indenture contains, among others, the following covenants:

Limitation on Indebtedness

(a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, create, issue, incur, assume, guarantee or otherwise in any manner become directly or indirectly liable for, contingently or otherwise (collectively, “incur”), any Indebtedness (including any Acquired Indebtedness), unless such Indebtedness is incurred by an Issuer or any Guarantor or constitutes Acquired Indebtedness of the Company or a Restricted Subsidiary and, in each case, the Company’s Consolidated Fixed Charge Coverage Ratio for the most recent four full fiscal quarters for which internal consolidated financial statements are available immediately preceding the incurrence of such Indebtedness taken as one period is at least equal to or greater than 2.0:1.0.

(b) Notwithstanding the foregoing, the Company and the Restricted Subsidiaries may incur the following (collectively, the “Permitted Indebtedness”):

(1) Indebtedness of the Company or any Restricted Subsidiary under any Credit Facility in an aggregate principal amount at any one time outstanding not to exceed the greater of:

(a) $125.0 million, less, without duplication, (i) any permanent repayment thereof or permanent reduction in commitments thereunder from the proceeds of one or more Asset Sales which are used to repay a Credit Facility pursuant to clause (b)(i) of the covenant “—Limitation on Sale of Assets” and (ii) the amount of Indebtedness outstanding at the date of determination pursuant to clause (8) below; or

(b) at the time of any incurrence the sum of (i) 90% of credit card receivables and health care receivables of the Company and its Restricted Subsidiaries, (ii) 85% of trade receivables of the Company and its Restricted Subsidiaries, (iii) 85% of the appraised value of prescription lists of the Company and its Restricted Subsidiaries and (iv) 90% of the net orderly liquidation value of the inventory of the Company and its Restricted Subsidiaries (based on the most recent third-party appraisal of such inventory received by the Company), in the case of each of clauses (i) through (iv), on a consolidated basis as of the end of the most recently ended fiscal quarter for which internal consolidated financial statements are available, in each case on a pro forma basis to give effect to any acquisition after such balance sheet date and on or prior to such date of incurrence;

(2) Indebtedness pursuant to (A) the Notes (excluding any additional Notes) and any Guarantee of the Notes and (B) any exchange Notes issued in exchange for the Notes pursuant to the Registration Rights Agreement and any Guarantee of the exchange notes;

(3) Indebtedness of the Company or any Restricted Subsidiary outstanding on the Issue Date (including, without limitation, under the Issuers’ existing lease with EDS, but excluding Indebtedness referred to in clause (1) or (2) of this definition of “Permitted Indebtedness”);

(4) Indebtedness of the Company or a Restricted Subsidiary owing to the Company or a Restricted Subsidiary; provided that (i) any Indebtedness of the Issuers or a Guarantor owing to a Restricted Subsidiary that is not an Issuer or a Guarantor incurred after the Issue Date is unsecured and is subordinated in right of payment to the Notes or the Guarantee of such Guarantor, as the case may be, and (ii) any disposition or transfer of any such Indebtedness to a Person (other than to an Issuer or a Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed to be an incurrence of such Indebtedness not permitted by this clause (4);

(5) guarantees by the Company or any Restricted Subsidiary of Indebtedness of the Company or any of its Restricted Subsidiaries (other than guarantees by an Issuer or any Guarantor of Acquired Indebtedness incurred in reliance on paragraph (a) of this Section of any Person that does not become a Guarantor that is acquired by the Company or any Restricted Subsidiary other than guarantees of such Acquired Indebtedness by any other Person so acquired in connection therewith) which Indebtedness is permitted to be incurred under the Indenture;

(6) Indebtedness of the Company or any Restricted Subsidiary pursuant to any:

(a) Interest Rate Agreements,

(b) Commodity Price Protection Agreements; and

(c) Currency Agreements;

(7) Indebtedness of the Company or any Restricted Subsidiary represented by Capital Lease Obligations or Purchase Money Obligations or other Indebtedness in connection with the acquisition or development of real or personal, movable or immovable, property, in each case incurred or assumed for the purpose of financing or refinancing all or any part of the purchase price or cost of construction or improvement of property used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount not to exceed 10% of the Company’s Consolidated Net Tangible Assets;

(8) Indebtedness incurred by a Securitization Entity in connection with a Qualified Securitization Transaction that is Non-recourse Indebtedness with respect to the Company and its Restricted Subsidiaries (except for Standard Securitization Undertakings);

(9) Indebtedness of the Company or any of its Restricted Subsidiaries (x) in connection with surety, performance, appeal or similar bonds, completion guarantees, or similar instruments entered into in the ordinary course of business or from letters of credit or other obligations in respect of property, casualty or liability insurance, self-insurance, workers’ compensation obligations or similar arrangements or (y) consisting of the financing of insurance premiums or take-or-pay obligations contained in supply arrangements, in each case incurred in the ordinary course of business;

(10) Indebtedness of the Company or any of its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts such amount need not be inadvertent) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five business days of receipt by the Company or any Restricted Subsidiary of notice of such insufficient funds;

(11) Indebtedness of the Company or any Restricted Subsidiary arising from agreements for indemnification or purchase price adjustment obligations or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any obligation of the Company or a Restricted Subsidiary pursuant to such an agreement, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or properties;

(12) any renewals, extensions, substitutions, refundings, refinancing or replacements (collectively, a “refinancing”) of any Indebtedness incurred pursuant to paragraph (a) of this section and clauses (2), (3) and (15) of this definition of “Permitted Indebtedness,” including any successive refinancing so long as Indebtedness of the Issuers or a Guarantor may only be refinanced with Indebtedness of the Issuers or a Guarantor and the aggregate principal amount of Indebtedness refinanced is not increased by such refinancing except by an amount equal to the lesser of (a) the stated amount of any premium or other payment contractually required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (b) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of accrued interest, fees and expenses of the Issuers incurred in connection with such refinancing and (1) in the case of any refinancing of Indebtedness that is Subordinated Indebtedness, such new Indebtedness is made subordinated to the Notes at least to the same extent as the Indebtedness being refinanced and (2) in the case of Pari Passu Indebtedness or Subordinated Indebtedness, as the case may be, such refinancing does not reduce the Average Life to Stated Maturity of such Indebtedness;

(13) Indebtedness of the Company or any of its Restricted Subsidiaries supported by a letter of credit outstanding in reliance on clause (1) above in a principal amount not in excess of the stated amount of such letter of credit;

(14) Indebtedness of the Company and any Restricted Subsidiary to the extent the proceeds of such Indebtedness are deposited and used to defease, covenant defease or discharge the Notes as described under “—Defeasance or Covenant Defeasance of Indenture” or “—Satisfaction and Discharge”;

(15) Indebtedness of the Company or any Restricted Subsidiaries to officers, directors, employees and consultants of the Company and its Restricted Subsidiaries, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Capital Stock of the Company to the extent permitted by clause (9) of paragraph (b) under the covenant “—Limitation on Restricted Payments” upon termination, disability or death;

(16) Indebtedness in respect of Franchise Deposits in an aggregate principal amount at any time outstanding not to exceed the sum of (a) $5.0 million plus (b) the amount of any Franchise Deposits cash collateralized plus (c) $1.0 million for each franchise store of the Company or its Restricted Subsidiaries that becomes a franchise store after the Issue Date; and

(17) Indebtedness of the Company or any Restricted Subsidiary in addition to that described in clauses (1) through (16) above, and any refinancing of such Indebtedness, so long as the aggregate principal amount of all such Indebtedness shall not exceed $50.0 million outstanding at any one time.

For purposes of determining compliance with this “—Limitation on Indebtedness” covenant:

•

In the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness, or is permitted to be incurred pursuant to clause (a) of this covenant, the Company will be permitted to classify all or a portion of such item of Indebtedness on the date of its incurrence, or subject to the following bullet, later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant;

•

Indebtedness under the Credit Agreement which is in existence or available on or prior to the Issue Date will be deemed to have been incurred on such date under clause (1) of the definition of “Permitted Indebtedness” above, and the Company will not be permitted to reclassify any portion of such Indebtedness thereafter;

•

Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness;

•

Accrual of interest, accretion or amortization of original issue discount and the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on any Redeemable Capital Stock or Preferred Stock in the form of additional shares of the same class of Redeemable Capital Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness for purposes of this covenant; provided, in each such case, that the amount thereof as accrued is included in the Consolidated Fixed Charge Coverage Ratio of the Company;

•

With respect to any dollar-denominated restriction on the incurrence of Indebtedness denominated in a foreign currency, the dollar-equivalent principal amount of such Indebtedness incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was incurred;

•

The outstanding principal amount of any particular Indebtedness shall be counted only once and any obligations arising under any guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness shall not be double counted; and

•	The amount of Indebtedness issued at a price less than the amount of the liability thereof shall be determined in accordance with GAAP.

Limitation on Restricted Payments

(a) The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly (each a “Restricted Payment”):

(i) declare or pay any dividend on, or make any distribution to holders of, any shares of the Company’s Capital Stock (other than dividends or distributions payable solely in shares of its Qualified Capital Stock or in options, warrants or other rights to acquire shares of such Qualified Capital Stock);

(ii) purchase, redeem, defease or otherwise acquire or retire for value, directly or indirectly, shares of the Company’s Capital Stock;

(iii) make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Indebtedness (other than (x) Indebtedness permitted under clause (4) of the definition of “Permitted Indebtedness” or (y) the purchase, repurchase or other acquisition of such Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition);

(iv) declare or pay any dividend or distribution on any Capital Stock of any Restricted Subsidiary to any Person (other than (a) dividends or distributions payable solely in shares of Capital Stock of such Restricted Subsidiary or in options, warrants or other rights to acquire shares of such Capital Stock, (b) to the Company or any of its Restricted Subsidiaries or (c) dividends or distributions made by a Restricted Subsidiary on a pro rata basis to all stockholders of such Restricted Subsidiary); or

(v) make any Investment (other than any Permitted Investments)

(the amount of any such Restricted Payment, if other than cash, shall be the Fair Market Value of the assets proposed to be transferred), unless:

(1) at the time of and after giving effect to such proposed Restricted Payment, no Default or Event of Default shall have occurred and be continuing;

(2) at the time of and after giving effect to such Restricted Payment, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions described under paragraph (a) of the covenant “—Limitation on Indebtedness”; and

(3) after giving effect to the proposed Restricted Payment, the aggregate amount of all such Restricted Payments (other than Permitted Payments described in clauses (2) through (10) and (12) through (16) of clause (b) below) declared (with respect to dividends) or made after the Issue Date does not exceed the sum of:

(A) 50% of the aggregate Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning on October 7, 2012 and ending on the last day of the Company’s last fiscal quarter ending prior to the date of the Restricted Payment for which internal financial statements of the Company are available (or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss);

(B) 100% of the aggregate Net Cash Proceeds and the Fair Market Value of property received after the Issue Date by the Company either (1) as capital contributions or (2) from the issuance or sale (other than to any of its Subsidiaries) of Qualified Capital Stock of the Company or any options, warrants or rights to purchase such Qualified Capital Stock of the Company (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock or Subordinated Indebtedness as set forth below in clause (2) or (3) of paragraph (b) below and excluding the Net Cash Proceeds from the issuance of Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid);

(C) 100% of the aggregate Net Cash Proceeds received after the Issue Date by the Company (other than from any of its Subsidiaries) upon the exercise of any options, warrants or rights to purchase Qualified Capital Stock of the Company (excluding the Net Cash Proceeds from the exercise of any options, warrants or rights to purchase Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid);

(D) the amount of reductions in the consolidated Indebtedness of the Company and its Restricted Subsidiaries upon conversion or exchange of any such Indebtedness into or for Qualified Capital Stock of the Company;

(E) 100% of the aggregate amount received in cash and the Fair Market Value of property received by the Company or a Restricted Subsidiary by means of (i) the sale or other disposition (other than to the Company or a Restricted Subsidiary) of Investments (other than Permitted Investments or to the extent such Investment was a Restricted Payment made in clause (16) of the next succeeding paragraph) made by the Company or its Restricted Subsidiaries and repurchases and redemptions of such Investments from the Company or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Investments (other than Permitted Investments or to the extent such Investment was a Restricted Payment made in clause (16) of the next succeeding paragraph) by the Company or its Restricted Subsidiaries, in each case after the Issue Date; or (ii) the sale or other disposition (other than to the Company or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary (other than to the extent the Investment in such Unrestricted Subsidiary was made by the Company or a Restricted Subsidiary pursuant to clause (16) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment) or a dividend or distribution from an Unrestricted Subsidiary after the Issue Date;

(F) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after the Issue Date, the Fair Market Value of the Investment in such Unrestricted Subsidiary at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary, other than an Unrestricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary constituted a Permitted Investment; and

(G) any amount which previously qualified as a Restricted Payment that was not a Permitted Payment on account of any guarantee entered into by the Company or any Restricted Subsidiary; provided that such guarantee has not been called upon and the obligation arising under such guarantee no longer exists.

(b) The foregoing provisions shall not prohibit the following Restricted Payments (each a “Permitted Payment”):

(1) the payment of any dividend or redemption of any Capital Stock or Subordinated Indebtedness within 60 days after the date of declaration thereof or call for redemption, if at such date of declaration or call for redemption such payment or redemption was permitted by the provisions of paragraph (a) of this covenant (the declaration of such payment will be deemed a Restricted Payment under paragraph (a) of this covenant as of the date of declaration, and the payment itself will be deemed to have been paid on such date of declaration and will not also be deemed a Restricted Payment under paragraph (a) of this covenant) (it being understood that any Restricted Payment made in reliance on this clause (1) shall reduce the amount available for Restricted Payments pursuant to clause (a)(3) above only once);

(2) Restricted Payments made in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds of a substantially concurrent issuance and sale for cash (other than to a Subsidiary) of, Qualified Capital Stock of the Company; provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (3)(B) of paragraph (a) of this covenant;

(3) the repurchase, redemption, defeasance, retirement or acquisition for value or payment of principal of any Subordinated Indebtedness in exchange for, or out of the Net Cash Proceeds of, a substantially concurrent issuance and sale for cash (other than to any Subsidiary) of any Qualified Capital Stock of the Company; provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (3)(B) of paragraph (a) of this covenant;

(4) the repurchase, redemption, defeasance, retirement, or acquisition for value or payment of principal of any Subordinated Indebtedness (other than Redeemable Capital Stock) (a “refinancing”) in exchange for, or out of the Net Cash Proceeds of, the substantially concurrent issuance of new Subordinated Indebtedness of the Company; provided that any such new Subordinated Indebtedness:

(a) shall be in a principal amount that does not exceed the principal amount so refinanced, plus the amount of premium or other payment reasonably determined as necessary to refinance the Indebtedness, plus the amount of accrued interest, fees and expenses of the Company incurred in connection with such refinancing;

(b) has an Average Life to Stated Maturity equal to or greater than the remaining Average Life to Stated Maturity of the Subordinated Indebtedness being refinanced;

(c) has a Stated Maturity for its final scheduled principal payment no earlier than the Stated Maturity for the final scheduled principal payment of the Subordinated Indebtedness being refinanced; and

(d) is expressly subordinated in right of payment to the Notes at least to the same extent as the Subordinated Indebtedness to be refinanced;

(5) the repurchase of Capital Stock deemed to occur upon (a) exercise of stock options to the extent that shares of such Capital Stock represent a portion of the exercise price of such options and (b) the withholding of a portion of the Capital Stock granted or awarded to an employee to pay taxes associated therewith;

(6) the payment of cash in lieu of the issuance of fractional shares or scrip in connection with the exercise of warrants, options or other securities convertible into or exercisable for Capital Stock of the Company;

(7) the repurchase, redemption, or other acquisition or retirement for value of Redeemable Capital Stock of the Company or a Guarantor made by exchange for, or out of the proceeds of the sale of, Redeemable Capital Stock;

(8) so long as no Default or Event of Default exists or would occur, payments or distributions to stockholders pursuant to appraisal rights required under applicable law in connection with any consolidation, merger or transfer of assets, that complies with the covenant described under “—Consolidation, Merger, Sale of Assets”;

(9) the repurchase, retirement or other acquisition or retirement for value of Qualified Capital Stock of the Company, or a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Capital Stock of any of its direct or indirect parent companies, held by any future, present or former employee, director or consultant of the Company, any of its Subsidiaries or any of their respective direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement; provided, however, that the aggregate Restricted Payments made under this clause (9) do not exceed in any calendar year $5.0 million (with unused amounts in any calendar year being carried over to the next two succeeding calendar years); provided further that such amount in any calendar year may be increased by an amount not to exceed:

(a) the cash proceeds from the sale of Qualified Capital Stock of the Company and, to the extent contributed to the capital of the Company, Capital Stock of any of the direct or indirect parent companies of the Company, in each case to members of management, directors or consultants of the Company, any of its Subsidiaries or any of their respective direct or indirect parent companies that occurs after the Issue Date, to the extent the Net Cash Proceeds from the sale of such Capital Stock have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of the preceding paragraph; plus

(b) the cash proceeds of key man life insurance policies received by the Company or any of its Restricted Subsidiaries after the Issue Date; less

(c) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) or (b) of this clause (9);

and provided further that cancellation of Indebtedness owing to the Company from members of management of the Company and representing non-cash loans made by the Company to permit members of management to acquire Capital Stock of the Company, any of its Subsidiaries or its direct or indirect parent companies in connection with a repurchase of Capital Stock of the Company or any of the Company’s direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant;

(10) payments of dividends on Redeemable Capital Stock of the Issuers or any Restricted Subsidiary or Preferred Stock of a Restricted Subsidiary issued in accordance with the covenant “—Limitation on Indebtedness”;

(11) the declaration and payment of dividends on the Company’s common stock (or a Restricted Payment to any direct or indirect parent entity to fund a payment of dividends on such entity’s common stock), following the first public Equity Offering of such common stock after the Issue Date, of up to 6% per annum of the Net Cash Proceeds received by (or, in the case of a Restricted Payment to a direct or indirect parent entity, contributed to the capital of) the Company in or from any such public Equity Offering;

(12) Restricted Payments contemplated by the offering memorandum for the original placement of the Notes in connection with the Transactions;

(13) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness following an Asset Sale or Change of Control pursuant to the provisions similar to those described under the captions “—Purchase of Notes Upon a Change of Control” and “—Limitation on Sale of Assets” at a purchase price not to exceed 100% of the principal amount thereof (or 101% in the case of an offer as a result of a Change of Control) plus accrued and unpaid interest to the date of purchase; provided that the Company has previously made a Change of Control Offer or Asset Sale Offer, as the case may be, with respect thereto and all Notes tendered by holders in connection therewith have been repurchased to the extent required by the Indenture;

(14) the declaration and payment of dividends or the payment of other distributions by the Company or a Restricted Subsidiary to, or the making of loans or advances to, any of their respective direct or indirect parents in amounts required for any direct or indirect parent companies to pay, in each case without duplication,

(a) franchise taxes and other fees, taxes and expenses of any corporate parent required to maintain its corporate existence;

(b) for any taxable year in which the Company is a member of any consolidated, combined or similar income tax group of which any corporate parent is the common parent (a “Tax Group”), federal, foreign, state or local income taxes (as applicable) of the Tax Group that are attributable to the income of the Company and/or any of its Restricted Subsidiaries; provided that, in each taxable year, the amount of such payments (when aggregated with the amount of such taxes paid directly by the Company and its Restricted Subsidiaries) shall not exceed the amount that the Company and its Restricted Subsidiaries would have been required to pay in respect of such federal, foreign, state or local income taxes on a standalone basis;

(c) customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of the Company to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Company and its Restricted Subsidiaries;

(d) general corporate operating and overhead costs and expenses of any direct or indirect parent company of the Company to the extent such costs and expenses are attributable to the ownership or operation of the Company and its Restricted Subsidiaries;

(e) amounts payable to the Sponsors pursuant to the Sponsor Management Agreement as in effect on the Issue Date;

(f) fees and expenses related to any equity or debt offering of such parent entity (whether or not successful); and

(g) cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of any direct or indirect parent of the Company;

(15) distributions or payments of Securitization Fees and purchases of Receivables and Related Assets pursuant to a Securitization Repurchase Obligation in connection with a Qualified Securitization Transaction; and

(16) other Restricted Payments in an amount not to exceed $15.0 million.

For clarity purposes, all payments made pursuant to clauses (2) through (10) and (12) through (16) of this paragraph (b) shall not reduce the amount that would otherwise be available for Restricted Payments under paragraph (a) of this covenant.

Limitation on Transactions with Affiliates

The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions involving aggregate value in excess of $2.5 million (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with or for the benefit of any Affiliate of the Company (other than the Company or a Restricted Subsidiary, including any Person that becomes a Restricted Subsidiary as a result of such transaction), unless:

(1) such transaction or series of related transactions is on terms that are not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that would be available in a comparable transaction in arm’s-length dealings with an unrelated third-party; and

(2) with respect to any transaction or series of related transactions involving aggregate value in excess of $15.0 million, either (a) such transaction or series of related transactions has been approved by a majority of the Disinterested Directors of the board of directors of the Company, or in the event there is only one Disinterested Director, by such Disinterested Director, or (b) the Company delivers to the Trustee a written opinion of an investment banking firm of national standing or other recognized independent expert stating that the transaction or series of related transactions is fair to the Company or such Restricted Subsidiary from a financial point of view;

provided, however, that this provision shall not apply to:

(i) directors’ fees, consulting fees, employee salaries, bonuses or employment agreements, incentive arrangements, compensation or employee benefit arrangements with any officer, director or employee of the Company or a Subsidiary of the Company, including under any stock option or stock incentive plans, customary indemnification arrangements with officers, directors or employees of the Company or a Subsidiary of the Company, in each case entered into in the ordinary course of business;

(ii) any Restricted Payments made in compliance with the “—Limitation on Restricted Payments” covenant above or any Permitted Investment in a Person that is an Affiliate solely as a result of the Company’s and its Restricted Subsidiaries’ Investments in such Person;

(iii) any Qualified Securitization Transaction;

(iv) any issuance or sale of Qualified Capital Stock of the Company to Affiliates;

(v) transactions among the Company and/or any Restricted Subsidiary and/or any entity that is an Affiliate solely as a result of any Investment by the Company and/or such Restricted Subsidiary in such entity;

(vi) loans or advances to employees or consultants of the Company in the ordinary course of business for bona fide business purposes of the Company and its Restricted Subsidiaries (including, without limitation, travel, entertainment and moving expenses) made in compliance with applicable law;

(vii) any transactions undertaken pursuant to any agreements (including, without limitation, pursuant to the Sponsor Management Agreement) in existence on the Issue Date and described in the offering memorandum for the original placement of the Notes and any renewals, replacements or modifications of such contracts (pursuant to new transactions or otherwise) on terms not materially less favorable when taken as a whole to the holders of the Notes than those in effect on the Issue Date;

(viii) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of their obligations under the terms of, any stockholders agreement, principal investors agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (viii) to the extent that the terms of any such amendment or new agreement are not otherwise materially disadvantageous to the holders when taken as a whole;

(ix) the Transactions;

(x) transactions with Unrestricted Subsidiaries, customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture which are fair to the Company and its Restricted Subsidiaries, in the reasonable determination of the Company’s board of directors or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(xi) payments by the Company or any of its Restricted Subsidiaries to any of the Sponsors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved in good faith by Disinterested Directors constituting a majority of such Disinterested Directors;

(xii) payments or loans (or cancellation of loans) to employees or consultants of the Company, any of its direct or indirect parent companies or any Restricted Subsidiary and employment agreements, severance arrangements, stock option plans and other similar arrangements with such employees or consultants which, in each case, are approved by a majority of the board of directors of the Company in good faith; and

(xiii) Investments by the Sponsors in debt securities of the Company or any of its Restricted Subsidiaries so long as (x) the Investment is being offered generally to other investors on the same or more favorable terms and (y) the Investment constitutes less than 5.0% of the proposed or outstanding issue amount of such class of securities.

Limitation on Liens

The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its properties other than Permitted Liens. Additionally, neither Issuer will, and will not permit any Guarantor, to grant or suffer to exist any Lien (other than pursuant to clause (a), (d), (g), (j) or (p) of the definition of “Permitted Liens”) on any leasehold interest (as lessee) in real property of an Issuer or any Guarantor for purposes of securing any Indebtedness for money borrowed unless the Issuers shall have granted a Lien on such leasehold interest to the Collateral Agent for the benefit of the holders of Notes and the holders of Permitted Additional Pari Passu Obligations ranking prior to any other Liens.

Limitation on Sale of Assets

(a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless (1) at least 75% of the consideration from such Asset Sale is received in cash, Cash Equivalents or Replacement Assets, (2) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets subject to such Asset Sale, and (3) if such Asset Sale involves the disposition of Notes Priority Collateral or, after the Discharge of ABL Obligations, the disposition of ABL Priority Collateral, the Net Cash Proceeds thereof shall be paid directly by the purchaser of the Collateral to the Collateral Agent for deposit into the Collateral Account pending application in accordance with the provisions described below, and, if any property other than cash or Cash Equivalents is included in such Net Cash Proceeds, substantially all of such property shall be made subject to the Note Liens.

For purposes of Section (a)(1) of this covenant only, the following will be deemed to be cash:

(A) the amount of any liabilities (other than Subordinated Indebtedness) of the Company or any Restricted Subsidiary that is actually assumed by the transferee in such Asset Sale and from which the Company and the Restricted Subsidiaries are fully and unconditionally released (excluding any liabilities that are incurred in connection with or in anticipation of such Asset Sale and contingent liabilities);

(B) the amount of any notes, securities or other similar obligations received by the Company or any Restricted Subsidiary from such transferee that is converted, sold or exchanged within 180 days of the related Asset Sale by the Company or the Restricted Subsidiaries into cash in an amount equal to the Net Cash Proceeds realized upon such conversion, sale or exchange; and

(C) the amount of any Designated Non-cash Consideration received by the Company or any of its Restricted Subsidiaries in the Asset Sale; provided that the aggregate of such Designated Non-cash Consideration received in connection with Asset Sales (and still held) shall not exceed the greater of (x) $10.0 million and (y) 2.0% of Consolidated Net Tangible Assets at any one time (with the Fair Market Value in each case being measured at the time received and without giving effect to subsequent changes in value).

(b) All or a portion of an amount equal to the Net Cash Proceeds of any Asset Sale may be applied by the Company or a Restricted Subsidiary to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Indebtedness under the Credit Agreement or any Credit Facility):

(i) to the extent such Net Cash Proceeds constitute proceeds from the sale of (x) ABL Priority Collateral or assets that are not Collateral, to repay permanently any Indebtedness under the Credit Agreement or any other Credit Facility then outstanding as required by the terms thereof (and to effect a permanent reduction in the availability under the Credit Agreement or any other Credit Facility) or (y) assets of a Restricted Subsidiary that is not a Guarantor, to repay Indebtedness of a Restricted Subsidiary that is not a Guarantor;

(ii) to acquire (or enter into a legally binding agreement to acquire), all or substantially all of the assets of, or a majority of the Voting Stock of, a Permitted Business (or in the case of an Asset Sale of ABL Priority Collateral, to acquire additional Collateral); provided that to the extent such Net Cash Proceeds are received in respect of Notes Priority Collateral, such Net Cash Proceeds are applied to acquire assets substantially all of which constitute Notes Priority Collateral;

(iii) to make a capital expenditure; provided that to the extent such Net Cash Proceeds are received in respect of Notes Priority Collateral, such expenditures shall relate to Notes Priority Collateral; or

(iv) to invest the Net Cash Proceeds (or enter into a legally binding agreement to invest) in Replacement Assets; provided that to the extent such Net Cash Proceeds are received in respect of Notes Priority Collateral, substantially all of such Replacement Assets constitute Notes Priority Collateral.

Pending the final application of any such Net Cash Proceeds (other than Trust Monies), the Issuers may temporarily reduce Indebtedness or otherwise invest such Net Cash Proceeds in any manner that is not prohibited by the Indenture. If any such legally binding agreement to invest such Net Cash Proceeds is entered into and the Issuers shall have not consummated such investment (or a replacement investment) within 180 days of the date of such binding agreement or within 365 days of such Asset Sale, whichever is later, such Net Cash Proceeds which were to be invested shall constitute “Excess Proceeds”. The amount of such Net Cash Proceeds not used or invested in accordance with the preceding clauses (i) through (iv) within 365 days (or such later number of days as provided in the preceding sentence) of the Asset Sale constitutes “Excess Proceeds.”

When the aggregate amount of Excess Proceeds exceeds $20.0 million, within thirty days thereof, or earlier at the option of the Issuers, the Issuers will make an offer (an “Offer”) to all holders of Notes and (x) in the case of Net Cash Proceeds from an Asset Sale of Notes Priority Collateral, to the holders of any other Permitted Additional Pari Passu Obligations containing provisions similar to those set forth in the Indenture with respect to asset sales or (y) in the case of any other Net Cash Proceeds, to all holders of other Pari Passu Indebtedness containing provisions similar to those set forth in the Indenture with respect to assets sales, in each case, equal to the Excess Proceeds. The offer price in any Offer to Purchase will be equal to 100% of the principal amount of the Notes (and 100% of the principal amount or, if different, the accreted value of any Permitted Additional Pari Passu Obligations or Pari Passu Indebtedness) plus accrued and unpaid interest to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Offer to Purchase, the Issuers may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture and such remaining amount shall not be added to any subsequent Excess Proceeds for any purpose under the Indenture. If the aggregate principal amount of the Notes and principal amount or, if different, accreted value of other Permitted Additional Pari Passu Obligations (in the case of Net Cash Proceeds from Notes Priority Collateral) or Notes and other Pari Passu Indebtedness (in the case of any other Net Cash Proceeds) tendered into such Offer to Purchase exceeds the amount of Excess Proceeds, the Trustee will select the Notes and other Permitted Additional Pari Passu Obligations or other Pari Passu Indebtedness, as the case may be, to be purchased on a pro rata basis. Upon completion of each Offer, the amount of Excess Proceeds will be reset at zero.

(c) The Company shall determine in good faith whether, and to what extent, an Asset Sale is in respect of Notes Priority Collateral and to what extent the Net Cash Proceeds in respect of an Asset Sale of Notes Priority Collateral are used to acquire or are invested in Notes Priority Collateral taking into account all relevant factors, including without limitation, the existence of structurally senior claims against the Notes Priority Collateral and the assets of an entity whose Capital Stock is subject to such Asset Sale or acquired with such Net Cash Proceeds.

(d) The Indenture provides that the Issuers will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with an Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the Indenture, the Company, or the applicable Restricted Subsidiary, will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture by virtue of such conflict.

Additional Guarantees

(a) The Issuers will cause within ten business days any Restricted Subsidiary formed or acquired after the Issue Date (other than a Foreign Subsidiary, a Securitization Subsidiary and any Non-Guarantor Restricted Subsidiary if the Fair Market Value of such Non-Guarantor Restricted Subsidiary, together with the Fair Market Value of all other Non-Guarantor Restricted Subsidiaries, as of such date, does not exceed in the aggregate $30.0 million) to execute and deliver a supplemental indenture to the Indenture providing for a Guarantee of the Notes and supplements to the applicable Security Documents in order to grant a Lien in the Collateral owned by such Restricted Subsidiary to the same extent as that set forth in the Indenture and the Security Documents and take all actions required by the Security Documents to perfect such Lien. In addition, to the extent the collective Fair Market Value of the Company’s Non-Guarantor Restricted Subsidiaries, as of the date of the creation of, acquisition of or Investment in a Non-Guarantor Restricted Subsidiary, exceeds $30.0 million, the Company shall cause, within 10 business days after such date, one or more of such Non-Guarantor Restricted Subsidiaries to similarly execute and deliver a supplemental indenture to the Indenture providing for a Guarantee of the Notes and a supplement to the applicable Security Documents in order to grant a Lien in the Collateral owned by such Restricted Subsidiary to the same extent as that set forth in the Indenture and the Security Documents such that the collective Fair Market Value of all remaining Non-Guarantor Restricted Subsidiaries does not exceed $30.0 million and take all actions required by the Security Documents to perfect such Lien. In addition, the Indenture provides that the Company will not permit any Non-Guarantor Restricted Subsidiary to guarantee the payment of any Indebtedness of the Company or any other Guarantor unless such Non-Guarantor Restricted Subsidiary simultaneously delivers a supplemental indenture to the Indenture and a joinder agreement related to the Security Documents, providing for a Guarantee of the Notes by such Non-Guarantor Restricted Subsidiary and a pledge of its assets as Collateral for the Notes to the same extent as that set forth in the Indenture and the Security Documents and take all actions required by the Security Documents to perfect such Lien. Such Guarantee shall automatically be released on the date such Subsidiary no longer guarantees the payment of any Indebtedness of the Company or any other Guarantor and shall otherwise be subject to release in accordance with paragraph (b) below.

(b) Notwithstanding the foregoing, any Guarantee by a Restricted Subsidiary of the Notes shall provide by its terms that it (and all Liens securing the same) shall be automatically and unconditionally released and discharged in customary circumstances, including upon:

(1) such Subsidiary ceasing to constitute a Restricted Subsidiary in a transaction that complies with the Indenture (whether upon a sale, exchange, transfer or disposition of Capital Stock in such Restricted Subsidiary (including by way of merger or consolidation), or the designation of such Restricted Subsidiary as an Unrestricted Subsidiary);

(2) the sale or disposition of all of the assets of such Guarantor made in compliance with the Indenture; provided that such provision does not apply to the guarantee provided by Tops Holding II Corporation;

(3) satisfaction and discharge of the Indenture as set forth below under “—Satisfaction and Discharge”; or

(4) a legal defeasance or covenant defeasance of the Indenture as described below under “—Defeasance or Covenant Defeasance of Indenture.”

Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries

(a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock;

(2) pay any Indebtedness owed to the Company or any other Restricted Subsidiary;

(3) make any Investment in the Company or any other Restricted Subsidiary; or

(4) transfer any of its properties or assets to the Company or any other Restricted Subsidiary.

(b) However, paragraph (a) will not prohibit any:

(1) encumbrance or restriction pursuant to an agreement or instrument (including, without limitation, the Credit Agreement (and related security documents), the Notes, the Indenture, the Guarantees and the Security Documents) in effect on the Issue Date or any agreement governing Indebtedness that contains encumbrances and restrictions that are not materially more restrictive than those contained in the Indenture, the Guarantees, the Credit Agreement and the Security Documents;

(2) encumbrance or restriction with respect to a Restricted Subsidiary that is not a Restricted Subsidiary on the Issue Date, in existence at the time such Person becomes a Restricted Subsidiary and not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary; provided that such encumbrances and restrictions are not applicable to any Restricted Subsidiary or the properties or assets of any Restricted Subsidiary other than such Subsidiary which is becoming a Restricted Subsidiary or such Subsidiary’s Subsidiaries;

(3) encumbrance or restriction pursuant to any agreement governing any Indebtedness represented by Capital Lease Obligations or Purchase Money Obligations permitted to be incurred under the provisions of the covenant described above under the caption “—Limitation on Indebtedness”;

(4) encumbrance or restriction contained in any Acquired Indebtedness or other agreement of any Person or related to assets acquired (whether by merger, consolidation or otherwise) by the Company or any Restricted Subsidiaries, so long as such encumbrance or restriction (A) was not entered into in contemplation of the acquisition, merger or consolidation transaction, and (B) is not applicable to any Person, or the properties or assets of any Person, other than the Person or such Person’s Subsidiaries, or the property or assets of the Person or such Person’s Subsidiaries, so acquired;

(5) encumbrance or restriction existing under applicable law, rule, regulation or order or any requirement of any regulatory body;

(6) in the case of clause (4) of paragraph (a) above, Liens securing Indebtedness otherwise permitted to be incurred under the provisions of the covenant described above under the caption “—Limitation on Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(7) customary non-assignment provisions in leases, licenses or contracts;

(8) customary restrictions contained in (A) asset sale agreements that limit the transfer of such assets pending the closing of such sale and (B) any other agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

(9) customary restrictions imposed by the terms of shareholders’, partnership or joint venture agreements; provided, however, that such restrictions do not apply to any Restricted Subsidiaries other than the applicable company, partnership or joint venture;

(10) restrictions contained in Indebtedness of Restricted Subsidiaries permitted to be incurred under the Indenture, so long as such restrictions or encumbrances are customary for Indebtedness of the type incurred and which the board of directors of the Company determines in good faith will not adversely affect the Issuers’ ability to make payments of principal or interest on the Notes;

(11) encumbrance or restriction with respect to a Securitization Entity in connection with a Qualified Securitization Transaction; provided, however, that such encumbrances and restrictions are necessary or advisable to effect the transactions contemplated under such Qualified Securitization Transaction in the good faith determination of the Company;

(12) restrictions on cash or other deposits or net worth imposed by customers or suppliers under contracts entered into in the ordinary course of business; and

(13) encumbrance or restriction under any agreement that amends, extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (1) through (12), or in this clause (13); provided that the terms and conditions of any such encumbrances or restrictions are no more restrictive in any material respect than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced or replaced.

Limitation on Unrestricted Subsidiaries

The Issuers may designate after the Issue Date any Subsidiary as an “Unrestricted Subsidiary” under the Indenture only if:

(a) no Default shall have occurred and be continuing at the time of or after giving effect to such designation;

(b) either (i) such Subsidiary has total assets of less than $1,000 or (ii) the Issuers would be permitted to make an Investment at the time of designation (assuming the effectiveness of such designation) pursuant to the covenant “—Limitation on Restricted Payments” in an amount (the “Designation Amount”) equal to the Fair Market Value of the Company’s and its Restricted Subsidiaries’ Investments in such Subsidiary (including any guarantee of the obligations of such Unrestricted Subsidiary that will not be released concurrently with such designation but excluding any amounts attributable to Investments made prior to the Issue Date);

(c) such Unrestricted Subsidiary does not own any Capital Stock in any Restricted Subsidiary which is not simultaneously being designated an Unrestricted Subsidiary;

(d) such Unrestricted Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Non-Recourse Indebtedness, provided that an Unrestricted Subsidiary may provide a Guarantee for the Notes; and

(e) such Unrestricted Subsidiary is not a party to any agreement, contract, arrangement or understanding at such time with the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are not materially less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Issuers or, in the event such condition is not satisfied, the value of such agreement, contract, arrangement or understanding to such Unrestricted Subsidiary from and after the date of designation shall be deemed a Restricted Payment.

In the event of any such designation, the Issuers shall be deemed to have made an Investment pursuant to the covenant “—Limitation on Restricted Payments” for all purposes of the Indenture in an amount equal to the Designation Amount. For purposes of the foregoing, the designation of a Subsidiary of an Issuer as an Unrestricted Subsidiary shall be deemed to be the designation of all of the Subsidiaries of such Subsidiary as Unrestricted Subsidiaries. Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of an Issuer will be classified as a Restricted Subsidiary.

The Issuers may revoke any designation of a Subsidiary as an Unrestricted Subsidiary if:

(a) no Default shall have occurred and be continuing at the time of and after giving effect to such revocation;

(b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such revocation would, if incurred at such time, have been permitted to be incurred for all purposes of the Indenture; and

(c) unless such redesignated Subsidiary shall not have any Indebtedness outstanding (other than Indebtedness that would be Permitted Indebtedness), (x) if prior to such revocation the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant “—Limitation on Indebtedness,” immediately after giving effect to such proposed revocation, and after giving pro forma effect to the incurrence of any such Indebtedness of such redesignated Subsidiary as if such Indebtedness was incurred on the date of the revocation, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant “—Limitation on Indebtedness” or (y) if prior to such revocation the Company could not incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant “—Limitation on Indebtedness,” the Company’s Consolidated Fixed Charge Coverage Ratio does not decline as a result of such revocation.

All designations and revocations must be evidenced by a resolution of the Company’s board of directors delivered to the Trustee certifying compliance with the foregoing provisions.

Provision of Financial Statements

The Company will furnish to the Trustee and, upon request, to beneficial owners and prospective investors of the Notes, a copy of all of the information and reports referred to in clauses (1) and (2) below within 15 days after the time periods specified in the SEC’s rules and regulations (assuming the notes were registered under Section 13(a) or Section 15(d) of the Exchange Act):

(1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; provided that, prior to the exchange offer contemplated by the Registration Rights Agreement, financial statements may omit the footnote disclosures omitted from the financial statements included in the offering memorandum for the original placement of the Notes for periods in such fiscal years; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports;

provided that if the Company files such reports electronically with the SEC within such time periods, the Company shall not be required to furnish such reports as specified above. The Trustee shall have no responsibility whatsoever to determine if such electronic filing has occurred.

After consummation of this exchange offer, whether or not required by the SEC, the Company will comply with the periodic reporting requirements of the Exchange Act and will file the reports specified in the preceding paragraph with the SEC within the time periods specified above unless the SEC will not accept such a filing. If, notwithstanding the foregoing, the SEC will not accept the Company’s filings for any reason, the Company will post the reports referred to in the preceding paragraph on its website within the time periods that would apply if the Company were required to file those reports with the SEC.

For so long as any Notes are outstanding, the Company shall also:

(A) within 15 Business Days after filing with the Trustee or the SEC, as the case may be, the annual and quarterly information required pursuant to the preceding two paragraphs, hold a conference call for holders of notes, prospective investors and market makers (it being understood that prior to completion of the exchange offer contemplated by the Registration Rights Agreement, the Company may limit participants to the extent it determines in good faith such limitations are prudent to ensure compliance with the Securities Act and other applicable securities laws) to discuss such reports and the results of operations for the relevant reporting period; and

(B) employ commercially reasonable means expected to reach Persons entitled to participate in such conference calls in accordance with the foregoing paragraph no fewer than three Business Days prior to the date of the conference call required to be held in accordance with clause (A) above, to announce the time and date of such conference call and either including all information necessary to access the call or directing such Persons to contact the appropriate contact at the Company to obtain such information.

Notwithstanding the foregoing, so long as the direct or indirect parent company becomes a guarantor, the reports, information and other documents required to be filed and provided as described above will be those of such parent, rather than those of the Company, so long as such filings would satisfy the SEC’s requirements (assuming the notes were registered under Section (13)(a) or Section 15(d) of the Exchange Act).

The Indenture also provides that, so long as any of the Notes remain outstanding, the Issuers will make available to any prospective purchaser of Notes or beneficial owner of Notes in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act, until such time as the Issuers have either exchanged the Notes for securities identical in all material respects which have been registered under the Securities Act or until such time as the holders thereof have disposed of such Notes pursuant to an effective registration statement under the Securities Act.

Consolidation, Merger, Sale of Assets

No Issuer will, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of Persons, unless at the time and after giving effect thereto:

(1) either (a) such Issuer will be the continuing corporation or (b) the Person formed by or surviving such consolidation or merger or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of such Issuer and their Restricted Subsidiaries on a consolidated basis (the “Surviving Entity”) (i) shall be a corporation, limited liability company or partnership duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia; provided that there shall be an obligor or a co-obligor that is a corporation, (ii) shall expressly assume by a supplemental indenture, in a form reasonably satisfactory to the Trustee, all the obligations of such Issuer under the Notes and the Indenture and the Registration Rights Agreement, as the case may be, and the Notes and the Indenture and the Registration Rights Agreement will remain in full force and effect as so supplemented (and any Guarantees will be confirmed as applying to such Surviving Entity’s obligations) and (iii) shall expressly assume the due and punctual performance of the covenants and obligations of such Issuer under the Security Documents;

(2) after giving effect to such transaction, no Default or Event of Default exists;

(3) after giving effect to such transaction, the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) could (a) incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions of “—Certain Covenants—Limitation on Indebtedness” or (b) the Consolidated Fixed Charge Coverage Ratio of the Company or the Surviving Entity is equal to or greater than the Company’s Consolidated Fixed Charge Coverage Ratio immediately prior to such transaction;

(4) at the time of the transaction, each Guarantor, if any, unless it is the other party to the transactions described above, will have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under the Indenture and the Notes;

(5) at the time of the transaction, such Issuer or the Surviving Entity will have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officer’s Certificate and an opinion of counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, transfer, lease or other transaction and the supplemental indenture in respect thereof comply with the Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with;

(6) such Issuer or the Surviving Entity, as applicable, promptly causes such amendments, supplements or other instruments to be executed, delivered, filed and recorded, as applicable, in such jurisdictions as may be reasonably required by applicable law to preserve and protect the Lien of the Security Documents on the Collateral owned by or transferred to such Issuer or the Surviving Entity; and

(7) the Collateral owned by or transferred to such Issuer or the Surviving Entity, as applicable, shall (a) continue to constitute Collateral under the Indenture and the Security Documents, (b) be subject to the Lien in favor of the Collateral Agent for the benefit of the Trustee and the holders of the Notes, and (c) not be subject to any Lien other than Permitted Liens.

Notwithstanding the foregoing clauses (2) or (3), (1) either Issuer may consolidate with, merge into or transfer all or part of its properties and assets to the other Issuer; (2) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to another Restricted Subsidiary and (3) either Issuer may merge with an Affiliate that has no significant assets or liabilities and was formed solely for the purpose of changing such Issuer’s jurisdiction of organization to another state of the United States.

Each Guarantor will not, and the Issuers will not permit a Guarantor to, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person (other than the Issuers or any Guarantor) or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of Persons (other than the Issuers or any Guarantor), unless at the time and after giving effect thereto:

(1) (a) either (i) the Guarantor will be the continuing corporation in the case of a consolidation or merger involving the Guarantor or (ii) the Person formed by or surviving such consolidation or merger or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Guarantor on a consolidated basis (the “Surviving Guarantor Entity”) will be a corporation, limited liability company, limited liability partnership, partnership or trust duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person (x) expressly assumes, by a supplemental indenture, in a form reasonably satisfactory to the Trustee, all the obligations of such Guarantor under its Guarantee of the Notes and the Indenture and the Registration Rights Agreement and such Guarantee, Indenture and Registration Rights Agreement will remain in full force and effect; and (y) shall expressly assume the due and punctual performance of the covenants and obligations of the applicable Guarantor under the Security Documents;

(b) after giving effect to such transaction, no Default or Event of Default exists;

(c) at the time of the transaction such Guarantor or the Surviving Guarantor Entity will have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officer’s Certificate and an opinion of counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, lease or other transaction and the supplemental indenture in respect thereof comply with the Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with;

(d) the Guarantor or the Surviving Guarantor Entity, as applicable, promptly causes such amendments, supplements or other instruments to be executed, delivered, filed and recorded, as applicable, in such jurisdictions as may be reasonably required by applicable law to preserve and protect the Lien of the Security Documents on the Collateral owned by or transferred to the Guarantor or the Surviving Guarantor Entity;

(e) the Collateral owned by or transferred to the Guarantor or the Surviving Guarantor Entity, as applicable, shall (i) continue to constitute Collateral under the Indenture and the Security Documents, (ii) be subject to the Lien in favor of the Collateral Agent for the benefit of the Trustee and the holders of the Notes, and (iii) not be subject to any Lien other than Permitted Liens; and

(f) the property and assets of the Person which is merged or consolidated with or into the Guarantor or the Surviving Guarantor Entity, as applicable, to the extent that they are property or assets of the types which would constitute Collateral under the Security Documents, shall be treated as after-acquired property and the Guarantor or the Surviving Guarantor Entity shall take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in the Indenture; or

(2) the transaction is made in compliance with the covenant “—Limitation on Sale of Assets.”

In the event of any transaction (other than a lease) described in and complying with the conditions listed in the three immediately preceding paragraphs in which an Issuer or any Guarantor, as the case may be, is not the continuing entity, the successor Person formed or remaining or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, such Issuer or such Guarantor, as the case may be, and an Issuer or any Guarantor, as the case may be, would be discharged from all obligations and covenants under the Indenture and the Notes or its Guarantee, as the case may be, the Registration Rights Agreement and the Security Documents.

For purposes of this covenant, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Restricted Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Restricted Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of the Company.

Events of Default

An Event of Default will occur under the Indenture if:

(1) there shall be a default in the payment of any interest on any Note when it becomes due and payable, and such default shall continue for a period of 30 days;

(2) there shall be a default in the payment of the principal of (or premium, if any, on) any Note at its Maturity (upon acceleration, optional redemption, required repurchase or otherwise);

(3) there shall be a default in the performance, or breach, of any covenant or agreement of an Issuer or any Guarantor under the Indenture or any Guarantee (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in clause (1) or (2) above or in clause (b), (c) or (d) of this clause (3)) and such default or breach shall continue for a period of 60 days after written notice has been given, by certified mail, (1) to the Issuers by the Trustee or (2) to the Issuers and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Notes; (b) there shall be a default in the performance or breach of the provisions described in “—Certain Covenants—Consolidation, Merger, Sale of Assets”; (c) the Issuers shall have failed to make or consummate an Offer in accordance with the provisions of “—Certain Covenants—Limitation on Sale of Assets”; or (d) the Issuers shall have failed to make or consummate a Change of Control Offer in accordance with the provisions of “—Purchase of Notes Upon a Change of Control”;

(4) (a) any default in the payment of the principal or premium, if any, on any Indebtedness when due under any of the agreements, indentures or instruments under which the Issuers, any Guarantor or any Restricted Subsidiary then has outstanding Indebtedness (other than Indebtedness owed to the Issuers or a Restricted Subsidiary) in excess of $25.0 million (“Material Indebtedness”) and such default shall have continued after giving effect to any applicable grace period and shall not have been cured or waived or (b) an event of default as defined in any of the agreements, indentures or instruments described in clause (a) of this clause (4) shall have occurred and the Material Indebtedness thereunder, if not already matured at its final maturity in accordance with its terms, shall have been accelerated;

(5) any Guarantee of any Significant Subsidiary or any group of Restricted Subsidiaries which collectively (as of the latest audited consolidated financial statements for the Company) would constitute a Significant Subsidiary shall for any reason cease to be, or shall for any reason be asserted in writing by any Guarantor or the Issuers not to be, in full force and effect and enforceable in accordance with its terms, except to the extent permitted by the Indenture and any such Guarantee;

(6) one or more final, non-appealable judgments or orders of any court or regulatory or administrative agency for the payment of money in excess of $25.0 million (net of any amounts to the extent that they are covered by insurance), either individually or in the aggregate, shall be rendered against an Issuer, any Guarantor or any Restricted Subsidiary which has not been discharged, fully bonded or stayed for a period of 60 consecutive days;

(7) the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Issuers or any Significant Subsidiary or any group of Restricted Subsidiaries which collectively (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary; or

(8) unless all of the Collateral has been released from the Note Liens in accordance with the provisions of the Security Documents, (x) default by the Issuers or any Subsidiary in the performance of the Security Documents which materially adversely affects the enforceability, validity, perfection or priority of the Note Liens on a material portion of the Collateral, (y) the repudiation or disaffirmation by the Issuers or any Guarantor of its material obligations under the Security Documents or (z) the determination in a judicial proceeding that the Security Documents are unenforceable or invalid against the Issuers or any Guarantor party thereto for any reason with respect to a material portion of the Collateral and, in the case of any event described in subclauses (x) through (z), such default, repudiation, disaffirmation or determination is not rescinded, stayed, or waived by the Persons having such authority pursuant to the Security Documents or otherwise cured within 60 days after the Issuers receive written notice thereof specifying such occurrence from the Trustee or the holders of at least 25% of the outstanding principal amount of the Notes and demanding that such default be remedied.

If an Event of Default (other than as specified in clause (7) of the prior paragraph with respect to an Issuer) shall occur and be continuing with respect to the Indenture, the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may, and the Trustee at the request of such holders shall, declare all unpaid principal of, premium, if any, and accrued interest on all Notes to be due and payable immediately, by a notice in writing to the Issuers (and to the Trustee if given by the holders of the Notes) and upon any such declaration, such principal, premium, if any, and interest shall become due and payable immediately. If an Event of Default specified in clause (7) of the prior paragraph with respect to an Issuer occurs and is continuing, then all the Notes shall automatically become and be due and payable immediately in an amount equal to the principal amount of the Notes, together with accrued and unpaid interest, if any, to the date the Notes become due and payable, without any declaration or other act on the part of the Trustee or any holder. Thereupon, the Trustee may, at its discretion, proceed to protect and enforce the rights of the holders of Notes by appropriate judicial proceedings.

After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of Notes outstanding by written notice to the Issuers and the Trustee, may rescind and annul such declaration and its consequences if:

(a) the Issuers have paid or deposited with the Trustee a sum sufficient to pay (1) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (2) all overdue interest on all Notes then outstanding, (3) the principal of, and premium, if any, on any Notes then outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes and (4) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes; and

(b) all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

The holders of not less than a majority in aggregate principal amount of the Notes outstanding may on behalf of the holders of all outstanding Notes waive any past default under the Indenture and its consequences, except a default (1) in the payment of the principal of, premium, if any, or interest on any Note (which may only be waived with the consent of each holder of Notes affected) or (2) in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each Note affected by such modification or amendment.

No holder of any of the Notes has any right to institute any proceedings with respect to the Indenture or any remedy thereunder, unless (a) such holder has previously given notice to the Trustee of a continuing Event of Default; (b) the holders of at least 25% in aggregate principal amount of the outstanding Notes have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as trustee under the Indenture and the Notes; (c) such holder or holders have offered to the Trustee indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request; (d) the Trustee has failed to institute such proceeding within 60 days after receipt of such notice; and (e) the Trustee, within such 60-day period, has not received directions inconsistent with such written request by holders of a majority in aggregate principal amount of the outstanding Notes. Such limitations do not, however, apply to a suit instituted by a holder of a Note for the enforcement of the payment of the principal of, premium, if any, or interest on such Note on or after the respective due dates expressed in such Note.

The Issuers are required to notify the Trustee within five business days of the date they become aware of the occurrence of any Default. The Issuers are required to deliver to the Trustee, on or before the date not more than 120 days after the end of each fiscal year, a written statement as to compliance with the Indenture, including whether or not any Default has occurred. The Trustee is under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the holders of the Notes unless such holders offer to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred thereby.

The Trust Indenture Act contains limitations on the rights of the Trustee, should it become a creditor of the Issuers or any Guarantor, if any, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions, but if it acquires any conflicting interest it must eliminate such conflict upon the occurrence of an Event of Default or else resign.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, member or stockholder of the Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or the Guarantors under the Notes, the Indenture, the Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Defeasance or Covenant Defeasance of Indenture

The Issuers may, at their option and at any time, elect to have the obligations of the Issuers, the Guarantors and any other obligor upon the Notes discharged with respect to the outstanding Notes (“defeasance”). Such defeasance means that the Issuers, the Guarantors and any other obligor under the Indenture shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, except for:

(1) the rights of holders of such outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due;

(2) the Issuers’ obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee; and

(4) the defeasance provisions of the Indenture.

In addition, the Issuers may, at their option and at any time, elect to have the obligations of the Issuers and the Guarantors released with respect to certain covenants that are described in the Indenture (“covenant defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the Notes. In the event covenant defeasance occurs, certain events (not including non-payment, bankruptcy and insolvency events related to an Issuer) described under “—Events of Default” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either defeasance or covenant defeasance,

(a) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes, cash in United States dollars, U.S. government obligations (as defined in the Indenture), or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm, to pay and discharge the principal of, premium, if any, and interest on the outstanding Notes on the Stated Maturity or, to the extent the Issuers have previously provided a notice of redemption with respect to the outstanding Notes, on the applicable redemption date;

(b) in the case of defeasance, the Issuers shall have delivered to the Trustee an opinion of independent counsel in the United States stating that (A) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of independent counsel in the United States shall confirm that (subject to customary assumptions, qualifications and exclusions), the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

(c) in the case of covenant defeasance, the Issuers shall have delivered to the Trustee an opinion of independent counsel in the United States to the effect that (subject to customary assumptions, qualifications and exclusions) the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit;

(e) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under any other material agreement or instrument to which the Issuers or any Guarantor is a party or by which it is bound; and

(f) the Issuers will have delivered to the Trustee an Officer’s Certificate and an opinion of independent counsel, each stating that all conditions precedent to either the defeasance or the covenant defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes as expressly provided for in the Indenture) as to all outstanding Notes under the Indenture when:

(a) either:

(1) all such Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid or Notes whose payment has been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust as provided for in the Indenture) have been delivered to the Trustee for cancellation; or

(2) all Notes not theretofore delivered to the Trustee for cancellation (a) have become due and payable, (b) will become due and payable at their Stated Maturity within one year, or (c) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers;

(b) the Issuers or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount in United States dollars or U.S. government obligations, or a combination thereof sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, including principal of, premium, if any, and accrued interest at such Maturity, Stated Maturity or redemption date;

(c) after giving effect thereto, no default or event of default shall have occurred and be continuing under any Indebtedness of the Issuers or any Restricted Subsidiary on the date of such deposit;

(d) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under any other material agreement or instrument to which the Issuers or any Restricted Subsidiary is a party or by which the Issuers or any Restricted Subsidiary is bound;

(e) the Issuers or any Guarantor has paid or caused to be paid all other sums payable under the Indenture by the Issuers; and

(f) the Issuers have delivered to the Trustee an Officer’s Certificate and an opinion of independent counsel, each stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of such Indenture have been complied with.

Modifications and Amendments

Modifications and amendments of any of the Indenture and/or the Security Documents may be made by the Issuers, each Guarantor party thereto, if any, and the Trustee and/or Collateral Agent, as applicable, with the consent of the holders of at least a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Notes); provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Note affected thereby:

(1) change the Stated Maturity of the principal of, or any installment of interest on, or change to an earlier date any redemption date (excluding any amendment or waiver of any minimum notice period for redemption, which may be amended with the consent of the Issuers and the holders of at least a majority of the Notes then outstanding) of, or waive a default in the payment of the principal of, premium, if any, or interest on, any such Note or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any such Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date) (in each case other than the provisions with respect to “—Purchase of Notes Upon a Change of Control” and an offer pursuant to “—Certain Covenants—Limitation on Sale of Assets”);

(2) reduce the percentage in principal amount of such outstanding Notes, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver or compliance with certain provisions of the Indenture;

(3) modify any of the provisions relating to supplemental indentures requiring the consent of holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of such outstanding Notes required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each such Note affected thereby;

(4) amend or modify any of the provisions of the Indenture in any manner which subordinates the Notes issued thereunder in right of payment to any other Indebtedness of the Issuers or which subordinates any Guarantee in right of payment to any other Indebtedness of the Guarantor issuing any such Guarantee; or

(5) release any Guarantee of a Significant Subsidiary except in compliance with the terms of the Indenture.

In addition, any amendment to, or waiver of, the provision of the Indenture or any Security Document that has the effect of releasing all or substantially all of the Collateral from the Note Liens will require consent of the holders of at least 75% in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes).

Notwithstanding the foregoing, without the consent of any holders of the Notes, the Issuers, any Guarantor, any other obligor under the Notes and the Trustee and/or Collateral Agent, as applicable, may modify or amend the Indenture or the Security Documents:

(1) to evidence the succession of another Person to the Issuers or a Guarantor, and the assumption by any such successor of the covenants of the Issuers or such Guarantor in the Indenture, the Notes, any Guarantee and the Security Documents in accordance with “—Certain Covenants—Consolidation, Merger, Sale of Assets”;

(2) to add to the covenants of the Issuers, any Guarantor or any other obligor upon the Notes for the benefit of the holders of the Notes or to surrender any right or power conferred upon the Issuers or any Guarantor or any other obligor upon the Notes, as applicable, in the Indenture, the Notes, any Guarantee or any Security Document;

(3) to cure any ambiguity, or to correct or supplement any provision in the Indenture, the Notes, any Guarantee or any Security Document which may be defective or inconsistent with any other provision in the Indenture, the Notes, any Guarantee or any Security Document;

(4) to make any other provisions with respect to matters or questions arising under the Indenture, the Notes, any Guarantee or any Security Document; provided that, in each case, such provisions, shall not materially adversely affect the interest of the holders of the Notes;

(5) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(6) to add to the Collateral securing the Notes or to add a Guarantor under the Indenture;

(7) to evidence and provide the acceptance of the appointment of a successor Trustee or Collateral Agent under the Indenture or the Security Documents;

(8) to mortgage, pledge, hypothecate or grant a Lien in favor of the Collateral Agent for the benefit of the holders of the Notes (and the holders or lenders of ABL Liens or Permitted Additional Pari Passu Obligations) as additional security for the payment and performance of the Issuers’ and any Guarantor’s obligations under the Indenture, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to or for the benefit of the Trustee or the Collateral Agent pursuant to the Indenture, any of the Security Documents or otherwise;

(9) to provide for the issuance of Additional Notes in accordance with the Indenture;

(10) to provide for the release of Collateral from the Note Lien and the Security Documents when permitted or required by any of the Security Documents, the Intercreditor Agreement or the Indenture;

(11) to secure any Permitted Additional Pari Passu Obligations under the Security Documents and to appropriately include the same in the Intercreditor Agreement; or

(12) in the sole discretion of the Issuers, to conform any provision of the Indenture or the Security Documents to the provisions of the “Description of the Notes” contained in the offering memorandum for the initial placement of the Notes to the extent such provision was intended to be a verbatim recital of a provision contained herein, as set forth in an Officer’s Certificate.

The holders of a majority in aggregate principal amount of the Notes outstanding may waive compliance with certain restrictive covenants and provisions of the Indenture.

Governing Law

The Indenture, the Security Agreement, the Intercreditor Agreement, the Notes and any Guarantee or guarantee of the Notes are governed by, and will be construed in accordance with, the laws of the State of New York.

Concerning the Trustee

The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Issuers, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee with such conflict or resign as Trustee.

Subject to the terms of the Security Documents, the holders of a majority in principal amount of the then-outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default occurs (which has not been cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of such person’s own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Notes unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

The Indenture provides that neither the Trustee nor the Collateral Agent shall be responsible for the existence, genuineness, value or protection of any Collateral (except for the safe custody of Collateral in its possession and the accounting for Trust Monies actually received), for the legality, effectiveness or sufficiency of any Security Document, or for the creation, perfection, priority, sufficiency or protection of any Note Lien.

Certain Definitions

“ABL Facility Collateral Agent” means Bank of America, N.A., as collateral agent under the Credit Agreement, and its successors, replacements and/or assigns in such capacity.

“ABL Liens” means all Liens in favor of the ABL Facility Collateral Agent on Collateral securing the ABL Obligations.

“ABL Obligations” means (x) the Indebtedness and other obligations which are secured by a Lien on the Collateral permitted by clause (b) of the definition of “Permitted Liens” and (y) obligations in respect of Cash Management Services and Hedging Obligations that are secured pursuant to the security documents in connection with the Indebtedness described in clause (x).

“ABL Priority Collateral” shall mean the following property of the Issuers and the Guarantors, whether now owned or hereafter acquired (but excluding Excluded Assets described under “—Security”):

(1) all accounts, other than accounts which constitute identifiable proceeds which arise from the sale, license, assignment or other disposition of Notes Priority Collateral;

(2) all chattel paper, other than chattel paper which constitutes identifiable proceeds of Notes Priority Collateral;

(3) all (x) deposit accounts (other than the Collateral Account and Trust Monies) and money and all cash, checks, other negotiable instruments, funds and other evidences of payments held therein (other than the Collateral Account and Trust Monies), and (y) securities accounts (other than the Collateral Account and Trust Monies) and security entitlements and securities credited thereto, and, in each case, all cash, checks and other property held therein or credited thereto;

(4) all inventory;

(5) all prescription lists;

(6) to the extent relating to, evidencing or governing any of the items referred to in the preceding clauses (1) through (5) constituting ABL Priority Collateral, all documents, general intangibles (other than patents, trademarks, copyrights and other intellectual property), instruments (including promissory notes) and commercial tort claims;

(7) to the extent relating to any of the items referred to in the preceding clauses (1) through (6) constituting ABL Priority Collateral, all supporting obligations and letter-of-credit rights;

(8) all books and records relating to the items referred to in the preceding clauses (1) through (7) constituting ABL Priority Collateral (including all books, databases, customer lists, and records, whether tangible or electronic, which contain any information relating to any of the items referred to in the preceding clauses (1) through (7)); and

(9) all proceeds of any of the foregoing, including collateral security and guarantees with respect to any of the foregoing and all cash, money, insurance proceeds, instruments, securities, financial assets and deposit accounts.

“Acquired Indebtedness” means, with respect to any specified Person, Indebtedness of any other Person (1) existing at the time such other Person is consolidated or merged with or into, or became a Subsidiary of, such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person consolidating or merging with or into, or becoming a Subsidiary of, such specified Person, or (2) assumed in connection with the acquisition of assets from such other Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of such acquisition, as the case may be. Notwithstanding the foregoing, Acquired Indebtedness shall not include Indebtedness of such other Person that is extinguished, retired or repaid substantially concurrently with such other Person becoming a Restricted Subsidiary of, or at the time it is consolidated or merged with or into, such specified Person.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Premium” means, with respect to any Note on any date of redemption, the greater of:

(1) 1.0% of the principal amount of the Note, or

(2) the excess of:

(a) the present value at such redemption date of (i) the redemption price of the Note at June 15, 2015 (such redemption price being set forth in the table appearing above under the caption “—Optional Redemption”), plus (ii) all required interest payments due on the Note through June 15, 2015 (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate as of such date of redemption plus 50 basis points; over

(b) the principal amount of the Note.

“Asset Sale” means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction) (collectively, a “transfer”), directly or indirectly, in one or a series of related transactions, of:

(1) any Capital Stock of any Restricted Subsidiary;

(2) all or substantially all of the properties and assets of any division or line of business of an Issuer or any Restricted Subsidiary; or

(3) any other properties or assets (including any transfer by written contract by an Issuer or any Restricted Subsidiary to any other Person of any of their rights to receive all or a portion of the proceeds from the sale by the Company or any Restricted Subsidiary of any such asset or properties) of an Issuer or any Restricted Subsidiary other than in the ordinary course of business.

For the purposes of this definition, the term “Asset Sale” shall not include any transfer of properties and assets:

(A) that is governed by the provisions described under “—Certain Covenants—Consolidation, Merger, Sale of Assets”;

(B) that is by an Issuer to any Restricted Subsidiary or by any Restricted Subsidiary to an Issuer or any Restricted Subsidiary or that is the issuance of Capital Stock by a Restricted Subsidiary to an Issuer or to another Restricted Subsidiary (other than a Securitization Entity);

(C) that would be a Restricted Payment permitted to be made under the “—Certain Covenants—Limitation on Restricted Payments” covenant or a Permitted Investment;

(D) that is a disposition of Receivables and Related Assets in a Qualified Securitization Transaction;

(E) that are obsolete, damaged or worn out equipment or otherwise unsuitable for use in the ordinary course of business;

(F) that is the disposition of Capital Stock of, or other Investment in, an Unrestricted Subsidiary;

(G) that is the sale or other disposition of cash or Cash Equivalents or the voluntary termination of Hedging Obligations;

(H) that is the sale, transfer or disposition deemed to occur in connection with creating or granting any Liens pursuant to the provisions described under “—Certain Covenants—Limitation on Liens” (including Permitted Liens);

(I) the Fair Market Value of which in the aggregate does not exceed $5.0 million in any transaction or series of related transactions;

(J) consisting of the licensing of any intellectual property in the ordinary course of business of the Company and its Restricted Subsidiaries;

(K) to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property (excluding any boot thereon) for use in a Permitted Business; provided that to the extent the property exchanged was Notes Priority Collateral, substantially all of property received in exchange therefore constitutes Notes Priority Collateral;

(L) that is a transfer of property subject to casualty or condemnation proceedings (including in lieu thereof) upon the receipt of the net cash proceeds therefore; provided such net cash proceeds are deemed to be Net Cash Proceeds and are applied in accordance with the covenant “—Certain Covenants—Limitation on Sale of Assets”;

(M) that is a foreclosure on assets or a disposition of Investments or receivables in connection with the compromise, settlement or collection thereof or in bankruptcy or similar proceedings; or

(N) that is surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind.

“Average Life to Stated Maturity” means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (1) the sum of the product of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment by (2) the sum of all such principal payments.

“Capital Lease Obligation” of any Person means any obligation of such Person and its Restricted Subsidiaries on a consolidated basis under any capital lease of (or other agreement conveying the right to use) real or personal property which, in accordance with GAAP, is required to be recorded as a capitalized lease obligation.

“Capital Stock” of any Person means any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, other equity interests whether now outstanding or issued after the Issue Date, partnership interests (whether general or limited), limited liability company interests, any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, including any Preferred Stock, and any rights (other than debt securities convertible into Capital Stock), warrants or options exchangeable for or convertible into such Capital Stock.

“Cash Equivalents” means

(1) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(2) certificates of deposit, time deposits and Eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $500.0 million;

(3) repurchase obligations for underlying securities of the types described in clauses (1) and (2) entered into with any financial institution meeting the qualifications specified in clause (2) above;

(4) securities with maturities of 24 months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (2) above;

(5) commercial paper rated at least P-2 by Moody’s Investors Service, Inc. (“Moody’s”) or at least A-2 by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”) (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another rating agency) and in each case maturing within one year after the date of creation thereof;

(6) marketable short-term money market and similar securities having a rating of least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another rating agency) and in each case maturing within 24 months after the date of creation thereof;

(7) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States maturing within 365 days from the date of acquisition;

(8) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another rating agency); and

(9) investment funds investing 95% of their assets in cash and securities of the types described in clauses (1) through (8) above.

“Cash Management Services” means any one or more of the following types of services or facilities provided to the Company or any of its Subsidiaries: (a) ACH transactions, (b) cash management services, including, without limitation, controlled disbursement services, treasury, depository, overdraft and electronic funds transfer services, (c) foreign exchange facilities, (d) credit card processing services, (e) purchase cards, and (f) credit or debit cards.

“Change of Control” means the occurrence of any of the following events:

(1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than a Permitted Holder, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the Company;

(2) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Company (together with any new directors whose election to such board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of such board of directors then in office;

(3) the Company consolidates with or merges with or into any Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its and its Restricted Subsidiaries’ assets to any Person, other than a Permitted Holder, or any Person consolidates with or merges into or with the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where:

(A) the outstanding Voting Stock of the Company is converted into or exchanged for (1) Voting Stock of the surviving corporation which is not Redeemable Capital Stock or (2) cash, securities and other property (other than Capital Stock of the surviving corporation) in an amount which could be paid by the Company as a Restricted Payment as described under “—Certain Covenants—Limitation on Restricted Payments” (and such amount shall be treated as a Restricted Payment subject to the provisions in the Indenture described under “—Certain Covenants—Limitation on Restricted Payments”) and

(B) immediately after such transaction, no “person” or “group,” other than a Permitted Holder, is the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the surviving corporation; or

(4) Tops Markets ceases to be a Subsidiary of the Company other than in a transaction which complies with the provisions described under “—Certain Covenants—Consolidation, Merger, Sale of Assets.”

“Collateral Account” means the collateral account established pursuant to the Indenture.

“Collateral Agent” means the Trustee, in its capacity as Collateral Agent for the holders of Notes and Permitted Additional Pari Passu Obligations together with its successors in such capacity.

“Commodity Price Protection Agreement” means any forward contract, commodity swap, commodity option or other similar agreement or arrangement relating to, or the value of which is dependent upon, fluctuations in commodity prices.

“Consolidated EBITDA” means for any period, the sum, without duplication, of (A) Consolidated Net Income (Loss), (B) in each case to the extent deducted in computing Consolidated Net Income (Loss) for such period, (i) Consolidated Interest Expense, (ii) Consolidated Income Tax Expense, (iii) Consolidated Non-cash Charges, (iv) the amount of management fees and expense reimbursement accrued by such Person to the Permitted Holders pursuant to the Sponsor Management Agreement, (v) the amount of any expenses in connection with any actual or proposed Investment, incurrence or repayment of Indebtedness, issuance of Capital Stock or acquisition or disposition outside the ordinary course of business, (vi) expenses incurred to the extent covered by indemnification provisions in any agreement in connection with an acquisition (including the acquisition of the Company) to the extent reimbursed in cash and such indemnification payments are not otherwise included in Consolidated EBITDA and (vii) commissions, discounts, yield and other fees and expenses (including interest expense) related to any Qualified Securitization Transaction, in each case, for such period, of such Person and its Restricted Subsidiaries all determined in accordance with GAAP and (C) proceeds from any business interruption insurance to the extent not otherwise included in Consolidated Net Income, and less (D) all non-cash items increasing Consolidated Net Income for such period (other than the accrual of revenue and other than non-cash items to the extent they represent the reversal of an accrual of, or cash reserve for, anticipated charges made in any prior period or which will result in the receipt of cash in a future period).

“Consolidated Fixed Charge Coverage Ratio” of any Person means, for any period of the most recent four fiscal quarters for which internal consolidated financial statements of the Company are available (the “Four Quarter Period”), the ratio of

(a) Consolidated EBITDA for such Four Quarter Period to

(b) Consolidated Interest Expense for such Four Quarter Period (but excluding from Consolidated Interest Expense for this purpose the accretion of original issue discount on the Notes issued on the Issue Date), in the case of each of clauses (a) and (b) after giving pro forma effect to:

(1) the incurrence of the Indebtedness giving rise to the need to make such calculation and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, on the first day of such Four Quarter Period;

(2) the incurrence, repayment or retirement of any other Indebtedness by the Company and its Restricted Subsidiaries since the first day of such Four Quarter Period as if such Indebtedness was incurred, repaid or retired at the beginning of such Four Quarter Period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such Four Quarter Period);

(3) in the case of Acquired Indebtedness or any acquisition occurring at the time of the incurrence of such Indebtedness, the related acquisition, assuming such acquisition had been consummated on the first day of such Four Quarter Period;

(4) (i) any acquisition or disposition by the Company and its Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, whether by merger, stock purchase or sale or asset purchase or sale, or any related repayment of Indebtedness and (ii) any cost savings initiatives, in each case since the first day of such Four Quarter Period, and prior to the date of determination, assuming such acquisition or disposition had been consummated on the first day of such Four Quarter Period; and

(5) if since the beginning of such Four Quarter Period, any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any of its Restricted Subsidiaries since the beginning of such Four Quarter Period shall have made any acquisition, disposition, merger or consolidation that would have required adjustment pursuant to this definition, such acquisition, disposition, merger or consolidation assuming such acquisition, disposition, merger or consolidation had occurred on the first day of such Four Quarter Period;

provided that

(1) in making such computation, the Consolidated EBITDA and Consolidated Interest Expense attributable to discontinued operations will be excluded;

(2) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire Four Quarter Period and (B) which was not outstanding during the Four Quarter Period which bears, at the option of such Person, a fixed or floating rate of interest, shall be computed by applying at the option of such Person either the fixed or floating rate, in each case taking into account any Interest Rate Agreements;

(3) in making such computation, the Consolidated Interest Expense of such Person attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable Four Quarter Period; and

(4) whenever pro forma effect is to be given to an acquisition or disposition or cost savings initiative, such pro forma calculation shall be made in good faith by a responsible financial or accounting officer of the Company. Any such pro forma calculation may include adjustments appropriate, in the reasonable determination of the Company, as set forth in an Officer’s Certificate, to reflect (A) operating expense reductions and other operating improvements or synergies reasonably expected to result from any acquisition, disposition or cost savings initiative and (B) all adjustments of the nature used in connection with the calculation of “Adjusted EBITDA” as set forth in footnote (9) to the “Summary Historical Consolidated Financial and Operating Data” under “Summary” in the offering memorandum for the original placement of the Notes to the extent such adjustments, without duplication, continue to be applicable to such Four Quarter Period; provided that (x) such operating expense reductions and other operating improvements or synergies are reasonably identifiable and factually supportable, (y) in the case of any actions in connection with an acquisition or disposition such actions are reasonably expected to be taken no later than six months after such transaction and (z) in connection with any cost savings initiatives not in connection with an acquisition or disposition, the maximum amount of any increase to Consolidated EBITDA for any period pursuant to this definition as a result of such initiatives shall not exceed 15% of Consolidated EBITDA for such period (prior to any increase thereto pursuant to this definition).

“Consolidated Income Tax Expense” of any Person means, for any period, the provision for federal, state, local and foreign income taxes of such Person and its consolidated Restricted Subsidiaries for such period as determined in accordance with GAAP.

“Consolidated Interest Expense” of any Person means, without duplication, for any period, the sum of:

(a) the interest expense of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, including, without limitation,

(1) amortization of debt discount,

(2) the net cost (benefit) associated with Interest Rate Agreements (including amortization of discounts),

(3) the interest portion of any deferred payment obligation,

(4) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance and

(5) accrued interest,

and excluding (i) accretion or accrual of discounted liabilities not constituting Indebtedness, (ii) any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization accounting or, if applicable, purchase accounting, (iii) any additional interest payable pursuant to the Registration Rights Agreement and any comparable “additional interest” with respect to other securities and (iv) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses; plus

(b) (1) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period and

(2) all capitalized interest of such Person and its Restricted Subsidiaries, plus

(c) the interest expense under any Guaranteed Debt of such Person and any Restricted Subsidiary to the extent not included under clause (a) above, whether or not paid by such Person or its Restricted Subsidiaries, plus

(d) dividend requirements of the Company with respect to Redeemable Capital Stock and of any Restricted Subsidiary with respect to Preferred Stock (except, in either case, dividends payable solely in shares of Qualified Capital Stock of the Company or such Restricted Subsidiary, as the case may be), less

(e) interest income of such Person and its Restricted Subsidiaries.

“Consolidated Net Income (Loss)” of any Person means, for any period, the consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication:

(1) all extraordinary gains or losses net of taxes (less all fees and expenses relating thereto);

(2) the portion of net income (or loss) of such Person and its Restricted Subsidiaries on a consolidated basis allocable to minority interests in unconsolidated Persons or Unrestricted Subsidiaries to the extent that cash dividends or distributions have not actually been received by such Person or one of its consolidated Restricted Subsidiaries;

(3) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan and any non-cash charges incurred relating to the underfunded portion of any pension plan;

(4) gains or losses, net of taxes (less all fees and expenses relating thereto), in respect of dispositions of assets other than in the ordinary course of business;

(5) solely for purposes of determining the amount available for Restricted Payments pursuant to clause (3)(A) of paragraph (a) of the covenant “—Certain Covenants—Limitation on Restricted Payments,” the net income of any Restricted Subsidiary that is not a Guarantor to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter, any agreement, or applicable law, except to the extent of the amount of dividends or other distributions actually paid to the Company or any Restricted Subsidiary;

(6) any net gain or loss arising from the acquisition of any securities or extinguishment or conversion of any Indebtedness or Hedging Obligations of such Person;

(7) any non-cash goodwill or asset impairment charges, any non-cash write-downs attributable to joint ventures held by the Issuers or any of their Restricted Subsidiaries and the amortization of intangibles, in each case pursuant to GAAP;

(8) any non-cash charges resulting from the application of SFAS No. 123 and any other non-cash compensation charges or other non-cash expenses or charges arising from the grant of or issuance or repricing of stock, stock options or other equity-based awards or any amendment, modification, substitution or change of any such stock, stock options or other equity-based awards;

(9) all deferred financing costs written off, and premiums paid, in connection with any early extinguishment of Indebtedness;

(10) the cumulative effect of a change in accounting principles during such period and any amounts attributable to LIFO adjustments;

(11) unrealized gains and losses from Hedging Obligations or “embedded derivatives” that require the same accounting treatment as Hedging Obligations;

(12) any purchase accounting adjustments (including, without limitation, the impact of writing up inventory, deferred marketing and deferred financing costs or deferred revenue at fair value), amortizations, impairments, write-offs, or non-cash charges with respect to purchase accounting with respect to any acquisitions, disposition, merger, consolidation, amalgamation or similar transactions; and

(13) any unusual or non-recurring items and any restructuring charges or reserves, including, without limitation, in connection with an acquisition made after the Issue Date (which, for the avoidance of doubt, shall include retention, severance, systems establishment costs, excess pension charges, contract and lease termination costs and costs to consolidate facilities and relocate employees).

Notwithstanding the foregoing, for the purposes of the covenant described under “—Certain Covenants—Limitation on Restricted Payments” only, there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Company and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Company and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Company or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause 3(E) of paragraph (a) thereof.

“Consolidated Net Tangible Assets” means, at any time, Total Assets at such time minus the sum of (1) all current liabilities of the Company and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP and (2) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other intangibles of the Company and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP, all as determined by the Company’s most recent consolidated balance sheet and computed on a pro forma basis to give effect to any acquisition or disposition of assets outside the ordinary course of business made after such balance sheet date and on or prior to the date of determination.

“Consolidated Non-cash Charges” of any Person means, for any period, the aggregate depreciation, amortization and other non-cash charges of such Person and its Restricted Subsidiaries on a consolidated basis for such period, as determined in accordance with GAAP (excluding any non-cash charge which requires an accrual or reserve for cash charges for any future period).

“Consolidated Total Debt” means, as of any date of determination, an amount equal to the aggregate principal amount of all outstanding Indebtedness of the Company and its Restricted Subsidiaries that would be required to be reflected on a consolidated balance sheet (excluding the notes thereto) of the Company as of such date.

“Consolidated Total Debt Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Debt on the date of determination to (b) Consolidated EBITDA of the Company and its Restricted Subsidiaries for

the most recent four fiscal quarter period ending prior to such date for which the Company has internal consolidated financial statements available, in each case with such pro forma adjustments to Consolidated EBITDA as are consistent with the pro forma adjustment provisions set forth in the definition of “Consolidated Fixed Charge Coverage Ratio.”

“Credit Agreement” means the Credit Agreement dated on or about the Issue Date among Tops Markets, the Guarantors, the various lenders and agents party thereto and Bank of America, N.A. as Administrative Agent, together with any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder, alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender, group of lenders or investors.

“Credit Facility” means one or more credit or debt facilities (including, without limitation, any credit or debt facilities provided under the Credit Agreement), commercial paper facilities or other debt instruments, indentures or agreements, providing for revolving credit loans, term loans, notes, securities, letters of credit or other debt obligations, in each case, as amended, restated, modified, renewed, refunded, restructured, supplemented, replaced or refinanced in whole or in part from time to time, including, without limitation, any amendment increasing the amount of Indebtedness incurred or available to be borrowed thereunder, extending the maturity of any Indebtedness incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other lenders).

“Currency Agreements” means foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Designated Non-cash Consideration” means the Fair Market Value, as set forth in an Officer’s Certificate, of non-cash consideration received by the Company or any of its Restricted Subsidiaries in connection with an Asset Sale.

“Designation Amount” has the meaning set forth under “—Certain Covenants—Limitation on Unrestricted Subsidiaries.”

“Discharge of ABL Obligations” has the meaning provided in the Intercreditor Agreement and is generally defined to mean (a) the payment in full in cash of all outstanding ABL Obligations excluding contingent indemnity obligations with respect to then unasserted claims but including, with respect to amounts available to be drawn under outstanding letters of credit issued thereunder (or indemnities or other undertakings issued pursuant thereto in respect of outstanding letters of credit), the cancellation of such letters of credit or the delivery or provision of money or backstop letters of credit in respect thereof in compliance with the terms of the Credit Agreement (which shall not exceed an amount equal to 105% of the aggregate undrawn amount of such letters of credit) and (b) the termination of all commitments to extend credit under the Credit Agreement and related loan documents; provided that in connection with the amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplement or other modification from time to time of the Credit Agreement in connection with the incurrence of additional ABL Obligations, the Discharge of ABL Obligations shall be deemed to have not occurred and references to the “Credit Agreement” above shall thereafter refer to the agreement under which such additional ABL Obligations are incurred.

“Disinterested Director” means, with respect to any transaction or series of related transactions, a member of the board of directors of the Company who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions.

“EDS” means HP Enterprise Services, LLC (formerly Electronic Data Systems Corporation and Electronic Data Systems, LLC).

“Equity Offering” means any public offering or private sale for cash of common stock or Preferred Stock (other than Redeemable Capital Stock) of the Company or, to the extent the proceeds are contributed to the Company, a direct or indirect parent company of the Company (other than public offerings with respect to a registration statement on Form S-4 (or any successor form covering substantially the same transactions), Form S-8 (or any successor form covering substantially the same transactions) or otherwise relating to equity securities issuable under any employee benefit plan of the Company).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the SEC thereunder.

“Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined by the board of directors of the Company acting in good faith if the Fair Market Value exceeds $15.0 million, otherwise, by the principal financial officer of the Company acting in good faith.

“Foreign Subsidiary” means any Restricted Subsidiary of an Issuer that (x) is not organized under the laws of the United States of America or any State thereof or the District of Columbia, or (y) was organized under the laws of the United States of America or any State thereof or the District of Columbia that has no material assets other than Capital Stock of one or more foreign entities of the type described in clause (x) above and is not a guarantor of Indebtedness under the Credit Agreement.

“Franchise Deposits” means the net balances paid by the franchisees of the Company or its Restricted Subsidiaries under the terms of their respective franchise agreements.

“Generally Accepted Accounting Principles” or “GAAP” means generally accepted accounting principles in the United States as in effect as of the Issue Date, including those set forth in:

(1) the Financial Accounting Standards Board’s FASB Accounting Standards Codification; and

(2) the rules and regulations of the SEC with respect to generally accepted accounting principles, including those governing the inclusion of financial statements in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC, except, with respect to any reports or financial information required to be delivered pursuant to “—Certain Covenants—Provision of Financial Statements”, which shall be prepared in accordance with GAAP as in effect on the date thereof.

For purposes of this definition, the term “consolidated” with respect to any Person means such Person consolidated with its Restricted Subsidiaries but does not include any Unrestricted Subsidiary.

“Guarantee” means the guarantee by any Guarantor of the Issuers’ Indenture Obligations.

“Guaranteed Debt” of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of “Indebtedness” below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement:

(1) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness;

(2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss;

(3) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered);

(4) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or to cause such debtor to achieve certain levels of financial performance; or

(5) otherwise to assure a creditor against loss;

provided that the term “Guaranteed Debt” shall not include (i) endorsements for collection or deposit, in either case in the ordinary course of business or (ii) any guarantee by the Company or any of its Restricted Subsidiaries of obligations in respect of customers for check cashing and short term lending products in the ordinary course of business consistent with industry standards.

“Guarantor” means any Subsidiary of the Company (other than Tops Markets) which is a guarantor of the Notes, including any Person that is required after the Issue Date to execute a Guarantee of the Notes pursuant to the covenant “—Certain Covenants—Additional Guarantees,” until such Person’s Guarantee is released in accordance with the Indenture or until a successor replaces such Person pursuant to the applicable provisions of the Indenture and, thereafter, shall mean such successor.

“Hedging Obligations” means the obligations under Currency Agreements, Commodity Price Protection Agreements and Interest Rate Agreements.

“Indebtedness” means, with respect to any Person, without duplication,

(1) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities;

(2) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments;

(3) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business;

(4) all obligations under Interest Rate Agreements, Currency Agreements or Commodity Price Protection Agreements of such Person (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time);

(5) all Capital Lease Obligations of such Person;

(6) all Indebtedness referred to in clauses (1) through (5) above of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, other than a pledge of Capital Stock of an Unrestricted Subsidiary to secure Indebtedness of such Unrestricted Subsidiary, even though such Person has not assumed or become liable for the payment of such Indebtedness; provided the amount of Indebtedness will be the lesser of the Fair Market Value of such property on the date of determination and the amount of Indebtedness of such other Person;

(7) all Guaranteed Debt of such Person;

(8) all Redeemable Capital Stock issued by such Person or Preferred Stock of a Restricted Subsidiary (other than an Issuer) of such Person that is not a Guarantor valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends;

(9) all amounts outstanding and other obligations of such Person in respect of a Qualified Securitization Transaction; and

(10) attributable debt with respect to sale and leaseback transactions.

For purposes hereof, the “maximum fixed repurchase price” of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such Fair Market Value to be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock.

“Indenture Obligations” means the obligations of the Issuers and any other obligor under the Indenture or under the Notes, including any Guarantor, to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with the Indenture, the Notes and the performance of all other obligations to the Trustee and the holders under the Indenture and the Notes, according to the respective terms thereof.

“Initial Purchasers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, BMO Capital Markets Corp. and Wells Fargo Securities, LLC.

“Interest Rate Agreements” means interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements or arrangements designed to protect against or manage exposure to fluctuations in interest rates in respect of Indebtedness of the Company or any Restricted Subsidiary.

“Investment” means, with respect to any Person, directly or indirectly, any advance, loan (including guarantees), or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities issued by any other Person and all other items that would be classified as investments on a balance sheet (excluding the footnotes) prepared in accordance with GAAP. “Investment” shall exclude direct or indirect advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the Company’s or any Restricted Subsidiary’s balance sheet, endorsements for collection or deposit arising in the ordinary course of business and extensions of trade credit on commercially reasonable terms in accordance with normal trade practices. If the Company or any Restricted Subsidiary of an Issuer sells or otherwise disposes of any Capital Stock of any direct or indirect Restricted Subsidiary of an Issuer such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of an Issuer (other than the sale of all of the outstanding Capital Stock of such Subsidiary), the Company will be deemed to have made an Investment on the date of such sale or disposition equal to the Fair Market Value of the Company’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in “—Certain Covenants—Limitation on Restricted Payments.”

“Issue Date” means December 20, 2012.

“Lien” means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, assignment, easement, hypothecation, claim, preference, priority or other encumbrance upon or with respect to any property of any kind (including any conditional sale, capital lease or other title retention agreement, any leases in the nature thereof, and any agreement to give any security interest), real or personal, movable or immovable, now owned or hereafter acquired; provided that in no event shall an operating lease be deemed to constitute a Lien. A Person will be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease Obligation or other title retention agreement.

“Maturity” means, when used with respect to the Notes, the date on which the principal of the Notes becomes due and payable as therein provided or as provided in the Indenture, whether at Stated Maturity, the offer date or the redemption date and whether by declaration of acceleration, offer in respect of Excess Proceeds, Change of Control Offer in respect of a Change of Control, call for redemption or otherwise.

“Net Cash Proceeds” means:

(a) with respect to any Asset Sale by any Person, the proceeds thereof (without duplication in respect of all Asset Sales) in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) net of:

(1) brokerage commissions and other reasonable fees and expenses (including, without limitation, fees and expenses of counsel and investment bankers) related to such Asset Sale;

(2) provisions for all taxes payable as a result of such Asset Sale;

(3) except in the case of Liens ranking junior to the Liens securing the Notes, payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale;

(4) in the case of an Asset Sale by a Restricted Subsidiary, distributions and other payments made to minority shareholders, partners or members of such Restricted Subsidiary as a result of such Asset Sale;

(5) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale;

(6) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale; and

(b) with respect to any issuance or sale of Subordinated Indebtedness, or Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock as referred to under “—Certain Covenants—Limitation on Restricted Payments,” the proceeds of such issuance or sale in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of attorney’s fees, accountant’s fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Non-recourse Indebtedness” means, with respect to any Person, Indebtedness of such Person as to which the Company and any Restricted Subsidiary may not be directly or indirectly liable (by virtue of the Company or any such Restricted Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness except for a Lien on the Capital Stock of an Unrestricted Subsidiary to the creditors thereof which is not recourse to any other assets of the Company or a Restricted Subsidiary), and which, upon the occurrence of a default with respect to such Indebtedness, does not result in, or permit any holder of any Indebtedness of the Company or any Restricted Subsidiary to declare, a default on such Indebtedness of the Company or any Restricted Subsidiary or cause the payment of Indebtedness of the Company or any Restricted Subsidiary to be accelerated or payable prior to its Stated Maturity.

“Non-Guarantor Restricted Subsidiary” means a Restricted Subsidiary that is designated by the Company as a Non-Guarantor Restricted Subsidiary, as evidenced by a resolution of the Company’s board of directors.

“Note Liens” means all Liens in favor of the Collateral Agent on Collateral securing the Indenture Obligations and any Permitted Additional Pari Passu Obligations.

“Obligations” means any principal, premium, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Officer” means the chairman of the board of directors, the chief executive officer, chief financial officer, the president, any executive vice president, senior vice president or vice president, the treasurer or the secretary of the Company.

“Officer’s Certificate” means a certificate signed on behalf of the Company by an Officer of the Company, who must be the principal executive officer, the principal financial officer or the principal accounting officer of the Company, that meets the requirements set forth in the Indenture.

“Pari Passu Indebtedness” means any Indebtedness of the Issuers or any Guarantor that is not contractually subordinated to the Notes or the Guarantees.

“Permitted Additional Pari Passu Obligations” means obligations under any Additional Notes or any other Indebtedness (whether or not consisting of Additional Notes) secured by the Note Liens; provided that immediately after giving effect to the incurrence of such Permitted Additional Pari Passu Obligations, the Consolidated Total Debt Ratio of the Company and its Restricted Subsidiaries would be less than or equal to 4.25:1.0; provided that (i) except in the case of Additional Notes, the trustee or agent under such Permitted Additional Pari Passu Obligation executes a joinder agreement to the Security Agreement in the form attached thereto agreeing to be bound thereby and (ii) the Issuers have designated such Indebtedness as “Permitted Additional Pari Passu Obligations” under the Security Agreement.

“Permitted Business” means the business conducted by the Company and its Restricted Subsidiaries on the Issue Date and any business similar, reasonably related, complementary, incidental or ancillary thereto, including reasonably related extensions or expansions thereof.

“Permitted Holders” means (i) each of the Sponsors, (ii) one or more members of management of the Issuers or any direct or indirect holding company of the Issuers, any holding company controlled by one or more members of management of the Issuers or any direct or indirect holding company of the Issuers, and any affiliates of such persons and (iii) any “group” (within the meaning of Section 13(d) or Section 14(d) of the Exchange Act or any successor provision) of which any of the foregoing Persons is a member, provided that in the case of such “group” and without giving effect to the existence of such “group” or any other “group,” such Sponsors and members of management, collectively, have beneficial ownership, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company or any of its direct or indirect parent entities held by such “group.” Any person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control offer is made in accordance with the requirements of the covenant described under “—Purchase of Notes Upon a Change of Control” will thereafter, together with its Affiliates, constitute a Permitted Holder.

“Permitted Investment” means:

(1) Investments in the Company or any Restricted Subsidiary (other than a Securitization Entity and other than a transfer of Notes Priority Collateral to a Restricted Subsidiary that is not a Guarantor) or any Person which, as a result of such Investment, (a) becomes a Restricted Subsidiary (other than a Securitization Entity) or (b) is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Restricted Subsidiary (other than a Securitization Entity);

(2) Investments in Cash Equivalents;

(3) Investments acquired by the Company or any Restricted Subsidiary in connection with an Asset Sale permitted under “—Certain Covenants—Limitation on Sale of Assets” to the extent such Investments are non-cash proceeds as permitted under such covenant;

(4) Investments by the Company or a Restricted Subsidiary in a Securitization Entity in connection with a Qualified Securitization Transaction, which Investment is in the good faith determination of the Company necessary or advisable to effect such Qualified Securitization Transaction;

(5) (x) Investments in existence on the Issue Date and (y) an Investment in any Person to the extent such Investment replaces or refinances an Investment covered by clause (x) above or this clause (y) in an amount not exceeding the amount of the Investment being replaced or refinanced; provided, however, that the Investment under clause (y) is on terms and conditions not materially less favorable to the Company and its Restricted Subsidiaries taken as a whole than the Investment being replaced or refinanced;

(6) Investments acquired in exchange for the issuance of Capital Stock (other than Redeemable Capital Stock) of the Company or acquired with the net cash proceeds received by the Company after the Issue Date from the issuance and sale of Capital Stock (other than Redeemable Stock) of the Company; provided that such Net Cash Proceeds are used to make such Investment within 30 days of the receipt thereof and the amount of all such Net Cash Proceeds will be excluded from clause (3)(B) of the first paragraph of the covenant “—Certain Covenants—Limitation on Restricted Payments”;

(7) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and worker’s compensation, performance and other similar deposits provided to third parties in the ordinary course of business;

(8) loans or advances to employees of the Issuers for bona fide business purposes of the Issuers and any Restricted Subsidiaries (including, without limitation, travel, entertainment and moving expenses) made in compliance with applicable law;

(9) any Investments received in good faith in settlement or compromise of obligations of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or as a result of a foreclosure by the Company or a Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(10) other Investments in the aggregate amount outstanding at any one time not to exceed $25.0 million;

(11) Hedging Obligations permitted under clause (b)(6) of the covenant “—Certain Covenants—Limitation on Indebtedness”;

(12) guarantees of Indebtedness permitted under clause (b)(5) of the covenant “—Certain Covenants—Limitation on Indebtedness”;

(13) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment; and

(14) advances to, or guarantees of Indebtedness of, employees not in excess of $2.5 million outstanding at any one time, in the aggregate.

In connection with any assets or property contributed or transferred to any Person as an Investment, such property and assets shall be equal to the Fair Market Value at the time of Investment.

“Permitted Lien” means:

(a) any Lien existing as of the Issue Date;

(b) any Lien with respect to the Credit Agreement or any other Credit Facility so long as the aggregate principal amount outstanding under the Credit Agreement or any successor Credit Facility does not exceed the principal amount which could be borrowed under clause (1) of the definition of “Permitted Indebtedness”;

(c) any Lien arising by reason of:

(1) any judgment, decree or order of any court, so long as such Lien is promptly adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(2) taxes, assessments or other governmental charges or claims not yet delinquent or which are being contested in good faith;

(3) security for payment of workers’ compensation or other insurance and other social security legislation;

(4) good faith deposits in connection with tenders, leases, contracts (other than contracts for the payment of money);

(5) zoning restrictions, easements, licenses, reservations, title defects, rights of others for rights of way, utilities, sewers, electric lines, telephone or telegraph lines and other similar purposes, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any parcel of property material to the operation of the business of the Issuers or any Restricted Subsidiary or the value of such property for the purpose of such business;

(6) deposits to secure public or statutory obligations or levies, or in lieu of surety or appeal bonds;

(7) operation of law in favor of mechanics, carriers, warehousemen, landlords, materialmen, laborers, employees or suppliers, for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof;

(8) receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien on the related inventory and proceeds thereof;

(9) operation of law in favor of customs and revenue authorities to secure the payment of customs duties in connection with the importation of goods;

(10) operation of law under Article 4 of the UCC in connection with the collection of items provided for therein or under Article 2 of the UCC in favor of a reclaiming seller of goods or buyer of goods; or

(11) consignment or similar arrangements for the sale by the Company or its Restricted Subsidiaries of goods through third parties in the ordinary course of business;

(d) any Lien securing Acquired Indebtedness created prior to (and not created in connection with, or in contemplation of) the incurrence of such Indebtedness by the Issuers or any Restricted Subsidiary and which does not extend to any assets other than the assets acquired;

(e) any Lien to secure the performance bids, trade contracts, leases (including, without limitation, statutory and common law landlord’s liens), subleases, warranty obligations, tenders, liability to insurance carriers, statutory obligations, surety and appeal bonds, letters of credit and other obligations of a like nature and incurred in the ordinary course of business of the Issuers or any Restricted Subsidiary;

(f) any Lien securing obligations under Cash Management Services, Interest Rate Agreements, Currency Agreements and Commodity Price Protection Agreements;

(g) any Lien securing Capital Lease Obligations or Purchase Money Obligations incurred in accordance with the Indenture (including, but not limited to, clause (7) of the definition of “Permitted Indebtedness”);

(h) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Issuers or any Restricted Subsidiary;

(i) banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution which are within the general parameters customary in the banking industry;

(j) Liens on property, assets or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; provided further, that any such Lien may not extend to any other property owned by the Issuers or any Restricted Subsidiary and assets fixed or appurtenant thereto;

(k) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuers or another Restricted Subsidiary (other than a Securitization Entity);

(l) Liens securing the Notes and the Guarantees issued on the Issue Date (and any exchange notes and related Guarantees issued in exchange therefore);

(m) Liens on assets transferred to a Securitization Entity or on assets of a Securitization Entity, in either case incurred in connection with a Qualified Securitization Transaction;

(n) Liens on the assets of a Restricted Subsidiary that is not a Guarantor securing Indebtedness of a Restricted Subsidiary that is not a Guarantor incurred in accordance with the covenant under “—Certain Covenants—Limitation on Indebtedness”;

(o) Liens securing Permitted Additional Pari Passu Obligations;

(p) any extension, renewal, refinancing or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) through (o) and this clause (p) so long as no additional collateral is granted as security thereby and the amount of Indebtedness secured thereby is not increased except by an amount equal to the lesser of (a) the stated amount of any premium or other payment contractually required to be paid in connection with such a refinancing pursuant to the terms of the Obligations being extended, renewed, refinanced or replaced or (b) the amount of premium or other payment actually paid at such time to extend, renew, refinance or replace the Obligations, plus, in either case, the amount of accrued interest, fees and expenses of the Company and its Restricted Subsidiaries incurred in connection with such refinancing;

(q) Liens on property or assets securing Indebtedness used to defease or to satisfy and discharge the Notes; and

(r) in addition to the items referred to in clauses (a) through (q) above, Liens on property or assets of the Issuers or any Restricted Subsidiary securing obligations in an aggregate amount which, when taken together with the aggregate amount of all other Liens securing obligations incurred pursuant to this clause (r) and then outstanding, will not exceed $15.0 million.

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Preferred Stock” means, with respect to any Person, any Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class in such Person.

“Purchase Money Obligation” means any Indebtedness secured by a Lien on assets related to the business of the Issuers or a Restricted Subsidiary and any additions and accessions thereto, which are purchased or constructed by the Issuers or a Restricted Subsidiary at any time after the Issue Date; provided that:

(1) the security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively a “Purchase Money Security Agreement”) shall be entered into within 360 days after the purchase or substantial completion of the construction of such assets and shall at all times be confined solely to the assets so purchased, constructed or acquired, any additions and accessions thereto and any proceeds therefrom;

(2) at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase or construction of additions, improvements and accessions thereto and except in respect of fees and other obligations in respect of such Indebtedness; and

(3) (a) the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions, improvements and accessions) shall not at the time such Purchase Money Security Agreement is entered into exceed 100% of the purchase price or cost of construction to the Issuers or their Restricted Subsidiaries of the assets subject thereto or (b) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom.

“Qualified Capital Stock” of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

“Qualified Securitization Transaction” means any transaction or series of transactions that may be entered into by the Issuers or any Restricted Subsidiary pursuant to which (a) the Issuers or any Restricted Subsidiary may sell, convey or otherwise transfer to a Securitization Entity its interests in Receivables and Related Assets and (b) such Securitization Entity transfers to any other Person, or grants a security interest in, such Receivables and Related Assets, pursuant to a transaction customary in the industry which is used to achieve a transfer of financial assets under GAAP.

“Receivables and Related Assets” means any account receivable (whether now existing or arising thereafter) of the Issuers or any Restricted Subsidiary, and any assets related thereto including all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interest are customarily granted in connection with asset securitization transactions involving accounts receivable.

“Redeemable Capital Stock” means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable (at the option of the holders thereof), is or upon the happening of an event or passage of time would be, required to be redeemed (at the option of the holders thereof) prior to the Stated Maturity of the Notes (other than upon a change of control of or sale of assets by the Issuers or any Restricted Subsidiary in circumstances where the holders of the notes would have similar rights), or is convertible into or exchangeable for, debt securities at any time prior to the Stated Maturity of the Notes at the option of the holder thereof; provided, however, that (1) only the portion of such Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Redeemable Capital Stock and (2) with respect to any Capital Stock issued to any employee or to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Redeemable Capital Stock solely because it may be required to be repurchased by the Company or one of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s terminations, resignation, death or disability and (3) if any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Redeemable Capital Stock, such Capital Stock shall not be deemed to be Redeemable Capital Stock.

“Registration Rights Agreement” means (1) with respect to the Notes, the Registration Rights Agreement, dated the Issue Date, among the Issuers, the Guarantors on the Issue Date and the Initial Purchasers and (2) with respect to any Additional Notes, any registration rights agreement among the Issuers, the Guarantors and the other parties thereto relating to the registration by the Issuers and the Guarantors of such Additional Notes under the Securities Act.

“Replacement Assets” means (1) properties or assets to replace the properties or assets that were the subject of an Asset Sale, (2) properties and assets that will be used in businesses of the Issuers or any Restricted Subsidiary, as the case may be, existing at the time such assets are sold or (3) Capital Stock of a Person, the principal portion of whose assets consist of such property or assets; provided that in the case of a sale of Notes Priority Collateral substantially all of such replacement properties or assets constitute Notes Priority Collateral.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means any Subsidiary of either the Company (including Tops Markets) or Tops Markets that has not been designated by the board of directors of the Company by a board resolution delivered to the Trustee as an Unrestricted Subsidiary pursuant to and in compliance with the covenant described under “—Certain Covenants—Limitation on Unrestricted Subsidiaries.”

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the SEC thereunder.

“Securitization Entity” means a Subsidiary of the Company to which the Issuers or any Subsidiary of the Issuers transfers Receivables and Related Assets that engages in no activities other than in connection with the financing of Receivables and Related Assets and that is designated by the Company’s board of directors (as provided below) as a Securitization Entity and:

(a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which:

(1) is guaranteed by the Issuers or any Restricted Subsidiary (excluding guarantees (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings);

(2) is recourse to or obligates the Issuers or any Restricted Subsidiary (other than such Securitization Entity) in any way other than pursuant to Standard Securitization Undertakings; or

(3) subjects any property or asset of the Issuers or any Restricted Subsidiary (other than such Securitization Entity), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(b) with which neither the Issuers nor any Restricted Subsidiary (other than such Securitization Entity) has any material contract, agreement, arrangement or understanding other than on terms not materially less favorable to the Issuers or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Issuers, other than fees payable in the ordinary course of business in connection with servicing accounts receivable; and

(c) to which neither Issuer nor any Restricted Subsidiary (other than such Securitization Entity) has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any designation of a Subsidiary as a Securitization Entity shall be evidenced to the Trustee by delivering to the Trustee a certified copy of the resolution of the board of directors of the Company giving effect to the designation and an Officer’s Certificate certifying that the designation complied with the preceding conditions and was permitted by the Indenture.

“Securitization Fees” means reasonable distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Securitization Entity in connection with any Qualified Securitization Transaction.

“Securitization Repurchase Obligation” means any obligation of a seller of Receivables and Related Assets in a Qualified Securitization Transaction to repurchase Receivables and Related Assets arising as a result of a breach of a representation, warranty or covenant or otherwise that are customary for an accounts receivable securitization transaction, including, without limitation, as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Security Documents” means the Security Agreement, the Intercreditor Agreement and all of the security agreements, pledges, collateral assignments, mortgages, deeds of trust, trust deeds or other instruments evidencing or creating or purporting to create any security interests in favor of the Collateral Agent for its benefit and for the benefit of the Trustee and the holders of the Notes and the holders of any Permitted Additional Pari Passu Obligations, in all or any portion of the Collateral, as amended, modified, restated, supplemented or replaced from time to time.

“Senior Secured Note Documents” means the Indenture, the Notes, the Guarantees and the Security Documents.

“Significant Subsidiary” means, at any time, any Restricted Subsidiary that qualifies at such time as a “significant subsidiary” within the meaning of Regulation S-X promulgated by the SEC (as in effect on the Issue Date).

“Sponsor Management Agreement” means the management agreement between certain of the management companies associated with the Sponsors and the Company or any of its direct or indirect parent entities.

“Sponsors” means Morgan Stanley Capital Partners V U.S. Holdco LLC, HSBC Private Equity Partners USA, LP, HSBC Private Equity Partners II USA, LP, and each of their respective Affiliates but not including, however, any of their respective portfolio companies.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Issuers or any Restricted Subsidiary that are reasonably customary in an accounts receivable securitization transaction, including without limitation, those relating to the servicing of the assets of a Securitization Entity; it being understood that any Securitization Repurchase Obligation that is customary in a Qualified Securitization Transaction shall be deemed to be a Standard Securitization Undertaking.

“Stated Maturity” means, when used with respect to any Indebtedness or any installment of interest thereon, the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest, as the case may be, is due and payable.

“Subordinated Indebtedness” means Indebtedness of the Issuers or a Guarantor that is contractually subordinated in right of payment to the Notes or a Guarantee, as the case may be.

“Subsidiary” of a Person means:

(1) any corporation more than 50% of the outstanding voting power of the Voting Stock of which is owned or controlled, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries thereof; or

(2) any limited partnership of which such Person or any Subsidiary of such Person is a general partner; or

(3) any other Person in which such Person, or one or more other Subsidiaries of such Person, or such Person and one or more other Subsidiaries, directly or indirectly, has more than 50% of the outstanding voting power of the partnership or similar interests.

“Total Assets” of the Company means, as of any date, the total amount of assets of the Company and its Restricted Subsidiaries on a consolidated basis as of such date in accordance with GAAP (but excluding amounts attributable to investments in or assets of any Unrestricted Subsidiary).

“Transactions” means the issuance of the Notes and the borrowings under the Credit Agreement as in effect on the Issue Date, the repayment of Indebtedness of the Issuers and any Restricted Subsidiary, the payment of a distribution to the holders of the Capital Stock of the Company on, or within 30 days of, the Issue Date, as described in the offering memorandum for the original placement of the Notes, and any fees and expenses related to any of the foregoing.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to June 15, 2015; provided, however, that if the period from the redemption date to June 15, 2015 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Monies” means all cash and Cash Equivalents:

(1) received by the Company upon the release of Collateral from the Lien of the Indenture or the Security Documents in connection with any Asset Sale; provided that any such cash or Cash Equivalents remaining after consummation of an Offer pursuant to the covenant “—Certain Covenants—Limitation on Sale of Assets” shall cease to be Trust Monies; or

(2) received by the Collateral Agent as proceeds of any sale or other disposition of all or any part of the Collateral by or on behalf of the Collateral Agent or any collection, recovery, receipt, appropriation or other realization of or from all or any part of the Collateral pursuant to the Indenture or any of the Security Documents;

provided, however, that Trust Monies shall in no event include (i) any property deposited with the Trustee for any redemption, legal defeasance or covenant defeasance of Notes, for the satisfaction and discharge of the Indenture or to pay the purchase price of the Notes and any Permitted Additional Pari Passu Obligations pursuant to an Offer in accordance with the terms of the Indenture, (ii) any cash received or applicable by the Trustee in payment of its fees and expenses or, (iii) prior to the Discharge of ABL Obligations, any amounts attributable to ABL Priority Collateral.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Collateral Agent’s security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other that the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“Unrestricted Subsidiary” means any Subsidiary of the Company (other than an Issuer) designated as such pursuant to and in compliance with the covenant described under “—Certain Covenants—Limitation on Unrestricted Subsidiaries.”

“Voting Stock” of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

DESCRIPTION OF THE EXCHANGE NOTES DUE 2018

The Exchange Notes due 2018 will be issued under an indenture dated as of May 15, 2013 (as amended from time to time, the “Notes due 2018 Indenture”) between Tops Holding II Corporation and U.S. Bank National Association, as trustee (the “Trustee”). The terms of the Notes due 2018 include those stated in the Notes due 2018 Indenture and those made a part of the Notes due 2018 Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The following description is a summary of the material provisions of the Notes due 2018 Indenture, does not purport to be complete and is qualified in its entirety by reference to the Notes due 2018 Indenture. We urge you to read the Notes due 2018 Indenture, filed as an exhibit to the registration statement that includes this prospectus, because it, and not this description, will define your rights. For definitions of certain capitalized terms used in the following summary, see “—Certain Definitions.” For purposes of this “Description of the Exchange Notes due 2018”; the “Company” refers only to Tops Holding II Corporation and not to any of its subsidiaries; “Opco” refers only to Tops Holding LLC (formerly known as Tops Holding Corporation), a wholly-owned subsidiary of the Company, and not to any of its subsidiaries; the “Notes” refer to the Exchange Notes due 2018 offered by this prospectus, any unregistered notes that are outstanding after the exchange offers are completed and any Additional Notes (as defined below); and the “Indenture” refers to the Notes due 2018 Indenture.

Maturity, Principal and Interest

The Notes will mature on June 15, 2018. Upon completion of the exchange offers, $150.0 million aggregate principal amount of Notes will remain outstanding, subject to the Company’s ability to issue additional Notes (“Additional Notes”) in an unlimited principal amount to the extent permitted by “—Certain Covenants—Limitation on Indebtedness.” The Notes and any Additional Notes will be substantially identical other than the issuance dates, offering price, transfer restrictions and, in certain circumstances, the date from which interest will accrue. The Notes and any Additional Notes will be treated as a single class of Notes under the Indenture and will vote together with any exchange notes as provided in the Indenture.

If the Company elects to pay PIK Interest (as defined below) in respect of the Notes as described below, the Company may elect as described below either to increase the outstanding principal amount of the Notes or issue additional Notes (the “PIK Notes”) under the Indenture, having the same terms as the Notes offered hereby (in each case, a “PIK Payment”). The Notes offered hereby and any Additional Notes and PIK Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to “Notes” for all purposes of the Indenture and this “Description of the Exchange Notes due 2018” include any Additional Notes and any PIK Notes that are actually issued and any references to “principal amount of the Notes” include any increase in the principal amount of the outstanding Notes as a result of the issuance of Additional Notes and any PIK Payment.

Each Note will bear interest at a rate of 8.750% per annum with respect to Cash Interest (as defined below) and 9.500% per annum with respect to any PIK Interest (as defined below) from the Issue Date or from the most recent date to which interest has been paid or provided for, payable semiannually to holders of record at the close of business on June 1 and December 1, immediately preceding each June 15 and December 15 of each year, commencing December 15, 2013. Interest will be paid on the basis of a 360-day year comprised of twelve 30-day months. Subject to the making of PIK Payments as described herein, the Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. PIK Payments on the Notes will be made in denominations of $1.00 and any integral multiple of $1.00 in excess thereof.

Except as provided in the immediately succeeding sentence and the definition of “Applicable Amount,” interest on the Notes shall be payable entirely in cash (“Cash Interest”). For any Interest Period after the initial Interest Period (other than the final Interest Period ending at stated maturity), if the Applicable Amount (as defined below) as determined on the Determination Date (as defined below) for such Interest Period shall:

(i) equal or exceed 75%, but be less than 100%, of the aggregate amount of Cash Interest that would otherwise be due on the relevant interest payment date, then the Company may, at its option, elect to pay interest on (a) 25% of the then outstanding principal amount of the Notes by increasing the principal amount of the outstanding Notes or by issuing PIK Notes in a principal amount equal to such interest (such increased principal amount or PIK Notes, “PIK Interest”) and (b) 75% of the then outstanding principal amount of the Notes as Cash Interest;

(ii) equal or exceed 50%, but be less than 75%, of the aggregate amount of Cash Interest that would otherwise be due on the relevant interest payment date, then the Company may, at its option, elect to pay interest on (a) 50% of the then outstanding principal amount of the Notes as PIK Interest and (b) 50% of the then outstanding principal amount of the Notes as Cash Interest;

(iii) equal or exceed 25%, but be less than 50%, of the aggregate amount of Cash Interest that would otherwise be due on the relevant interest payment date, then the Company may, at its option, elect to pay interest on (a) 75% of the then outstanding principal amount of the Notes as PIK Interest and (b) 25% of the then outstanding principal amount of the Notes as Cash Interest; or

(iv) be less than 25% of the aggregate amount of Cash Interest that would otherwise be due on the relevant interest payment date, then the Company may, at its option, elect to pay interest on the Notes entirely as PIK Interest.

The insufficiency or lack of funds available to the Company to pay Cash Interest as required by the preceding paragraph shall not permit the Company to pay PIK Interest in respect of any Interest Period and the sole right of the Company to elect to pay PIK Interest shall be as (and to the extent) provided in the immediately preceding paragraph.

As used herein:

(1) “Applicable Amount” shall be the amount equal to the sum (without duplication) of,

(i) (a) the maximum amount of all dividends and distributions that, as of the applicable Determination Date (and after giving effect to any borrowing made on such date), would be permitted to be paid to the Company for the purpose of paying Cash Interest by all Restricted Subsidiaries (after giving effect to all corporate, shareholder or other comparable actions required in order to make such payment, requirements of applicable law and all restrictions on the ability to make such dividends or distributions that are otherwise permitted by the covenant described under “—Certain Covenants—Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries” (including, without limitation, any restrictions and limitations in the Credit Agreement, the Existing Opco Notes Indenture, all other Indebtedness of the Company and its Subsidiaries in existence on the Issue Date or any future Indebtedness incurred in accordance with the Indenture or any agreement that amends, modifies, renews, increases, supplements, refunds, replaces or refinances such Indebtedness)) pursuant to the “restricted payments” covenants (including any exceptions or “baskets” in respect thereof) contained in the Existing Opco Notes Indenture, the Credit Agreement and any other instrument or agreement governing Indebtedness of any Restricted Subsidiary of the Company, the incurrence of which did not violate the Indenture, net of all taxes attributable solely to such dividend or distribution, if any, and, in each case, without regard to whether any such Restricted Subsidiary shall have any funds available to make any such dividends or distributions, less (b) $2.0 million (which amount pursuant to this clause (i) shall in no event be less than $0); and

(ii) (a) all cash and Cash Equivalents on hand at the Company as of such Determination Date (other than any cash and Cash Equivalents on hand at the Company that were distributed to the Company by a Restricted Subsidiary in reliance on an exception under any agreement to which any of the Restricted Subsidiaries is a party that allowed such distribution but only if such amounts have been distributed to the Company for a purpose other than paying Cash Interest (including, without limitation, any exception allowing amounts to be distributed to the Company solely for the purpose of paying taxes and other corporate and administrative expenses attributable to the Company’s consolidated Subsidiaries)) less (b) $2.0 million (which amount pursuant to this clause (ii) shall in no event be less than $0); provided that there shall be excluded from this clause (ii) any net proceeds from the Notes issued on the Issue Date pending the final application of such proceeds in connection with the Transactions and there shall be excluded from this definition any cash and Cash Equivalents on hand to be used for payment of Cash Interest on the interest payment date next succeeding such Determination Date.

If interest on the Notes with respect to an Interest Period will not be paid entirely as Cash Interest, the Applicable Amount shall be calculated by the Company and shall be set forth in an Officer’s Certificate delivered to the Trustee (upon which the Trustee may conclusively rely) prior to the first day of the relevant Interest Period in which it is to be applied, which Officers’ Certificate shall set forth in reasonable detail the Company’s determination of each component of this definition and in the case of clause (i)(a) identifying in reasonable detail the applicable restriction(s) and the maximum amount of funds that may be paid after giving effect to such restriction. To the extent the Company is required pursuant to the second preceding paragraph and the definition of Applicable Amount to pay Cash Interest for all or any portion of the interest due on any interest payment date, the Company shall and shall cause each of the Restricted Subsidiaries to take all such shareholder, corporate and other actions necessary or appropriate to permit the making of any such dividends or distribution, provided that any such shareholder, corporate and other actions would not violate applicable law or cause a breach of any applicable contract;

(2) “Determination Date” shall mean, with respect to each Interest Period, the fifteenth calendar day immediately prior to the first day of the relevant Interest Period; and

(3) “Interest Period” shall mean the period commencing on and including an interest payment date and ending on and including the day immediately preceding the next succeeding interest payment date, with the exception that the first interest period shall commence on and include the Issue Date and end on and include December 14, 2013 (the interest payment date for any interest period shall be the interest payment date occurring on the day immediately following the last day of such interest period).

In the event that the Company shall determine to pay PIK Interest for any Interest Period, then the Company shall deliver a written notice to the Trustee following the Determination Date but prior to the commencement of the relevant Interest Period, which notice shall state the total amount of interest to be paid on such interest payment date and the amount of such interest to be paid as PIK Interest. The Trustee shall promptly deliver a copy of the notice to the holders. Interest for the first Interest Period commencing on the Issue Date shall be payable entirely in Cash Interest. Interest for the final Interest Period ending at stated maturity shall be payable entirely in Cash Interest.

Notwithstanding anything to the contrary, the payment of accrued interest in connection with any redemption or repurchase of the Notes as described under “—Optional Redemption” and “—Purchase of Notes Upon a Change of Control” and “—Certain Covenants—Limitation on Sale of Assets,” will be made solely in cash.

If the Company pays a portion of the interest on the Notes as Cash Interest and as PIK Interest, such Cash Interest and PIK Interest shall be paid to holders pro rata in accordance with their interests subject to the procedures of the Depositary Trust Company. Principal of, premium, if any, and Cash Interest on the Notes will be payable at the office or agency of the Company maintained for such purpose within the United States or, at the option of the Company, payment of Cash Interest may be made by check mailed to the holders of the Notes at their respective addresses set forth in the register of holders; provided that all payments of principal, premium, if any, and Cash Interest with respect to the Notes represented by one or more global notes registered in the name of or held by the Depository Trust Company or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the holder or holders thereof. Until otherwise designated by the Company, the Company’s office or agency will be the office of the Trustee maintained for such purpose. PIK Interest on the Notes will be payable (1) with respect to Notes represented by one or more global notes registered in the name of or held by the Depositary Trust Company or its nominee, by increasing the principal amount of the outstanding global Note by an amount equal to the amount of PIK Interest for the applicable Interest Period (rounded up to the nearest whole dollar) as provided in writing by the Company to the Trustee, which shall be recorded in the registrar’s books and records and in the schedule to the global note in accordance with the Indenture, and (2) with respect to Notes represented by certificated Notes, by issuing PIK Notes in certificated form in an aggregate principal amount equal to the amount of PIK Interest for the applicable Interest Period (rounded up to the nearest whole dollar), and the

Trustee will, at the written order of the Company, authenticate and deliver such PIK Notes in certificated form for original issuance to the holders on the relevant record date, as shown by the records of the register of holders. Following an increase in the principal amount of the outstanding global Notes as a result of a PIK Payment, the Notes will bear interest on such increased principal amount from and after the date of such PIK Payment. Any PIK Notes issued in certificated form will be dated as of the applicable interest payment date and will bear interest from and after such date. All Notes issued pursuant to a PIK Payment will mature on June 15, 2018 and will be governed by, and subject to the terms, provisions and conditions of, the Indenture and will have the same rights and benefits as the Notes issued on the Issue Date.

The Company cannot assure you that Opco or any of the Company’s Subsidiaries will have the ability to dividend or otherwise distribute funds to the Company in order to allow the Company to make Cash Interest payments on the Notes. The ability of Opco and the Company’s other Subsidiaries to make dividends or distributions to the Company is subject to important exceptions. See “Description of Other Indebtedness” and “Risk Factors—Risks Related to the Exchange Notes—Tops Holding II Corporation, the issuer of the Exchange Notes due 2018, is a holding company with no independent operations or assets. Repayment of Tops Holding II Corporation’s debt, including the Exchange Notes due 2018, is dependent on cash flow generated by Tops Holding LLC and its subsidiaries. Restrictions in the debt instruments of Tops Holding LLC and its subsidiaries and under applicable law limit their ability to provide funds to Tops Holding II Corporation.”

Methods of Receiving Payments on the Notes

If a holder has given wire transfer instructions to the Company at least three Business Days prior to the applicable payment date, the Company, through the paying agent or otherwise, will pay all principal, Cash Interest and premium, if any, on that holder’s Notes in accordance with those instructions. Except as set forth above with respect to payment of PIK Interest, all other payments on the Notes will be made at the office or agency of the paying agent and registrar, unless the Company elects to make Cash Interest payments by check mailed to the holders at their address set forth in the register of holders. Payment of PIK Interest will be made as set forth above.

Settlement for the Notes will be made in same-day funds. All payments of principal and interest will be made by the Company in same-day funds. The Notes will trade in the Same-Day Funds Settlement System of The Depository Trust Company (the “Depositary” or “DTC”) until maturity, and secondary market trading activity for the Notes will therefore settle in same day funds.

Guarantees

On the Issue Date, the Notes will not be guaranteed by any of the Company’s Subsidiaries. Under the circumstances described under “—Certain Covenants—Future Guarantees,” the Company will be required to cause any Restricted Subsidiary that guarantees other Indebtedness of the Company to guarantee the Notes.

Ranking

The Notes will be senior unsecured obligations of the Company and will:

•	rank senior in right of payment to any future subordinated indebtedness of the Company;

•	rank pari passu in right of payment to all existing and future unsecured indebtedness of the Company that is not subordinated in right of payment to the Notes;

•	be effectively subordinated to any secured indebtedness of the Company to the extent of the value of the assets securing such secured indebtedness; and

•

be structurally subordinated to all obligations, including trade payables, the Credit Agreement and the Existing Opco Notes, of each of the Company’s existing and future Subsidiaries, including Holding, Tops Markets and their respective Subsidiaries.

Holding Company Status

The Company is an indirect holding company (through its direct Subsidiary, Opco) of Opco and its Subsidiaries. The operations of the Company are conducted through Opco and its Subsidiaries and, therefore, the Company will depend upon cash flow of its Subsidiaries to meet its obligations, including obligations under the Notes. The Company’s ability to make any cash payments to the holders of the Notes is limited by the Credit Agreement and the Existing Opco Notes Indenture, each of which limit the ability of Opco and its Subsidiaries to pay dividends or make other distributions to the Company. None of the proceeds of this offering will be invested in any of the Company’s Subsidiaries. See “Use of Proceeds.” There can be no assurance that sufficient funds will be available when necessary to make required cash payments under the Notes. Any right of the Company to receive assets of any of its Subsidiaries upon that Subsidiary’s bankruptcy, liquidation or reorganization (and the consequent right of the holders of the Notes to participate in those assets) will be structurally subordinated to the claims of that Subsidiary’s creditors

As of October 5, 2013, the Company’s Subsidiaries had $815.2 million of secured Indebtedness and capitalized lease obligations outstanding (excluding $15.4 million of outstanding secured letters of credit), including $48.3 million of indebtedness under the Credit Agreement and $460.0 million of indebtedness in respect of the Existing Opco Notes.

These amounts do not include $46.6 million that the Company’s Subsidiaries would have had available for borrowing on such date, based on borrowing base availability, under the Credit Agreement.

Optional Redemption

At any time prior to June 15, 2015, the Company, at its option, may redeem all or a portion of the Notes, on not less than 30 nor more than 60 days’ prior notice, in amounts of $1,000 or an integral multiple thereof, at a price equal to 100.000% of the aggregate principal amount of Notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the date of redemption, subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date.

On or after June 15, 2015, the Company, at its option, may redeem all or a portion of the Notes, on not less than 30 nor more than 60 days’ prior notice, in amounts of $1,000 or an integral multiple thereof, at the following redemption prices (expressed as percentages of the principal amount), together with accrued and unpaid interest, if any, to the redemption date, subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date, if redeemed during the 12-month period (or in the case of the final period, six-months) beginning on the dates indicated below:

Date	Redemption Price
June 15, 2015	102.000%
June 15, 2016	101.000%
June 15, 2017 and thereafter	100.000%

At any time prior to June 15, 2015, the Company, at its option, may use the net proceeds of one or more Equity Offerings to redeem any or all of the Notes issued under the Indenture (including any Additional Notes and any PIK Notes) on not less than 30 nor more than 60 days prior notice at a redemption price equal to 102.000% of the aggregate principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the redemption date, subject to the rights of holders of record on the relevant record dates to receive interest due on an interest payment date; provided that such redemption is completed within 120 days of the closing of the Equity Offering.

Notwithstanding the foregoing, redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or the satisfaction and discharge of the Indenture. Any notice of redemption pursuant to the immediately preceding paragraph may, at an Issuer’s discretion, be subject to one or more conditions including, without limitation, completion of an Equity Offering. If less than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal national security exchange, if any, on which the Notes are listed, or if the Notes are not listed, on a pro rata basis, by lot and in any event in accordance with the procedures of the Depositary. Notes redeemed in part must be redeemed only in integral multiples of $1,000 and no Note with a principal amount of less than $2,000 will be redeemed in part.

In addition to the Company’s right to redeem the Notes as set forth above, the Company may purchase Notes in open-market transactions, tender offers or otherwise.

Sinking Fund

The Notes will not be entitled to the benefit of any sinking fund.

Purchase of Notes Upon a Change of Control

If a Change of Control occurs, each holder of Notes will have the right to require the Company to purchase all or any part (in integral multiples of $1,000 except that no partial purchase will be permitted that would result in a Note having a remaining principal amount of less than $2,000 or, in the case any PIK Payment has been made, in integral multiples of $1.00 except that no partial purchase will be permitted that would result in a Note having a remaining principal amount of less than $1.00) of such holder’s Notes pursuant to a Change of Control offer. In the Change of Control offer, the Company will offer to purchase all of the Notes, at a purchase price in cash in an amount equal to 101.000% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of purchase (subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date).

Unless the Company has previously or concurrently mailed a notice of redemption with respect to all of the outstanding Notes as described under “—Optional Redemption,” within 30 days of any Change of Control or, at the Company’s option, prior to such Change of Control but after it is publicly announced, the Company must notify the Trustee and give written notice of the Change of Control to each holder of Notes, by first class mail, postage prepaid, at its address appearing in the security register. The notice must state, among other things,

•	that a Change of Control has occurred or will occur and the date of such event;

•

the purchase price and the purchase date which shall be fixed by the Company on a business day no earlier than 30 days nor later than 60 days from the date the notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act; provided that the purchase date may not occur prior to the Change of Control;

•	that any Note not tendered will continue to accrue interest;

•

that, unless the Company defaults in the payment of the Change of Control purchase price, any Notes accepted for payment pursuant to the Change of Control offer shall cease to accrue interest after the Change of Control purchase date; and

•	other procedures that a holder of Notes must follow to accept a Change of Control offer or to withdraw acceptance of the Change of Control offer.

If a Change of Control offer is made, the Company may not have available funds sufficient to pay the Change of Control purchase price for all of the Notes that might be delivered by holders of the Notes seeking to accept the Change of Control offer. The failure of the Company to make or consummate the Change of Control offer or pay the Change of Control purchase price when due will give the Trustee and the holders of the Notes the rights described under “—Events of Default.”

The occurrence of a Change of Control under the Indenture would also constitute a default under the Credit Agreement that permits the lenders to accelerate the maturity of borrowings thereunder and would also likely require the issuers of the Existing Opco Notes to offer to repurchase the Existing Opco Notes under the Existing Opco Notes Indenture. Future senior Indebtedness of the Company may also contain prohibitions on certain events which would constitute a Change of Control or require such senior Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of their right to require the Company to repurchase the Notes could cause a default under such senior Indebtedness, even if a Change of Control itself does not, due to the financial effect of such repurchase on the Company. In addition, the Credit Agreement and the Existing Opco Notes Indenture limit Opco’s ability to make cash available to the Company, by dividend, debt repayment or otherwise to enable the Company to purchase the Notes in the event of a Change of Control, unless and until the Indebtedness under the Credit Agreement and the Existing Opco Notes is repaid in full. As a result, following a change of control event, the Company may not be able to repurchase the Notes unless all Indebtedness outstanding under the Credit Agreement and the Existing Opco Notes is first repaid and any other Indebtedness that contains similar provisions is repaid, or the Company obtains a waiver from the holders of such Indebtedness to provide the Company with sufficient cash to repurchase the Notes. See “Risk Factors—Risks Related to the Exchange Notes—We may be unable to repurchase the exchange notes upon a change of control as required by the indentures governing the exchange notes.”

If holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such notes in a Change of Control offer and the Company, or any third-party making a Change of Control offer in lieu of the Company as described below, purchases all of the Notes validly tendered and not withdrawn by such holders, the Company or such third-party will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control offer described above, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to 101.000% of the principal amount thereof plus accrued and unpaid interest to but excluding the date of redemption.

The definition of Change of Control includes the sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the assets of the Company and its subsidiaries. The term “all or substantially all” as used in the definition of “Change of Control” has not been interpreted under New York law (which is the governing law of the Indenture) to represent a specific quantitative test. Therefore, if holders of the Notes elected to exercise their rights under the Indenture and the Company elected to contest such election, it is not clear how a court interpreting New York law would interpret the phrase.

The existence of a holder’s right to require the Company to repurchase such holder’s Notes upon a Change of Control may deter a third-party from acquiring the Company in a transaction which constitutes a Change of Control.

The provisions of the Indenture may not afford holders of the Notes the right to require the Company to repurchase the Notes in the event of a highly leveraged transaction or certain reorganization, restructuring, merger or other similar transactions (including, in certain circumstances, an acquisition of the Company by management or its affiliates) involving the Company that may adversely affect holders of the Notes, if such transaction is not a transaction defined as a Change of Control. In addition, holders of the Notes may not be entitled to require the Company to repurchase their Notes in certain circumstances involving a significant change in the composition of the Company’s board of directors, including in connection with a proxy contest, where the Company’s board of directors does not endorse a dissident slate of directors but subsequently approves them for purposes of the Indenture.

The Company will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control offer. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control offer provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control offer provisions of the Indenture by virtue of such conflict.

The Company will not be required to make a Change of Control offer upon a Change of Control if a third-party makes the Change of Control offer in the manner, at the times and otherwise in compliance with the requirements described in the Indenture applicable to a Change of Control offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control offer.

The provisions of the Indenture related to the Company’s obligation to make a Change of Control offer to repurchase the Notes may be waived or modified with the written consent of the holders of a majority in principal amount of the Notes then outstanding.

Certain Covenants

The Indenture contains, among others, the following covenants:

Limitation on Indebtedness

(a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, create, issue, incur, assume, guarantee or otherwise in any manner become directly or indirectly liable for, contingently or otherwise (collectively, “incur”), any Indebtedness (including any Acquired Indebtedness), unless (i) such Indebtedness is incurred by the Company or any Restricted Subsidiary (other than Opco and its Restricted Subsidiaries) or constitutes Acquired Indebtedness of the Company or a Restricted Subsidiary (other than Opco or its Restricted Subsidiaries) and, in each case, the Company’s Consolidated Fixed Charge Coverage Ratio for the most recent four full fiscal quarters for which internal consolidated financial statements are available immediately preceding the incurrence of such Indebtedness taken as one period is at least equal to or greater than 2.0:1.0 or (ii) such Indebtedness is incurred by Opco or any of its Restricted Subsidiaries or constitutes Acquired Indebtedness of Opco or any of its Restricted Subsidiaries and, in each case, Opco’s Consolidated Fixed Charge Coverage Ratio for the most recent four full fiscal quarters for which internal consolidated financial statements are available immediately preceding the incurrence of such Indebtedness taken as one period is at least equal to or greater than 2.0:1.0.

(b) Notwithstanding the foregoing, the Company and the Restricted Subsidiaries may incur the following (collectively, the “Permitted Indebtedness”):

(1) Indebtedness of the Company or any Restricted Subsidiary under any Credit Facility in an aggregate principal amount at any one time outstanding not to exceed the greater of:

(a) $125.0 million, less, without duplication, (i) any permanent repayment thereof or permanent reduction in commitments thereunder from the proceeds of one or more Asset Sales which are used to repay a Credit Facility pursuant to clause (b)(i) of the covenant “—Limitation on Sale of Assets” and (ii) the amount of Indebtedness outstanding at the date of determination pursuant to clause (8) below; or

(b) at the time of any incurrence the sum of (i) 90% of credit card receivables and health care receivables of the Company and its Restricted Subsidiaries, (ii) 85% of trade receivables of the Company and its Restricted Subsidiaries, (iii) 85% of the appraised value of prescription lists of the Company and its Restricted Subsidiaries and (iv) 90% of the net orderly liquidation value of the inventory of the Company and its Restricted Subsidiaries (based on the most recent third-party appraisal of such inventory received by the Company), in the case of each of clauses (i) through (iv), on a consolidated basis as of the end of the most recently ended fiscal quarter for which internal consolidated financial statements are available, in each case on a pro forma basis to give effect to any acquisition after such balance sheet date and on or prior to such date of incurrence;

(2) Indebtedness pursuant to (A) the Notes (excluding any Additional Notes) or any PIK Payment in accordance with the terms of the Indenture and any Guarantee with respect to the foregoing, and (B) any exchange notes issued in exchange for the Notes pursuant to the Registration Rights Agreement and any Guarantee of the exchange notes;

(3) Indebtedness of the Company or any Restricted Subsidiary outstanding on the Issue Date (including, without limitation, under Opco’s and its Restricted Subsidiaries’ existing lease with EDS and Indebtedness under the Existing Opco Notes (including the issuance of exchange notes and related guarantees pursuant to the registration rights agreement with respect to the Existing Opco Notes), but excluding Indebtedness referred to in clause (1) or (2) of this definition of “Permitted Indebtedness”);

(4) Indebtedness of the Company or a Restricted Subsidiary owing to the Company or a Restricted Subsidiary; provided that any disposition or transfer of any such Indebtedness to a Person (other than to the Company or a Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed to be an incurrence of such Indebtedness not permitted by this clause (4);

(5) guarantees by the Company or any Restricted Subsidiary of Indebtedness of the Company or any of its Restricted Subsidiaries (other than guarantees by the Company or any Guarantor of Acquired Indebtedness incurred in reliance on paragraph (a) of this Section of any Person that does not become a Guarantor that is acquired by the Company or any Restricted Subsidiary other than guarantees of such Acquired Indebtedness by any other Person so acquired in connection therewith) which Indebtedness is permitted to be incurred under the Indenture;

(6) Indebtedness of the Company or any Restricted Subsidiary pursuant to any:

(a) Interest Rate Agreements,

(b) Commodity Price Protection Agreements; and

(c) Currency Agreements;

(7) Indebtedness of the Company or any Restricted Subsidiary represented by Capital Lease Obligations or Purchase Money Obligations or other Indebtedness in connection with the acquisition or development of real or personal, movable or immovable, property, in each case incurred or assumed for the purpose of financing or refinancing all or any part of the purchase price or cost of construction or improvement of property used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount not to exceed 10% of the Company’s Consolidated Net Tangible Assets;

(8) Indebtedness incurred by a Securitization Entity in connection with a Qualified Securitization Transaction that is Non-recourse Indebtedness with respect to the Company and its Restricted Subsidiaries (except for Standard Securitization Undertakings);

(9) Indebtedness of the Company or any of its Restricted Subsidiaries (x) in connection with surety, performance, appeal or similar bonds, completion guarantees, or similar instruments entered into in the ordinary course of business or from letters of credit or other obligations in respect of property, casualty or liability insurance, self-insurance, workers’ compensation obligations or similar arrangements or (y) consisting of the financing of insurance premiums or take-or-pay obligations contained in supply arrangements, in each case incurred in the ordinary course of business;

(10) Indebtedness of the Company or any of its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts such amount need not be inadvertent) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five business days of receipt by the Company or any Restricted Subsidiary of notice of such insufficient funds;

(11) Indebtedness of the Company or any Restricted Subsidiary arising from agreements for indemnification or purchase price adjustment obligations or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any obligation of the Company or a Restricted Subsidiary pursuant to such an agreement, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or properties;

(12) any renewals, extensions, substitutions, refundings, refinancing or replacements (collectively, a “refinancing”) of any Indebtedness incurred pursuant to paragraph (a) of this section and clauses (2), (3) and (15) of this definition of “Permitted Indebtedness,” including any successive refinancing so long as Indebtedness of the Company or a Guarantor may only be refinanced with Indebtedness of the Company or a Guarantor and the aggregate principal amount of Indebtedness refinanced is not increased by such refinancing except by an amount equal to the lesser of (a) the stated amount of any premium or other payment contractually required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (b) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of accrued interest, fees and expenses of the Company incurred in connection with such refinancing and (1) in the case of any refinancing of Indebtedness that is Subordinated Indebtedness, such new Indebtedness is made subordinated to the Notes at least to the same extent as the Indebtedness being refinanced and (2) in the case of Pari Passu Indebtedness or Subordinated Indebtedness, as the case may be, such refinancing does not reduce the Average Life to Stated Maturity of such Indebtedness;

(13) Indebtedness of the Company or any of its Restricted Subsidiaries supported by a letter of credit outstanding in reliance on clause (1) above in a principal amount not in excess of the stated amount of such letter of credit;

(14) Indebtedness of the Company and any Restricted Subsidiary to the extent the proceeds of such Indebtedness are deposited and used to defease, covenant defease or discharge the Notes as described under “—Defeasance or Covenant Defeasance of Indenture” or “—Satisfaction and Discharge”;

(15) Indebtedness of the Company or any Restricted Subsidiaries to officers, directors, employees and consultants of the Company and its Restricted Subsidiaries, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Capital Stock of the Company to the extent permitted by clause (9) of paragraph (b) under the covenant “—Limitation on Restricted Payments” upon termination, disability or death;

(16) Indebtedness in respect of Franchise Deposits in an aggregate principal amount at any time outstanding not to exceed the sum of (a) $5.0 million plus (b) the amount of any Franchise Deposits cash collateralized plus (c) $1.0 million for each franchise store of the Company or its Restricted Subsidiaries that becomes a franchise store after the Issue Date; and

(17) Indebtedness of the Company or any Restricted Subsidiary in addition to that described in clauses (1) through (16) above, and any refinancing of such Indebtedness, so long as the aggregate principal amount of all such Indebtedness shall not exceed $50.0 million outstanding at any one time.

For purposes of determining compliance with this “Limitation on Indebtedness” covenant:

•

In the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness, or is permitted to be incurred pursuant to clause (a) of this covenant, the Company will be permitted to classify all or a portion of such item of Indebtedness on the date of its incurrence, or subject to the following bullet, later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant;

•

Indebtedness under the Credit Agreement which is in existence or available on or prior to the Issue Date will be deemed to have been incurred on such date under clause (1) of the definition of “Permitted Indebtedness” above, and the Company will not be permitted to reclassify any portion of such Indebtedness thereafter;

•

Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness;

•

Accrual of interest, accretion or amortization of original issue discount and the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on any Redeemable Capital Stock or Preferred Stock in the form of additional shares of the same class of Redeemable Capital Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness for purposes of this covenant; provided, in each such case, that the amount thereof as accrued is included in the Consolidated Fixed Charge Coverage Ratio of the Company or Opco, as applicable;

•

With respect to any dollar denominated restriction on the incurrence of Indebtedness denominated in a foreign currency, the dollar equivalent principal amount of such Indebtedness incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was incurred;

•

The outstanding principal amount of any particular Indebtedness shall be counted only once and any obligations arising under any guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness shall not be double counted; and

•	The amount of Indebtedness issued at a price less than the amount of the liability thereof shall be determined in accordance with GAAP.

The Indenture will provide that the Company will not, directly or indirectly, incur any Indebtedness that is or purports to be by its terms (or by the terms of any agreement governing such Indebtedness) contractually subordinated or junior in right of payment to any Indebtedness (including Acquired Indebtedness) of the Company, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Notes to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Company. Indebtedness shall not be considered subordinate or junior in right of payment by virtue of being secured to a greater or lesser extent or with different priority.

Limitation on Restricted Payments

(a) The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly (each a “Restricted Payment”):

(i) declare or pay any dividend on, or make any distribution to holders of, any shares of the Company’s Capital Stock (other than dividends or distributions payable solely in shares of its Qualified Capital Stock or in options, warrants or other rights to acquire shares of such Qualified Capital Stock);

(ii) purchase, redeem, defease or otherwise acquire or retire for value, directly or indirectly, shares of the Company’s Capital Stock;

(iii) make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Indebtedness (other than (x) Indebtedness permitted under clause (4) of the definition of “Permitted Indebtedness” or (y) the purchase, repurchase or other acquisition of such Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition);

(iv) declare or pay any dividend or distribution on any Capital Stock of any Restricted Subsidiary to any Person (other than (a) dividends or distributions payable solely in shares of Capital Stock of such Restricted Subsidiary or in options, warrants or other rights to acquire shares of such Capital Stock, (b) to the Company or any of its Restricted Subsidiaries or (c) dividends or distributions made by a Restricted Subsidiary on a pro rata basis to all stockholders of such Restricted Subsidiary); or

(v) make any Investment (other than any Permitted Investments)

(the amount of any such Restricted Payment, if other than cash, shall be the Fair Market Value of the assets proposed to be transferred), unless:

(1) at the time of and after giving effect to such proposed Restricted Payment, no Default or Event of Default shall have occurred and be continuing;

(2) at the time of and after giving effect to such Restricted Payment (x) in the case of a Restricted Payment by the Company or any of its Restricted Subsidiaries (other than the issuers of the Existing Opco Notes and their Subsidiaries), the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions described under subclause (i) of paragraph (a) of the covenant “—Limitation on Indebtedness” or (y) in the case of a Restricted Payment by Opco or any of its Restricted Subsidiaries, Opco could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions described under subclause (ii) of paragraph (a) of the covenant “—Limitation on Indebtedness”; and

(3) after giving effect to the proposed Restricted Payment, the aggregate amount of all such Restricted Payments (other than Permitted Payments described in clauses (2) through (10) and (12) through (16) of clause (b) below) declared (with respect to dividends) or made after December 20, 2012 does not exceed the sum of:

(A) 50% of the aggregate Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning on October 7, 2012 (with the Consolidated Net Income of Opco substituting for the Consolidated Net Income of the Company for any period from October 7, 2012 to the Issue Date) and ending on the last day of the Company’s last fiscal quarter ending prior to the date of the Restricted Payment for which internal financial statements of the Company are available (or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss);

(B) 100% of the aggregate Net Cash Proceeds and the Fair Market Value of property received after the Issue Date by the Company either (1) as capital contributions or (2) from the issuance or sale (other than to any of its Subsidiaries) of Qualified Capital Stock of the Company or any options, warrants or rights to purchase such Qualified Capital Stock of the Company (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock or Subordinated Indebtedness as set forth below in clause (2) or (3) of paragraph (b) below and excluding the Net Cash Proceeds from the issuance of Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid);

(C) 100% of the aggregate Net Cash Proceeds received after the Issue Date by the Company (other than from any of its Subsidiaries) upon the exercise of any options, warrants or rights to purchase Qualified Capital Stock of the Company (excluding the Net Cash Proceeds from the exercise of any options, warrants or rights to purchase Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid);

(D) the amount of reductions in the consolidated Indebtedness of the Company and its Restricted Subsidiaries upon conversion or exchange of any such Indebtedness into or for Qualified Capital Stock of the Company;

(E) 100% of the aggregate amount received in cash and the Fair Market Value of property received by the Company or a Restricted Subsidiary by means of (i) the sale or other disposition (other than to the Company or a Restricted Subsidiary) of Investments (other than Permitted Investments or to the extent such Investment was a Restricted Payment made in clause (16) of the next succeeding paragraph) made by the Company or its Restricted Subsidiaries and repurchases and redemptions of such Investments from the Company or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Investments (other than Permitted Investments or to the extent such Investment was a Restricted Payment made in clause (16) of the next succeeding paragraph) by the Company or its Restricted Subsidiaries, in each case after the Issue Date; or (ii) the sale or other disposition (other than to the Company or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary (other than to the extent the Investment in such Unrestricted Subsidiary was made by the Company or a Restricted Subsidiary pursuant to clause (16) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment) or a dividend or distribution from an Unrestricted Subsidiary after the Issue Date;

(F) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after the Issue Date, the Fair Market Value of the Investment in such Unrestricted Subsidiary at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary, other than an Unrestricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary constituted a Permitted Investment; and

(G) any amount which previously qualified as a Restricted Payment that was not a Permitted Payment on account of any guarantee entered into by the Company or any Restricted Subsidiary; provided that such guarantee has not been called upon and the obligation arising under such guarantee no longer exists.

(b) The foregoing provisions shall not prohibit the following Restricted Payments (each a “Permitted Payment”):

(1) the payment of any dividend or redemption of any Capital Stock or Subordinated Indebtedness within 60 days after the date of declaration thereof or call for redemption, if at such date of declaration or call for redemption such payment or redemption was permitted by the provisions of paragraph (a) of this covenant (the declaration of such payment will be deemed a Restricted Payment under paragraph (a) of this covenant as of the date of declaration, and the payment itself will be deemed to have been paid on such date of declaration and will not also be deemed a Restricted Payment under paragraph (a) of this covenant) (it being understood that any Restricted Payment made in reliance on this clause (1) shall reduce the amount available for Restricted Payments pursuant to clause (a)(3) above only once);

(2) Restricted Payments made in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds of a substantially concurrent issuance and sale for cash (other than to a Subsidiary) of, Qualified Capital Stock of the Company; provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (3)(B) of paragraph (a) of this covenant;

(3) the repurchase, redemption, defeasance, retirement or acquisition for value or payment of principal of any Subordinated Indebtedness in exchange for, or out of the Net Cash Proceeds of, a substantially concurrent issuance and sale for cash (other than to any Subsidiary) of any Qualified Capital Stock of the Company; provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (3)(B) of paragraph (a) of this covenant;

(4) the repurchase, redemption, defeasance, retirement, or acquisition for value or payment of principal of any Subordinated Indebtedness (other than Redeemable Capital Stock) (a “refinancing”) in exchange for, or out of the Net Cash Proceeds of, the substantially concurrent issuance of new Subordinated Indebtedness of the Company; provided that any such new Subordinated Indebtedness:

(a) shall be in a principal amount that does not exceed the principal amount so refinanced, plus the amount of premium or other payment reasonably determined as necessary to refinance the Indebtedness, plus the amount of accrued interest, fees and expenses of the Company incurred in connection with such refinancing;

(b) has an Average Life to Stated Maturity equal to or greater than the remaining Average Life to Stated Maturity of the Subordinated Indebtedness being refinanced;

(c) has a Stated Maturity for its final scheduled principal payment no earlier than the Stated Maturity for the final scheduled principal payment of the Subordinated Indebtedness being refinanced; and

(d) is expressly subordinated in right of payment to the Notes at least to the same extent as the Subordinated Indebtedness to be refinanced;

(5) the repurchase of Capital Stock deemed to occur upon (a) exercise of stock options to the extent that shares of such Capital Stock represent a portion of the exercise price of such options and (b) the withholding of a portion of the Capital Stock granted or awarded to an employee to pay taxes associated therewith;

(6) the payment of cash in lieu of the issuance of fractional shares or scrip in connection with the exercise of warrants, options or other securities convertible into or exercisable for Capital Stock of the Company;

(7) the repurchase, redemption, or other acquisition or retirement for value of Redeemable Capital Stock of the Company or a Guarantor made by exchange for, or out of the proceeds of the sale of, Redeemable Capital Stock;

(8) so long as no Default or Event of Default exists or would occur, payments or distributions to stockholders pursuant to appraisal rights required under applicable law in connection with any consolidation, merger or transfer of assets, that complies with the covenant described under “—Consolidation, Merger, Sale of Assets”;

(9) the repurchase, retirement or other acquisition or retirement for value of Qualified Capital Stock of the Company, or a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Capital Stock of any of its direct or indirect parent companies, held by any future, present or former employee, director or consultant of the Company, any of its Subsidiaries or any of their respective direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement; provided, however, that the aggregate Restricted Payments made under this clause (9) do not exceed in any calendar year $5.0 million (with unused amounts in any calendar year being carried over to the next two succeeding calendar years); provided further that such amount in any calendar year may be increased by an amount not to exceed:

(a) the cash proceeds from the sale of Qualified Capital Stock of the Company and, to the extent contributed to the capital of the Company, Capital Stock of any of the direct or indirect parent companies of the Company, in each case to members of management, directors or consultants of the Company, any of its Subsidiaries or any of their respective direct or indirect parent companies that occurs after the Issue Date, to the extent the Net Cash Proceeds from the sale of such Capital Stock have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of the preceding paragraph; plus

(b) the cash proceeds of key man life insurance policies received by the Company or any of its Restricted Subsidiaries after the Issue Date; less

(c) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) or (b) of this clause (9);

and provided further that cancellation of Indebtedness owing to the Company from members of management of the Company and representing non-cash loans made by the Company to permit members of management to acquire Capital Stock of the Company, any of its Subsidiaries or its direct or indirect parent companies in connection with a repurchase of Capital Stock of the Company or any of the Company’s direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant;

(10) payments of dividends on Redeemable Capital Stock of the Company or any Restricted Subsidiary or Preferred Stock of a Restricted Subsidiary issued in accordance with the covenant “—Limitation on Indebtedness”;

(11) the declaration and payment of dividends on the Company’s common stock (or a Restricted Payment to any direct or indirect parent entity to fund a payment of dividends on such entity’s common stock), following the first public Equity Offering of such common stock after the Issue Date, of up to 6% per annum of the Net Cash Proceeds received by (or, in the case of a Restricted Payment to a direct or indirect parent entity, contributed to the capital of) the Company in or from any such public Equity Offering;

(12) Restricted Payments contemplated by the offering memorandum for the original placement of the Notes in connection with the Transactions;

(13) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness following an Asset Sale or Change of Control pursuant to the provisions similar to those described under the captions “—Purchase of Notes Upon a Change of Control” and “—Limitation on Sale of Assets” at a purchase price not to exceed 100% of the principal amount thereof (or 101% in the case of an offer as a result of a Change of Control) plus accrued and unpaid interest to the date of purchase; provided that the Company has previously made a Change of Control Offer or Asset Sale Offer, as the case may be, with respect thereto and all Notes tendered by holders in connection therewith have been repurchased to the extent required by the Indenture;

(14) the declaration and payment of dividends or the payment of other distributions by the Company or a Restricted Subsidiary to, or the making of loans or advances to, any of their respective direct or indirect parents in amounts required for any direct or indirect parent companies to pay, in each case without duplication,

(a) franchise taxes and other fees, taxes and expenses of any corporate parent required to maintain its corporate existence;

(b) for any taxable year in which the Company is a member of any consolidated, combined or similar income tax group of which any corporate parent is the common parent (a “Tax Group”), federal, foreign, state or local income taxes (as applicable) of the Tax Group that are attributable to the income of the Company and/or any of its Restricted Subsidiaries; provided that, in each taxable year, the amount of such payments (when aggregated with the amount of such taxes paid directly by the Company and its Restricted Subsidiaries) shall not exceed the amount that the Company and its Restricted Subsidiaries would have been required to pay in respect of such federal, foreign, state or local income taxes on a standalone basis;

(c) customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of the Company to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Company and its Restricted Subsidiaries;

(d) general corporate operating and overhead costs and expenses of any direct or indirect parent company of the Company to the extent such costs and expenses are attributable to the ownership or operation of the Company and its Restricted Subsidiaries;

(e) amounts payable to the Sponsors pursuant to the Sponsor Management Agreement as in effect on the Closing Date;

(f) fees and expenses related to any equity or debt offering of such parent entity (whether or not successful); and

(g) cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of any direct or indirect parent of the Company;

(15) distributions or payments of Securitization Fees and purchases of Receivables and Related Assets pursuant to a Securitization Repurchase Obligation in connection with a Qualified Securitization Transaction; and

(16) other Restricted Payments in an amount not to exceed $15.0 million.

For clarity purposes, all payments made pursuant to clauses (2) through (10) and (12) through (16) of this paragraph (b) shall not reduce the amount that would otherwise be available for Restricted Payments under paragraph (a) of this covenant.

Limitation on Transactions with Affiliates

The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions involving aggregate value in excess of $2.5 million (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with or for the benefit of any Affiliate of the Company (other than the Company or a Restricted Subsidiary, including any Person that becomes a Restricted Subsidiary as a result of such transaction), unless:

(1) such transaction or series of related transactions is on terms that are not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that would be available in a comparable transaction in arm’s length dealings with an unrelated third-party; and

(2) with respect to any transaction or series of related transactions involving aggregate value in excess of $15.0 million, either (a) such transaction or series of related transactions has been approved by a majority of the Disinterested Directors of the board of directors of the Company, or in the event there is only one Disinterested Director, by such Disinterested Director, or (b) the Company delivers to the Trustee a written opinion of an investment banking firm of national standing or other recognized independent expert stating that the transaction or series of related transactions is fair to the Company or such Restricted Subsidiary from a financial point of view;

provided, however, that this provision shall not apply to:

(i) directors’ fees, consulting fees, employee salaries, bonuses or employment agreements, incentive arrangements, compensation or employee benefit arrangements with any officer, director or employee of the Company or a Subsidiary of the Company, including under any stock option or stock incentive plans, customary indemnification arrangements with officers, directors or employees of the Company or a Subsidiary of the Company, in each case entered into in the ordinary course of business;

(ii) any Restricted Payments made in compliance with the “—Limitation on Restricted Payments” covenant above or any Permitted Investment in a Person that is an Affiliate solely as a result of the Company’s and its Restricted Subsidiaries’ Investments in such Person;

(iii) any Qualified Securitization Transaction;

(iv) any issuance or sale of Qualified Capital Stock of the Company to Affiliates;

(v) transactions among the Company and/or any Restricted Subsidiary and/or any entity that is an Affiliate solely as a result of any Investment by the Company and/or such Restricted Subsidiary in such entity;

(vi) loans or advances to employees or consultants of the Company in the ordinary course of business for bona fide business purposes of the Company and its Restricted Subsidiaries (including, without limitation, travel, entertainment and moving expenses) made in compliance with applicable law;

(vii) any transactions undertaken pursuant to any agreements (including, without limitation, pursuant to the Sponsor Management Agreement) in existence on the Issue Date and described in the offering memorandum for the original placement of the Notes and any renewals, replacements or modifications of such contracts (pursuant to new transactions or otherwise) on terms not materially less favorable when taken as a whole to the holders of the Notes than those in effect on the Issue Date;

(viii) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of their obligations under the terms of, any stockholders agreement, principal investors agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (viii) to the extent that the terms of any such amendment or new agreement are not otherwise materially disadvantageous to the holders when taken as a whole;

(ix) the Transactions;

(x) transactions with Unrestricted Subsidiaries, customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture which are fair to the Company and its Restricted Subsidiaries, in the reasonable determination of the Company’s board of directors or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(xi) payments by the Company or any of its Restricted Subsidiaries to any of the Sponsors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved in good faith by Disinterested Directors constituting a majority of such Disinterested Directors;

(xii) payments or loans (or cancellation of loans) to employees or consultants of the Company, any of its direct or indirect parent companies or any Restricted Subsidiary and employment agreements, severance arrangements, stock option plans and other similar arrangements with such employees or consultants which, in each case, are approved by a majority of the board of directors of the Company in good faith; and

(xiii) Investments by the Sponsors in debt securities of the Company or any of its Restricted Subsidiaries so long as (x) the Investment is being offered generally to other investors on the same or more favorable terms and (y) the Investment constitutes less than 5.0% of the proposed or outstanding issue amount of such class of securities.

Limitation on Liens

The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to enter into, create, incur, assume or suffer to exist any Liens of any kind that secure obligations under any Indebtedness, on or with respect to any of its properties other than Permitted Liens, unless in each case:

(1) in the case of Liens securing Subordinated Indebtedness, the Notes are secured by a Lien on such property that is senior in priority to such Liens; or

(2) in all other cases, the Notes are equally and ratably secured.

Any Lien created for the benefit of holders of the Notes pursuant to this covenant shall be deemed automatically and unconditionally released and discharged upon the release and discharge of each of the Liens triggering the obligation to secure the Notes.

Limitation on Sale of Assets

(a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless (1) at least 75% of the consideration from such Asset Sale is received in cash, Cash Equivalents or Replacement Assets and (2) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets subject to such Asset Sale.

For purposes of Section (a)(1) of this covenant only, the following will be deemed to be cash:

(A) the amount of any liabilities (other than Subordinated Indebtedness) of the Company or any Restricted Subsidiary that is actually assumed by the transferee in such Asset Sale and from which the Company and the Restricted Subsidiaries are fully and unconditionally released (excluding any liabilities that are incurred in connection with or in anticipation of such Asset Sale and contingent liabilities);

(B) the amount of any notes, securities or other similar obligations received by the Company or any Restricted Subsidiary from such transferee that is converted, sold or exchanged within 180 days of the related Asset Sale by the Company or the Restricted Subsidiaries into cash in an amount equal to the Net Cash Proceeds realized upon such conversion, sale or exchange; and

(C) the amount of any Designated Non-cash Consideration received by the Company or any of its Restricted Subsidiaries in the Asset Sale; provided that the aggregate of such Designated Non-cash Consideration received in connection with Asset Sales (and still held) shall not exceed the greater of (x) $10.0 million and (y) 2.0% of Consolidated Net Tangible Assets at any one time (with the Fair Market Value in each case being measured at the time received and without giving effect to subsequent changes in value).

(b) All or a portion of an amount equal to the Net Cash Proceeds of any Asset Sale may be applied by the Company or a Restricted Subsidiary to the extent the Company or such Restricted Subsidiary elects:

(i) to permanently repay (x) Senior Indebtedness of Company (other than Indebtedness owed to the Company or any of its Restricted Subsidiaries) and, in the case of Indebtedness under the Credit Agreement, to correspondingly reduce commitments with respect thereto or (y) Indebtedness of a Restricted Subsidiary and, in the case of Indebtedness under the Credit Agreement, to correspondingly reduce commitments with respect thereto; provided, that if the Company shall so reduce Obligations under any Senior Indebtedness that is not secured by a Lien permitted by the Indenture, the Company will, equally and ratably, reduce Obligations under the Notes by, at its option, (A) redeeming Notes, (B) making an offer (in accordance with the procedures set forth below for an Offer (as defined below)) to all holders to purchase their Notes at a purchase price equal to 100% of the principal amount thereof; plus the amount of any accrued and unpaid interest on the principal amount of Notes to be repurchased or (C) purchasing Notes through open market purchases (to the extent such purchases are at a price equal to or higher than 100% of the principal amount thereof) in a manner that complies with the Indenture and applicable securities law;

(ii) to acquire (or enter into a legally binding agreement to acquire), all or substantially all of the assets of, or a majority of the Voting Stock of, a Permitted Business;

(iii) to make a capital expenditure; or

(iv) to invest the Net Cash Proceeds (or enter into a legally binding agreement to invest) in Replacement Assets.

Pending the final application of any such Net Cash Proceeds, the Company may temporarily reduce Indebtedness or otherwise invest such Net Cash Proceeds in any manner that is not prohibited by the Indenture. If any such legally binding agreement to invest such Net Cash Proceeds is entered into and the Company shall have not consummated such investment (or a replacement investment) within 180 days of the date of such binding agreement or within 365 days of such Asset Sale, whichever is later, such Net Cash Proceeds which were to be invested shall constitute “Excess Proceeds.” The amount of such Net Cash Proceeds not used or invested in accordance with the preceding clauses (i) through (iv) within 365 days (or such later number of days as provided in the preceding sentence) of the Asset Sale constitutes “Excess Proceeds.”

When the aggregate amount of Excess Proceeds exceeds $20.0 million, within thirty days thereof, or earlier at the option of the Company, the Company will make an offer (an “Offer”) to all holders of Notes and to all holders of other Pari Passu Indebtedness containing provisions similar to those set forth in the Indenture with respect to assets sales, in each case, equal to the Excess Proceeds. The offer price in any Offer to Purchase will be equal to 100% of the principal amount of the Notes (and 100% of the principal amount or, if different, the accreted value of any Pari Passu Indebtedness) plus accrued and unpaid interest to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Offer to Purchase, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture and such remaining amount shall not be added to any subsequent Excess Proceeds for any purpose under the Indenture. If the aggregate principal amount of the Notes and principal amount or, if different, accreted value of Notes and other Pari Passu Indebtedness tendered into such Offer to Purchase exceeds the amount of Excess Proceeds, the Trustee will select the Notes and other Pari Passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Offer, the amount of Excess Proceeds will be reset at zero.

(c) Notwithstanding the foregoing, the Company will not be required to apply in accordance with this covenant any Excess Proceeds received in respect of any Asset Sale by Opco or any of its Subsidiaries until such time as such entities are permitted in accordance with the terms of their Indebtedness to dividend or distribute an amount at least equal to such Excess Proceeds to the Company.

(d) The Indenture will provide that the Company will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with an Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the Indenture, the Company or the applicable Restricted Subsidiary will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture by virtue of such conflict.

Future Guarantees

(a) The Notes will not be guaranteed by any of the Company’s Subsidiaries on the Issue Date. After the Issue Date, the Company will cause each Restricted Subsidiary that guarantees any Indebtedness of the Company within ten business days of the date on which such Restricted Subsidiary guarantees such Indebtedness to execute and deliver a supplemental indenture pursuant to which such Restricted Subsidiary will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any and interest on the Notes and all other obligations under the Indenture on the same terms and conditions as those set forth in the Indenture.

Each Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by that Restricted Subsidiary without rendering the Guarantee, as it relates to such Restricted Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

(b) Notwithstanding the foregoing, any Guarantee by a Restricted Subsidiary of the Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged in customary circumstances, including upon:

(1) such Subsidiary ceasing to constitute a Restricted Subsidiary in a transaction that complies with the Indenture (whether upon a sale, exchange, transfer or disposition of Capital Stock in such Restricted Subsidiary (including by way of merger or consolidation), or the designation of such Restricted Subsidiary as an Unrestricted Subsidiary), or the sale or disposition of all of the assets of such Guarantor made in compliance with the Indenture;

(2) satisfaction and discharge of the Indenture as set forth below under “—Satisfaction and Discharge”;

(3) a legal defeasance or covenant defeasance of the Indenture as described below under “—Defeasance or Covenant Defeasance of Indenture”; or

(4) such Subsidiary ceasing to be a Guarantor of any other Indebtedness of the Company.

Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries

(a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock;

(2) pay any Indebtedness owed to the Company or any other Restricted Subsidiary;

(3) make any Investment in the Company or any other Restricted Subsidiary; or

(4) transfer any of its properties or assets to the Company or any other Restricted Subsidiary.

(b) However, paragraph (a) will not prohibit any:

(1) encumbrance or restriction pursuant to an agreement or instrument (including, without limitation, the Credit Agreement (and related security documents), the Notes, the Indenture, any Guarantees and the Existing Opco Notes Indenture (and related security documents)) in effect on the Issue Date or any agreement governing Indebtedness that contains encumbrances and restrictions that are not materially more restrictive than those contained in the Indenture, any Guarantees, the Credit Agreement and the Existing Opco Note Indenture (and related security documents);

(2) encumbrance or restriction with respect to a Restricted Subsidiary that is not a Restricted Subsidiary on the Issue Date, in existence at the time such Person becomes a Restricted Subsidiary and not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary, provided that such encumbrances and restrictions are not applicable to any Restricted Subsidiary or the properties or assets of any Restricted Subsidiary other than such Subsidiary which is becoming a Restricted Subsidiary or such Subsidiary’s Subsidiaries;

(3) encumbrance or restriction pursuant to any agreement governing any Indebtedness represented by Capital Lease Obligations or Purchase Money Obligations permitted to be incurred under the provisions of the covenant described above under the caption “—Limitation on Indebtedness”;

(4) encumbrance or restriction contained in any Acquired Indebtedness or other agreement of any Person or related to assets acquired (whether by merger, consolidation or otherwise) by the Company or any Restricted Subsidiaries, so long as such encumbrance or restriction (A) was not entered into in contemplation of the acquisition, merger or consolidation transaction, and (B) is not applicable to any Person, or the properties or assets of any Person, other than the Person or such Person’s Subsidiaries, or the property or assets of the Person or such Person’s Subsidiaries, so acquired;

(5) encumbrance or restriction existing under applicable law, rule, regulation or order or any requirement of any regulatory body;

(6) in the case of clause (4) of paragraph (a) above, Liens securing Indebtedness otherwise permitted to be incurred under the provisions of the covenant described above under the caption “—Limitation on Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(7) customary non-assignment provisions in leases, licenses or contracts;

(8) customary restrictions contained in (A) asset sale agreements that limit the transfer of such assets pending the closing of such sale and (B) any other agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

(9) customary restrictions imposed by the terms of shareholders’, partnership or joint venture agreements; provided, however, that such restrictions do not apply to any Restricted Subsidiaries other than the applicable company, partnership or joint venture;

(10) restrictions contained in Indebtedness of Restricted Subsidiaries permitted to be incurred under the Indenture, so long as such restrictions or encumbrances are customary for Indebtedness of the type incurred and which the board of directors of the Company determines in good faith will not adversely affect the Company’s ability to make payments of principal or interest on the Notes;

(11) encumbrance or restriction with respect to a Securitization Entity in connection with a Qualified Securitization Transaction; provided, however, that such encumbrances and restrictions are necessary or advisable to effect the transactions contemplated under such Qualified Securitization Transaction in the good faith determination of the Company;

(12) restrictions on cash or other deposits or net worth imposed by customers or suppliers under contracts entered into in the ordinary course of business; and

(13) encumbrance or restriction under any agreement that amends, extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (1) through (12), or in this clause (13); provided that the terms and conditions of any such encumbrances or restrictions are no more restrictive in any material respect than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced or replaced.

Limitation on Unrestricted Subsidiaries

The Company may designate after the Issue Date any Subsidiary as an “Unrestricted Subsidiary” under the Indenture only if:

(a) no Default shall have occurred and be continuing at the time of, or after giving effect to, such designation;

(b) either (i) such Subsidiary has total assets of less than $1,000 or (ii) the Company would be permitted to make an Investment at the time of designation (assuming the effectiveness of such designation) pursuant to the covenant “—Limitation on Restricted Payments” in an amount (the “Designation Amount”) equal to the Fair Market Value of the Company’s and its Restricted Subsidiaries’ Investments in such Subsidiary (including any guarantee of the obligations of such Unrestricted Subsidiary that will not be released concurrently with such designation but excluding any amounts attributable to Investments made prior to the Issue Date);

(c) such Unrestricted Subsidiary does not own any Capital Stock in any Restricted Subsidiary which is not simultaneously being designated an Unrestricted Subsidiary;

(d) such Unrestricted Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Non-Recourse Indebtedness, provided that an Unrestricted Subsidiary may provide a Guarantee for the Notes; and

(e) such Unrestricted Subsidiary is not a party to any agreement, contract, arrangement or understanding at such time with the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are not materially less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company or, in the event such condition is not satisfied, the value of such agreement, contract, arrangement or understanding to such Unrestricted Subsidiary from and after the date of designation shall be deemed a Restricted Payment.

In the event of any such designation, the Company shall be deemed to have made an Investment pursuant to the covenant “—Limitation on Restricted Payments” for all purposes of the Indenture in an amount equal to the Designation Amount. For purposes of the foregoing, the designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be deemed to be the designation of all of the Subsidiaries of such Subsidiary as Unrestricted Subsidiaries. Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company will be classified as a Restricted Subsidiary.

The Company may revoke any designation of a Subsidiary as an Unrestricted Subsidiary if:

(a) no Default shall have occurred and be continuing at the time of and after giving effect to such revocation;

(b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such revocation would, if incurred at such time, have been permitted to be incurred for all purposes of the Indenture; and

(c) unless such redesignated Subsidiary shall not have any Indebtedness outstanding (other than Indebtedness that would be Permitted Indebtedness), (x) if prior to such revocation the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant “—Limitation on Indebtedness,” immediately after giving effect to such proposed revocation, and after giving pro forma effect to the incurrence of any such Indebtedness of such redesignated Subsidiary as if such Indebtedness was incurred on the date of the revocation, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant “—Limitation on Indebtedness” or (y) if prior to such revocation the Company could not incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant “—Limitation on Indebtedness,” the Company’s Consolidated Fixed Charge Coverage Ratio does not decline as a result of such revocation.

All designations and revocations must be evidenced by a resolution of the Company’s board of directors delivered to the Trustee certifying compliance with the foregoing provisions.

Provision of Financial Statements

The Company will furnish to the Trustee and, upon request, to beneficial owners and prospective investors of the Notes, a copy of all of the information and reports referred to in clauses (1) and (2) below within 15 days after the time periods specified in the SEC’s rules and regulations (assuming the notes were registered under Section 13(a) or Section 15(d) of the Exchange Act):

(1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; provided that, prior to the exchange offer contemplated by the Registration Rights Agreement, such reports may be reports of Opco including or accompanied by a reasonably detailed explanation of the differences between the assets, liabilities and results of operations of the Company and its Restricted Subsidiaries, on the one hand, and Opco and its Restricted Subsidiaries on the other hand; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports;

provided that if the Company files such reports electronically with the SEC within such time periods, the Company shall not be required to furnish such reports as specified above. The Trustee shall have no responsibility whatsoever to determine if such electronic filing has occurred.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants (as to which the Trustee is entitled to rely exclusively on officers’ certificates).

After consummation of the exchange offer contemplated by the Registration Rights Agreement, whether or not required by the SEC, the Company will comply with the periodic reporting requirements of the Exchange Act and will file the reports specified in the preceding paragraph with the SEC within the time periods specified above unless the SEC will not accept such a filing. If, notwithstanding the foregoing, the SEC will not accept the Company’s filings for any reason, the Company will post the reports referred to in the preceding paragraph on its website within the time periods that would apply if the Company were required to file those reports with the SEC.

For so long as any notes are outstanding, the Company shall also:

(A) within 15 Business Days after filing with the Trustee or the SEC, as the case may be, the annual and quarterly information required pursuant to the preceding two paragraphs, hold a conference call for holders of notes, prospective investors and market makers (it being understood that prior to completion of the exchange offer contemplated by the Registration Rights Agreement, the Company may limit participants to the extent it determines in good faith such limitations are prudent to ensure compliance with the Securities Act and other applicable securities laws) to discuss such reports and the results of operations for the relevant reporting period; and

(B) employ commercially reasonable means expected to reach Persons entitled to participate in such conference calls in accordance with the foregoing paragraph no fewer than three Business Days prior to the date of the conference call required to be held in accordance with clause (A) above, to announce the time and date of such conference call and either including all information necessary to access the call or directing such Persons to contact the appropriate contact at the Company to obtain such information.

Notwithstanding the foregoing, so long as the direct or indirect parent company becomes a guarantor, the reports, information and other documents required to be filed and provided as described above will be those of such parent, rather than those of the Company, so long as such filings would satisfy the SEC’s requirements (assuming the notes were registered under Section (13)(a) or Section 15(d) of the Exchange Act).

The Indenture also provides that, so long as any of the Notes remain outstanding, the Company will make available to any prospective purchaser of Notes or beneficial owner of Notes in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act, until such time as the Company has either exchanged the Notes for securities identical in all material respects which have been registered under the Securities Act or until such time as the holders thereof have disposed of such Notes pursuant to an effective registration statement under the Securities Act.

Consolidation, Merger, Sale of Assets

The Company will not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of Persons, unless at the time and after giving effect thereto:

(1) either (a) the Company will be the continuing corporation or (b) the Person formed by or surviving such consolidation or merger or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a consolidated basis (the “Surviving Entity”) (i) shall be a corporation, limited liability company or partnership duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia; provided that there shall be an obligor or a co-obligor that is a corporation and (ii) shall expressly assume by a supplemental indenture, in a form reasonably satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture and the Registration Rights Agreement, as the case may be, and the Notes and the Indenture and the Registration Rights Agreement will remain in full force and effect as so supplemented (and any Guarantees will be confirmed as applying to such Surviving Entity’s obligations);

(2) after giving effect to such transaction, no Default or Event of Default exists;

(3) after giving effect to such transaction, the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) could (a) incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions of “—Certain Covenants—Limitation on Indebtedness” or (b) the Consolidated Fixed Charge Coverage Ratio of the Company or the Surviving Entity is equal to or greater than the Company’s Consolidated Fixed Charge Coverage Ratio immediately prior to such transaction;

(4) at the time of the transaction, each Guarantor, if any, unless it is the other party to the transactions described above, will have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under the Indenture and the Notes; and

(5) at the time of the transaction, the Company or the Surviving Entity will have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officer’s Certificate and an opinion of counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, transfer, lease or other transaction and the supplemental indenture in respect thereof comply with the Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

Notwithstanding the foregoing clauses (2) or (3) (x) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to another Restricted Subsidiary and (y) the Company may merge with an Affiliate that has no significant assets or liabilities and was formed solely for the purpose of changing the Company’s jurisdiction of organization to another state of the United States.

In the event of any transaction (other than a lease) described in and complying with the conditions listed in the three immediately preceding paragraphs in which the Company, is not the continuing entity, the successor Person formed or remaining or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company, and the Company would be discharged from all obligations and covenants under the Indenture and the Notes and the Registration Rights Agreement.

For purposes of this covenant, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Restricted Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Restricted Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of the Company.

Events of Default

An Event of Default will occur under the Indenture if:

(1) there shall be a default in the payment of any interest on any Note when it becomes due and payable, and such default shall continue for a period of 30 days;

(2) there shall be a default in the payment of the principal of (or premium, if any, on) any Note at its Maturity (upon acceleration, optional redemption, required repurchase or otherwise);

(3) there shall be a default in the performance, or breach, of any covenant or agreement of the Company under the Indenture (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in clause (1) or (2) above or in clause (b), (c) or (d) of this clause (3)) and such default or breach shall continue for a period of 60 days after written notice has been given by certified mail, (1) to the Company by the Trustee or (2) to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Notes; (b) there shall be a default in the performance or breach of the provisions described in “—Certain Covenants—Consolidation, Merger, Sale of Assets”; (c) the Company shall have failed to make or consummate an Offer in accordance with the provisions of “—Certain Covenants—Limitation on Sale of Assets”; or (d) the Company shall have failed to make or consummate a Change of Control Offer in accordance with the provisions of “—Purchase of Notes Upon a Change of Control”;

(4) (a) any default in the payment of the principal or premium, if any, on any Indebtedness when due under any of the agreements, indentures or instruments under which the Company or any Restricted Subsidiary then has outstanding Indebtedness (other than Indebtedness owed to the Company or a Restricted Subsidiary) in excess of $25.0 million (“Material Indebtedness”) and such default shall have continued after giving effect to any applicable grace period and shall not have been cured or waived or (b) an event of default as defined in any of the agreements, indentures or instruments described in clause (a) of this clause (4) shall have occurred and the Material Indebtedness thereunder, if not already matured at its final maturity in accordance with its terms, shall have been accelerated;

(5) one or more final, non-appealable judgments or orders of any court or regulatory or administrative agency for the payment of money in excess of $25.0 million (net of any amounts to the extent that they are covered by insurance), either individually or in the aggregate, shall be rendered against the Company or any Restricted Subsidiary which has not been discharged, fully bonded or stayed for a period of 60 consecutive days; or

(6) the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company or any Significant Subsidiary or any group of Restricted Subsidiaries which collectively (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary.

If an Event of Default (other than as specified in clause (6) of the prior paragraph with respect to the Company) shall occur and be continuing with respect to the Indenture, the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may, and the Trustee at the request of such holders shall, declare all unpaid principal of, premium, if any, and accrued interest on all Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the holders of the Notes) and upon any such declaration, such principal, premium, if any, and interest shall become due and payable immediately. If an Event of Default specified in clause (6) of the prior paragraph with respect to the Company occurs and is continuing, then all the Notes shall automatically become and be due and payable immediately in an amount equal to the principal amount of the Notes, together with accrued and unpaid interest, if any, to the date the Notes become due and payable, without any declaration or other act on the part of the Trustee or any holder. Thereupon, the Trustee may, at its discretion, proceed to protect and enforce the rights of the holders of Notes by appropriate judicial proceedings.

After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of Notes outstanding by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(a) the Company has paid or deposited with the Trustee a sum sufficient to pay (1) all sums paid or advanced by the Trustee under the Indenture and the compensation, reasonable expenses, disbursements and advances of the Trustee, its agents and counsel, (2) all overdue interest on all Notes then outstanding, (3) the principal of, and premium, if any, on any Notes then outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes and (4) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes; and

(b) all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

The holders of not less than a majority in aggregate principal amount of the Notes outstanding may on behalf of the holders of all outstanding Notes waive any past default under the Indenture and its consequences, except a default (1) in the payment of the principal of, premium, if any, or interest on any Note (which may only be waived with the consent of each holder of Notes affected) or (2) in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each Note affected by such modification or amendment.

No holder of any of the Notes has any right to institute any proceedings with respect to the Indenture or any remedy thereunder, unless (a) such holder has previously given notice to the Trustee of a continuing Event of Default; (b) the holders of at least 25% in aggregate principal amount of the outstanding Notes have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as trustee under the Indenture and the Notes; (c) such holder or holders have offered to the Trustee indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request; (d) the Trustee has failed to institute such proceeding within 60 days after receipt of such notice; and (e) the Trustee, within such 60-day period, has not received directions inconsistent with such written request by holders of a majority in aggregate principal amount of the outstanding Notes. Such limitations do not, however, apply to a suit instituted by a holder of a Note for the enforcement of the payment of the principal of, premium, if any, or interest on such Note on or after the respective due dates expressed in such Note.

The Company is required to notify the Trustee within five business days of the date they become aware of the occurrence of any Default. The Company is required to deliver to the Trustee, on or before the date not more than 120 days after the end of each fiscal year, a written statement as to compliance with the Indenture, including whether or not any Default has occurred. The Trustee is under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the holders of the Notes unless such holders offer to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred thereby.

The Trust Indenture Act contains limitations on the rights of the Trustee, should it become a creditor of the Company or any Guarantor, if any, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions, but if it acquires any conflicting interest it must eliminate such conflict upon the occurrence of an Event of Default or else resign.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, member or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, any Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Defeasance or Covenant Defeasance of Indenture

The Company may, at its option and at any time, elect to have the obligations of the Company, any Guarantor and any other obligor upon the Notes discharged with respect to the outstanding Notes (“defeasance”). Such defeasance means that the Company, any Guarantor and any other obligor under the Indenture shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, except for:

(1) the rights of holders of such outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due;

(2) the Company’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee; and

(4) the defeasance provisions of the Indenture.

In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and any Guarantor released with respect to certain covenants that are described in the Indenture (“covenant defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the Notes. In the event covenant defeasance occurs, certain events (not including non-payment, bankruptcy and insolvency events related to the Company) described under “—Events of Default” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either defeasance or covenant defeasance,

(a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes, cash in United States dollars, U.S. government obligations (as defined in the Indenture), or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm, to pay and discharge the principal of, premium, if any, and interest on the outstanding Notes on the Stated Maturity or, to the extent the Company has previously provided a notice of redemption with respect to the outstanding Notes, on the applicable redemption date;

(b) in the case of defeasance, the Company shall have delivered to the Trustee an opinion of independent counsel in the United States stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of independent counsel in the United States shall confirm that (subject to customary assumptions, qualifications and exclusions), the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

(c) in the case of covenant defeasance, the Company shall have delivered to the Trustee an opinion of independent counsel in the United States to the effect that (subject to customary assumptions, qualifications and exclusions) the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit;

(e) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under any other material agreement or instrument to which the Company or any Guarantor is a party or by which it is bound; and

(f) the Company will have delivered to the Trustee an Officer’s Certificate and an opinion of independent counsel, each stating that all conditions precedent to either the defeasance or the covenant defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes as expressly provided for in the Indenture) as to all outstanding Notes under the Indenture when:

(a) either:

(1) all such Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid or Notes whose payment has been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust as provided for in the Indenture) have been delivered to the Trustee for cancellation; or

(2) all Notes not theretofore delivered to the Trustee for cancellation (a) have become due and payable, (b) will become due and payable at their Stated Maturity within one year, or (c) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company;

(b) the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount in United States dollars or U.S. government obligations, or a combination thereof sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, including principal of, premium, if any, and accrued interest at such Maturity, Stated Maturity or redemption date;

(c) after giving effect thereto, no default or event of default shall have occurred and be continuing under any Indebtedness of the Company or any Restricted Subsidiary on the date of such deposit;

(d) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under any other material agreement or instrument to which the Company or any Restricted Subsidiary is a party or by which the Company or any Restricted Subsidiary is bound;

(e) the Company or any Guarantor has paid or caused to be paid all other sums payable under the Indenture by the Company; and

(f) the Company has delivered to the Trustee an Officer’s Certificate and an opinion of independent counsel, each stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of such Indenture have been complied with.

Modifications and Amendments

Modifications and amendments of any of the Indenture may be made by the Company, any Guarantor party thereto, if any, and the Trustee, with the consent of the holders of at least a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Notes); provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Note affected thereby:

(1) change the Stated Maturity of the principal of, or any installment of interest on, or change to an earlier date any redemption date (excluding any amendment or waiver of any minimum notice period for redemption which may be amended with the consent of the Company and the holders of at least a majority of the Notes then outstanding) of, or waive a default in the payment of the principal of, premium, if any, or interest on, any such Note or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any such Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date) (in each case other than the provisions with respect to “—Purchase of Notes Upon a Change of Control” and an offer pursuant to “—Certain Covenants—Limitation on Sale of Assets”);

(2) reduce the percentage in principal amount of such outstanding Notes, the consent of whose holders is required for any such supplemental indenture or the consent of whose holders is required for any waiver or compliance with certain provisions of the Indenture;

(3) modify any of the provisions relating to supplemental indentures requiring the consent of holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of such outstanding Notes required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each such Note affected thereby;

(4) amend or modify any of the provisions of the Indenture in any manner which subordinates the Notes issued thereunder in right of payment to any other Indebtedness of the Company or which subordinates any Guarantee in right of payment to any other Indebtedness of the Guarantor issuing any such Guarantee; or

(5) release any Guarantee of a Significant Subsidiary except in compliance with the terms of the Indenture.

Notwithstanding the foregoing, without the consent of any holders of the Notes, the Company, any Guarantor, any other obligor under the Notes and the Trustee may modify or amend the Indenture:

(1) to evidence the succession of another Person to the Company or a Guarantor, and the assumption by any such successor of the covenants of the Company or such Guarantor in the Indenture, the Notes and any Guarantee in accordance with “—Certain Covenants—Consolidation, Merger, Sale of Assets”;

(2) to add to the covenants of the Company, any Guarantor or any other obligor upon the Notes for the benefit of the holders of the Notes or to surrender any right or power conferred upon the Company or any Guarantor or any other obligor upon the Notes, as applicable, in the Indenture, the Notes or any Guarantee;

(3) to cure any ambiguity, or to correct or supplement any provision in the Indenture, the Notes or any Guarantee which may be defective or inconsistent with any other provision in the Indenture, the Notes or any Guarantee;

(4) to make any other provisions with respect to matters or questions arising under the Indenture, the Notes or any Guarantee; provided that, in each case, such provisions, shall not materially adversely affect the interest of the holders of the Notes;

(5) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(6) in the event that the PIK Notes are issued in certificated form, to make appropriate amendments to the Indenture to reflect an appropriate minimum denomination of certificated PIK Notes and establish minimum redemption amounts for certificated PIK Notes;

(7) to evidence and provide the acceptance of the appointment of a successor Trustee under the Indenture;

(8) to provide for the issuance of Additional Notes or PIK Notes in accordance with the Indenture; or

(9) in the sole discretion of the Company, to conform any provision of the Indenture to the provisions of this “Description of the Exchange Notes due 2018” contained in the offering memorandum for the original placement of the Notes to the extent such provision was intended to be a verbatim recital of a provision contained herein, as set forth in an Officer’s Certificate.

The holders of a majority in aggregate principal amount of the Notes outstanding may waive compliance with certain restrictive covenants and provisions of the Indenture.

Governing Law

The Indenture, the Notes and any Guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Trustee

The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee with such conflict or resign as Trustee.

The holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default occurs (which has not been cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of such person’s own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Notes unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Certain Definitions

“Acquired Indebtedness” means, with respect to any specified Person, Indebtedness of any other Person (1) existing at the time such other Person is consolidated or merged with or into, or became a Subsidiary of, such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person consolidating or merging with or into, or becoming a Subsidiary of, such specified Person, or (2) assumed in connection with the acquisition of assets from such other Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of such acquisition, as the case may be. Notwithstanding the foregoing,

Acquired Indebtedness shall not include Indebtedness of such other Person that is extinguished, retired or repaid substantially concurrently with such other Person becoming a Restricted Subsidiary of, or at the time it is consolidated or merged with or into, such specified Person.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Premium” means, with respect to any Note on any date of redemption, the greater of:

(1) 1.0% of the principal amount of the Note, or

(2) the excess of:

(a) the present value at such redemption date of (i) the redemption price of the Note at June 15, 2015 (such redemption price being set forth in the table appearing above under the caption “—Optional Redemption”), plus (ii) all required interest payments due on the Note through June 15, 2015 (assuming such interest is Cash Interest) (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate as of such date of redemption plus 50 basis points; over

(b) the principal amount of the Note.

“Asset Sale” means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction) (collectively, a “transfer”), directly or indirectly, in one or a series of related transactions, of:

(1) any Capital Stock of any Restricted Subsidiary;

(2) all or substantially all of the properties and assets of any division or line of business of the Company or any Restricted Subsidiary; or

(3) any other properties or assets (including any transfer by written contract by the Company or any Restricted Subsidiary to any other Person of any of their rights to receive all or a portion of the proceeds from the sale by the Company or any Restricted Subsidiary of any such asset or properties) of the Company or any Restricted Subsidiary other than in the ordinary course of business.

For the purposes of this definition, the term “Asset Sale” shall not include any transfer of properties and assets:

(A) that is governed by the provisions described under “—Certain Covenants—Consolidation, Merger, Sale of Assets”;

(B) that is by the Company to any Restricted Subsidiary or by any Restricted Subsidiary to the Company or any Restricted Subsidiary or that is the issuance of Capital Stock by a Restricted Subsidiary to the Company or to another Restricted Subsidiary (other than a Securitization Entity);

(C) that would be a Restricted Payment permitted to be made under the “—Limitation on Restricted Payments” covenant or a Permitted Investment;

(D) that is a disposition of Receivables and Related Assets in a Qualified Securitization Transaction;

(E) that are obsolete, damaged or worn out equipment or otherwise unsuitable for use in the ordinary course of business;

(F) that is the disposition of Capital Stock of, or other Investment in, an Unrestricted Subsidiary;

(G) that is the sale or other disposition of cash or Cash Equivalents or the voluntary termination of Hedging Obligations;

(H) that is the sale, transfer or disposition deemed to occur in connection with creating or granting any Liens pursuant to the provisions described under “—Certain Covenants—Limitation on Liens” (including Permitted Liens);

(I) the Fair Market Value of which in the aggregate does not exceed $5.0 million in any transaction or series of related transactions;

(J) consisting of the licensing of any intellectual property in the ordinary course of business of the Company and its Restricted Subsidiaries;

(K) to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property (excluding any boot thereon) for use in a Permitted Business;

(L) that is a transfer of property subject to casualty or condemnation proceedings (including in lieu thereof) upon the receipt of the net cash proceeds therefor; provided such net cash proceeds are deemed to be Net Cash Proceeds and are applied in accordance with the covenant “—Certain Covenants—Limitation on Sale of Assets”;

(M) that is a foreclosure on assets or a disposition of Investments or receivables in connection with the compromise, settlement or collection thereof or in bankruptcy or similar proceedings; or

(N) that is surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind.

“Average Life to Stated Maturity” means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (1) the sum of the product of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment by (2) the sum of all such principal payments.

“Capital Lease Obligation” of any Person means any obligation of such Person and its Restricted Subsidiaries on a consolidated basis under any capital lease of (or other agreement conveying the right to use) real or personal property which, in accordance with GAAP, is required to be recorded as a capitalized lease obligation.

“Capital Stock” of any Person means any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, other equity interests whether now outstanding or issued after the Issue Date, partnership interests (whether general or limited), limited liability company interests, any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, including any Preferred Stock, and any rights (other than debt securities convertible into Capital Stock), warrants or options exchangeable for or convertible into such Capital Stock.

“Cash Equivalents” means

(1) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(2) certificates of deposit, time deposits and Eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $500.0 million;

(3) repurchase obligations for underlying securities of the types described in clauses (1) and (2) entered into with any financial institution meeting the qualifications specified in clause (2) above;

(4) securities with maturities of 24 months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (2) above;

(5) commercial paper rated at least P-2 by Moody’s Investors Service, Inc. (“Moody’s”) or at least A-2 by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”) (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another rating agency) and in each case maturing within one year after the date of creation thereof;

(6) marketable short-term money market and similar securities having a rating of least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another rating agency) and in each case maturing within 24 months after the date of creation thereof;

(7) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States maturing within 365 days from the date of acquisition;

(8) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA– (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another rating agency); and

(9) investment funds investing 95% of their assets in cash and securities of the types described in clauses (1) through (8) above.

“Cash Management Services” means any one or more of the following types or services or facilities provided to the Company or any of its Subsidiaries: (a) ACH transactions, (b) cash management services, including, without limitation, controlled disbursement services, treasury, depository, overdraft and electronic funds transfer services, (c) foreign exchange facilities, (d) credit card processing services, (e) purchase cards and (f) credit or debit cards.

“Change of Control” means the occurrence of any of the following events:

(1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than a Permitted Holder, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the Company;

(2) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Company (together with any new directors whose election to such board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of such board of directors then in office;

(3) the Company consolidates with or merges with or into any Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its and its Restricted Subsidiaries’ assets to any Person, other than a Permitted Holder, or any Person consolidates with or merges into or with the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where:

(A) the outstanding Voting Stock of the Company is converted into or exchanged for (1) Voting Stock of the surviving corporation which is not Redeemable Capital Stock or (2) cash, securities and other property (other than Capital Stock of the surviving corporation) in an amount which could be paid by the Company as a Restricted Payment as described under “—Certain Covenants—Limitation on Restricted Payments” (and such amount shall be treated as a Restricted Payment subject to the provisions in the Indenture described under “—Certain Covenants—Limitation on Restricted Payments”) and

(B) immediately after such transaction, no “person” or “group,” other than a Permitted Holder, is the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the surviving corporation; or

(4) the Company ceases to beneficially own (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), directly or indirectly 100% of the issued and outstanding Capital Stock of Holding (or any successor thereto to the extent Holding is consolidated into or merged with or into such Person in accordance with the terms of the Indenture) other than in a transaction which complies with the provisions described under “—Certain Covenants—Consolidation, Merger, Sale of Assets.”

“Commodity Price Protection Agreement” means any forward contract, commodity swap, commodity option or other similar agreement or arrangement relating to, or the value of which is dependent upon, fluctuations in commodity prices.

“Consolidated EBITDA” means for any period, the sum, without duplication, of (A) Consolidated Net Income (Loss), (B) in each case to the extent deducted in computing Consolidated Net Income (Loss) for such period, (i) Consolidated Interest Expense, (ii) Consolidated Income Tax Expense, (iii) Consolidated Non-cash Charges, (iv) the amount of management fees and expense reimbursement accrued by such Person to the Permitted Holders pursuant to the Sponsor Management Agreement, (v) the amount of any expenses in connection with any actual or proposed Investment, incurrence or repayment of Indebtedness, issuance of Capital Stock or acquisition or disposition outside the ordinary course of business, (vi) expenses incurred to the extent covered by indemnification provisions in any agreement in connection with an acquisition (including the acquisition of the Company) to the extent reimbursed in cash and such indemnification payments are not otherwise included in Consolidated EBITDA and (vii) commissions, discounts, yield and other fees and expenses (including interest expense) related to any Qualified Securitization Transaction, in each case, for such period, of such Person and its Restricted Subsidiaries all determined in accordance with GAAP, (C) proceeds from any business interruption insurance to the extent not otherwise included in Consolidated Net Income and less (D) all non-cash items increasing Consolidated Net Income for such period (other than the accrual of revenue and other than non cash items to the extent they represent the reversal of an accrual of, or cash reserve for, anticipated charges made in any prior period or which will result in the receipt of cash in a future period).

“Consolidated Fixed Charge Coverage Ratio” of any Person means, for any period of the most recent four fiscal quarters for which internal consolidated financial statements of such Person are available (the “Four Quarter Period”), the ratio of

(a) Consolidated EBITDA for such Four Quarter Period to

(b) Consolidated Interest Expense for such Four Quarter Period (but excluding from Consolidated Interest Expense for this purpose the accretion of original issue discount on the Notes issued on the Issue Date), in the case of each of clauses (a) and (b) after giving pro forma effect to:

(1) the incurrence of the Indebtedness giving rise to the need to make such calculation, and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred on the first day of such Four Quarter Period;

(2) the incurrence, repayment or retirement of any other Indebtedness by such Person and its Restricted Subsidiaries since the first day of such Four Quarter Period as if such Indebtedness was incurred, repaid or retired at the beginning of such Four Quarter Period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such Four Quarter Period);

(3) in the case of Acquired Indebtedness or any acquisition occurring at the time of the incurrence of such Indebtedness, the related acquisition, assuming such acquisition had been consummated on the first day of such Four Quarter Period;

(4) (i) any acquisition or disposition by such Person and its Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, whether by merger, stock purchase or sale or asset purchase or sale, or any related repayment of Indebtedness and (ii) any cost savings initiatives, in each case since the first day of such Four Quarter Period, and prior to the date of determination, assuming such acquisition or disposition had been consummated on the first day of such Four Quarter Period; and

(5) if since the beginning of such Four Quarter Period, any Person that subsequently became a Restricted Subsidiary or was merged with or into such Person or any of its Restricted Subsidiaries since the beginning of such Four Quarter Period shall have made any acquisition, disposition, merger or consolidation that would have required adjustment pursuant to this definition, such acquisition, disposition, merger or consolidation assuming such acquisition, disposition, merger or consolidation had occurred on the first day of such Four Quarter Period;

provided that

(1) in making such computation, the Consolidated EBITDA and Consolidated Interest Expense attributable to discontinued operations will be excluded;

(2) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire Four Quarter Period and (B) which was not outstanding during the Four Quarter Period which bears, at the option of such Person, a fixed or floating rate of interest, shall be computed by applying at the option of such Person either the fixed or floating rate, in each case taking into account any Interest Rate Agreements;

(3) in making such computation, the Consolidated Interest Expense of such Person attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable Four Quarter Period; and

(4) whenever pro forma effect is to be given to an acquisition or disposition or cost savings initiative, such pro forma calculation shall be made in good faith by a responsible financial or accounting officer of such Person. Any such pro forma calculation may include adjustments appropriate, in the reasonable determination of such Person, as set forth in an Officer’s Certificate, to reflect (A) operating expense reductions and other operating improvements or synergies reasonably expected to result from any acquisition, disposition or cost savings initiative and (B) all adjustments of the nature used in connection with the calculation of “Adjusted EBITDA” as set forth in footnote (5) to the “Summary Historical Consolidated Financial and Operating Data” under “Summary” in the offering memorandum for the original placement of the Notes to the extent such adjustments, without duplication, continue to be applicable to such Four Quarter Period; provided that (x) such operating expense reductions and other operating improvements or synergies are reasonably identifiable and factually supportable, (y) in the case of any actions in connection with an acquisition or disposition such actions are reasonably expected to be taken no later than six months after such transaction and (z) in connection with any cost savings initiatives not in connection with an acquisition or disposition, the maximum amount of any increase to Consolidated EBITDA for any period pursuant to this definition as a result of such initiatives shall not exceed 15% of Consolidated EBITDA for such period (prior to any increase thereto pursuant to this definition).

“Consolidated Income Tax Expense” of any Person means, for any period, the provision for federal, state, local and foreign income taxes of such Person and its consolidated Restricted Subsidiaries for such period as determined in accordance with GAAP.

“Consolidated Interest Expense” of any Person means, without duplication, for any period, the sum of:

(a) the interest expense of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, including, without limitation,

(1) amortization of debt discount,

(2) the net cost (benefit) associated with Interest Rate Agreements (including amortization of discounts),

(3) the interest portion of any deferred payment obligation,

(4) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance and

(5) accrued interest,

and excluding (i) accretion or accrual of discounted liabilities not constituting Indebtedness, (ii) any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization accounting or, if applicable, purchase accounting, (iii) any additional interest payable pursuant to the Registration Rights Agreement and any comparable “additional interest” with respect to other securities and (iv) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses; plus

(b) (1) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period; and

(2) all capitalized interest of such Person and its Restricted Subsidiaries, plus

(c) the interest expense under any Guaranteed Debt of such Person and any Restricted Subsidiary to the extent not included under clause (a) above, whether or not paid by such Person or its Restricted Subsidiaries, plus

(d) dividend requirements of the Company with respect to Redeemable Capital Stock and of any Restricted Subsidiary with respect to Preferred Stock (except, in either case, dividends payable solely in shares of Qualified Capital Stock of the Company or such Restricted Subsidiary, as the case may be), less

(e) interest income of such Person and its Restricted Subsidiaries.

“Consolidated Net Income (Loss)” of any Person means, for any period, the consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication:

(1) all extraordinary gains or losses net of taxes (less all fees and expenses relating thereto);

(2) the portion of net income (or loss) of such Person and its Restricted Subsidiaries on a consolidated basis allocable to minority interests in unconsolidated Persons or Unrestricted Subsidiaries to the extent that cash dividends or distributions have not actually been received by such Person or one of its consolidated Restricted Subsidiaries;

(3) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan and any non-cash charges incurred relating to the underfunded portion of any pension plan;

(4) gains or losses, net of taxes (less all fees and expenses relating thereto), in respect of dispositions of assets other than in the ordinary course of business;

(5) solely for purposes of determining the amount available for Restricted Payments pursuant to clause (v)(3)(A) of paragraph (a) of the covenant “—Certain Covenants—Limitation on Restricted Payments,” the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter, any agreement or applicable law (other than any restriction or prohibition permitted by “—Certain Covenants—Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries”), except to the extent of the amount of dividends or other distributions actually paid to the Company or any Restricted Subsidiary;

(6) any net gain or loss arising from the acquisition of any securities or extinguishment or conversion of any Indebtedness or Hedging Obligations of such Person;

(7) any non-cash goodwill or asset impairment charges, any non-cash write downs attributable to joint ventures held by the Company or any of its Restricted Subsidiaries and the amortization of intangibles, in each case pursuant to GAAP;

(8) any non-cash charges resulting from the application of SFAS No. 123 and any other non-cash compensation charges or other non-cash expenses or charges arising from the grant of or issuance or repricing of stock, stock options or other equity based awards or any amendment, modification, substitution or change of any such stock, stock options or other equity based awards;

(9) all deferred financing costs written off, and premiums paid, in connection with any early extinguishment of Indebtedness;

(10) the cumulative effect of a change in accounting principles during such period and any amounts attributable to LIFO adjustments;

(11) unrealized gains and losses from Hedging Obligations or “embedded derivatives” that require the same accounting treatment as Hedging Obligations;

(12) any purchase accounting adjustments (including, without limitation, the impact of writing up inventory, deferred marketing and deferred financing costs or deferred revenue at fair value), amortizations, impairments, write-offs, or non-cash charges with respect to purchase accounting with respect to any acquisitions, disposition, merger, consolidation, amalgamation or similar transactions;

(13) any unusual or non-recurring items and any restructuring charges or reserves, including, without limitation, in connection with an acquisition made after the Issue Date (which, for the avoidance of doubt, shall include retention, severance, systems establishment costs, excess pension charges, contract and lease termination costs and costs to consolidate facilities and relocate employees).

Notwithstanding the foregoing, for the purposes of the covenant described under “—Certain Covenants—Limitation on Restricted Payments” only, there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Company and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Company and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Company or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (v)(3)(E) of paragraph (a) thereof.

“Consolidated Net Tangible Assets” means, at any time, Total Assets at such time minus the sum of (1) all current liabilities of the Company and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP and (2) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other intangibles of the Company and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP, all as determined by the Company’s most recent consolidated balance sheet and computed on a pro forma basis to give effect to any acquisition or disposition of assets outside the ordinary course of business made after such balance sheet date and on or prior to the date of determination.

“Consolidated Non-cash Charges” of any Person means, for any period, the aggregate depreciation, amortization and other non-cash charges of such Person and its Restricted Subsidiaries on a consolidated basis for such period, as determined in accordance with GAAP (excluding any non-cash charge which requires an accrual or reserve for cash charges for any future period).

“Credit Agreement” means the Credit Agreement dated December 14, 2012 among Opco, the guarantors party thereto, the various lenders and agents party thereto and Bank of America, N.A. as Administrative Agent, together with any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder, alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender, group of lenders or investors.

“Credit Facility” means one or more credit or debt facilities (including, without limitation, any credit or debt facilities provided under the Credit Agreement), commercial paper facilities or other debt instruments, indentures or agreements, providing for revolving credit loans, term loans, notes, securities, letters of credit or other debt obligations, in each case, as amended, restated, modified, renewed, refunded, restructured, supplemented, replaced or refinanced in whole or in part from time to time, including without limitation any amendment increasing the amount of Indebtedness incurred or available to be borrowed thereunder, extending the maturity of any Indebtedness incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other lenders).

“Currency Agreements” means foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Designated Non-cash Consideration” means the Fair Market Value, as set forth in an Officer’s Certificate, of non-cash consideration received by the Company or any of its Restricted Subsidiaries in connection with an Asset Sale.

“Designation Amount” has the meaning set forth under “—Certain Covenants—Limitation on Unrestricted Subsidiaries.”

“Disinterested Director” means, with respect to any transaction or series of related transactions, a member of the board of directors of the Company who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions.

“EDS” means HP Enterprise Services, LLC (formerly Electronic Data Systems Corporation and Electronic Data Systems, LLC).

“Equity Offering” means any public offering or private sale for cash of common stock or Preferred Stock (other than Redeemable Capital Stock) of the Company or, to the extent the proceeds are contributed to the Company, a direct or indirect parent company of the Company (other than public offerings with respect to a registration statement on Form S-4 (or any successor form covering substantially the same transactions), Form S-8 (or any successor form covering substantially the same transactions) or otherwise relating to equity securities issuable under any employee benefit plan of the Company).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the SEC thereunder.

“Existing Opco Notes” means the 8.875% senior secured notes due 2017 issued by Tops Holding LLC, Tops Markets, LLC and Tops Markets II Corporation.

“Existing Opco Notes Indenture” means the indenture dated December 20, 2012 by and among Opco, the other parties thereto and U.S. Bank National Association, as trustee, relating to the Existing Opco Notes.

“Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined by the board of directors of the Company acting in good faith if the Fair Market Value exceeds $15.0 million, otherwise, by the principal financial officer of the Company acting in good faith.

“Foreign Subsidiary” means any Restricted Subsidiary of the Company that (x) is not organized under the laws of the United States of America or any State thereof or the District of Columbia, or (y) was organized under the laws of the United States of America or any State thereof or the District of Columbia that has no material assets other than Capital Stock of one or more foreign entities of the type described in clause (x) above and is not a guarantor of Indebtedness under the Credit Agreement.

“Franchise Deposits” means the net balances paid by the franchisees of the Company or its Restricted Subsidiaries under the terms of their respective franchise agreements.

“Generally Accepted Accounting Principles” or “GAAP” means generally accepted accounting principles in the United States as in effect as of the Issue Date, including those set forth in:

(1) the Financial Accounting Standards Board’s FASB Accounting Standards Codification; and

(2) the rules and regulations of the SEC with respect to generally accepted accounting principles, including those governing the inclusion of financial statements in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC, except, with respect to any reports or financial information required to be delivered pursuant to “—Provision of Financial Statements,” which shall be prepared in accordance with GAAP as in effect on the date thereof. Any reference to any financial measure for the Company and any of its specified Subsidiaries, for any period that includes any period prior to the date Opco became a Subsidiary of the Company shall be based on such financial measure for Opco and such other specified Subsidiaries for such period.

For purposes of this definition, the term “consolidated” with respect to any Person means such Person consolidated with its Restricted Subsidiaries but does not include any Unrestricted Subsidiary.

“Guarantee” means the guarantee by any Guarantor of the Company’s Indenture Obligations.

“Guaranteed Debt” of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of “Indebtedness” below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement

(1) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness,

(2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss,

(3) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered),

(4) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or to cause such debtor to achieve certain levels of financial performance or

(5) otherwise to assure a creditor against loss;

provided that the term “Guaranteed Debt” shall not include (i) endorsements for collection or deposit, in either case in the ordinary course of business or (ii) any guarantee by the Company or any of its Restricted Subsidiaries of obligations in respect of customers for check cashing and short term lending products in the ordinary course of business consistent with industry standards.

“Guarantor” means any Subsidiary of the Company which becomes a guarantor of the Notes after the Issue Date, including any Person that is required after the Issue Date to execute a Guarantee of the Notes pursuant to the covenant “—Certain Covenants—Future Guarantees,” until such Person’s Guarantee is released in accordance with the Indenture or until a successor replaces such Person pursuant to the applicable provisions of the Indenture and, thereafter, shall mean such successor.

“Hedging Obligations” means the obligations under Currency Agreements, Commodity Price Protection Agreements and Interest Rate Agreements.

“Indebtedness” means, with respect to any Person, without duplication,

(1) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities,

(2) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments,

(3) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business,

(4) all obligations under Interest Rate Agreements, Currency Agreements or Commodity Price Protection Agreements of such Person (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time),

(5) all Capital Lease Obligations of such Person,

(6) all Indebtedness referred to in clauses (1) through (5) above of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, other than a pledge of Capital Stock of an

Unrestricted Subsidiary to secure Indebtedness of such Unrestricted Subsidiary, even though such Person has not assumed or become liable for the payment of such Indebtedness; provided the amount of Indebtedness will be the lesser of the Fair Market Value of such property on the date of determination and the amount of Indebtedness of such other Person,

(7) all Guaranteed Debt of such Person,

(8) all Redeemable Capital Stock issued by such Person or Preferred Stock of a Restricted Subsidiary (other than the Company) of such Person that is not a Guarantor valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends,

(9) all amounts outstanding and other obligations of such Person in respect of a Qualified Securitization Transaction, and

(10) attributable debt with respect to sale and leaseback transactions.

For purposes hereof, the “maximum fixed repurchase price” of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such Fair Market Value to be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock.

“Indenture Obligations” means the obligations of the Company and any other obligor under the Indenture or under the Notes, including any Guarantor, to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with the Indenture, the Notes and the performance of all other obligations to the Trustee and the holders under the Indenture and the Notes, according to the respective terms thereof.

“Initial Purchasers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC.

“Interest Rate Agreements” means interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements or arrangements designed to protect against or manage exposure to fluctuations in interest rates in respect of Indebtedness of the Company or any Restricted Subsidiary.

“Investment” means, with respect to any Person, directly or indirectly, any advance, loan (including guarantees), or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities issued by any other Person and all other items that would be classified as investments on a balance sheet (excluding the footnotes) prepared in accordance with GAAP. “Investment” shall exclude direct or indirect advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the Company’s or any Restricted Subsidiary’s balance sheet, endorsements for collection or deposit arising in the ordinary course of business and extensions of trade credit on commercially reasonable terms in accordance with normal trade practices. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Capital Stock of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary (other than the sale of all of the outstanding Capital Stock of such Subsidiary), the Company will be deemed to have made an Investment on the date of such sale or disposition equal to the Fair Market Value of the Company’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in “—Certain Covenants—Limitation on Restricted Payments.”

“Issue Date” means the original issue date of the Notes under the Indenture.

“Lien” means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, assignment, easement, hypothecation, claim, preference, priority or other encumbrance upon or with respect to any property of any kind (including any conditional sale, capital lease or other title retention agreement, any leases in the nature thereof, and any agreement to give any security interest), real or personal, movable or immovable, now owned or hereafter acquired; provided that in no event shall an operating lease be deemed to constitute a Lien. A Person will be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease Obligation or other title retention agreement.

“Maturity” means, when used with respect to the Notes, the date on which the principal of the Notes becomes due and payable as therein provided or as provided in the Indenture, whether at Stated Maturity, the offer date or the redemption date and whether by declaration of acceleration, offer in respect of Excess Proceeds, Change of Control Offer in respect of a Change of Control, call for redemption or otherwise.

“Net Cash Proceeds” means

(a) with respect to any Asset Sale by any Person, the proceeds thereof (without duplication in respect of all Asset Sales) in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) net of

(1) brokerage commissions and other reasonable fees and expenses (including, without limitation, fees and expenses of counsel and investment bankers) related to such Asset Sale,

(2) provisions for all taxes payable as a result of such Asset Sale,

(3) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale,

(4) in the case of an Asset Sale by a Restricted Subsidiary, distributions and other payments made to minority shareholders, partners or members of such Restricted Subsidiary as a result of such Asset Sale,

(5) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale, and

(6) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale; and

(b) with respect to any issuance or sale of Subordinated Indebtedness, or Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock as referred to under “—Certain Covenants—Limitation on Restricted Payments,” the proceeds of such issuance or sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of attorney’s fees, accountant’s fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.
“Non-recourse Indebtedness” means, with respect to any Person, Indebtedness of such Person as to which the Company and any Restricted Subsidiary may not be directly or indirectly liable (by virtue of the Company or any such Restricted Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness except for a Lien on the Capital Stock of an Unrestricted Subsidiary to the creditors thereof which is not recourse to any other assets of the Company or a Restricted Subsidiary), and which, upon the occurrence of a default with respect to such Indebtedness, does not result in, or permit any holder of any Indebtedness of the Company or any Restricted Subsidiary to declare, a default on such Indebtedness of the Company or any Restricted Subsidiary or cause the payment of Indebtedness of the Company or any Restricted Subsidiary to be accelerated or payable prior to its Stated Maturity.

“Obligations” means any principal, premium, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Officer” means the chairman of the board of directors, the chief executive officer, chief financial officer, the president, any executive vice president, senior vice president or vice president, the treasurer or the secretary of the Company.

“Officer’s Certificate” means a certificate signed on behalf of the Company by an Officer of the Company, who must be the principal executive officer, the principal financial officer or the principal accounting officer of the Company, that meets the requirements set forth in the Indenture.

“Pari Passu Indebtedness” means any Indebtedness of the Company or any Guarantor that is not contractually subordinated to the Notes or the Guarantees.

“Permitted Business” means the business conducted by the Company and its Restricted Subsidiaries on the Issue Date and any business similar, reasonably related, complementary, incidental or ancillary thereto, including reasonably related extensions or expansions thereof.

“Permitted Holders” means (i) each of the Sponsors, (ii) each member of management of the Company who are holders of Capital Stock of the Company and (iii) any “group” (within the meaning of Section 13(d) or Section 14(d) of the Exchange Act or any successor provision) of which any of the foregoing Persons is a member, provided that in the case of such “group” and without giving effect to the existence of such “group” or any other “group,” such Sponsors and members of management, collectively, have beneficial ownership, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company or any of its direct or indirect parent entities held by such “group.” Any person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control offer is made in accordance with the requirements of the covenant described under “—Purchase of Notes Upon a Change of Control” will thereafter, together with its Affiliates, constitute a Permitted Holder.

“Permitted Investment” means

(1) Investments in the Company or any Restricted Subsidiary (other than a Securitization Entity) or any Person which, as a result of such Investment, (a) becomes a Restricted Subsidiary (other than a Securitization Entity) or (b) is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Restricted Subsidiary (other than a Securitization Entity);

(2) Investments in Cash Equivalents;

(3) Investments acquired by the Company or any Restricted Subsidiary in connection with an Asset Sale permitted under “—Certain Covenants—Limitation on Sale of Assets” to the extent such Investments are non-cash proceeds as permitted under such covenant;

(4) Investments by the Company or a Restricted Subsidiary in a Securitization Entity in connection with a Qualified Securitization Transaction, which Investment is in the good faith determination of the Company necessary or advisable to effect such Qualified Securitization Transaction;

(5) (x) Investments in existence on the Issue Date and (y) an Investment in any Person to the extent such Investment replaces or refinances an Investment covered by clause (x) above or this clause (y) in an amount not exceeding the amount of the Investment being replaced or refinanced; provided, however, that the Investment under clause (y) is on terms and conditions not materially less favorable to the Company and its Restricted Subsidiaries taken as a whole than the Investment being replaced or refinanced;

(6) Investments acquired in exchange for the issuance of Capital Stock (other than Redeemable Capital Stock) of the Company or acquired with the net cash proceeds received by the Company after the Issue Date from the issuance and sale of Capital Stock (other than Redeemable Stock) of the Company; provided that such Net Cash Proceeds are used to make such Investment within 30 days of the receipt thereof and the amount of all such Net Cash Proceeds will be excluded from clause (3)(B) of the first paragraph of the covenant “—Certain Covenants—Limitation on Restricted Payments”;

(7) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and worker’s compensation, performance and other similar deposits provided to third parties in the ordinary course of business;

(8) loans or advances to employees of the Company for bona fide business purposes of the Company and any Restricted Subsidiaries (including, without limitation, travel, entertainment and moving expenses) made in compliance with applicable law;

(9) any Investments received in good faith in settlement or compromise of obligations of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or as a result of a foreclosure by the Company or a Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(10) other Investments in the aggregate amount outstanding at any one time not to exceed $25.0 million;

(11) Hedging Obligations permitted under clause (b)(6) of the covenant “—Certain Covenants—Limitation on Indebtedness”;

(12) guarantees of Indebtedness permitted under clause (b)(5) of the covenant “—Certain Covenants—Limitation on Indebtedness”;

(13) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment; and

(14) advances to, or guarantees of Indebtedness of, employees not in excess of $2.5 million outstanding at any one time, in the aggregate.

In connection with any assets or property contributed or transferred to any Person as an Investment, such property and assets shall be equal to the Fair Market Value at the time of Investment.

“Permitted Lien” means:

(a) any Lien existing as of the Issue Date;

(b) any Lien with respect to the Credit Agreement or any other Credit Facility so long as the aggregate principal amount outstanding under the Credit Agreement or any successor Credit Facility does not exceed the principal amount which could be borrowed under clause (1) of the definition of “Permitted Indebtedness”;

(c) any Lien arising by reason of

(1) any judgment, decree or order of any court, so long as such Lien is promptly adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(2) taxes, assessments or other governmental charges or claims not yet delinquent or which are being contested in good faith;

(3) security for payment of workers’ compensation or other insurance and other social security legislation;

(4) good faith deposits in connection with tenders, leases, contracts (other than contracts for the payment of money);

(5) zoning restrictions, easements, licenses, reservations, title defects, rights of others for rights of way, utilities, sewers, electric lines, telephone or telegraph lines, and other similar purposes, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any parcel of property material to the operation of the business of the Company or any Restricted Subsidiary or the value of such property for the purpose of such business;

(6) deposits to secure public or statutory obligations or levies, or in lieu of surety or appeal bonds;

(7) operation of law in favor of mechanics, carriers, warehousemen, landlords, materialmen, laborers, employees or suppliers, for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof;

(8) receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien on the related inventory and proceeds thereof;

(9) operation of law in favor of customs and revenue authorities to secure the payment of customs duties in connection with the importation of goods;

(10) operation of law under Article 4 of the UCC in connection with the collection of items provided for therein or under Article 2 of the UCC in favor of a reclaiming seller of goods or buyer of goods; or

(11) consignment or similar arrangements for the sale by the Company or its Restricted Subsidiaries of goods through third parties in the ordinary course of business;

(d) any Lien securing Acquired Indebtedness created prior to (and not created in connection with, or in contemplation of) the incurrence of such Indebtedness by the Company or any Restricted Subsidiary and which does not extend to any assets other than the assets acquired;

(e) any Lien to secure the performance bids, trade contracts, leases (including, without limitation, statutory and common law landlord’s liens), subleases, warranty obligations, tenders, liability to insurance carriers, statutory obligations, surety and appeal bonds, letters of credit and other obligations of a like nature and incurred in the ordinary course of business of the Company or any Restricted Subsidiary;

(f) any Lien securing obligations under Cash Management Services, Interest Rate Agreements, Currency Agreements and Commodity Price Protection Agreements;

(g) any Lien securing Capital Lease Obligations or Purchase Money Obligations incurred in accordance with the Indenture (including, but not limited to, clause (7) of the definition of “Permitted Indebtedness”);

(h) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company or any Restricted Subsidiary;

(i) banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution which are within the general parameters customary in the banking industry;

(j) Liens on property, assets or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; provided further, that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary and assets fixed or appurtenant thereto;

(k) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary (other than a Securitization Entity);

(l) Liens securing the Notes and the Guarantees;

(m) Liens on assets transferred to a Securitization Entity or on assets of a Securitization Entity, in either case incurred in connection with a Qualified Securitization Transaction;

(n) Liens on the assets of a Restricted Subsidiary that is not a Guarantor securing Indebtedness of a Restricted Subsidiary that is not a Guarantor incurred in accordance with the covenant under “—Certain Covenants—Limitation on Indebtedness”;

(o) Liens securing Indebtedness and other obligations of any Restricted Subsidiary (including any guarantee thereof by the Company);

(p) any extension, renewal, refinancing or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) through (o) and this clause (p) so long as no additional collateral is granted as security thereby and the amount of Indebtedness secured thereby is not increased except by an amount equal to the lesser of (a) the stated amount of any premium or other payment contractually required to be paid in connection with such a refinancing pursuant to the terms of the Obligations being extended, renewed, refinanced or replaced or (b) the amount of premium or other payment actually paid at such time to extend, renew, refinance or replace the Obligations, plus, in either case, the amount of accrued interest, fees and expenses of the Company and its Restricted Subsidiaries incurred in connection with such refinancing;

(q) Liens on property or assets securing Indebtedness used to defease or to satisfy and discharge the Notes; and

(r) in addition to the items referred to in clauses (a) through (q) above, Liens on property or assets of the Company or any Restricted Subsidiary securing obligations in an aggregate amount which, when taken together with the aggregate amount of all other Liens securing obligations incurred pursuant to this clause (r) and then outstanding, will not exceed $15.0 million.

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Preferred Stock” means, with respect to any Person, any Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class in such Person.

“Purchase Money Obligation” means any Indebtedness secured by a Lien on assets related to the business of the Company or a Restricted Subsidiary and any additions and accessions thereto, which are purchased or constructed by the Company or a Restricted Subsidiary at any time after the Issue Date; provided that

(1) the security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively a “Purchase Money Security Agreement”) shall be entered into within 360 days after the purchase or substantial completion of the construction of such assets and shall at all times be confined solely to the assets so purchased, constructed or acquired, any additions and accessions thereto and any proceeds therefrom,

(2) at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase or construction of additions, improvements and accessions thereto and except in respect of fees and other obligations in respect of such Indebtedness and

(3) (A) the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions, improvements and accessions) shall not at the time such Purchase Money Security Agreement is entered into exceed 100% of the purchase price or cost of construction to the Company or its Restricted Subsidiaries of the assets subject thereto or (B) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom.

“Qualified Capital Stock” of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

“Qualified Securitization Transaction” means any transaction or series of transactions that may be entered into by the Company or any Restricted Subsidiary pursuant to which (a) the Company or any Restricted Subsidiary may sell, convey or otherwise transfer to a Securitization Entity its interests in Receivables and Related Assets and (b) such Securitization Entity transfers to any other Person, or grants a security interest in, such Receivables and Related Assets, pursuant to a transaction customary in the industry which is used to achieve a transfer of financial assets under GAAP.

“Receivables and Related Assets” means any account receivable (whether now existing or arising thereafter) of the Company or any Restricted Subsidiary, and any assets related thereto including all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interest are customarily granted in connection with asset securitization transactions involving accounts receivable.

“Redeemable Capital Stock” means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable (at the option of the holders thereof), is or upon the happening of an event or passage of time would be, required to be redeemed (at the option of the holders thereof) prior to the Stated Maturity of the Notes (other than upon a change of control of or sale of assets by the Company or any Restricted Subsidiary in circumstances where the holders of the notes would have similar rights), or is convertible into or exchangeable for, debt securities at any time prior to the Stated Maturity of the Notes at the option of the holder thereof; provided, however, that (1) only the portion of such Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Redeemable Capital Stock and (2) with respect to any Capital Stock issued to any employee or to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Redeemable Capital Stock solely because it may be required to be repurchased by the Company or one of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s terminations, resignation, death or disability and (3) if any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Redeemable Capital Stock, such Capital Stock shall not be deemed to be Redeemable Capital Stock.

“Registration Rights Agreement” means (1) with respect to the Notes issued on the Issue Date, the Registration Rights Agreement, to be dated the Issue Date, among the Company and the Initial Purchasers and (2) with respect to any Additional Notes, any registration rights agreement among the Company, any Guarantors and the other parties thereto relating to the registration by the Company and any Guarantors of such Additional Notes under the Securities Act.

“Replacement Assets” means (1) properties or assets to replace the properties or assets that were the subject of an Asset Sale, (2) properties and assets that will be used in businesses of the Company or any Restricted Subsidiary, as the case may be, existing at the time such assets are sold or (3) Capital Stock of a Person, the principal portion of whose assets consist of such property or assets.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means any Subsidiary of the Company that has not been designated by the board of directors of the Company by a board resolution delivered to the Trustee as an Unrestricted Subsidiary pursuant to and in compliance with the covenant described under “—Certain Covenants—Limitation on Unrestricted Subsidiaries.” Any reference to a Restricted Subsidiary of Opco means any Restricted Subsidiary that is a Subsidiary of Opco.

“SEC” means the Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of the Company secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute and the rules and regulations promulgated by the SEC thereunder.

“Securitization Entity” means a Subsidiary of the Company to which the Company or any Subsidiary of the Company transfers Receivables and Related Assets that engages in no activities other than in connection with the financing of Receivables and Related Assets and that is designated by the Company’s board of directors (as provided below) as a Securitization Entity and:

(a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which:

(1) is guaranteed by the Company or any Restricted Subsidiary (excluding guarantees (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings);

(2) is recourse to or obligates the Company or any Restricted Subsidiary (other than such Securitization Entity) in any way other than pursuant to Standard Securitization Undertakings; or

(3) subjects any property or asset of the Company or any Restricted Subsidiary (other than such Securitization Entity), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(b) with which neither the Company nor any Restricted Subsidiary (other than such Securitization Entity) has any material contract, agreement, arrangement or understanding other than on terms not materially less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable; and

(c) to which neither the Company nor any Restricted Subsidiary (other than such Securitization Entity) has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any designation of a Subsidiary as a Securitization Entity shall be evidenced to the Trustee by delivering to the Trustee a certified copy of the resolution of the board of directors of the Company giving effect to the designation and an Officer’s Certificate certifying that the designation complied with the preceding conditions and was permitted by the Indenture.

“Securitization Fees” means reasonable distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Securitization Entity in connection with any Qualified Securitization Transaction.

“Securitization Repurchase Obligation” means any obligation of a seller of Receivables and Related Assets in a Qualified Securitization Transaction to repurchase Receivables and Related Assets arising as a result of a breach of a representation, warranty or covenant or otherwise that are customary for an accounts receivable securitization transaction, including, without limitation, as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Senior Indebtedness” means Indebtedness that is not Subordinated Indebtedness.

“Significant Subsidiary” means, at any time, any Restricted Subsidiary that qualifies at such time as a “significant subsidiary” within the meaning of Regulation S-X promulgated by the SEC (as in effect on the Issue Date).

“Sponsor Management Agreement” means the management agreement between certain of the management companies associated with the Sponsors and Holding or any of its direct or indirect parent entities.

“Sponsors” means Morgan Stanley Capital Partners V U.S. Holdco LLC, HSBC Private Equity Partners USA, LP, HSBC Private Equity Partners II USA, LP, and each of their respective Affiliates but not including, however, any of their respective portfolio companies.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary that are reasonably customary in an accounts receivable securitization transaction, including without limitation, those relating to the servicing of the assets of a Securitization Entity; it being understood that any Securitization Repurchase Obligation that is customary in a Qualified Securitization Transaction shall be deemed to be a Standard Securitization Undertaking.

“Stated Maturity” means, when used with respect to any Indebtedness or any installment of interest thereon, the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest, as the case may be, is due and payable.

“Subordinated Indebtedness” means Indebtedness of the Company or a Guarantor that is contractually subordinated in right of payment to the Notes or a Guarantee, as the case may be.

“Subsidiary” of a Person means

(1) any corporation more than 50% of the outstanding voting power of the Voting Stock of which is owned or controlled, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries thereof, or

(2) any limited partnership of which such Person or any Subsidiary of such Person is a general partner, or

(3) any other Person in which such Person, or one or more other Subsidiaries of such Person, or such Person and one or more other Subsidiaries, directly or indirectly, has more than 50% of the outstanding voting power of the partnership or similar interests.

“Total Assets” of the Company means, as of any date, the total amount of assets of the Company and its Restricted Subsidiaries on a consolidated basis as of such date in accordance with GAAP (but excluding amounts attributable to investments in or assets of any Unrestricted Subsidiary).

“Transactions” means the issuance of the Notes, the payment of a distribution to the holders of the Capital Stock of the Company on, or within 30 days of, the Issue Date, as described in the offering memorandum for the original placement of the Notes, and any fees and expenses related to any of the foregoing.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to June 15, 2015; provided, however, that if the period from the redemption date to June 15, 2015 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Unrestricted Subsidiary” means any Subsidiary of the Company designated as such pursuant to and in compliance with the covenant described under “—Certain Covenants—Limitation on Unrestricted Subsidiaries.”

“Voting Stock” of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

BOOK-ENTRY SETTLEMENT AND CLEARANCE

The Global Notes

The exchange notes will be issued in one or more fully registered global notes (the “Global Notes”). Upon issuance, each of the Global Notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in each Global Note will be limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. Beneficial interests in the Global Notes will be held in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.

We expect that under procedures established by DTC:

•

upon deposit of each Global Note with DTC’s custodian, DTC will credit portions of the principal amount of the Global Note to the accounts of the DTC participants designated by the initial purchasers; and

•

ownership of beneficial interests in each Global Note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in any of the Global Notes).

Beneficial interests in the Global Notes may not be exchanged for notes in physical, certificated form (“Certificated Notes”) except in the limited circumstances described below. Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct and indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Book-entry procedures for the Global Notes

All interests in the Global Notes will be subject to the operations and procedures of DTC, Euroclear and Clearstream. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. Neither we nor the initial purchasers are responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the initial purchasers; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a Global Note, that nominee will be considered the sole owner or holder of the notes represented by that Global Note for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Note:

•	will not be entitled to have notes represented by the Global Note registered in their names;

•	will not receive or be entitled to receive physical delivery of notes in certificated form; and

•

will not be considered the owners or “holders” of the notes under the Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the Indenture.

As a result, each investor who owns a beneficial interest in a Global Note must rely on the procedures of DTC to exercise any rights of a holder of notes under the Indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal, premium (if any) and interest with respect to the notes represented by a Global Note will be made by the trustee to DTC’s nominee as the registered holder of the Global Note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a Global Note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a Global Note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected in accordance with DTC’s procedures and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a Global Note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant Global Notes in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC.

Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.

DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the Global Notes among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

Subject to the procedures of DTC, a Global Note is exchangeable for a Certificated Note only if:

•

DTC (a) notifies us that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be registered as a clearing agency under the Exchange Act and, in either case, we fail to appoint a successor depositary within 90 days;

•	a Default with respect to the notes has occurred and is continuing; or

•	we, in our sole discretion, execute and deliver an Officer’s Certificate stating that such Global Note shall be exchangeable for a Certificated Note.

Same Day Settlement and Payment

We will make payments in respect of the notes represented by the Global Notes (including principal, interest and premium, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note holder. We will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no account is specified, by mailing a check to that holder’s registered address.

The notes represented by the Global Notes are expected to trade in DTC’s Same Day Funds Settlement System, and any permitted secondary market trading activity in the notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, credits of interests in the Global Notes received in Euroclear or Clearstream as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a Global Note to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account as of the business day for Euroclear or Clearstream following the DTC settlement date.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

General

The following discussion summarizes material U.S. federal income tax consequences of the exchange of unregistered notes for exchange notes and of the ownership and sale or other disposition of the notes. This summary is based upon existing U.S. federal income tax law, which is subject to change or differing interpretations, possibly with retroactive effect. There can be no assurance that the Internal Revenue Service (the “IRS”) will not take positions concerning the tax consequences of the ownership and sale or other disposition of the notes that are different from those discussed below.

This summary does not discuss all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances, such as investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers and tax-exempt organizations) or to persons that will hold the notes as a part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes, U.S. expatriates, holders subject to the alternative minimum tax, partnerships or other pass-through entities (or investors in such entities) or U.S. holders (as defined below) that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ materially from those summarized below. In addition, this summary does not discuss any U.S. federal estate and gift tax considerations or any foreign, state or local tax considerations. This summary is written for investors that will hold their notes as “capital assets” (generally, assets held for investment) under the Internal Revenue Code of 1986, as amended, or the Code. Prospective investors are urged to consult their own tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of the ownership and sale or other disposition of the notes.

The term “U.S. holder” means a beneficial owner of a note that is, for U.S. federal income tax purposes:

(1) an individual who is a citizen or resident of the United States;

(2) a corporation or other entity treated as a corporation for U.S. federal income tax purposes, created in or organized under the law of the United States or any state thereof or the District of Columbia;

(3) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

(4) a trust (A) the administration of which is subject to the primary supervision of a U.S. court and with respect to which one or more United States persons have the authority to control all substantial decisions of the trust, or (B) that has in effect a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

If an entity treated as a partnership for U.S. federal income tax purposes is a beneficial owner of notes, the tax treatment of a partner or member generally will depend upon the status of the partner or member and the activities of the partnership. A holder that is a partnership and partners in such a partnership are urged to consult their tax advisors about the U.S. federal income tax consequences of the partnership exchanging unregistered notes for exchange notes and of owning and selling or otherwise disposing of the notes.

A beneficial owner of a note that is not a U.S. holder or a partnership is referred to herein as a “non-U.S. holder.”

Exchange Offers

The exchange of the unregistered notes for exchange notes in the exchange offers will not constitute a taxable event for U.S. federal income tax purposes. Accordingly, a holder will not recognize any gain or loss as a result of the exchange. In addition, the holder’s holding period of the exchange notes received in the exchange will include the holding period of the unregistered notes exchanged therefor, and the holder’s adjusted tax basis of the exchange notes will be the same as the adjusted tax basis of the unregistered notes immediately before the exchange. The original issue price, adjusted issue price and the amount of remaining OID (defined below) for an Exchange

Note due 2018 will also be the same as the original issue price, adjusted issue price and remaining OID for the unregistered note due 2018 immediately before the exchange. Because there is generally no difference between the unregistered notes and the exchange notes from a U.S. federal income tax perspective, we refer to both the unregistered notes and the exchange notes as the “notes” for the remainder of this discussion, except where otherwise noted.

Treatment of the Notes

As with the unregistered notes due 2018, we will take the position that, even though the Exchange Notes due 2018 (the “2018 Notes”) permit the payment of PIK Interest, for U.S. federal income tax purposes the 2018 Notes will have a payment schedule in which only Cash Interest will be paid in accordance with Treasury Regulations Section 1.1272-1(c). This position is based in part on our assessment as of the original issue date of the unregistered notes due 2018 as to the likelihood that Cash Interest will be paid on the 2018 Notes. Our assessment as to the likelihood of interest on the 2018 Notes being paid in cash is made solely for U.S. federal income tax purposes and does not constitute a representation by us regarding whether interest on the 2018 Notes will in fact be paid in cash.

In addition, in certain circumstances, we may be obligated to pay amounts in excess of stated interest or principal on the notes. We intend to take the position that the possibility of payment of additional amounts in redemption of the notes constitutes a remote and/or incidental contingency within the meaning of the applicable U.S. federal income tax regulations and that the notes are therefore not contingent payment debt instruments for U.S. federal income purposes.

Our determination that the notes will pay all interest in cash with no PIK Interest and will not be contingent payment debt instruments is binding on all holders unless a holder discloses its differing position in a statement attached to its timely filed U.S. federal income tax return for the taxable year during which a note was acquired. However, this determination is not binding on the IRS. If the IRS successfully challenged our determination, the U.S. federal income tax consequences of acquiring, owning and disposing of the notes could be materially different than those described herein, including with respect to the character, timing and amount of income, gain or loss recognized.

The remainder of this discussion assumes that, for U.S. federal income tax purposes, the notes will not be treated as contingent payment debt instruments. Holders of notes should consult their tax advisors regarding the tax consequences of the notes being treated as contingent payment debt instruments.

U.S. Holders

Payment of Stated Interest. Generally, the stated interest on the Exchange Notes due 2017 (the “2017 Notes”) will be taxable to a U.S. holder as ordinary interest income (in accordance with the holder’s regular method of accounting for tax purposes) at the time such payments are accrued or received.

Original Issue Discount. Because, as a result of the PIK Interest Feature, no portion of the stated interest on the 2018 Notes is unconditionally payable in cash at least annually, no stated interest payments on the 2018 Notes represent qualified stated interest for U.S. federal income tax purposes. As a result, the 2018 Notes have original issue discount (“OID”) for U.S. federal income tax purposes in an amount equal to the excess of the total payments of principal and stated interest on the notes over their issue price. Under the rules governing OID, regardless of a U.S. holder’s regular method of accounting for tax purposes, a U.S. holder will be required to accrue OID on the 2018 Notes on a constant yield to maturity basis and include such accruals in gross income as interest over the life of the notes.

More particularly, the amount of OID on the 2018 Notes generally will equal the excess of the stated redemption price at maturity of the 2018 Notes (generally, their principal amount plus stated interest) over their original issue price, that is the issue price of the 2018 Notes originally issued with an offering price of 99% of face value as adjusted for any OID previously accrued and paid. The amount of OID includible in gross income for a taxable year will be the sum of the daily portions of OID with respect to the note for each day during that taxable year on which the U.S. holder holds the note. The daily portion is determined by allocating to each day in an accrual period a pro rata portion of the OID allocable to that accrual period. An accrual period may be of any length, and may vary over the term of the note, but no accrual period may be longer than one year, and each scheduled payment of interest or principal on the note must occur on either the first or the final day of an accrual period.

The amount of OID allocable to any accrual period will equal the product of the adjusted issue price of the note as of the beginning of such period and the note’s yield to maturity (adjusting for the length of the accrual period). The adjusted issue price of a 2018 Note at the beginning of any accrual period will equal its original issue price (as described above) and any accrued OID for each prior accrual period, reduced by any payments of Cash Interest previously made on the note. The yield to maturity of the notes is the discount rate that, when used in computing the present value of all payments to be made under the notes, produces an amount equal to their original issue price. As described above under ‘‘—Treatment of the Notes,’’ for purposes of computing the yield to maturity of the notes, we assume that all stated interest will be paid as Cash Interest.

Under the rules described above, if we pay cash interest on the 2018 Notes, a U.S. holder will not be required to adjust its OID inclusion. Each stated interest payment made in cash under a 2018 Note will be treated as a payment of any OID previously accrued during that period with a corresponding reduction of the adjusted issue price and thereafter as a payment of principal. A U.S. holder generally will not be required to include separately in gross income any cash payment of stated interest received on the notes that constitute payments of previously accrued OID or of principal.

If, for any interest period, we exercise our option to pay PIK Interest, the 2018 Notes will be treated for purposes of determining the accrual of OID as if they had been retired and then reissued for an amount equal to their adjusted issue price at the time the option to pay PIK Interest is exercised, and with a stated redemption price at maturity that includes the amount of such PIK Interest, to be paid on the maturity date. This is because, under the rules governing OID, the payment of PIK Interest on a 2018 Note generally will not be treated as a payment of interest. Instead, the 2018 Note with any increase in its principal amount or the 2018 Note together with any additional PIK Notes, as applicable, paid in each case in respect of PIK Interest on the 2018 Note will be treated as a single debt instrument under the OID rules.

The rules regarding OID are complex and the rules described above may not apply in all cases. Accordingly, prospective purchasers of notes should consult their own tax advisors regarding their application.

Market Discount. In general, if a U.S. holder purchases a note for less than its principal amount (or in the case of the 2018 Notes, its “revised issue price”), the difference generally will be market discount. Subject to a de minimis exception, as provided in the Code, market discount on a note generally will equal, in the case of 2017 Notes, the amount, if any, by which the principal amount of a note exceeds the U.S. holder’s adjusted tax basis in the note immediately after its acquisition, and, in the case of the 2018 Notes, the amount by which the “revised issue price” of the note immediately after its acquisition exceeds the U.S. holder’s adjusted tax basis in the note. The “revised issue price” of a 2018 Note is equal to the sum of the original issue price of the note and any OID that has accrued on the note prior to the date of the U.S. holder’s acquisition of the note reduced by any payments of nonqualified stated interest. A U.S. holder who acquires a note at a market discount in excess of a de minimis amount must treat as ordinary income any payment of principal and presumably any other amounts that do not represent qualified stated interest on, or any gain recognized on the disposition of, the note to the extent of the accrued market discount (based on ratable accrual from the purchase date until the maturity date, unless an election is made to use a constant yield method) on that note which has not previously been included in income, unless the U.S. holder elects to include market discount in income (generally as ordinary income) currently as it accrues with a corresponding increase in the adjusted tax basis in the note. While not clear from the terms of the market discount rules in the Code, since no payment of stated interest on a 2018 Note is qualified stated interest, payments of stated interest on 2018 Notes may cause the recognition of all, or a portion of, accrued market discount.

An election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. In general, market discount will be treated as accruing on a straight line basis over the remaining term of the note at the time of acquisition, or, pursuant to the election, under a constant yield method. A U.S. holder who acquires a note at a market discount and who does not elect to include accrued discount in income currently may be required to defer the deduction of a portion of the interest on any indebtedness incurred or maintained to purchase or carry the note until the note is disposed of in a taxable transaction.

Acquisition Premium. A U.S. holder who purchases a 2018 Note for an amount that is greater than the note’s adjusted issue price but less than the note’s remaining stated redemption price at maturity will be considered to have purchased the note at an acquisition premium. Under the acquisition premium rules, the amount of OID that the holder must include in its gross income with respect to the note for any taxable year will be reduced by the portion of acquisition premium properly allocable to that year.

Amortizable Bond Premium. A U.S. holder who purchases a 2017 Note for an amount that is greater than the note’s stated principal amount will be considered to have purchased the note with amortizable bond premium. A U.S. holder generally may elect to amortize the premium over the remaining term of the note on a constant yield method as an offset to stated interest when includible in income under such holder’s regular accounting method, with a corresponding reduction in its tax basis in the note by the amount of premium used to offset stated interest income. If a U.S. holder does not elect to amortize the premium, that premium will decrease the gain or increase the loss otherwise recognized on a disposition of the note.

Sale, Exchange, Retirement or Other Taxable Disposition of the Notes. Upon a sale, exchange, retirement or other taxable disposition of a note, a U.S. holder generally will recognize gain or loss in an amount equal to the difference between the amount realized on the disposition (other than any amount attributable to accrued but unpaid stated interest, which will be taxable as ordinary income to the extent not previously included in income) and the U.S. holder’s adjusted tax basis in such note. A holder’s adjusted tax basis in the note is generally the cost of the note increased by any accrued OID or market discount previously included in income on the note and reduced by any amortizable bond premium previously amortized (and any Cash Interest paid in the case of a 2018 Note). If PIK Interest is paid on a 2018 Note in the form of a PIK Note, a U.S. holder’s adjusted tax basis should be allocated between the original 2018 Note and the PIK Note with respect thereto in proportion to their relative principal amounts, but this conclusion is not free from doubt. Any such gain or loss generally will be capital gain or loss (except to the extent that the market discount rules described above in “—Market Discount” apply), and will be long-term capital gain or loss if the U.S. holder’s holding period for the note is more than one year at the time of disposition. For non-corporate U.S. holders, long-term capital gains generally will be subject to reduced rates of taxation. The deductibility of capital losses is subject to certain limitations.

Medicare tax. For taxable years beginning after December 31, 2012, certain U.S. holders that are individuals, estates or trusts and whose income exceeds certain thresholds will be subject to a 3.8% Medicare tax on the lesser of (i) the U.S. holder’s “net investment income” for the relevant taxable year (undistributed net investment income in the case of an estate or trust) and (ii) the excess of the U.S. holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). For these purposes, net investment income will generally include interest on, and capital gains from the sale or other disposition of, the notes, unless such interest or gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. holder that is an individual, estate or trust, you are urged to consult your tax advisor regarding the applicability of the Medicare tax to your income and gains in respect of the notes.

Non-U.S. Holders

Payment of Interest. All payments of interest (including amounts representing accrued OID) on the notes made to a non-U.S. holder will be exempt from U.S. federal income and withholding tax, provided that: (i) such non-U.S. holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote, (ii) such non-U.S. holder is not a controlled foreign corporation related, actually or constructively, to us, (iii) such non-U.S. holder is not a bank receiving certain types of interest, (iv) such interest is not effectively connected with such non-U.S. holder’s conduct of a U.S. trade or business and (v) the beneficial owner of the notes certifies, under penalties of perjury, to us or our paying agent on IRS Form W-8BEN (or appropriate substitute form) that it is not a U.S. person and provides its name, address and certain other required information or certain other certification requirements are satisfied.

If a non-U.S. holder cannot satisfy the requirements described above, payments of interest (including OID and any additional interest) will be subject to a 30% U.S. federal withholding tax, unless such non-U.S. holder provides us with a properly executed (i) IRS Form W-8BEN (or appropriate substitute form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (ii) IRS Form W-8ECI (or appropriate substitute form) stating that interest paid or accrued on the notes is not subject to withholding tax because it is effectively connected with the conduct of a trade or business in the United States. See below under “—Income Effectively Connected with a U.S. Trade or Business.”

Sale, Exchange, Retirement or Other Disposition of the Notes. Subject to the discussion below concerning backup withholding and except with respect to accrued but unpaid interest, which will be taxable as described above under “—Payment of Interest,” a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on any gain recognized upon the sale, exchange, retirement or other disposition of a note, unless (i) such gain is effectively connected with the conduct by such non-U.S. holder of a trade or business within the United States (see below under “—Income Effectively Connected with a U.S. Trade or Business”) or (ii) such non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met, in which case such holder will be subject to a 30% U.S. federal income tax on such gain, which may be offset by certain U.S. source capital losses.

Income Effectively Connected with a U.S. Trade or Business. If a non-U.S. holder is engaged in a trade or business in the United States, and if interest (including accruals of OID) on the notes, or gain realized on the sale or other disposition of the notes, is effectively connected with the conduct of such trade or business, the non-U.S. holder generally will be subject to regular U.S. federal income tax on such income or gain in the same manner as if the non-U.S. holder were a U.S. holder. If the non-U.S. holder is eligible for the benefits of an income tax treaty between the United States and the holder’s country of residence, any “effectively connected” income or gain generally will be subject to U.S. federal income tax only if it is also attributable to a permanent establishment or fixed base maintained by the holder in the United States. Payments of interest (including amounts representing accrued OID) that are effectively connected with a U.S. trade or business will not be subject to the 30% withholding tax provided that the holder properly claims exemption from withholding. To properly claim exemption from withholding, the holder must certify its qualification, which can be done by filing a properly executed applicable IRS Form W-8ECI or W-8BEN (or appropriate substitute form). In addition, if such a non-U.S. holder is a foreign corporation, such holder may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

Information Reporting and Backup Withholding

U.S. Holders. Payments of interest (including amounts representing accrued OID) on, or the proceeds of a sale or other disposition of, a note are generally subject to information reporting unless the U.S. holder is an exempt recipient (such as a corporation). Such payments may also be subject to U.S. federal backup withholding tax at the applicable rate (which is currently 28%) if the recipient of such payment fails to supply a taxpayer identification number, certified under penalties of perjury, as well as certain other information or otherwise fails to establish an exemption from backup withholding. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against that U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders. A non-U.S. holder may be required to comply with certain certification procedures to establish that the holder is not a U.S. person in order to avoid backup withholding tax with respect to our payment of interest (including amounts representing accrued OID) on, or the proceeds of a sale or other disposition of, a note. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against that non-U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS. In certain circumstances, the name and address of the beneficial owner and the amount of interest paid on a note, as well as the amount, if any, of tax withheld, may be reported to the IRS. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offers must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for unregistered notes where such unregistered notes were acquired as a result of market-making activities or other trading activities. We have agreed to use commercially reasonable efforts to have the registration statement, of which this prospectus forms a part, remain effective until 180 days after the date of the consummation of the exchange offers for use by the participating broker-dealers. We have also agreed to amend or supplement this prospectus during this 180-day period, if requested by one or more participating broker-dealers, in order to expedite or facilitate such resales.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers that may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offers and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

LEGAL MATTERS

The validity of the exchange notes offered hereby will be passed upon for Tops Holding LLC, Tops Markets, LLC and Tops Markets II Corporation, and for Tops Holding II Corporation, by Shearman & Sterling LLP.

EXPERTS

The consolidated financial statements of Tops Holding II Corporation and subsidiary as of December 29, 2012 and December 31, 2011, and for the years ended December 29, 2012, December 31, 2011, and January 1, 2011, included in this Prospectus and the related consolidated financial statements schedules included elsewhere in the Registration Statement have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein and elsewhere in this Registration Statement. Such consolidated financial statements and consolidated financial statement schedules have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-4, of which this prospectus forms a part, with respect to the issuance of the exchange notes. This prospectus does not contain all of the information contained in the registration statement and the exhibits to the registration statement. Some items are omitted in accordance with the rules and regulations of the SEC. For further information about us and the exchange notes, we refer you to the registration statement. You should be aware that the statements made in this prospectus as to the contents of any agreement or other document filed as an exhibit to the registration statement are not complete. Although we believe that we have summarized the material terms of these documents in the prospectus, these statements should be read along with the full and complete text of the related documents.

Our SEC filings, including the registration statement, may be inspected and copied at the Public Reference Room of the SEC located at Room 1580, 100 F Street, N.E., Washington D.C. 20549. Copies of these documents may be obtained at prescribed rates from the Public Reference Room of the SEC located at Room 1580, 100 F Street, N.E., Washington D.C. 20549. For further information about the Public Reference Section, call 1-800-SEC-0330. Such materials may also be accessed electronically by means of the SEC’s home page on the Internet (http://www.sec.gov).

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Tops Holding II Corporation

Williamsville, New York

We have audited the accompanying consolidated balance sheets of Tops Holding II Corporation and subsidiary (the “Company”) as of December 29, 2012 and December 31, 2011, and the related consolidated statements of operations and comprehensive (loss) income, changes in shareholders’ deficit, and cash flows for the fiscal years ended December 29, 2012, December 31, 2011, and January 1, 2011. Our audits also included the consolidated financial statement schedules listed in the Index at Item 21(b). These consolidated financial statements and financial statement schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on the consolidated financial statements and financial statement schedules based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 29, 2012 and December 31, 2011 and the results of their operations and their cash flows for the fiscal years ended December 29, 2012, December 31, 2011, and January 1, 2011, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

/s/ Deloitte & Touche LLP

Williamsville, New York

March 28, 2013

TOPS HOLDING II CORPORATION

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share and per share amounts)

	December 29, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$32,422	$19,181
Accounts receivable, net (Note 3)	53,475	55,987
Inventory, net	125,487	115,309
Prepaid expenses and other current assets	9,323	12,990
Income taxes refundable	237	285
Current deferred tax assets (Note 11)	1,924	1,971

Total current assets	222,868	205,723

Property and equipment, net (Note 4)	350,649	358,263
Goodwill (Note 5)	15,002	462
Intangible assets, net (Note 5)	74,498	71,663
Other assets (Note 6)	12,985	11,101

Total assets	$676,002	$647,212

Liabilities and Shareholders’ Deficit
Current liabilities:
Accounts payable	$77,460	$75,608
Accrued expenses and other current liabilities (Note 7)	75,740	74,677
Current portion of capital lease obligations (Note 8)	14,357	12,701
Current portion of long-term debt (Note 9)	2,271	434

Total current liabilities	169,828	163,420

Capital lease obligations (Note 8)	149,503	159,814
Long-term debt (Note 9)	495,446	355,240
Other long-term liabilities	38,871	23,893
Non-current deferred tax liabilities (Note 11)	5,626	4,309

Total liabilities	859,274	706,676

Commitments and contingencies (Note 15)

Shareholders’ deficit:
Common shares ($0.001 par value; 300,000 authorized shares, 144,776 shares issued and outstanding as of December 29, 2012 and December 31, 2011) (Note 12)	—	—
Paid-in capital	(100,077)	(1,528)
Accumulated deficit	(79,625)	(56,675)
Accumulated other comprehensive loss, net of tax	(3,570)	(1,261)

Total shareholders’ deficit	(183,272)	(59,464)

Total liabilities and shareholders’ deficit	$676,002	$647,212

See notes to consolidated financial statements.

TOPS HOLDING II CORPORATION

CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME

(Dollars in thousands)

	Fiscal 2012	Fiscal 2011	Fiscal 2010
Net sales	$2,365,339	$2,355,492	$2,257,536
Cost of goods sold	(1,654,093)	(1,650,166)	(1,579,016)
Distribution costs	(46,663)	(44,189)	(44,829)

Gross profit	664,583	661,137	633,691

Operating expenses:
Wages, salaries and benefits	(320,626)	(317,738)	(310,800)
Selling and general expenses	(99,841)	(103,153)	(104,841)
Administrative expenses (inclusive of share-based compensation expense of $1,451, $1,140, and $715)	(82,404)	(79,780)	(102,754)
Rent expense, net	(21,225)	(18,856)	(19,135)
Depreciation and amortization	(52,617)	(51,205)	(62,353)
Advertising	(19,314)	(18,789)	(23,175)
Impairment charges (Note 10)	—	(2,791)	—

Total operating expenses	(596,027)	(592,312)	(623,058)

Operating income	68,556	68,825	10,633

Bargain purchase (Note 2)	—	—	15,681
Loss on debt extinguishment	(31,205)	—	(1,041)
Interest expense, net	(58,893)	(61,698)	(61,231)

(Loss) income before income taxes	(21,542)	7,127	(35,958)

Income tax (expense) benefit	(1,408)	(1,295)	9,004

Net (loss) income	$(22,950)	$5,832	$(26,954)

Changes in post retirement benefit obligations (Note 14)	(2,309)	(925)	(471)

Comprehensive (loss) income	$(25,259)	$4,907	$(27,425)

See notes to consolidated financial statements.

TOPS HOLDING II CORPORATION

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

(Dollars in thousands, except share amounts)

	Common Stock		Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive (Loss) Income	Total Shareholders’ Deficit

	Shares	Amount
Balance at January 2, 2010	100,000	$—	$(3,383)	$(35,553)	$135	$(38,801)
Net loss	—	—	—	(26,954)	—	(26,954)
Retirement obligations adjustments	—	—	—	—	(471)	(471)
Issuance of common stock	44,776	—	30,000	—	—	30,000
Dividend	—	—	(30,000)	—	—	(30,000)
Share-based compensation	—	—	715	—	—	715

Balance at January 1, 2011	144,776	—	(2,668)	(62,507)	(336)	(65,511)
Net income	—	—	—	5,832	—	5,832
Retirement obligations adjustments	—	—	—	—	(925)	(925)
Share-based compensation	—	—	1,140	—	—	1,140

Balance at December 31, 2011	144,776	—	(1,528)	(56,675)	(1,261)	(59,464)
Net loss	—	—	—	(22,950)	—	(22,950)
Retirement obligations adjustments	—	—	—	—	(2,309)	(2,309)
Dividend	—	—	(100,000)	—	—	(100,000)
Share-based compensation	—	—	1,451	—	—	1,451

Balance at December 29, 2012	144,776	$—	$(100,077)	$(79,625)	$(3,570)	$(183,272)

See notes to consolidated financial statements.

TOPS HOLDING II CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

	Fiscal 2012	Fiscal 2011	Fiscal 2010
Cash flows provided by operating activities:
Net (loss) income	$(22,950)	$5,832	$(26,954)
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	67,802	67,053	77,315
Loss on debt extinguishment	31,205	—	1,041
Amortization of deferred financing costs	2,847	2,661	2,367
Share-based compensation expense	1,451	1,140	715
Deferred income taxes	1,364	1,249	(9,199)
LIFO inventory valuation adjustments	361	1,333	2,055
Impairment charges	—	2,791	—
Bargain purchase	—	—	(15,681)
Other	(462)	(87)	988
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	2,545	1,664	(7,382)
(Increase) decrease in inventory, net	(2,590)	187	(6,239)
Decrease in prepaid expenses and other current assets	4,005	1,103	1,796
Decrease (increase) in income taxes refundable	48	(85)	560
Increase (decrease) in accounts payable	1,950	(18,080)	24,267
(Decrease) increase in accrued expenses and other current liabilities	(4,453)	389	917
Increase in other long-term liabilities	3,884	1,501	2,892

Net cash provided by operating activities	87,007	68,651	49,458

Cash flows used in investing activities:
Cash paid for property and equipment	(37,565)	(45,575)	(49,663)
Acquisition of Grand Union supermarkets (Note 2)	(27,640)	—	—
Acquisition of independent supermarkets	(3,304)	—	—
Proceeds from insurable loss recovery	1,455	609	—
Cash paid for intangible assets	—	(1,527)	—
Proceeds from sale of assets	—	1,284	20,753
Acquisition of Penn Traffic assets	—	—	(85,023)

Net cash used in investing activities	(67,054)	(45,209)	(113,933)

Cash flows (used in) provided by financing activities:
Proceeds from long-term debt borrowings	460,000	—	112,125
Repayments of long-term debt borrowings	(350,452)	(409)	(36,377)
Dividend to shareholders	(100,000)	—	(30,000)
Borrowings on 2017 ABL Facility	35,000	—	—
Borrowings on 2013 ABL Facility	158,800	612,900	348,737
Repayments on 2013 ABL Facility	(163,800)	(622,900)	(347,737)
Debt extinguishment costs incurred (Note 9)	(20,901)	—	—
Principal payments on capital leases	(13,318)	(11,161)	(9,294)
Deferred financing costs incurred	(11,943)	(57)	(5,769)
Change in bank overdraft position	(98)	(53)	487
Proceeds from issuance of common stock	—	—	30,000

Net cash (used in) provided by financing activities	(6,712)	(21,680)	62,172

Net increase (decrease) in cash and cash equivalents	13,241	1,762	(2,303)
Cash and cash equivalents-beginning of year	19,181	17,419	19,722

Cash and cash equivalents-end of year	$32,422	$19,181	$17,419

See notes to consolidated financial statements.

TOPS HOLDING II CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. THE COMPANY, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company

Tops Holding II Corporation (“Holding II” or “Company”), the parent of Tops Holding LLC (“Holding I”), formerly Tops Holding Corporation, was incorporated on May 7, 2013. Holding I is the parent of Tops Markets, LLC (“Tops Markets”), a supermarket retailer in Upstate New York, Northern Pennsylvania and Vermont. Holding I was incorporated on October 5, 2007 and commenced operations on December 1, 2007. Holding II is owned by various funds affiliated with Morgan Stanley Private Equity (“MSPE”), an affiliate of Morgan Stanley & Co., Incorporated (“Morgan Stanley”), various funds affiliated with Graycliff Partners LP (“Graycliff”), two minority investors and a company employee. Holding I has no other business operations as its sole purpose is the ownership of Tops Markets. During early October 2012, Tops Markets completed the acquisition (“GU Acquisition”) of 21 retail supermarkets in Upstate New York and Vermont from GU Markets LLC (“GU Markets”), an affiliate of C&S Wholesale Grocers, Inc. (“C&S”). As of December 29, 2012, the Company operated 149 supermarkets under the banners of Tops, GU Family Markets, Grand Union and Bryant’s, with an additional five supermarkets operated by franchisees.

Change in Reporting Entity

Effective May 15, 2013, Holding I was converted to a limited liability company and Tops Markets II Corporation, a wholly-owned subsidiary of Holding I, was formed on May 14, 2013 and added as a co-issuer of the 2017 Notes (see Note 9). On May 15, 2013, the stockholders of Holding I contributed all of the outstanding shares of common stock of Holding I to Holding II in exchange for shares of common stock of Holding II. Holding II has no other business operations other than the ownership of Holding I and as the issuer of the Holding II Notes (see Note 18). Holding II’s net assets consist solely of its membership interest in Holding I, undistributed cash from the issuance of the Holding II Notes, the Holding II Notes and related debt issuance costs.

On August 20, 2013, Holding II was added as a guarantor of the 2017 Notes, resulting in Holding II becoming the reporting entity related to these notes. As a result, the historical results of Holding I and its subsidiaries have been consolidated with Holding II as if Holding II were in existence for all periods presented to reflect the change in reporting entity.

Fiscal Year

The Company operates on a 52/53 week fiscal year ending on the Saturday closest to December 31. The Company’s fiscal years include 13 four-week reporting periods, with an additional week in the thirteenth reporting period for 53-week fiscal years. The Company’s first quarter of each fiscal year includes four reporting periods, while the remaining quarters include three reporting periods. The periods from January 1, 2012 to December 29, 2012 (“Fiscal 2012”), January 2, 2011 to December 31, 2011 (“Fiscal 2011”), and January 3, 2010 to January 1, 2011 (“Fiscal 2010”) all included 52 weeks.

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP. The consolidated financial statements include the accounts of the Company and all of its subsidiaries. All intercompany transactions have been eliminated.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the Company’s consolidated financial statements and notes thereto. The most significant estimates used by management are related to the accounting for vendor allowances, valuation of long-lived assets including intangible assets, acquisition accounting, lease classification, self-insurance reserves, inventory valuation and income taxes. Actual results could differ from these estimates.

Consolidated Statements of Cash Flows Supplemental Disclosures

Cash and cash equivalents includes cash on hand that is highly liquid with original maturities at the date of purchase of 90 days or less. As of December 29, 2012 and December 31, 2011, outstanding checks in excess of cash balances with the same institution totaled $2.4 million and $2.5 million, respectively. These amounts are recorded as a bank overdraft and classified as accounts payable in the consolidated balance sheets and as a financing activity in the consolidated statements of cash flows.

The following table presents additional cash flow information for Fiscal 2012, Fiscal 2011 and Fiscal 2010 (dollars in thousands):

	Fiscal 2012	Fiscal 2011	Fiscal 2010
Cash paid during the year for:
Interest	$61,984	$58,800	$56,933
Income taxes	124	190	151
Non-cash items:
Unpaid capital expenditures	4,907	1,718	6,107
Assets acquired under capital leases	4,663	365	5,349

Concentration of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable. The Company maintains its cash in commercial banks insured by the Federal Deposit Insurance Corporation (“FDIC”), up to $250,000 per depositor. At times, such cash in banks exceeds the FDIC insurance limit. At December 29, 2012 and December 31, 2011, the Company had cash in banks exceeding the FDIC insurance limit of $11.6 million and $2.6 million, respectively.

Accounts Receivable

Accounts receivable are carried at net realizable value. Allowances are recorded, if necessary, in an amount considered by management to be sufficient to meet future losses related to the collectability of accounts receivable. The Company evaluates the collectability of its accounts receivable based on the age of the receivable and knowledge of customers’ financial positions. At December 29, 2012 and December 31, 2011, the allowance for doubtful accounts was $0.4 million and $0.9 million, respectively.

Fair Value of Financial Instruments

The provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 820, “Fair Value Measurements and Disclosures” establish a framework for measuring fair value and a hierarchy that categorizes and prioritizes the sources to be used to estimate fair value as follows:

Level 1 – observable inputs such as quoted prices in active markets;

Level 2 – inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs); and

Level 3 – unobservable inputs that reflect the Company’s determination of assumptions that market participants would use in pricing the asset or liability. These inputs are developed based on the best information available, including the Company’s own data.

Financial instruments include cash and cash equivalents, accounts receivable, accounts payable, capital lease obligations and long-term debt. The carrying amounts of cash and cash equivalents, accounts receivable and accounts payable approximate fair value because of the short-term nature of these financial instruments. At December 29, 2012 and December 31, 2011, the estimated fair value and the carrying value of our debt instruments were as follows (dollars in thousands):

	December 29, 2012	December 31, 2011
Carrying value of debt instruments:
Current portion of capital lease obligations	$14,357	$12,701
Current portion of long-term debt	2,271	434
Long-term capital lease obligations	149,503	159,814
Long-term debt	495,446	355,240

Total carrying value of debt instruments	661,577	528,189
Fair value of debt instruments	632,552	530,652

Excess (deficiency) of carrying value over fair value	$29,025	$(2,463)

The fair value of the Company’s senior secured notes was based on quoted market prices, a Level 2 source. The fair value of the Company’s other long-term debt and capital lease obligations was based on the net present value of future cash flows using estimated applicable market interest rates for the Company at December 29, 2012 and December 31, 2011, a Level 3 measurement technique.

Fair value measurements of non-financial assets and non-financial liabilities are primarily used in the impairment analysis of long-lived assets, goodwill and intangible assets. Long-lived assets and definite-lived intangible assets are measured at fair value on a nonrecurring basis using Level 3 inputs. As described in Note 10, the Company recorded long-lived asset impairment charges of $2.8 million within the consolidated statement of operations and comprehensive (loss) income during Fiscal 2011. Goodwill and the Tops tradename are reviewed annually for impairment on December 1, or more frequently, if impairment indicators arise.

Inventory

The Company values inventory at the lower of cost or market using the last-in, first-out (“LIFO”) method. As of December 29, 2012 and December 31, 2011, the LIFO balance sheet reserves were $11.1 million and $10.7 million, respectively. The Company’s inventory balances consist primarily of finished goods. Inventory costs include the purchase price of the product and freight charges to deliver the product and are net of certain cash or non-cash consideration received from vendors (see ‘‘Vendor Allowances’’).

Cost is determined using the retail method for inventory. Under the retail method, the valuation of inventory at cost and the resulting gross margins are determined by applying a cost-to-retail ratio for various groupings of similar items to the retail value of inventory. Inherent in the retail inventory method calculations are certain management judgments and estimates which could impact the ending inventory valuation at cost, as well as the resulting gross margins.

Physical inventory counts are taken on a cycle basis. The Company records an estimated inventory shrinkage reserve for the period between each store’s last physical inventory and the latest consolidated balance sheet date.

Property and Equipment

Property and equipment is stated at historical cost or, if acquired in a business acquisition, at fair value at the acquisition date, less accumulated depreciation and impairments. Cost includes expenditures that are directly attributable to the acquisition of the item, including shipping charges and sales tax. Interest incurred during the construction period is capitalized as part of the related asset. Expenditures for betterments are capitalized, while repairs and maintenance expenditures are expensed as incurred. Depreciation is calculated on a straight-line basis over the shorter of the estimated useful lives of the assets or the remaining lease terms. The estimated useful lives of the principal categories of property and equipment are as follows:

Asset	Useful Lives
Land and land improvements	Indefinite
Buildings	30 – 40 years
Leasehold improvements	Lesser of 3 – 20 years or remaining lease term
Equipment	2 – 10 years
Automobiles	3 – 10 years
IT software and equipment	3 – 5 years

Long-Lived Assets

Long-lived assets held and used by the Company are tested for recoverability whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For purposes of evaluating the recoverability of long-lived assets, the Company compares the carrying value of the asset or asset group to the estimated, undiscounted future cash flows expected to be generated by the long-lived asset or asset group, as required by the provisions of ASC 360, “Property, Plant, and Equipment.” Impairment charges are recorded as the excess of the net book value over its fair value, which is calculated using the discounted cash flows associated with that asset or assets. As discussed in Note 10, the Company recorded impairment charges of $2.8 million within the consolidated statement of operations and comprehensive (loss) income during Fiscal 2011. There were no impairment charges recorded during Fiscal 2012 or Fiscal 2010.

Goodwill

The Company reviews goodwill for impairment annually on December 1, and also upon the occurrence of trigger events. Generally, fair value is determined using a multiple of earnings, or discounted projected future cash flows, and is compared to the carrying value of the Company for purposes of identifying potential impairment. Projected future cash flows are based on management’s knowledge of the current operating environment and expectations for the future. If potential for impairment is identified, the fair value of the Company is measured against the fair value of its underlying assets and liabilities, excluding goodwill, to estimate an implied fair value of the Company’s goodwill. Goodwill impairment is recognized for any excess of the carrying value of the Company’s goodwill over the implied fair value. There were no goodwill impairment charges recorded during Fiscal 2012, Fiscal 2011 or Fiscal 2010.

Intangible Assets

The Company’s intangible assets include favorable lease rights, tradenames, franchise agreements and customer relationships. The franchise agreements consist of two franchisees which own five stores, and the customer relationships represent a source of repeat business for the Company. The fair values of the Company’s franchise agreements and customer relationships were estimated using an excess earnings income approach. The principle behind the excess earnings income approach is that the value of an intangible asset is equal to the present value of the incremental after-tax cash flows attributable to that intangible asset. Customer relationships are being amortized on an accelerated basis based upon the level of expected attrition.

The fair values of the tradenames were estimated by utilizing the ‘‘relief from royalty’’ method. This method involves determining the present value of the economic royalty savings associated with the tradenames and revenue projections attributed to the tradenames. The Tops tradename is not amortized due to its indefinite life. All other tradenames are being amortized on an accelerated basis based upon a brand obsolescence assumption.

For intangible assets, the Company amortizes the assets as presented in the table below:

Asset	Weighted Average Amortization Period
Tradename – indefinite	Indefinite life
Customer relationships	8.4
Favorable lease rights	9.8
Franchise agreements	11.0
Tradenames – finite	8.8
Other	5.0

Deferred Financing Costs

The Company records deferred financing costs incurred in connection with entering into its debt obligations. These costs are capitalized and included in other assets in the Company’s consolidated balance sheets. The deferred financing costs are amortized to interest expense over the terms of associated debt on a straight-line basis or using the effective interest method, as appropriate. As discussed in Note 6, the Company capitalized deferred financing costs of $13.0 million and wrote off unamortized deferred financing costs of $8.3 million in connection with the Company’s December 2012 financing activities.

Leases

Classification

The Company leases buildings and equipment under operating and capital lease arrangements. In accordance with the provisions of ASC 840, “Leases” (“ASC 840”), the Company classifies its leases as capital leases when the lease agreement transfers substantially all risks and rewards of ownership to the Company. For leases determined to be capital leases, the asset and liability are recognized at an amount equal either to the fair value of the leased asset or the present value of the minimum lease payments during the lease term, whichever is lower. Leases that do not qualify as capital leases are classified as operating leases, and the related lease payments are expensed on a straight-line basis (taking into account rent escalation clauses) over the lease term, including, as applicable, any rent free period during which the Company has the right to use the asset. For leases with renewal options where the renewal is reasonably assured, the lease term is used to (i) determine the appropriate lease classification, (ii) compute periodic rental expense and (iii) depreciate leasehold improvements (unless their economic lives are shorter) includes the periods of expected renewals. Determining whether a lease is a capital or an operating lease requires judgment on various aspects that include the fair value of the leased asset, the economic life of the leased asset, whether or not to include renewal options in the lease term and determining an appropriate discount rate to calculate the present value of the minimum lease payments.

Operating Leases

Store lease agreements generally include rent holidays, rent escalation clauses and contingent rent provisions for a percentage of sales in excess of specified levels. Most of the Company’s lease agreements include renewal periods at the Company’s option. The Company recognizes rent holiday periods and scheduled rent increases on a straight-line basis over the lease term beginning with the date the Company takes possession of the leased space for construction and other purposes. The Company records tenant improvement allowances and rent holidays as deferred rent liabilities which are amortized over the related lease terms to rent expense. The Company records rent liabilities for contingent percentage of sales lease provisions when it is probable that the specified levels will be reached during the fiscal year.

Lease Incentives

For leases classified as operating leases, the Company recognizes rent starting when possession of the property is taken from the landlord, which normally includes a construction period prior to store opening. Payments made to the Company representing incentives to sign a new lease or representing reimbursements for leasehold improvements are deferred and recognized on a straight-line basis over the term of the lease as reductions of rent expense. Such payments received for leases classified as capital leases are recorded as increases to the related capital leases obligations, reducing the portion of future rent payments classified as interest expense.

Rental Income

For certain properties, the Company subleases either a portion or all of the property. The sublease income of the properties is recognized as rental income. In certain cases, the Company subleases store locations to third parties. Rental income was $4.2 million, $3.5 million and $3.4 million for Fiscal 2012, Fiscal 2011 and Fiscal 2010, respectively, and is recorded as an offset to rent expense in the consolidated statements of comprehensive (loss) income.

Asset Retirement Obligations

Asset retirement obligations (“AROs”) are legal obligations associated with the retirement of long-lived assets (i.g., gas tank removal and removal of store equipment upon store closure). These liabilities are initially recorded at fair value and the related asset retirement costs are capitalized by increasing the carrying amount of the related assets by the same amount as the liability in accordance with the provisions of ASC 410, “Asset Retirement and Environmental Obligations.” Asset retirement costs are subsequently depreciated over the useful lives of the related assets. Subsequent to initial recognition, the Company records changes in the ARO liability resulting from the passage of time and revisions to either the timing or the amount of the original estimate of undiscounted cash flows. The Company derecognizes ARO liabilities when the related obligations are settled. The ARO liabilities recognized at December 29, 2012 and December 31, 2011 were $3.3 million and $2.6 million, respectively. Accretion expense attributable to ARO liabilities was $0.2 million during Fiscal 2012, Fiscal 2011 and Fiscal 2010 (see Note 15).

Guarantees

The Company has been party to a variety of contractual agreements under which it may be obligated to indemnify the other party for certain matters. Additionally, the Company guarantees certain other contractual arrangements. Under these agreements, the Company may provide certain routine indemnifications relating to representations and warranties (i.g., ownership of assets and environmental or tax indemnifications). The terms of these indemnifications range in duration and may not be explicitly defined.

The Company has applied the provisions of ASC 460, “Guarantees” to its agreements that contain guarantee or indemnification clauses. These provisions require the Company to recognize and disclose certain types of guarantees, even if the likelihood of requiring the Company’s performance is remote. Historically, the Company has not been required to make payments related to its agreements that contain guarantee or indemnification clauses.

Insurance Programs

The Company is insured by a third-party carrier, subject to certain deductibles and self-insured retentions ranging from $0.1 million to $1.0 million. The Company maintains an insurance program covering primarily fleet, general liability inclusive of druggist liability, workers’ compensation, property, environmental and other executive insurance policies. The Company accrues an estimated ultimate liability for its insurance programs based on known claims and past claims history. These accruals are included in accrued expenses and other current liabilities and other long-term liabilities in the Company’s consolidated balance sheets.

Employee Benefits

The Company accounts for its participation in a multiemployer pension plan by recognizing as net pension cost the required contributions for the period and recognizing as a liability any contributions due and unpaid (see Note 14).

Revenue Recognition

The Company generates and recognizes revenue at the point of sale in its stores, net of sales tax collected. Discounts, earned by customers through agreements or by using their bonus or loyalty cards, are recorded by the Company as a reduction of revenue as they are earned by the customer. Franchise revenue consists of net revenue on wholesale sales to franchisees, and income from franchise fees and administrative fees. Franchise revenues were $4.2 million, $4.1 million and $3.8 million for Fiscal 2012, Fiscal 2011, and Fiscal 2010, respectively, and are included in net sales in the consolidated statements of comprehensive (loss) income.

For certain products or services, such as the sales of lottery tickets, third-party prepaid phone cards, third-party gift cards, stamps and public transportation tickets, the Company acts as an agent. In accordance with the provisions of ASC 605, “Revenue Recognition” (“ASC 605”), the Company records the amount of the net margin or commission in its net sales. Commission income was $2.7 million, $2.2 million and $2.0 million for Fiscal 2012, Fiscal 2011, and Fiscal 2010, respectively, and is included in net sales in the consolidated statements of comprehensive (loss) income.

The Company records a deferred revenue liability when it sells gift cards, recording revenue when customers redeem the gift cards. These gift cards do not expire. The Company has completed an analysis of the historical redemption patterns of gift cards. As a result of this analysis, the Company has determined that the likelihood of redemption after two years is remote. Therefore, the Company reduces the liability and recognizes ‘‘breakage’’ income for the unused portion of gift cards after two years. The Company recognized pre-tax gift card breakage income of $0.3 million, $0.2 million and $0.3 million during Fiscal 2012, Fiscal 2011 and Fiscal 2010, respectively.

Cost of Goods Sold and Distribution Costs

Cost of goods sold and distribution costs include the purchase price of products sold and other costs incurred in bringing inventories to the location and condition ready for sale, including costs of purchasing, storing and transportation. In accordance with the provisions of ASC 605, cash consideration received from vendors is recognized as a reduction of cost of goods sold. During Fiscal 2012, Fiscal 2011 and Fiscal 2010, depreciation expense of $2.9 million, $3.4 million and $3.5 million, respectively, is included in distribution costs in the consolidated statements of comprehensive (loss) income.

Vendor Allowances

The Company receives allowances from many of the vendors whose products the Company buys for resale in its stores. Allowances are received for a variety of merchandising activities, which consist of the inclusion of vendor products in the Company’s advertising, placement of vendor products in prominent locations in the Company’s stores, introduction of new products, exclusivity rights for certain categories of products and temporary price reductions offered to customers on products held for sale. The Company also receives vendor funds associated with buying activities such as volume purchase rebates and rebates for purchases made during specific periods.

The Company records a receivable for vendor allowances for which the Company has fulfilled its contractual commitments but has not yet received payment from the vendor. When payment for vendor allowances is received prior to fulfillment of contractual terms or before the programs necessary to earn such allowances are initiated, the Company records such amounts as deferred income or vendor funds received in advance, respectively, which are classified within accrued expenses and other current liabilities and other long-term liabilities in the consolidated balance sheets. Once all contractual commitments have been met, the Company records vendor allowances as a reduction of the cost of inventory. Accordingly, when the inventory is sold, the vendor allowances are recognized as a reduction of the cost of goods sold in the consolidated statements of comprehensive (loss) income.

The amount of vendor allowances reducing the Company’s inventory (“inventory offset”) as of December 29, 2012 and December 31, 2011 was $1.6 million and $1.4 million, respectively.

Selling and General Expenses

Selling and general expenses consist of repairs and maintenance charges, utilities, supplies, real estate taxes, insurance, bank and credit card fees and other general expenses. Depreciation expense included in selling and general expenses in the consolidated statements of comprehensive (loss) income was $0.2 million during Fiscal 2012, Fiscal 2011 and Fiscal 2010.

Administrative Expenses

Administrative expenses consist of charges for services performed by outside vendors, salaries and wages of support office employees, rent and depreciation of support offices and assets, and other administrative expenses. During Fiscal 2012, Fiscal 2011 and Fiscal 2010, depreciation expense of $11.4 million, $11.5 million and $10.4 million, respectively, was included in administrative expenses in the consolidated statements of comprehensive (loss) income.

Effective December 28, 2012, following the December 20, 2012 dividend (see Note 12), the Company awarded payments to holders of stock options under the 2007 Stock Incentive Plan in amounts equal to the difference between the per share dividend paid to shareholders and the reductions in exercise prices associated with the stock options (see Note 12). The payments totaled $5.0 million and were recorded within administrative expenses in the Fiscal 2012 consolidated statement of comprehensive (loss) income.

Advertising

Advertising includes newspaper inserts, direct mail and radio commercials, promotional prizes, as well as the expenses of the Company’s advertising department. The Company recognizes advertising expenses as incurred.

Income Taxes

Tops Markets is a single member LLC whose operations are included in the Holding tax return, as Tops Markets is a disregarded entity for income tax purposes. The Company accounts for income taxes using the liability method in accordance with ASC 740, “Income Taxes” (“ASC 740”). Under this method, deferred tax assets and liabilities are determined based upon differences between the financial reporting and the tax basis of assets and liabilities, including net operating loss carry forwards, and are measured using the enacted tax rates expected to apply to taxable income in the periods in which the deferred tax assets or liabilities are expected to be realized or settled. The Company uses the provisions of ASC 740 to assess and record income tax uncertainties. In relation to recording the provision for income taxes, management must estimate the future tax rates applicable to the reversal of temporary differences, make certain assumptions regarding whether book/tax differences are permanent or temporary and if temporary, the related timing of expected reversal. Also, estimates are made as to whether taxable operating income in future periods will be sufficient to fully recognize any gross deferred tax assets. If recovery is not likely, the Company must increase its provision for taxes by recording a valuation allowance against the deferred tax assets that the Company estimates will not ultimately be recoverable. Alternatively, the Company may make estimates about the potential usage of deferred tax assets that decrease its valuation allowances. Tax positions are recognized when they are more likely than not to be sustained upon examination. The amount recognized is measured as the largest amount of benefit that is more likely than not of being realized upon settlement. The Company is subject to periodic audits by the Internal Revenue Service and other foreign, state and local taxing authorities. These audits may challenge certain of the Company’s tax positions such as the timing and amount of income and deductions and the allocation of taxable income to various tax jurisdictions. The Company evaluates its tax positions and establishes liabilities in accordance with the applicable accounting guidance on uncertainty in income taxes. These tax uncertainties are reviewed as facts and circumstances change and are adjusted accordingly. This requires significant management judgment in estimating final outcomes. Actual results could materially differ from these estimates and could significantly affect the Company’s effective tax rate and cash flows in future years. The Company recognizes interest and penalties related to unrecognized tax benefits as a component of income tax expense.

Stock-Based Compensation

The Company applies the Black-Scholes valuation model at the date of grant to determine the fair value of stock options granted to participants. The fair value of stock options are then amortized on a straight-line basis to compensation expense over the applicable vesting period, which is generally between three and five years. Compensation expense is recognized only for those options expected to vest, with forfeiture estimates based on the Company’s historical experience and future expectations. The Company’s outstanding stock options represent non-qualified stock options for income tax purposes. As such, the stock option grants result in the creation of a deferred tax asset until the time that such stock option is exercised.

Recently Issued Accounting Pronouncements Not Yet Adopted

There are no recent accounting pronouncements that have had or are expected to have a material impact on the Company’s consolidated financial statements as of the date of this report.

Segments

The Company’s supermarkets offer grocery, produce, frozen, dairy, meat, floral, seafood, health and beauty care, general merchandise, deli and bakery goods. The Company operates one supermarket format where each supermarket offers the same general mix of products with similar pricing to similar categories of customers. As of December 29, 2012, 78 supermarkets offered pharmacy services and 47 fuel centers were in operation, inclusive of the Company’s franchise locations. As a result of recent acquisition activity, including the GU Acquisition, the Company reevaluated its conclusions regarding its operating and reportable segments. The Company’s retail operations, which represent substantially all of the Company’s consolidated sales, earnings and total assets, are its only operating segment and reportable segment.

The following table presents sales revenue by type of similar product (dollars in thousands):

	Fiscal 2012		Fiscal 2011		Fiscal 2010
	Amount	% of Total	Amount	% of Total	Amount	% of Total
Non-perishables(1)	$1,337,030	56.5%	$1,335,913	56.7%	$1,307,304	57.9%
Perishables(2)	631,621	26.7%	624,490	26.5%	605,684	26.8%
Fuel	218,815	9.3%	204,193	8.7%	150,012	6.6%
Pharmacy	160,069	6.8%	174,437	7.4%	179,518	8.0%
Other(3)	17,804	0.7%	16,459	0.7%	15,018	0.7%

	$2,365,339	100.0%	$2,355,492	100.0%	$2,257,536	100.0%

(1)	Non-perishables consist of grocery, dairy, frozen, general merchandise, health and beauty care and other non-perishable related products.
(2)	Perishables consist of produce, meat, seafood, bakery, deli, floral, prepared foods and other perishable related products.
(3)	Other primarily consists of franchise income and service commission income, such as lottery, money orders and money transfers.

2. BUSINESS ACQUISITION

During late September through early October 2012, the Company completed the GU Acquisition. In addition to cash consideration of $27.6 million paid to GU Markets, the Company incurred $1.3 million of transaction costs that have been recorded in administrative expenses in the consolidated statement of operations and comprehensive (loss) income for Fiscal 2012. The acquisition is being accounted for under the acquisition method of accounting in accordance with ASC 805, “Business Combinations.”

The Company believes the acquisition creates significant strategic value due to the expansion it provides to the Company’s supermarket base with minimal incremental general and administrative expenses.

Under the acquisition method of accounting, the aggregate purchase price is allocated to the net tangible and intangible assets based upon their estimated fair values on the acquisition date. The Company engaged a third party valuation specialist to assist with the valuation of assets acquired. The fair value of inventory was determined based upon the Company’s estimated replacement cost. The fair values of buildings, personal property and site improvements, all of which are included in property and equipment in the succeeding table, were determined using the cost approach. The fair value of land was determined using the market approach. The fair values of intangible assets were primarily determined using the income approach which, for the tradenames, is based upon the present value of the economic royalty savings associated with the tradenames and revenue projections attributed to the tradenames. Tradenames are being amortized on an accelerated basis based upon a brand obsolescence assumption.

As initial fair value estimates of certain assets and liabilities were preliminary in nature, such values were adjusted during Fiscal 2012 as additional information was obtained.

The following table summarizes the final allocation of the purchase price to the assets acquired and liabilities assumed as of the transaction date (dollars in thousands):

	Initial Estimate	Adjustments	Final Allocation
Assets acquired:
Accounts receivable	$28	$5	$33
Inventory	7,358	(93)	7,265
Prepaid expenses	325	—	325
Property and equipment	7,235	663	7,898
Goodwill	12,947	(178)	12,769
Favorable lease rights	2,385	(188)	2,197
Tradenames	1,000	—	1,000

Total assets acquired	31,278	209	31,487
Liabilities assumed:
Accrued expenses and other current liabilities	803	—	803
Unfavorable lease rights	2,244	(72)	2,172
Capital lease obligation	872	—	872

Total liabilities assumed	3,919	(72)	3,847

Acquisition price	$27,359	$281	$27,640

The results of operations of the acquired supermarkets have been included in the Fiscal 2012 condensed consolidated statement of operations and comprehensive (loss) income following the respective closing dates of the individual supermarket acquisitions that ranged from September 24, 2012 to October 5, 2012. The acquired supermarkets contributed net sales and operating income of $22.3 million and $0.5 million, respectively, during Fiscal 2012.

The following table summarizes the Company’s unaudited pro forma operating results for Fiscal 2012 and Fiscal 2011, giving effect to the GU Acquisition as if it occurred on January 1, 2011 (dollars in thousands):

	Fiscal 2012	Fiscal 2011
Net sales	$2,441,323	$2,453,012
Operating income	73,814	70,859
Net (loss) income	(17,692)	7,866

This pro forma financial information above reflects the $1.3 million of transaction costs incurred by the Company during Fiscal 2012 within the Fiscal 2011 operating results. This pro forma financial information is not intended to represent or be indicative of what would have occurred if the transaction had taken place prior to the beginning of the periods presented and should not be taken as representative of the Company’s future consolidated results of operations. This pro forma financial information does not contemplate the cost savings expected to be realized from the achievement of synergies, including, without limitation, purchasing savings by leveraging the Company’s relationships with its suppliers and the reduction of duplicative selling, general and administrative expenses.

3. ACCOUNTS RECEIVABLE, NET

Accounts receivable, net of allowance for doubtful accounts, consist of the following (dollars in thousands):

	December 29, 2012	December 31, 2011
Vendor receivables	$30,305	$28,034
Credit and debit card receivables	8,685	10,692
Pharmacy receivables	7,509	8,364
Other receivables	7,390	9,751
Allowance for doubtful accounts	(414)	(854)

Total accounts receivable, net	$53,475	$55,987

4. PROPERTY AND EQUIPMENT, NET

Property and equipment consist of the following (dollars in thousands):

	December 29, 2012	December 31, 2011
Land	$10,301	$9,973
Land improvements	9,438	9,440
Buildings	57,576	57,465
Leasehold improvements	109,928	93,989
Equipment	199,397	174,372
IT software and equipment	39,223	36,363

Total at cost	425,863	381,602
Accumulated depreciation	(212,143)	(170,559)

	213,720	211,043
Property, equipment and automobiles under capital leases, net of accumulated depreciation	136,929	147,220

Property and equipment, net	$350,649	$358,263

Included in property and equipment are the following assets under capital leases (dollars in thousands):

	December 29, 2012	December 31, 2011
Land	$48,829	$48,829
Building	148,633	145,829
Equipment	8,841	8,116
Automobiles	3,401	2,634

Total at cost	209,704	205,408
Accumulated depreciation	(72,775)	(58,188)

Capital lease assets, net	$136,929	$147,220

Depreciation expense was $60.8 million, $58.4 million and $67.0 million during Fiscal 2012, Fiscal 2011 and Fiscal 2010, respectively. Depreciation expense includes $16.3 million, $16.0 million and $15.9 million related to assets under capital leases during Fiscal 2012, Fiscal 2011 and Fiscal 2010, respectively.

5. GOODWILL AND INTANGIBLE ASSETS, NET

The following table summarizes the change in the Company’s goodwill balance during Fiscal 2012 (dollars in thousands):

Balance – December 31, 2011	$462
Acquisition of GU supermarkets (Note 2)	12,769
Acquisition of independent supermarkets	1,771

Balance – December 29, 2012	$15,002

Goodwill is reviewed annually for impairment on December 1, or more frequently upon the occurrence of trigger events. Based on the Company’s assessment, no goodwill impairments were recorded during Fiscal 2012 or Fiscal 2011.

Intangible assets, net of accumulated amortization, consist of the following (dollars in thousands):

December 29, 2012	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Weighted Average Amortization Period
Tradename – indefinite	$41,011	$—	$41,011	Indefinite life
Favorable lease rights	32,826	(14,759)	18,067	9.8
Customer relationships	28,591	(22,794)	5,797	8.4
Franchise agreements	11,538	(5,331)	6,207	11.0
Tradenames – finite	5,310	(2,222)	3,088	8.8
Other	704	(376)	328	5.0

	$119,980	$(45,482)	$74,498	9.3

December 31, 2011	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Tradename – indefinite	$41,011	$—	$41,011
Customer relationships	28,591	(19,643)	8,948
Favorable/unfavorable lease rights	17,789	(6,610)	11,179
Franchise agreements	11,538	(4,288)	7,250
Tradenames – finite	4,310	(1,504)	2,806
Other	706	(237)	469

	$103,945	$(32,282)	$71,663

The Tops tradename is reviewed annually for impairment on December 1, or more frequently, if impairment indicators arise. Based on the Company’s assessment, no impairment was recorded during Fiscal 2012, Fiscal 2011 or Fiscal 2010.

Amortization expense related to intangible assets was $8.6 million, $8.7 million and $10.3 million in Fiscal 2012, Fiscal 2011 and Fiscal 2010, respectively. Such amortization is included in administrative expenses in the consolidated statements of comprehensive (loss) income.

Depreciation and amortization in the Fiscal 2012 consolidated statement of operations and comprehensive (loss) income includes $1.6 million of contra-expense related to the amortization of unfavorable lease rights which are classified in other long-term liabilities in the December 29, 2012 consolidated balance sheet. Expected future amortization of these unfavorable lease rights is contra-expense of $1.5 million in Fiscal 2013, $1.3 million in Fiscal 2014, $1.2 million in Fiscal 2015, $1.1 million in Fiscal 2016, $0.9 million in Fiscal 2017 and $2.4 million thereafter.

As of December 29, 2012, expected future amortization of intangible assets is as follows (dollars in thousands):

2013	$8,153
2014	6,962
2015	5,743
2016	4,282
2017	3,111
Thereafter	5,236

6. OTHER ASSETS

During Fiscal 2009, the Company and Tops Markets issued $275.0 million of 2015 Notes, and Tops Markets entered into the 2013 ABL Facility (see Note 9). Costs associated with the 2015 Notes of $9.9 million were capitalized and were being amortized over the term of the notes using the effective interest method. Costs associated with the 2013 ABL Facility of $1.8 million were capitalized and were being amortized on a straight-line basis over the term of the facility.

During Fiscal 2010, the Company and Tops Markets issued an additional $75.0 million of 2015 Notes. Costs associated with the additional 2015 Notes of $3.9 million were capitalized and were being amortized over the term of the notes using the effective interest method. Also during Fiscal 2010, the Company entered into a $25.0 million bridge loan facility (the “Bridge Loan”) with Morgan Stanley Senior Funding, Inc., and Banc of America Bridge LLC. Additionally, the 2013 ABL Facility was amended to increase its borrowing capacity by up to $41.0 million, consisting of an increase in the amount available under the revolving credit facility of $30.0 million and a new term loan facility (the “Term Loan”) of $11.0 million. Costs associated with the Bridge Loan and Term Loan of $0.7 million and $0.4 million, respectively, were capitalized and were being amortized over the terms of the agreements using the effective interest method. As the Bridge Loan and Term Loan were repaid in full during Fiscal 2010, unamortized costs of $0.7 million and $0.3 million, respectively, were written off and recorded within loss on debt extinguishment in the Fiscal 2010 consolidated statement of operations and comprehensive (loss) income. Costs associated with the $30.0 million increase in the revolving 2013 ABL Facility of $0.8 million were capitalized and were being amortized on a straight-line basis over the term of the agreement.

On December 20, 2012, the Company and Tops Markets issued $460.0 million of 2017 Notes (see Note 9), using the proceeds in part to redeem the 2015 Notes. Costs associated with the 2017 Notes of $12.2 million were capitalized and are being amortized over the term of the notes using the effective interest method. Unamortized costs of $7.8 million related to the 2015 Notes were written off and recorded within loss on debt extinguishment in the Fiscal 2012 consolidated statement of operations and comprehensive (loss) income.

On December 14, 2012, Tops Markets entered into the 2017 ABL Facility (see Note 9), which amended and restated the 2013 ABL Facility. Costs associated with the 2017 ABL Facility of $0.8 million were capitalized and are being amortized on a straight-line basis over the term of the facility. Unamortized costs of $0.5 million related to the 2013 ABL Facility were written off and recorded within loss on debt extinguishment in the Fiscal 2012 consolidated statement of comprehensive (loss) income.

Amortization of deferred financing costs is recorded within interest expense in the consolidated statements of operations and comprehensive (loss) income and amounted to $2.8 million, $2.7 million and $2.4 million in Fiscal 2012, Fiscal 2011 and Fiscal 2010, respectively. At December 29, 2012, other assets include deferred financing costs, net of accumulated amortization of $0.1 million, totaling $13.0 million. At December 31, 2011, other assets include deferred financing costs, net of accumulated amortization of $5.5 million, totaling $11.1 million.

7. ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consist of the following (dollars in thousands):

	December 29, 2012	December 31, 2011
Wages, taxes and benefits	$20,585	$21,779
Lottery	10,787	10,124
Professional and legal fees	6,459	1,538
Gift cards	6,196	4,517
Property and equipment expenditures	4,907	1,718
Self-insurance reserves	4,784	3,468
Union medical, pension and 401(k)	4,518	3,226
Utilities	2,404	2,192
Repairs and maintenance	2,164	2,271
Money orders	1,868	3,133
Sales and use tax	1,129	964
Interest payable	1,072	7,846
Other	8,867	11,901

	$75,740	$74,677

8. LEASES

The Company has a number of leases in effect for store properties and equipment. The initial lease terms generally range up to twenty-five years and will expire at various times through 2032, with options to renew for additional periods. The majority of the store leases provide for base rental, plus real estate taxes, insurance, common area maintenance and other operating expenses applicable to the leased premises. Some leases contain escalation clauses for future rents and contingent rents based on sales volume.

As of December 29, 2012, future minimum lease rental payments applicable to non-cancelable capital and operating leases, and expected minimum sublease rental income, were as follows (dollars in thousands):

	Capital Leases	Operating Leases	Future Expected Sub-lease Income
2013	$30,254	$28,176	$3,539
2014	28,006	28,916	1,876
2015	25,279	31,424	1,403
2016	23,951	33,101	1,052
2017	19,937	34,968	888
Thereafter	65,843	193,835	2,657

Total minimum lease payments	193,270	$350,420	$11,415

Less amounts representing interest	(78,239)

Present value of net minimum lease payments	115,031
Less current obligations	(14,357)

Long-term obligations	$100,674

The Company entered into sale-leaseback transactions in various years involving certain properties that did not qualify for sale-leaseback accounting as the lease agreements included various forms of continuing involvement. As a result, the transactions have been classified as financing transactions in accordance with ASC 840.

Under the financing method, the assets remain on the consolidated balance sheet and proceeds received by the Company from these transactions are recorded as capital lease obligations, allocated between land and building. Payments under these leases are applied as payments of imputed interest and deemed principal on the underlying building obligations, with no underlying cash payments deemed attributable to the land obligations. The related land assets are not depreciated, and at the end of the lease terms, the remaining capital lease obligations will equal the net book value of the land. The capital lease obligations as of December 29, 2012 and December 31, 2011 include $48.8 million of obligations related to land. At the expiration of the lease terms, which range from 2023 to 2068, or when the Company’s continuing involvement under the lease agreements ends, the related land and obligations will be removed from the balance sheet, with no underlying cash payments.

The Company incurred rental expense related to operating leases associated with its supermarkets of $25.4 million, $22.3 million and $22.5 million, net of sublease rental income of $4.2 million, $3.5 million and $3.4 million during Fiscal 2012, Fiscal 2011 and Fiscal 2010, respectively, that is included in rent expense in the consolidated statements of comprehensive (loss) income. In addition, the Company incurred rental expense related to equipment recorded in selling and general expenses in the consolidated statements of comprehensive (loss) income of $0.4 million, $0.8 million and $0.7 million during Fiscal 2012, Fiscal 2011 and Fiscal 2010, respectively. The Company also incurred rental expense related to equipment and office rent recorded in administrative expenses in the consolidated statements of comprehensive (loss) income of $1.4 million, $2.1 million and $2.1 million during Fiscal 2012, Fiscal 2011 and Fiscal 2010, respectively.

9. DEBT

Long-term debt is comprised of the following (dollars in thousands):

	December 29, 2012	December 31, 2011
2017 Notes	$460,000	$—
2015 Notes	—	350,000
Discount on 2015 Notes, net	—	(2,495)
2017 ABL Facility	35,000	—
2013 ABL Facility	—	5,000
Other loans	2,011	2,219
Mortgage note payable	706	950

Total debt	497,717	355,674
Current portion	(2,271)	(434)

Total long-term debt	$495,446	$355,240

During Fiscal 2009, the Company and Tops Markets (collectively, the “Issuers”) issued $275.0 million of senior secured notes, bearing interest of 10.125% (the “2015 Notes”). During Fiscal 2010, the Issuers issued an additional $75.0 million of 2015 Notes on the same terms as the Fiscal 2009 issuance. The 2015 Notes were scheduled to mature October 15, 2015.

On December 20, 2012, the Issuers issued $460.0 million of senior secured notes, bearing interest of 8.875% (the “2017 Notes”). The proceeds from the 2017 Notes were used to redeem the 2015 Notes, pay a $100.0 million dividend to the Company’s shareholders and pay fees and expenses related to the notes issuance. The 2017 Notes mature December 15, 2017 and require semi-annual interest payments on June 15 and December 15 beginning on June 15, 2013. The notes are redeemable, in whole or in part, at any time on or after June 15, 2015 at specified redemption prices. Prior to June 15, 2015, the Issuers may redeem some or all of the notes at a specified “make-whole” premium.

Also on December 20, 2012, the Company satisfied and discharged its obligations under the 2015 Notes by depositing $377.3 million in irrevocable trust to repay the $350.0 million notes, and pay a $17.7 million redemption premium and $9.6 million of unpaid interest calculated through January 22, 2013, the settlement date of the redemption with bondholders. The redemption premium, prepaid interest for the period between the December 20, 2012 discharge date and the January 22, 2013 settlement date of $3.2 million, the write off of unamortized deferred financing costs of $7.8 million (see Note 6) and the write off of the unamortized net discount on the 2015 Notes of $2.0 million were recorded within loss on debt extinguishment in the Fiscal 2012 consolidated statement of operations and comprehensive (loss) income.

The 2017 Notes are collateralized by (i) first priority interests, subject to certain exceptions and permitted liens, in the stock held by the Issuers and the guarantor subsidiaries, Tops PT, LLC and Tops Gift Card Company, LLC (collectively, the “Guarantors”), the Company’s warehouse distribution facility in Lancaster, New York, the Company’s retail facility located in Fayetteville, New York and certain owned real property acquired by the Issuers and the Guarantors following the issue date of the 2017 Notes, equipment, intellectual property, and substantially all other assets of the Issuers and the Guarantors, other than assets securing the Company’s asset-based revolving credit facility (the “2017 ABL Facility”) on a first priority basis (collectively, the “Notes Priority Collateral”), and (ii) second priority interests, subject to certain exceptions and permitted liens, in the assets of the Issuers and the Guarantors that secure the 2017 ABL Facility on a first-priority basis, including present and future receivables, deposit accounts, inventory, prescription lists, and certain rights and proceeds relating thereto (collectively, the “ABL Priority Collateral”).

During Fiscal 2009, Tops Markets entered into an asset-based revolving credit facility (the “2013 ABL Facility”), which was scheduled to expire on October 9, 2013. The 2013 ABL Facility, as amended, allowed a maximum borrowing capacity of $100.0 million, including a sub-limit for the issuance of letters of credit, subject to a borrowing base calculation. Based upon the borrowing base calculation as of December 31, 2011, the unused availability under the 2013 ABL Facility was $70.4 million, after giving effect to $13.1 million of letters of credit outstanding thereunder.

On December 14, 2012, Tops Markets entered into an amended and restated asset-based revolving credit facility, the 2017 ABL Facility, with Bank of America, N.A., as collateral agent and administrative agent. The 2017 ABL Facility allows a maximum borrowing capacity of $125.0 million, subject to a borrowing base calculation, with an option for future upsizing with up to $50.0 million of incremental commitments if certain conditions are met. The borrowing base includes inventory, pharmacy prescription files and certain receivables. The 2017 ABL Facility will mature on or before December 14, 2017.

Based upon the borrowing base calculation as of December 29, 2012, the unused availability under the 2017 ABL Facility was $54.5 million, after giving effect to $14.8 million of letters of credit outstanding thereunder. Revolving loans under the 2017 ABL Facility, at the Company’s option, bear interest at either i) LIBOR plus a margin of 150 to 200 basis points, determined based on levels of borrowing availability, or ii) the prime rate plus a margin of 50 to 100 basis points, determined based on levels of borrowing availability. As of December 29, 2012, the effective interest rate on borrowings under the 2017 ABL Facility was 2.06%. The 2017 ABL Facility is collateralized primarily by (i) first priority interests, subject to certain exceptions and permitted liens, in the ABL Priority Collateral and (ii) second priority interests, subject to certain exceptions and permitted liens, in the Notes Priority Collateral.

The instruments governing the 2017 Notes and the 2017 ABL Facility impose customary affirmative and negative covenants on the Company, including restrictions on indebtedness, liens, type of business, acquisitions, investments, sale or transfer of assets, payment of dividends, transactions involving affiliates, and change in control. Failure to meet any of these covenants would be an event of default.

Principal payments required to be made on outstanding debt as of December 29, 2012, excluding capital lease obligations, is as follows (dollars in thousands):

2013	$2,271
2014	280
2015	166
2016	—
2017	495,000
Thereafter	—

Total debt	$497,717

Interest expense, inclusive of capital lease interest of $18.0 million, was $58.9 million during Fiscal 2012. Interest expense, inclusive of capital lease interest of $20.1 million, was $61.7 million during Fiscal 2011. Interest expense, inclusive of capital lease interest of $21.5 million, was $61.2 million during Fiscal 2010.

10. IMPAIRMENT CHARGES

On June 30, 2011, the Federal Trade Commission (“FTC”) approved the Company’s application to sell three supermarkets acquired as part of the Fiscal 2010 Penn Traffic acquisition pursuant to a divestiture order. The sale of these supermarkets occurred in late July and early August 2011. The Company recorded a $1.9 million impairment within the consolidated statement of operations and comprehensive (loss) income during Fiscal 2011, representing the excess of the carrying value of assets over the fair value of assets.

During November 2011, the Company executed an agreement to sell an additional supermarket acquired from Penn Traffic subject to the FTC divestiture order. The Company recorded a $0.9 million impairment within the consolidated statement of operations and comprehensive (loss) income during Fiscal 2011, representing the excess of the carrying value of assets over the fair value of assets.

11. INCOME TAXES

Income tax expense (benefit) for Fiscal 2012, Fiscal 2011 and Fiscal 2010 was as follows (dollars in thousands):

	Fiscal 2012	Fiscal 2011	Fiscal 2010
Current:
Federal	$3	$30	$192
State	41	16	3

Total current	44	46	195

Deferred:
Federal	(7,716)	1,526	(19,476)
State	(1,459)	(506)	(1,624)
Change in valuation allowance	10,539	229	11,901

Total deferred	1,364	1,249	(9,199)

Total income tax expense (benefit)	$1,408	$1,295	$(9,004)

Reconciliations of the statutory federal income tax (benefit) expense to the effective tax expense (benefit) for Fiscal 2012, Fiscal 2011 and Fiscal 2010 are as follows (dollars in thousands):

	Fiscal 2012	Fiscal 2011	Fiscal 2010
Statutory federal income tax (benefit) expense	$(7,540)	$2,494	$(12,585)
Valuation allowance	10,539	229	11,901
State income tax benefit, net of federal benefit	(1,471)	(496)	(1,622)
Non-deductible expenses	69	143	170
Benefit of federal tax credits	(63)	(1,107)	(1,182)
Non-taxable gain on bargain purchase	—	—	(5,489)
ASC 740 adjustment	—	—	192
Other	(126)	32	(389)

	$1,408	$1,295	$(9,004)

The components of deferred income tax assets and liabilities are comprised of the following (dollars in thousands):

	December 29, 2012	December 31, 2011
Current deferred tax assets (liabilities):
Inventory and other reserves	$(2)	$313
Prepaid taxes, insurance and service contracts	5,536	3,826
Other	3,176	2,559
Valuation allowance	(6,786)	(4,727)

Current net deferred tax assets	1,924	1,971

Non-current deferred tax assets (liabilities):
Capital leases	11,441	10,091
Property and equipment depreciation	(2,544)	755
Goodwill and intangible assets	(12,335)	(13,938)
Federal and state net operating loss carryforwards and federal credits	26,179	19,308
Valuation allowance	(31,247)	(21,299)
Other	2,880	774

Non-current net deferred tax liabilities	(5,626)	(4,309)

Net deferred tax liabilities	$(3,702)	$(2,338)

The Company has U.S. federal and state net operating losses of $59.1 million and $50.0 million, respectively, which expire beginning in 2027. In addition, the Company has federal tax credits of $3.2 million which expire beginning in 2027.

The Company has performed the required assessment of positive and negative evidence regarding the realization of the net deferred income tax assets in accordance with ASC 740. The Company considers all available positive and negative evidence, including future reversals of existing temporary differences, projected future taxable income and recent financial operations, to determine whether, based on the weight of that evidence, a valuation allowance is needed for some portion or all of a net deferred income tax asset. Judgment is used in considering the relative impact of negative and positive evidence. In arriving at these judgments, the weight given to the potential effect of negative and positive evidence is commensurate with the extent to which such evidence can be objectively verified. In evaluating the objective evidence provided by historical results, the Company considers the past three years.

Based on an assessment of the available positive and negative evidence, including the Company’s historical results, the Company determined that there are uncertainties relating to its ability to utilize the net deferred tax assets. In recognition of these uncertainties, the Company provided a valuation allowance of $13.9 million on the net deferred income tax assets during Fiscal 2009. During Fiscal 2012, Fiscal 2011 and Fiscal 2010, the Company established additional valuation allowance of $10.5 million, $0.2 million and $11.9 million, respectively, with offsetting charges to income tax expense (benefit). Additionally, during Fiscal 2012, the Company established additional valuation allowance of $1.5 million related to amounts recorded in other comprehensive loss. If the Company determines that it is more likely than not that it can realize its deferred tax assets in the future, the Company will make an adjustment to the valuation allowance.

During 2007, the Company adopted new standards for accounting for uncertainty in income taxes. As of the adoption, the total amount of gross unrecognized tax benefits for uncertain tax positions, including positions impacting only the timing of tax benefits, was $0.9 million. In connection with the completion of the IRS’s examination of the Company’s federal income tax returns for the 2007 and 2008 tax years, this unrecognized tax benefit was settled during Fiscal 2010, with no resulting income tax amounts payable. As part of the settlement, the Company paid interest and penalties of $0.2 million, which was accrued during Fiscal 2008 and Fiscal 2009. The Company recognizes interest and penalties related to unrecognized tax benefits as a component of income tax expense. The Company did not have any unrecognized tax benefits during Fiscal 2012 and Fiscal 2011, and the Company does not expect significant unrecognized tax benefits over the next twelve months.

The Company files U.S. federal income tax returns and income tax returns in various state jurisdictions. The Company’s U.S. federal income tax returns for tax years 2009 and beyond remain subject to examination by the IRS. State returns remain subject to examination for tax years 2007 and beyond depending on each state’s statute of limitations.

12. SHAREHOLDERS’ DEFICIT

Effective January 27, 2010, the Board of Directors increased the number of common shares that the Company has the authority to issue from 200,000 shares to 300,000 shares. On January 29, 2010, the Company received $30.0 million of proceeds from the issuance of 44,776 shares of common stock to its shareholders. On July 26, 2010, the Company paid a dividend to its shareholders totaling $30.0 million, or $207.22 per share of common stock outstanding. On December 20, 2012, the Company paid a dividend to its shareholders totaling $100.0 million, or $690.72 per share of common stock outstanding.

Effective January 24, 2008, the Company adopted the 2007 Stock Incentive Plan (‘‘Stock Plan’’) pursuant to which the Company’s Board of Directors, or a committee appointed by the Board of Directors (‘‘Committee’’), may grant at its discretion non-qualified stock options to directors, employees, consultants or independent contractors of the Company. Under the terms of the stock options granted to date, options that have not vested prior to a participant’s termination of employment with the Company are forfeited. The Stock Plan reserves 13,600 shares of common stock for issuance under the plan.

Stock options generally vest over a period of three to five years, and expire ten years from the grant date. Awards granted may be subject to other vesting terms as determined by the Committee. For stock options granted to date, the payments of the option prices are to be made in cash. In addition, an option holder will be required to satisfy the tax liability associated with the exercise of stock options by a method provided in the Stock Plan, as directed by the Committee.

Effective December 28, 2012, following the December 20, 2012 dividend, the Company reduced the exercise price of 4,645 stock option grants, representing all outstanding options with exercise prices in excess of $400, to $400 per share. No other terms of the awards were modified. The exercise price reductions resulted in an expected $0.6 million of incremental stock-based compensation expense, of which $0.3 million was recorded during Fiscal 2012. The remaining $0.3 million is expected to be recorded over the remaining vesting periods of the awards.

The following table summarizes the status and changes of stock options outstanding under the Stock Plan (dollars in thousands):

	Number of Shares	Weighted Average Exercise Price Per Share	Average Remaining Contractual Term (In Years)	Aggregate Intrinsic Value(1)
Outstanding – January 2, 2010	7,550	$413
Granted	4,470	1,040
Forfeited	(555)	400

Outstanding – January 1, 2011	11,465	658
Forfeited	(125)	1,040

Outstanding – December 31, 2011	11,340	654
Outstanding – December 29, 2012	11,340	400

Vested and expected to vest – December 29, 2012	11,340	400	2.9	$816

Options exercisable – December 29, 2012	5,833	$400

(1)	The intrinsic value is calculated based on the difference between the weighted average exercise price per share and the fair market value of the Company’s common stock as of December 29, 2012 of $472 per share.

Compensation expense recognized in connection with the Stock Plan amounted to $1.1 million, $1.1 million and $0.7 million for Fiscal 2012, Fiscal 2011 and Fiscal 2010, respectively, and is included in administrative expenses in the consolidated statements of comprehensive (loss) income.

The Company determines the fair value of each option award on the date of grant using the Black-Scholes option pricing model. The determination of fair value using the Black-Scholes option pricing model requires a number of complex and subjective variables. Key assumptions in the Black-Scholes option pricing model include the value of the common stock, the expected life, expected volatility of the stock, the risk-free interest rate, and estimated forfeitures. The value of the common stock related to the current year option grants was determined by management with the assistance of a third-party valuation firm. The estimated life was equal to the award’s expected term which was estimated using the simplified method. Expected stock price volatility was based on the expected volatility of a peer group that had actively traded stock during the period immediately preceding the share-based award grant. The risk-free rate of interest was based on the zero coupon U.S. Treasury rates appropriate for the expected term of the award. Estimated forfeitures are based on historical data, as well as management’s current expectations, the Company does not expect any forfeitures.

For options granted during Fiscal 2010, the weighted average fair values of the stock options granted, estimated on the dates of grant using the Black-Scholes option-pricing model, were $407.07 using the following assumptions.

Estimated life in years	6.2
Expected volatility	37.6%
Expected dividends	—
Risk-free rate	1.6%

The Company’s outstanding stock options represent non-qualified stock options for income tax purposes. As such, the stock option grants result in the creation of a deferred tax asset until the time that such stock option is exercised.

The total unrecognized non-vested stock-based compensation expense relating to the options is $1.3 million at December 29, 2012, with $0.7 million expected to be recorded as compensation expense in Fiscal 2013. The remaining weighted average vesting period for the stock options is 1.5 years at December 29, 2012.

13. RELATED PARTY TRANSACTIONS

During Fiscal 2010, the Company entered into a $25.0 million Bridge Loan with Morgan Stanley Senior Funding, Inc. (an affiliate of MSPE) and Banc of America Bridge LLC, as discussed in Note 6. This Bridge Loan was repaid in full during Fiscal 2010. Also during Fiscal 2010, the Company received $30.0 million from the issuance of common stock to related parties, as discussed in Note 12.

Holding I is a party to a Transaction and Monitoring Fee Agreement with MSPE and Graycliff. In consideration of services provided, the Company pays an annual monitoring fee of $0.8 million to MSPE and $0.2 million to Graycliff, on a quarterly basis. Monitoring fees of $1.0 million were paid during Fiscal 2012, Fiscal 2011 and Fiscal 2010. These fees are included in administrative expenses in the consolidated statements of comprehensive (loss) income.

14. RETIREMENT PLANS

Defined Benefit Plans

Certain former members of management of Tops Markets receive benefits under a nonqualified, unfunded supplemental executive retirement plan (“SERP”). In addition, the Company maintains post-employment benefit plans providing life insurance, disability and medical benefits for certain employees which are included in other post-retirement plans.

The components of net pension cost related to the SERP and other post-retirement plans are as follows (dollars in thousands):

	Fiscal 2012	Fiscal 2011	Fiscal 2010
SERP:
Interest cost	$162	$214	$234

Net pension cost	$162	$214	$234

Other Post-Retirement Plans:
Interest cost	$104	$111	$112
Service cost	3	3	3

Net pension cost	$107	$114	$115

Estimated future benefit payments related to the SERP and other post-retirement plans are as follows (dollars in thousands):

	SERP	Other Post-Retirement Plans
2013	$620	$236
2014	590	234
2015	558	207
2016	523	202
2017	486	246
Subsequent five years	1,832	1,139

As these plans are unfunded, estimated contributions are expected to equal estimated benefit payments.

The changes in benefit obligation related to the SERP and other post-retirement plans are as follows (dollars in thousands):

	SERP	Other Post- Retirement Plans
Benefit obligation – January 1, 2011	$4,868	$2,490
Interest cost	214	111
Service cost	—	3
Actuarial loss	620	309
Total disbursements	(650)	(256)

Benefit obligation – December 31, 2011	5,052	2,657
Interest cost	162	104
Service cost	—	3
Actuarial loss	614	1,785
Total disbursements	(637)	(384)

Benefit obligation – December 29, 2012	$5,191	$4,165

The benefit plans have no plan assets and have unfunded status equal to their benefit obligations, which have been classified in the consolidated balance sheets as follows (dollars in thousands):

	SERP		Other Post-Retirement Plans
	December 29, 2012	December 31, 2011	December 29, 2012	December 31, 2011
Accrued expenses and other current liabilities	$620	$599	$236	$259
Other long-term liabilities	4,571	4,453	3,929	2,398

Total liability	$5,191	$5,052	$4,165	$2,657

Additionally, net actuarial losses of $1.9 million and $1.4 million related to the SERP were included in accumulated other comprehensive loss as of December 29, 2012 and December 31, 2011, respectively. Net actuarial (loss) gain of $(1.6) million and $0.2 million related to other post-retirement plans were included in accumulated other comprehensive loss as of December 29, 2012 and December 31, 2011, respectively.

Discount rate assumptions used to determine benefit obligations are as follows:

SERP		Other Post-Retirement Plans
December 29, 2012	December 31, 2011	December 29, 2012	December 31, 2011
2.80%	3.40%	3.40%	4.10%

Discount rate assumptions used to determine net pension cost are as follows:

	Fiscal 2012	Fiscal 2011	Fiscal 2010
SERP	3.40%	4.70%	4.90%
Other post-retirement plans	4.10%	4.70%	5.20%

The measurement date for the SERP and other post-retirement plans was December 31, 2012.

For guidance in determining the discount rate, the Company calculates the implied rate of return by matching the cash flows from the plans to a yield curve of returns available on high-quality corporate bonds at the measurement date. The discount rate assumption is reviewed annually and revised as deemed appropriate. After the purchase of Tops by Holding, the Company ceased participation in the SERP and other post-retirement plans.

Assumed health care cost trend rates used in the calculation of benefit obligations related to the medical benefits portion of other post-retirement plans are as follows:

	December 29, 2012	December 31, 2011
Initial health care cost trend rate	6.50%	7.00%
Ultimate health care cost trend rate	5.00%	5.00%
Year to reach ultimate trend rate	2016	2016

Other Benefit Plans

During 2008, the Company established a defined contribution 401(k) plan that provides that under certain circumstances the Company will make matching contributions of up to 100% of the first 3%, and 50% of the next 2%, of a participant’s eligible compensation. The Company incurred $2.5 million, $2.5 million and $2.1 million of expense related to this 401(k) plan during Fiscal 2012, Fiscal 2011 and Fiscal 2010, respectively.

Multiemployer Pension Plan

The Company contributes to the Local One plan, a defined benefit multiemployer pension plan, covering union-represented employees under its collective bargaining agreements with Local One. The Local One plan generally provides retirement benefits to participants based on their years of service to contributing employers. The retirement benefits provided by the Local One plan are generally not negotiated by participating employers. During Fiscal 2012, Fiscal 2011 and Fiscal 2010, the Company made contributions of $9.4 million, $8.9 million and $8.3 million, respectively, to this plan. The risks of participating in a multiemployer pension plan are different from a single-employer pension plan in the following respects:

a)	Assets contributed to the multiemployer plan by one employer may be used to provide benefits to employees of other participating employers;

b)	If a participating employer stops contributing to the plan, the unfunded obligations of the plan may be borne by the remaining participating employers; and

c)	If the Company stops participating in the multiemployer pension plan, it may be required to pay the plan an amount based on the underfunded status of the plan, referred to as a withdrawal liability.

The Company’s participation in this plan is outlined in the following table. The “EIN / Plan Number” column provides the Employer Identification Number, or EIN, and the Plan Number. The most recent Pension Protection Act Zone Status available in 2012 and 2011 is for the Local One plan’s years ending December 31, 2011, and December 31, 2010, respectively. The zone status is based on information that the Company received from the plan. Among other factors, generally, plans in critical status (“red zone”) are less than 65 percent funded, plans in endangered or seriously endangered status (“yellow zone” or “orange zone”, respectively) are less than 80 percent funded, and plans at least 80 percent funded are said to be in the “green zone.” The “FIP/RP Status Pending / Implemented” column indicates plans for which a funding improvement plan, or FIP, or a rehabilitation plan, or RP, is either pending or has been implemented by the trustees of the plan.

	Pension Protection Act Zone Status		Tops 5% of Total Contributions		FIP/RP Status Pending / Implemented	Surcharge Imposed	Expiration Dates of Collective Bargaining Agreements
EIN / Plan Number	2012	2011	2012	2011
16-6144007 / 001	Red	Red	Yes	Yes	Implemented	No	March 30, 2014 – October 3, 2015

15. COMMITMENTS AND CONTINGENCIES

Purchase Commitments

On November 12, 2009, the Company entered into a supply contract with C&S whereby C&S provides warehousing, logistics, procurement and purchasing services in support of the majority of the Company’s supply chain. The agreement expires on September 24, 2016. The agreement provides that the actual costs of performing these services shall be reimbursed to C&S on an “open-book” or “cost-plus” basis, whereby the parties will negotiate annual budgets that will be reconciled against actual costs on a periodic basis. The parties will also annually negotiate services specifications and performance standards that will govern warehouse operations. The agreement defines the parties’ respective responsibilities for the procurement and purchase of merchandise intended for use or resale at the Company’s stores, as well as the parties’ respective remuneration for warehousing and procurement/purchasing activities. In consideration for the services it provides under the agreement, C&S will be paid an annual fee and will have incentive income opportunities based upon the Company’s cost savings and increases in retail sales volume.

On September 24, 2012, the Company entered into a supplemental supply agreement with C&S to provide similar services in support of the 21 supermarkets acquired in the GU Acquisition. This agreement expires on September 23, 2022.

Effective December 1, 2010, the Company extended the term of its existing supply contract with McKesson through January 31, 2014 for the supply of substantially all of the Company’s prescription drugs and other health and beauty care products requirements. The Company is required to purchase a minimum of $400 million of product during the period from December 1, 2010 to January 1, 2014. The Company purchased $135.5 million, $146.7 million and $11.2 million of product under this contract during Fiscal 2012, Fiscal 2011 and December 2010, respectively, and expects to meet the minimum purchases requirement.

Effective July 24, 2010, the Company extended its existing IT outsourcing agreement with HP Enterprise Services, LLC (formerly known as Electronic Data Systems, LLC), or HP through December 31, 2017 to provide a wide range of information systems services. Under the agreement, HP provides data center operations, mainframe processing, business applications and systems development to enhance the Company’s customer service and efficiency. The charges under this agreement are based upon the services requested at predetermined rates.

The costs of these purchase commitments are not reflected in the Company’s consolidated balance sheets.

Asset Retirement Obligations

The changes in the Asset Retirement Obligations are as follows (dollars in thousands):

Balance – January 1, 2011	$2,336
Accretion of liability	212
Incremental obligations incurred	83

Balance – December 31, 2011	2,631
Obligations of acquired supermarkets	393
Accretion of liability	235

Balance – December 29, 2012	$3,259

Environmental Liabilities

The Company is contingently liable for potential environmental issues of some of its properties. As the Company is unable to determine the amount of any potential liability, no amounts were accrued as of December 29, 2012 and December 31, 2011.

Collective Bargaining Agreements

The Company employs approximately 13,400 associates. Approximately 88% of these associates are members of United Food and Commercial Workers, or UFCW, District Union Local One, or Local One, or two other UFCW unions. All other associates are non-union with approximately 25% serving in our Grand Union acquired supermarket locations, and the remaining non-union associates serving primarily in management, field support or pharmacist roles. The Company is a party to six collective bargaining agreements with Local One expiring between March 2014 and October 2015. The two non-Local One UFCW collective bargaining agreements expire in April 2013 and February 2015, respectively.

C&S-Related Multiemployer Pension Plans

At the time we entered into our original supply agreement with C&S, certain of our warehouse personnel became employees of C&S, with C&S assuming our obligations under several other multiemployer pension plans. Although we are not a sponsoring employer of, and make no contribution payments to any of these other multiemployer pension plans, we have certain contractual indemnification obligations for withdrawal liability that may arise in the event of C&S’s withdrawal from such plans, or upon termination of the supply agreement.

Legal Proceedings

The Company is unaware of legal proceedings that are expected to materially impact the Company’s consolidated financial statements as a whole. Accordingly, no amounts related to legal proceedings were accrued as of December 29, 2012 and December 31, 2011.

16. GUARANTOR FINANCIAL STATEMENTS

The obligations of Holding I, Tops Markets and Tops Markets II Corporation under the 2017 Notes are jointly and severally, fully and unconditionally guaranteed by Holding II, the parent of Holding I, and Tops Gift Card Company, LLC and Tops PT, LLC (“Guarantor Subsidiaries”), both of which are 100% owned subsidiaries of Tops Markets. Holding II was established in May 2013, Tops Gift Card Company, LLC was established in October 2008, and Tops PT, LLC was established in January 2010. Tops Markets and Tops Markets II Corporation are joint issuers of the Holding I Notes and are 100% owned by Holding I. Separate financial statements of Holding II, Holding I, Tops Markets, Tops Markets II Corporation and of the Guarantor Subsidiaries are not presented as the guarantees are full and unconditional and Holding II and the Guarantor Subsidiaries are jointly and severally liable thereon.

The following supplemental financial information sets forth, on a condensed consolidating basis, balance sheets as of December 29, 2012 and December 31, 2011 for Holding II, Holding I and Tops Markets, the Guarantor Subsidiaries, and for the Company, and statements of comprehensive (loss) income and statements of cash flows for Fiscal 2012, Fiscal 2011 and Fiscal 2010. Supplemental financial information has not been presented for Tops Markets II Corporation as it is a finance subsidiary.

TOPS HOLDING II CORPORATION

CONSOLIDATED BALANCE SHEET

DECEMBER 29, 2012

(Dollars in thousands)

	Tops Holding II Corporation	Tops Holding LLC	Tops Markets, LLC	Guarantor Subsidiaries	Eliminations	Consolidated
Assets
Current assets:
Cash and cash equivalents	$—	$—	$31,586	$836	$—	$32,422
Accounts receivable, net	—	—	42,578	10,897	—	53,475
Intercompany receivables	—	—	4,750	50,835	(55,585)	—
Inventory, net	—	—	91,298	34,189	—	125,487
Prepaid expenses and other current assets	—	—	7,352	1,971	—	9,323
Income taxes refundable	—	—	237	—	—	237
Current deferred tax assets	—	—	1,316	—	608	1,924

Total current assets	—	—	179,117	98,728	(54,977)	222,868

Property and equipment, net	—	—	280,643	70,006	—	350,649
Goodwill	—	—	15,002	—	—	15,002
Intangible assets, net	—	—	67,262	7,236	—	74,498
Other assets	—	—	36,811	3,041	(26,867)	12,985
Investment in subsidiaries	(181,474)	(176,724)	121,350	—	236,848	—

Total assets	$(181,474)	$(176,724)	$700,185	$179,011	$155,004	$676,002

Liabilities and Shareholders’ (Deficit) Equity
Current liabilities:
Accounts payable	$—	$—	$60,429	$17,031	$—	$77,460
Intercompany payables	—	4,750	50,835	—	(55,585)	—
Accrued expenses and other current liabilities	1,798	—	51,981	22,705	(744)	75,740
Current portion of capital lease obligations	—	—	13,955	402	—	14,357
Current portion of long-term debt	—	—	2,271	—	—	2,271
Current deferred tax liabilities	—	—	—	11	(11)	—

Total current liabilities	1,798	4,750	179,471	40,149	(56,340)	169,828

Capital lease obligations	—	—	146,510	2,993	—	149,503
Long-term debt	—	—	498,487	—	(3,041)	495,446
Other long-term liabilities	—	—	33,284	5,587	—	38,871
Non-current deferred tax liabilities	—	—	18,350	8,932	(21,656)	5,626

Total liabilities	1,798	4,750	876,102	57,661	(81,037)	859,274

Total shareholders’ (deficit) equity	(183,272)	(181,474)	(175,917)	121,350	236,041	(183,272)

Total liabilities and shareholders’ (deficit) equity	$(181,474)	$(176,724)	$700,185	$179,011	$155,004	$676,002

TOPS HOLDING II CORPORATION

CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2011

(Dollars in thousands)

	Tops Holding II Corporation	Tops Holding LLC	Tops Markets, LLC	Guarantor Subsidiaries	Eliminations	Consolidated
Assets
Current assets:
Cash and cash equivalents	$—	$—	$18,351	$830	$—	$19,181
Accounts receivable, net	—	—	44,809	11,178	—	55,987
Intercompany receivables	—	—	3,800	15,556	(19,356)	—
Inventory, net	—	—	79,972	35,337	—	115,309
Prepaid expenses and other current assets	—	—	10,654	2,336	—	12,990
Income taxes refundable	—	—	285	—	—	285
Current deferred tax assets	—	—	1,363	—	608	1,971

Total current assets	—	—	159,234	65,237	(18,748)	205,723

Property and equipment, net	—	—	282,207	76,056	—	358,263
Goodwill	—	—	462	—	—	462
Intangible assets, net	—	—	62,684	8,979	—	71,663
Other assets	—	—	27,687	3,041	(19,627)	11,101
Investment in subsidiaries	(58,293)	(54,493)	110,306	—	2,480	—

Total assets	$(58,293)	$(54,493)	$642,580	$153,313	$(35,895)	$647,212

Liabilities and Shareholders’ (Deficit) Equity
Current liabilities:
Accounts payable	$—	$—	$58,359	$17,249	$—	$75,608
Intercompany payables	—	3,800	15,556	—	(19,356)	—
Accrued expenses and other current liabilities	1,171	—	57,537	16,713	(744)	74,677
Current portion of capital lease obligations	—	—	12,348	353	—	12,701
Current portion of long-term debt	—	—	434	—	—	434
Current deferred tax liabilities	—	—	—	11	(11)	—

Total current liabilities	1,171	3,800	144,234	34,326	(20,111)	163,420

Capital lease obligations	—	—	156,456	3,358	—	159,814
Long-term debt	—	—	358,281	—	(3,041)	355,240
Other long-term liabilities	—	—	20,262	3,631	—	23,893
Non-current deferred tax liabilities	—	—	17,033	1,692	(14,416)	4,309

Total liabilities	1,171	3,800	696,266	43,007	(37,568)	706,676

Total shareholders’ (deficit) equity	(59,464)	(58,293)	(53,686)	110,306	1,673	(59,464)

Total liabilities and shareholders’ (deficit) equity	$(58,293)	$(54,493)	$642,580	$153,313	$(35,895)	$647,212

TOPS HOLDING II CORPORATION

CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

FISCAL 2012

(Dollars in thousands)

	Tops Holding II Corporation	Tops Holding LLC	Tops Markets, LLC	Guarantor Subsidiaries	Eliminations	Consolidated
Net sales	$—	$—	$1,795,842	$570,762	$(1,265)	$2,365,339
Cost of goods sold	—	—	(1,274,836)	(379,257)	—	(1,654,093)
Distribution costs	—	—	(33,901)	(12,762)	—	(46,663)

Gross profit	—	—	487,105	178,743	(1,265)	664,583

Operating expenses:
Wages, salaries and benefits	—	—	(233,362)	(87,264)	—	(320,626)
Selling and general expenses	—	—	(74,275)	(26,831)	1,265	(99,841)
Administrative expenses	(2,078)	(950)	(60,499)	(18,877)	—	(82,404)
Rent expense, net	—	—	(12,350)	(8,875)	—	(21,225)
Depreciation and amortization	—	—	(39,197)	(13,420)	—	(52,617)
Advertising	—	—	(14,307)	(5,007)	—	(19,314)

Total operating expenses	(2,078)	(950)	(433,990)	(160,274)	1,265	(596,027)

Operating (loss) income	(2,078)	(950)	53,115	18,469	—	68,556

Loss on debt extinguishment		—	(31,205)			(31,205)
Interest expense, net	—	—	(58,706)	(187)	—	(58,893)
Equity (loss) income from subsidiaries	(20,872)	(19,922)	11,042	—	29,752	—

(Loss) income before income taxes	(22,950)	(20,872)	(25,754)	18,282	29,752	(21,542)

Income tax benefit (expense)	—	—	5,832	(7,240)	—	(1,408)

Net (loss) income	(22,950)	(20,872)	(19,922)	11,042	29,752	(22,950)

Change in postretirement benefit obligation	(2,309)	(2,309)	(2,309)	—	4,618	(2,309)

Comprehensive (loss) income	$(25,259)	$(23,181)	$(22,231)	$11,042	$34,370	$(25,259)

TOPS HOLDING II CORPORATION

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

FISCAL 2011

(Dollars in thousands)

	Tops Holding II Corporation	Tops Holding LLC	Tops Markets, LLC	Guarantor Subsidiaries	Eliminations	Consolidated
Net sales	$—	$—	$1,774,927	$581,858	$(1,293)	$2,355,492
Cost of goods sold	—	—	(1,260,068)	(390,098)	—	(1,650,166)
Distribution costs	—	—	(31,638)	(12,551)	—	(44,189)

Gross profit	—	—	483,221	179,209	(1,293)	661,137

Operating expenses:
Wages, salaries and benefits	—	—	(228,947)	(88,791)	—	(317,738)
Selling and general expenses	—	—	(73,186)	(31,260)	1,293	(103,153)
Administrative expenses	(1,768)	(950)	(57,080)	(19,982)	—	(79,780)
Rent expense, net	—	—	(9,707)	(9,149)	—	(18,856)
Depreciation and amortization	—	—	(38,812)	(12,393)	—	(51,205)
Advertising	—	—	(13,292)	(5,497)	—	(18,789)
Impairment charges	—	—	—	(2,791)	—	(2,791)

Total operating expenses	(1,768)	(950)	(421,024)	(169,863)	1,293	(592,312)

Operating (loss) income	(1,768)	(950)	62,197	9,346	—	68,825

Interest expense, net	—	—	(61,469)	(229)	—	(61,698)
Equity income from subsidiaries	7,600	8,550	5,507	—	(21,657)	—

Income before income taxes	5,832	7,600	6,235	9,117	(21,657)	7,127

Income tax benefit (expense)	—	—	2,315	(3,610)	—	(1,295)

Net income	5,832	7,600	8,550	5,507	(21,657)	5,832

Change in postretirement benefit obligation	(925)	(925)	(925)	—	1,850	(925)

Comprehensive income	$4,907	$6,675	$7,625	$5,507	$(19,807)	$4,907

TOPS HOLDING II CORPORATION

CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

FISCAL 2010

(Dollars in thousands)

(Unaudited)

	Tops Holding II Corporation	Tops Holding LLC	Tops Markets, LLC	Guarantor Subsidiaries	Eliminations	Consolidated
Net sales	$—	$—	$1,704,977	$553,742	$(1,183)	$2,257,536
Cost of goods sold	—	—	(1,208,582)	(370,434)	—	(1,579,016)
Distribution costs	—	—	(31,899)	(12,930)	—	(44,829)

Gross profit	—	—	464,496	170,378	(1,183)	633,691

Operating expenses:
Wages, salaries and benefits	—	—	(223,276)	(87,524)	—	(310,800)
Selling and general expenses	—	—	(71,629)	(34,395)	1,183	(104,841)
Administrative expenses	(1,258)	(950)	(81,425)	(19,121)	—	(102,754)
Rent expense, net	—	—	(9,493)	(9,642)	—	(19,135)
Depreciation and amortization	—	—	(55,005)	(7,348)	—	(62,353)
Advertising	—	—	(15,819)	(7,356)	—	(23,175)

Total operating expenses	(1,258)	(950)	(456,647)	(165,386)	1,183	(623,058)

Operating (loss) income	(1,258)	(950)	7,849	4,992	—	10,633

Bargain purchase	—	—	—	15,681	—	15,681
Loss on debt extinguishment	—	—	(1,041)	—	—	(1,041)
Interest expense, net	—	—	(61,125)	(106)	—	(61,231)
Equity (loss) income from subsidiaries	(25,696)	(23,994)	18,631	—	31,059	—

(Loss) income before income taxes	(26,954)	(24,944)	(35,686)	20,567	31,059	(35,958)

Income tax (expense) benefit	—	(752)	11,692	(1,936)	—	9,004

Net (loss) income	(26,954)	(25,696)	(23,994)	18,631	31,059	(26,954)

Change in postretirement benefit obligation	(471)	(471)	(471)	—	942	(471)

Comprehensive (loss) income	$(27,425)	$(26,167)	$(24,465)	$18,631	$32,001	$(27,425)

TOPS HOLDING II CORPORATION

CONSOLIDATED STATEMENT OF CASH FLOWS

FISCAL 2012

(Dollars in thousands)

(Unaudited)

	Tops Holding II Corporation	Tops Holding LLC	Tops Markets, LLC	Guarantor Subsidiaries	Eliminations	Consolidated
Net cash (used in) provided by operating activities	$—	$(950)	$47,029	$40,928	$—	$87,007
Cash flows used in investing activities:
Cash paid for property and equipment	—	—	(30,329)	(7,236)	—	(37,565)
Acquisition of Grand Union supermarkets	—	—	(27,640)	—	—	(27,640)
Acquisition of independent supermarkets	—	—	(3,304)	—	—	(3,304)
Proceeds from insurable loss recovery	—	—	—	1,455	—	1,455
Change in intercompany receivables position	—	—	(950)	(34,785)	35,735	—

Net cash used in investing activities	—	—	(62,223)	(40,566)	35,735	(67,054)

Cash flows provided by (used in) financing activities:
Proceeds from long-term debt borrowings	—	—	460,000	—	—	460,000
Repayments of long-term debt borrowings	—	—	(350,452)	—	—	(350,452)
Dividend to shareholders	—	—	(100,000)	—	—	(100,000)
Borrowings on 2017 ABL Facility	—	—	35,000	—	—	35,000
Borrowings on 2013 ABL Facility	—	—	158,800	—	—	158,800
Repayments on 2013 ABL Facility	—	—	(163,800)	—	—	(163,800)
Debt extinguishment cost incurred	—	—	(20,901)	—	—	(20,901)
Principal payments on capital leases	—	—	(12,962)	(356)	—	(13,318)
Deferred financing costs incurred	—	—	(11,943)	—	—	(11,943)
Change in bank overdraft position	—	—	(98)	—	—	(98)
Change in intercompany payables position	—	950	34,785	—	(35,735)	—

Net cash provided by (used in) financing activities	—	950	28,429	(356)	(35,735)	(6,712)

Net increase in cash and cash equivalents	—	—	13,235	6	—	13,241
Cash and cash equivalents – beginning of year	—	—	18,351	830	—	19,181

Cash and cash equivalents – end of year	$—	$—	$31,586	$836	$—	$32,422

TOPS HOLDING II CORPORATION

CONSOLIDATED STATEMENT OF CASH FLOWS

FISCAL 2011

(Dollars in thousands)

	Tops Holding II Corporation	Tops Holding LLC	Tops Markets, LLC	Guarantor Subsidiaries	Eliminations	Consolidated
Net cash (used in) provided by operating activities	$—	$(950)	$48,437	$21,164	$—	$68,651
Cash flows used in investing activities:
Cash paid for property and equipment	—	—	(25,405)	(20,170)	—	(45,575)
Cash paid for intangible assets	—	—	(1,527)	—	—	(1,527)
Proceeds from sale of assets	—	—	—	1,284	—	1,284
Proceeds from insurable loss recovery	—	—	—	609	—	609
Change in intercompany receivables position	—	—	(950)	(2,464)	3,414	—

Net cash used in investing activities	—	—	(27,882)	(20,741)	3,414	(45,209)

Cash flows provided by (used in) financing activities:
Borrowings on 2013 ABL Facility	—	—	612,900	—	—	612,900
Repayments on 2013 ABL Facility	—	—	(622,900)	—	—	(622,900)
Principal payments on capital leases	—	—	(10,838)	(323)	—	(11,161)
Change in intercompany payables position	—	950	2,464	—	(3,414)	—
Proceeds from long-term debt borrowings	—	—	—	—	—	—
Repayments of long-term debt borrowings	—	—	(409)	—	—	(409)
Deferred financing costs incurred	—	—	(57)	—	—	(57)
Change in bank overdraft position	—	—	(53)	—	—	(53)

Net cash provided by (used in) financing activities	—	950	(18,893)	(323)	(3,414)	(21,680)

Net increase in cash and cash equivalents	—	—	1,662	100	—	1,762
Cash and cash equivalents - beginning of year	—	—	16,689	730	—	17,419

Cash and cash equivalents - end of year	$—	$—	$18,351	$830	$—	$19,181

TOPS HOLDING II CORPORATION

CONSOLIDATED STATEMENT OF CASH FLOWS

FISCAL 2010

(Dollars in thousands)

	Tops Holding II Corporation	Tops Holding LLC	Tops Markets, LLC	Guarantor Subsidiaries	Eliminations	Consolidated
Net cash (used in) provided by operating activities	$—	$(950)	$37,783	$12,625	$—	$49,458
Cash flows used in investing activities:
Acquisition of the Penn Traffic Company	—	—	—	(85,023)	—	(85,023)
Cash paid for property and equipment	—	—	(28,081)	(21,582)	—	(49,663)
Proceeds from sale of assets	—	—	—	20,753	—	20,753
Investment in subsidiaries	—	—	(85,023)	—	85,023	—
Change in intercompany receivables position	—	—	(950)	(10,786)	11,736	—

Net cash used in investing activities	—	—	(114,054)	(96,638)	96,759	(113,933)

Cash flows provided by financing activities:
Proceeds from long-term debt borrowings	—	—	112,125	—	—	112,125
Repayments of long-term debt borrowings	—	—	(36,377)	—	—	(36,377)
Borrowings on ABL Facility	—	—	348,737	—	—	348,737
Repayments on ABL Facility	—	—	(347,737)	—	—	(347,737)
Proceeds from issuance of common stock	—	30,000	30,000	—	(30,000)	30,000
Dividend	—	(30,000)	(30,000)	—	30,000	(30,000)
Principal payments on capital leases	—	—	(9,004)	(290)	—	(9,294)
Deferred financing costs incurred	—	—	(5,769)	—	—	(5,769)
Capital contribution	—	—	—	85,023	(85,023)	—
Change in intercompany payables position	—	950	10,786	—	(11,736)	—
Change in bank overdraft position	—	—	487	—	—	487

Net cash provided by financing activities	—	950	73,248	84,733	(96,759)	62,172

Net (decrease) increase in cash and cash equivalents	—	—	(3,023)	720	—	(2,303)
Cash and cash equivalents - beginning of year	—	—	19,712	10	—	19,722

Cash and cash equivalents - end of year	$—	$—	$16,689	$730	$—	$17,419

17. QUARTERLY DATA (UNAUDITED)

The table below reflects the unaudited results of operations for Fiscal 2012 and Fiscal 2011 (Dollars in thousands).

Fiscal 2012	16-week period ended April 21, 2012	12-week period ended July 14, 2012	12-week period ended October 6, 2012	12-week period ended December 29, 2012
Net sales	$704,380	$562,361	$538,431	$560,167
Gross profit	199,906	160,336	149,863	154,478
Operating income	19,333	23,559	18,449	7,215
Income tax expense	(370)	(352)	(339)	(347)
Net income (loss)(1)	651	9,498	4,704	(37,803)

Fiscal 2011	16-week period ended April 23, 2011	12-week period ended July 16, 2011	12-week period ended October 8, 2011	12-week period ended December 31, 2011
Net sales	$717,259	$559,514	$538,606	$540,113
Gross profit	202,352	154,982	152,925	150,878
Operating income	17,570	14,908	20,742	15,605
Income tax expense	(367)	(318)	(305)	(305)
Net (loss) income	(2,088)	293	6,440	1,187

(1)	The net loss for the 12-week period ended December 29, 2012 includes a $31.2 million loss on debt extinguishment related to the December 2012 financing transactions. See Note 9 for further discussion.

18. SUBSEQUENT EVENTS

Effective March 8, 2013, Tops Markets entered into an asset purchase agreement for the acquisition of four independent supermarkets for an estimated purchase price of $7.0 million. The transaction is expected to close during the Company’s second quarter of Fiscal 2013.

The American Taxpayer Relief Act of 2012 (“the Act”) was signed into law on January 2, 2013. The Act retroactively restored several expired business tax provisions, including certain bonus depreciation and the Work Opportunity Tax Credit as of January 1, 2012, with a new expiration date of December 31, 2013. Because a change in tax law is accounted for in the period of enactment, the retroactive effect renewing certain bonus depreciation and the Work Opportunity Tax Credit for 2012 is not reflected in the Company’s Fiscal 2012 income tax expense. Instead, an estimated benefit of $1.0 million related to additional bonus depreciation will be recorded as a discrete item in the Company’s first quarter of Fiscal 2013. The Company has not yet quantified the effect of the restoration of the Work Opportunity Tax Credit.

TOPS HOLDING II CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share and per share amounts)

	(Unaudited) October 5, 2013	December 29, 2012
Assets
Current assets:
Cash and cash equivalents	$29,802	$32,422
Accounts receivable, net	66,716	53,475
Inventory, net	134,827	125,487
Prepaid expenses and other current assets	14,036	9,323
Income taxes refundable	252	237
Current deferred tax assets	1,924	1,924

Total current assets	247,557	222,868
Property and equipment, net	341,779	350,649
Goodwill (Note 3)	19,308	15,002
Intangible assets, net (Note 3)	68,144	74,498
Other assets (Note 4)	18,467	12,985

Total assets	$695,255	$676,002

Liabilities and Shareholders’ Deficit
Current liabilities:
Accounts payable	$78,602	$77,460
Accrued expenses and other current liabilities (Note 5)	87,784	75,740
Current portion of capital lease obligations (Note 6)	14,063	14,357
Current portion of long-term debt (Note 7)	2,307	2,271

Total current liabilities	182,756	169,828
Capital lease obligations (Note 6)	139,704	149,503
Long-term debt (Note 7)	657,686	495,446
Other long-term liabilities	39,097	38,871
Non-current deferred tax liabilities	6,808	5,626

Total liabilities	1,026,051	859,274

Commitments and contingencies (Note 12)
Common shares ($0.001 par value; 300,000 authorized shares, 156,116 shares issued and outstanding as of October 5, 2013 and 144,776 shares issued and outstanding as of December 29, 2012) (Note 10)	—	—
Paid-in capital	(237,944)	(100,077)
Accumulated deficit	(89,282)	(79,625)
Accumulated other comprehensive loss, net of tax	(3,570)	(3,570)

Total shareholders’ deficit	(330,796)	(183,272)

Total liabilities and shareholders’ deficit	$695,255	$676,002

See notes to unaudited condensed consolidated financial statements.

TOPS HOLDING II CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME

(Dollars in thousands)

(Unaudited)

	12-week periods ended		40-week periods ended
	October 5, 2013	October 6, 2012	October 5, 2013	October 6, 2012
Net sales	$572,454	$538,431	$1,909,538	$1,805,172
Cost of goods sold	(396,909)	(377,477)	(1,328,994)	(1,258,698)
Distribution costs	(12,144)	(11,091)	(38,424)	(36,369)

Gross profit	163,401	149,863	542,120	510,105
Operating expenses:
Wages, salaries and benefits	(78,513)	(72,334)	(263,345)	(246,689)
Selling and general expenses	(26,979)	(21,905)	(90,161)	(74,123)
Administrative expenses (inclusive of share-based compensation expense of $0, $264, $3,826 and $880)	(16,309)	(17,078)	(65,635)	(59,491)
Rent expense, net	(5,843)	(4,485)	(18,719)	(14,033)
Depreciation and amortization	(12,823)	(12,011)	(42,875)	(40,063)
Advertising	(3,831)	(3,601)	(15,280)	(14,365)
Impairment (Note 9)	(1,620)	—	(1,620)	—

Total operating expenses	(145,918)	(131,414)	(497,635)	(448,764)
Operating income	17,483	18,449	44,485	61,341
Interest expense, net	(17,245)	(13,406)	(52,959)	(45,427)

Income (loss) before income taxes	238	5,043	(8,474)	15,914
Income tax expense	(378)	(339)	(1,183)	(1,061)

Net (loss) income	(140)	4,704	(9,657)	14,853
Other comprehensive income	—	—	—	—

Comprehensive (loss) income	$(140)	$4,704	$(9,657)	$14,853

See notes to unaudited condensed consolidated financial statements.

TOPS HOLDING II CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(Unaudited)

	40-week periods ended
	October 5, 2013	October 6, 2012
Cash flows provided by operating activities:
Net (loss) income	$(9,657)	$14,853
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	54,544	51,784
Share-based compensation expense	3,826	880
Amortization of deferred financing costs	2,156	2,193
Impairment	1,620	—
Deferred income taxes	1,182	964
LIFO inventory valuation adjustments	41	295
Other	281	(429)
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(13,231)	3,616
Increase in inventory, net	(8,519)	(1,518)
Increase in prepaid expenses and other current assets	(4,702)	(1,459)
(Increase) decrease in income taxes refundable	(15)	168
Increase (decrease) in accounts payable	1,095	(5,690)
Increase in accrued expenses and other current liabilities	13,037	9,899
Increase in other long-term liabilities	1,531	3,969

Net cash provided by operating activities	43,189	79,525

Cash flows used in investing activities:
Cash paid for property and equipment	(40,312)	(24,892)
Acquisition of supermarkets	(5,995)	—
Acquisition of Grand Union supermarkets	—	(27,359)
Proceeds from insurable loss recovery	—	1,150

Net cash used in investing activities	(46,307)	(51,101)

Cash flows provided by (used in) financing activities:
Proceeds from long-term debt borrowings	148,500	—
Dividend to shareholders	(141,920)	—
Borrowings on 2017 ABL Facility	241,300	—
Repayments on 2017 ABL Facility	(228,000)	—
Principal payments on capital leases	(11,275)	(9,850)
Deferred financing costs paid	(8,154)	—
Stock option exercises	227	—
Repayments of long-term debt borrowings	(227)	(360)
Change in bank overdraft position	47	(120)
Borrowings on 2013 ABL Facility	—	66,600
Repayments on 2013 ABL Facility	—	(71,600)

Net cash provided by (used in) financing activities	498	(15,330)

Net (decrease) increase in cash and cash equivalents	(2,620)	13,094
Cash and cash equivalents-beginning of period	32,422	19,181

Cash and cash equivalents-end of period	$29,802	$32,275

See notes to unaudited condensed consolidated financial statements.

TOPS HOLDING II CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. THE COMPANY, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company

Tops Holding II Corporation (“Holding II” or “Company”), the parent of Tops Holding LLC (“Holding I”), formerly Tops Holding Corporation, was incorporated on May 7, 2013. Holding I is the parent of Tops Markets, LLC (“Tops Markets”), a supermarket retailer in Upstate New York, Northern Pennsylvania and Vermont. Holding I was incorporated on October 5, 2007 and commenced operations on December 1, 2007. As of October 5, 2013, the Company operated 155 supermarkets under the banners of Tops and Orchard Fresh, with an additional five supermarkets operated by franchisees. Holding II is owned by various funds affiliated with Morgan Stanley Private Equity (“MSPE”), an affiliate of Morgan Stanley & Co., Incorporated, various funds affiliated with Graycliff Partners LP (“Graycliff”), two minority investors and members of management. Holding I has no other business operations other than the ownership of Tops Markets and as a co-issuer of the Holding I Notes (See Note 7).

Change in Reporting Entity

Effective May 15, 2013, Holding I was converted to a limited liability company and Tops Markets II Corporation, a wholly-owned subsidiary of Holding I, was formed on May 14, 2013 and added as a co-issuer of the Holding I Notes (see Note 8). On May 15, 2013, the stockholders of Holding I contributed all of the outstanding shares of common stock of Holding I to Holding II in exchange for shares of common stock of Holding II. Holding II has no business operations other than the ownership of Holding I and as the issuer of the Holding II Notes (see Note 7).

On August 20, 2013, Holding II was added as a guarantor of the Holding I Notes, resulting in Holding II becoming the reporting entity related to these notes. The historical results of Holding I and its subsidiaries have been consolidated with Holding II as if Holding II were in existence for all periods presented to reflect the change in reporting entity. All intercompany transactions have been eliminated.

Accounting Policies

A summary of the Company’s significant accounting policies is included in Note 1 to the audited consolidated financial statements of Holding I in its 2012 Annual Financial Report.

Basis of Presentation and Principles of Consolidation

The accompanying condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), and do not include all disclosures normally required in annual consolidated financial statements prepared in accordance with GAAP.

The Company operates on a 52/53 week fiscal year ending on the Saturday closest to December 31. Fiscal years include 13 four-week reporting periods, with an additional week in the thirteenth reporting period for 53-week fiscal years. The first quarter of each fiscal year includes four reporting periods, while the remaining quarters include three reporting periods.

The Company’s condensed consolidated financial statements for the 12 and 40-week periods ended October 5, 2013 and October 6, 2012 are unaudited, and, in the opinion of management, contain all adjustments that are of a normal and recurring nature necessary for a fair statement of financial position and results of operations for such periods.

Segments

The Company’s supermarkets offer grocery, produce, frozen, dairy, meat, floral, seafood, health and beauty care, general merchandise, deli and bakery goods. The Company operates one supermarket format where each supermarket offers the same general mix of products with similar pricing to similar categories of customers. As of October 5, 2013, 79 supermarkets offered pharmacy services and 49 fuel centers were in operation, inclusive of the Company’s franchise locations. The Company’s retail operations, which represent substantially all of the Company’s consolidated sales, earnings and total assets, are its only operating segment and reportable segment. The Company’s retail operations as a whole reflect the level at which the business is managed and how the Company’s Chief Executive Officer, who acts as the Company’s chief operating decision maker, assesses performance internally.

The following table presents sales revenue by type of similar product (dollars in thousands):

	12-week periods ended				40-week periods ended
	October 5, 2013		October 6, 2012		October 5, 2013		October 6, 2012
		% of		% of		% of		% of
	Amount	Total	Amount	Total	Amount	Total	Amount	Total
Non- perishables(1)	$323,196	56.5%	$303,924	56.4%	$1,076,389	56.4%	$1,012,951	56.1%
Perishables(2)	155,914	27.2%	143,741	26.7%	525,988	27.5%	485,122	26.9%
Fuel	52,200	9.1%	50,896	9.5%	171,870	9.0%	169,023	9.4%
Pharmacy	36,982	6.5%	35,920	6.7%	121,394	6.4%	124,792	6.9%
Other(3)	4,162	0.7%	3,950	0.7%	13,897	0.7%	13,284	0.7%

	$572,454	100.0%	$538,431	100.0%	$1,909,538	100.0%	$1,805,172	100.0%

(1)	Non-perishables consist of grocery, dairy, frozen, general merchandise, health and beauty care and other non-perishable related products.
(2)	Perishables consist of produce, meat, seafood, bakery, deli, floral, prepared foods and other perishable related products.
(3)	Other primarily consists of franchise income and service commission income, such as lottery, money orders and money transfers.

Use of Estimates

The preparation of the condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the Company’s condensed consolidated financial statements and notes thereto. The most significant estimates used by management are related to the accounting for vendor allowances, valuation of long-lived assets including goodwill and intangible assets, acquisition accounting, lease classification, self-insurance reserves, inventory valuation and income taxes. Actual results could differ from these estimates.

Fair Value of Financial Instruments

The provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 820, “Fair Value Measurements and Disclosures” establish a framework for measuring fair value and a hierarchy that categorizes and prioritizes the sources to be used to estimate fair value as follows:

Level 1 – observable inputs such as quoted prices in active markets;

Level 2 – inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs); and

Level 3 – unobservable inputs that reflect the Company’s determination of assumptions that market participants would use in pricing the asset or liability. These inputs are developed based on the best information available, including the Company’s own data.

Financial instruments include cash and cash equivalents, accounts receivable, accounts payable, capital lease obligations and long-term debt. The carrying amounts of cash and cash equivalents, accounts receivable and accounts payable approximate fair value because of the short-term nature of these financial instruments. At October 5, 2013 and December 29, 2012, the estimated fair value and the carrying value of the Company’s debt instruments were as follows (dollars in thousands):

	October 5, 2013	December 29, 2012
Carrying value of debt instruments:
Current portion of capital lease obligations	$14,063	$14,357
Current portion of long-term debt	2,307	2,271
Long-term capital lease obligations	139,704	149,503
Long-term debt	657,686	495,446

Total carrying value of debt instruments	813,760	661,577
Fair value of debt instruments	837,727	632,552

(Deficiency) excess of carrying value over fair value	$(23,967)	$29,025

The fair value of the Company’s senior notes, which are included in long-term debt, was based on quoted market prices, a Level 2 source. The fair value of the Company’s other long-term debt and capital lease obligations was based on the net present value of future cash flows using estimated applicable market interest rates for the Company at October 5, 2013 and December 29, 2012, a Level 3 measurement technique.

Fair value measurements of non-financial assets and non-financial liabilities are primarily used in the impairment analysis of long-lived assets, goodwill and intangible assets. Long-lived assets and definite-lived intangible assets are measured at fair value on a nonrecurring basis using Level 3 inputs. Goodwill and the Tops tradename are reviewed annually for impairment on December 1, or more frequently, if impairment indicators arise.

2. BUSINESS ACQUISITION

During late September through early October 2012, the Company completed the acquisition of 21 supermarkets from GU Markets LLC (“GU Acquisition”). In addition to cash consideration of $27.6 million paid to GU Markets LLC, the Company incurred $1.3 million of transaction costs, of which $0.3 million and $1.0 million were recorded in administrative expenses in the condensed consolidated statements of comprehensive (loss) income during the 12 and 40-week periods ended October 6, 2012, respectively. The acquisition was accounted for under the acquisition method of accounting in accordance with ASC 805, “Business Combinations.”

The Company believes the acquisition creates significant strategic value by expanding the Company’s supermarket base with minimal incremental general and administrative expenses.

Under the acquisition method of accounting, the aggregate purchase price is allocated to the net tangible and intangible assets based upon their estimated fair values on the acquisition date. The Company engaged a third party valuation specialist to assist with the valuation of assets acquired. The fair value of inventory was determined based upon the Company’s estimated replacement cost. The fair values of buildings, personal property and site improvements, all of which are included in property and equipment in the succeeding table, were determined using the cost approach. The fair value of land was determined using the market approach. The fair values of intangible assets were primarily determined using the income approach which, for the tradenames, is based upon the present value of the economic royalty savings associated with the tradenames and revenue projections attributed to the tradenames. Tradenames are being amortized on an accelerated basis based upon a brand obsolescence assumption.

The following table summarizes the final allocation of the purchase price to the assets acquired and liabilities assumed as of the transaction date (dollars in thousands):

Assets acquired:
Accounts receivable	$33
Inventory	7,265
Prepaid expenses	325
Property and equipment	7,898
Goodwill	12,769
Favorable lease rights	2,197
Tradenames	1,000

Total assets acquired	31,487
Liabilities assumed:
Accrued expenses and other current liabilities	803
Unfavorable lease rights	2,172
Capital lease obligation	872

Total liabilities assumed	3,847

Acquisition price	$27,640

The results of operations of the acquired supermarkets have been included in the 12 and 40-week periods ended October 5, 2013 condensed consolidated statements of comprehensive (loss) income. The acquired supermarkets contributed net sales and operating income of $30.3 million and $2.0 million, respectively, during the 12-week period ended October 5, 2013, and $84.7 million and $1.0 million, respectively, during the 40-week period ended October 5, 2013.The acquired supermarkets contributed net sales of $2.0 million during each of the 12-week and 40-week periods ended October 6, 2012. It is impracticable to disclose net earnings for the post-acquisition period of fiscal 2012 for these acquired supermarkets as net earnings of these supermarkets were not tracked on a collective basis due to the integration of administrative functions, including field supervision.

The following table summarizes the Company’s unaudited pro forma operating results for the 12 and 40-week periods ended October 6, 2012, giving effect to the GU Acquisition as if it occurred on January 1, 2012 (dollars in thousands):

	12-week period ended	40-week period ended
	October 6, 2012	October 6, 2012
Net sales	$564,411	$1,881,156
Operating income	21,345	65,018
Net income	7,600	18,530

The pro forma information above reflects the $1.3 million of transaction costs incurred by the Company during fiscal 2012 within the operating results of the 40-week period ended October 6, 2012. This pro forma financial information is not intended to represent or be indicative of what would have occurred if the transaction had taken place prior to the beginning of the period presented and should not be taken as representative of the Company’s future consolidated results of operations. This pro forma financial information does not contemplate the cost savings expected to be realized from the achievement of synergies, including, without limitation, purchasing savings by leveraging the Company’s relationships with its suppliers and the reduction of duplicative selling, general and administrative expenses.

3. GOODWILL AND INTANGIBLE ASSETS, NET

The following table summarizes the change in the Company’s goodwill balance during the 40-week period ended October 5, 2013 (dollars in thousands):

Balance – December 29, 2012	$15,002
Acquisition of supermarkets	4,306

Balance – October 5, 2013	$19,308

Intangible assets, net of accumulated amortization, consist of the following (dollars in thousands):

				Weighted
	Gross		Net	Average
	Carrying	Accumulated	Carrying	Amortization
October 5, 2013	Amount	Amortization	Amount	Period
Tradename – indefinite	$41,011	$—	$41,011	Indefinite life
Favorable lease rights	32,651	(17,424)	15,227	9.8
Customer relationships	28,596	(24,766)	3,830	8.4
Franchise agreements	11,538	(6,138)	5,400	11.0
Tradenames – finite	5,310	(2,861)	2,449	8.8
Other	619	(392)	227	5.0

	$119,725	$(51,581)	$68,144	9.4

	Gross		Net
	Carrying	Accumulated	Carrying
December 29, 2012	Amount	Amortization	Amount
Tradename – indefinite	$41,011	$—	$41,011
Favorable lease rights	32,826	(14,759)	18,067
Customer relationships	28,591	(22,794)	5,797
Franchise agreements	11,538	(5,331)	6,207
Tradenames – finite	5,310	(2,222)	3,088
Other	704	(376)	328

	$119,980	$(45,482)	$74,498

The Tops tradename is reviewed annually for impairment on December 1, or more frequently, if impairment indicators arise. Based on the Company’s assessment, no impairment indicators existed during the 40-week periods ended October 5, 2013 and October 6, 2012.

During the 12-week periods ended October 5, 2013 and October 6, 2012, amortization expense was $1.9 million and $1.5 million, respectively. During the 40-week periods ended October 5, 2013 and October 6, 2012, amortization expense was $6.4 million and $5.4 million, respectively. This amortization expense is included in depreciation and amortization in the condensed consolidated statements of comprehensive (loss) income.

During the 12 and 40-week periods ended October 5, 2013, depreciation and amortization in the condensed consolidated statements of comprehensive (loss) income includes $0.3 million and $1.2 million, respectively, of contra-expense related to the amortization of unfavorable lease rights which are classified in other long-term liabilities in the condensed consolidated balance sheets. The unamortized balance of unfavorable lease rights was $7.3 million as of October 5, 2013. Expected future amortization of these unfavorable lease rights is contra-expense of $0.4 million in the remaining period of fiscal 2013, $1.3 million in fiscal 2014, $1.2 million in fiscal 2015, $1.1 million in fiscal 2016, $0.9 million in fiscal 2017 and $2.4 million thereafter.

As of October 5, 2013, expected future amortization of intangible assets is as follows (dollars in thousands):

2013 (remaining period)	$1,794
2014	6,963
2015	5,744
2016	4,283
2017	3,112
Thereafter	5,237

4. OTHER ASSETS

On May 15, 2013, Holding II issued $150.0 million of Holding II Notes (see Note 7). Costs associated with the issuance of the Holding II notes of $7.2 million were capitalized and are being amortized over the term of the notes using the effective interest method.

5. ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consist of the following (dollars in thousands):

	October 5, 2013	December 29, 2012
Interest payable	$17,802	$1,072
Wages, taxes and benefits	13,836	20,585
Lottery	10,730	10,787
Union medical, pension and 401(k)	5,623	4,518
Self-insurance reserves	4,973	4,784
Professional and legal fees	4,123	6,459
Property and equipment expenditures	4,069	4,907
Money orders	3,691	1,868
Sales and use tax	3,314	1,129
Gift cards	2,787	6,196
Repairs and maintenance	2,325	2,164
Utilities	1,898	2,404
Other	12,613	8,867

	$87,784	$75,740

6. CAPITAL LEASE OBLIGATIONS

The Company has a number of capital leases in effect for store properties and equipment. The initial lease terms generally range up to twenty-five years and will expire at various times through 2032, with options to renew for additional periods. The majority of the store leases provide for base rental, plus real estate taxes, insurance, common area maintenance and other operating expenses applicable to the leased premises. Some leases contain escalation clauses for future rents and contingent rents based on sales volume.

As of October 5, 2013, future minimum lease rental payments applicable to capital lease obligations follow (dollars in thousands):

2013 (remaining period)	$6,730
2014	28,137
2015	25,390
2016	24,056
2017	19,960
Thereafter	71,838

Total minimum lease payments	176,111
Less amounts representing interest	(71,173)

Present value of net minimum lease payments	104,938
Less current obligations	(14,063)

Long-term cash obligations	90,875
Obligations related to land with no cash payments	48,829

Total long-term capital lease obligations	$139,704

The Company entered into sale-leaseback transactions in various years involving certain properties that did not qualify for sale-leaseback accounting as the lease agreements included various forms of continuing involvement. As a result, the transactions have been classified as financing transactions in accordance with FASB ASC Topic 840, “Leases.”

Under the financing method, the assets remain on the condensed consolidated balance sheet and proceeds received by the Company from these transactions are recorded as capital lease obligations, allocated between land and building. Payments under these leases are applied as payments of imputed interest and deemed principal on the underlying building obligations, with no underlying cash payments deemed attributable to the land obligations. The related land assets are not depreciated, and at the end of the lease terms, the remaining capital lease obligations will equal the net book value of the land. These capital lease obligations are reflected as obligations related to land with no cash payments in the preceding table. At the expiration of the lease terms, which range from 2023 to 2068, or when the Company’s continuing involvement under the lease agreements ends, the related land and obligations will be removed from the balance sheet, with no underlying cash payments.

7. DEBT

Long-term debt is comprised of the following (dollars in thousands):

	October 5, 2013	December 29, 2012
Holding I Notes	$460,000	$460,000
Holding II Notes	150,000	—
Discount on Holding II Notes	(1,408)	—
2017 ABL Facility	48,300	35,000
Other loans	2,611	2,011
Mortgage note payable	490	706

Total debt	659,993	497,717
Current portion	(2,307)	(2,271)

Total long-term debt	$657,686	$495,446

On May 15, 2013, Holding II issued $150.0 million of unsecured senior notes, bearing cash interest of 8.75% (the “Holding II Notes”). If certain conditions are met, Holding II may be entitled to pay interest on the Holding II Notes by increasing the principal of the notes or by issuing new notes as pay-in-kind interest. Such interest would accrue at a rate of 9.50%. The $148.5 million proceeds from the Holding II Notes issuance, net of a $1.5 million original issue discount, were used to pay a $141.9 million, or $980 per share, dividend to the Holding II stockholders. The Holding II Notes mature June 15, 2018 and require semi-annual interest payments on June 15 and December 15 beginning on December 15, 2013. To the extent permitted by the agreements governing the Holding I Notes (see below) and the 2017 ABL Facility (see below), Holding I is expected to make dividend payments to Holding II to fund the semi-annual interest payments related to the Holding II Notes. The Holding II Notes are redeemable, in whole or in part, at any time on or after June 15, 2015 at specified redemption prices. Prior to June 15, 2015, the Company may redeem some or all of the Holding II Notes at a specified “make-whole” premium.

On December 20, 2012, Holding I and Tops Markets (collectively, the “Issuers”) issued $460.0 million of senior secured notes, bearing interest of 8.875% (the “Holding I Notes”). Effective May 15, 2013, Tops Markets II Corporation was added as a co-issuer of the Holding I Notes. On August 20, 2013, Holding II was added as a guarantor of the Holding I Notes. The proceeds from the Holding I Notes were used to redeem the Issuers’ previously outstanding $350.0 million senior secured notes, pay a $100.0 million dividend to the Holding I shareholders and pay fees and expenses related to the notes issuance. The Holding I Notes mature December 15, 2017 and require semi-annual interest payments on June 15 and December 15. The Holding I Notes are redeemable, in whole or in part, at any time on or after June 15, 2015 at specified redemption prices. Prior to June 15, 2015, the Issuers may redeem some or all of the Holding I Notes at a specified “make-whole” premium.

The Holding I Notes are collateralized by (i) first priority interests, subject to certain exceptions and permitted liens, in the stock held by Holding II, the Issuers, Tops Markets II Corporation and the guarantor subsidiaries, Tops PT, LLC and Tops Gift Card Company, LLC (collectively, the “Guarantors”), the Company’s warehouse distribution facility in Lancaster, New York, the Company’s retail facility located in Fayetteville, New York and certain owned real property acquired by the Issuers and the Guarantors following the issue date of the Holding I Notes, equipment, intellectual property, and substantially all other assets of the Issuers and the Guarantors, other than assets securing the Company’s asset-based revolving credit facility (the “2017 ABL Facility”) on a first priority basis (collectively, the “Holding I Notes Priority Collateral”), and (ii) second priority interests, subject to certain exceptions and permitted liens, in the assets of the Issuers and the Guarantors that secure the 2017 ABL Facility on a first-priority basis, including present and future receivables, deposit accounts, inventory, prescription lists, and certain rights and proceeds relating thereto (collectively, the “ABL Priority Collateral”).

On December 14, 2012, Tops Markets entered into an amended and restated asset-based revolving credit facility, the 2017 ABL Facility, with Bank of America, N.A., as collateral agent and administrative agent. The 2017 ABL Facility allows a maximum borrowing capacity of $125.0 million, subject to a borrowing base calculation, with an option for future upsizing with up to $50.0 million of additional commitments if certain conditions are met. The borrowing base includes inventory, pharmacy prescription files and certain receivables. The 2017 ABL Facility will mature on December 14, 2017.

Based upon the borrowing base calculation as of October 5, 2013, the unused availability under the 2017 ABL Facility was $46.6 million, after giving effect to $15.4 million of letters of credit outstanding thereunder. As of December 29, 2012, $14.8 million of letters of credit were outstanding under the 2017 ABL Facility. Revolving loans under the 2017 ABL Facility, at the Company’s option, bear interest at either i) LIBOR plus a margin of 150 to 200 basis points, determined based on levels of borrowing availability, or ii) the prime rate plus a margin of 50 to 100 basis points, determined based on levels of borrowing availability. As of October 5, 2013 and December 29, 2012, the effective interest rates on borrowings under the 2017 ABL Facility were 2.07% and 2.06%, respectively. The 2017 ABL Facility is collateralized primarily by (i) first priority interests, subject to certain exceptions and permitted liens, in the ABL Priority Collateral and (ii) second priority interests, subject to certain exceptions and permitted liens, in the Holding I Notes Priority Collateral.

The instruments governing the Holding II Notes, Holding I Notes and the 2017 ABL Facility impose customary affirmative and negative covenants on the Company, including restrictions on indebtedness, liens, type of business, acquisitions, investments, sale or transfer of assets, payment of dividends, transactions involving affiliates, and obligations on a change in control. Failure to meet any of these covenants would be an event of default.

8. INCOME TAXES

Income tax expense was as follows (dollars in thousands):

	12-week periods ended		40-week periods ended
	October 5, 2013	October 6, 2012	October 5, 2013	October 6, 2012
Current	$1	$42	$1	$97
Deferred	377	297	1,182	964

Total income tax expense	$378	$339	$1,183	$1,061

The income tax expense for the 12-week period ended October 5, 2013 primarily reflects the recognition of additional valuation allowance associated with the Company’s indefinite-lived tradename and goodwill deferred tax liabilities. The overall effective tax rate was 158.8%. The effective tax rate would have been (1,826.4)% without the impact of adjustments to the valuation allowance. This unusual effective tax rate is attributable to the near break-even forecasted pre-tax (loss) income for fiscal 2013.

The income tax expense for the 12-week period ended October 6, 2012 primarily reflects the recognition of additional valuation allowance associated with the Company’s indefinite-lived tradename deferred tax liability. The overall effective tax rate was 6.7%. The effective tax rate would have been 40.1% without the impact of federal tax credits and adjustments to the valuation allowance.

The income tax expense for the 40-week period ended October 5, 2013 primarily reflects the recognition of additional valuation allowance associated with the Company’s indefinite-lived tradename and goodwill deferred tax liabilities. The overall effective tax rate was (14.0)%. The effective tax rate would have been 41.9% without the impact of adjustments to the valuation allowance.

The income tax expense for the 40-week period ended October 6, 2012 primarily reflects the recognition of additional valuation allowance associated with the Company’s indefinite-lived tradename deferred tax liability. The overall effective tax rate was 6.7%. The effective tax rate would have been 39.8% without the impact of federal tax credits and adjustments to the valuation allowance.

9. IMPAIRMENT

During August 2013, the Company made the determination to abandon the use of software procured for use in its point-of-sale system. Accordingly, the Company wrote off software assets with an aggregate net carrying value of $1.6 million as an impairment in the condensed consolidated statements of comprehensive (loss) income during the 12 and 40-week periods ended October 5, 2013.

10. SHAREHOLDERS’ DEFICIT

On May 15, 2013, the Company paid a dividend to its shareholders totaling $141.9 million, or $980 per share.

Effective May 14, 2013, Holding I’s Board of Directors accelerated the vesting of stock options granted under its 2007 Stock Incentive Plan such that all outstanding and unvested stock options became immediately and fully vested. The 11,340 total outstanding stock options were then contributed by the option holders to Holding II in exchange for options to acquire shares of common stock of Holding II. Following the May 15, 2013 Holding II dividend, the exercise prices of all outstanding stock options were reduced by $380, from $400 to $20 per share. As a result of the acceleration of vesting and exercise price reductions of outstanding stock options, the Company recognized incremental stock-based compensation expense of $3.3 million within administrative expenses in the condensed consolidated statement of comprehensive (loss) income during the 40-week period ended October 5, 2013.

On May 16, 2013, following the May 15, 2013 dividend, the Company awarded make-whole payments to holders of stock options under the 2007 Stock Incentive Plan in amounts of $600 per stock option, representing the difference between the per share dividend paid to Holding II stockholders and the reduction in the exercise price of the stock options. These payments, totaling $6.8 million, were recorded within administrative expenses in the condensed consolidated statement of comprehensive (loss) income during the 40-week period ended October 5, 2013. Additionally, between May 20 and May 22, 2013, all outstanding stock options were exercised, which resulted in cash proceeds of $0.2 million.

11. RELATED PARTY TRANSACTIONS

Holding I is a party to a Transaction and Monitoring Fee Agreement with MSPE and Graycliff. In consideration of services provided, Holding I pays an annual monitoring fee of $0.8 million to MSPE and $0.2 million to Graycliff, on a quarterly basis. During each of the 12-week periods ended October 5, 2013 and October 6, 2012, monitoring fees of $0.2 million were paid. During each of the 40-week periods ended October 5, 2013 and October 6, 2012, monitoring fees of $0.7 million were paid. These fees are included in administrative expenses in the condensed consolidated statements of comprehensive (loss) income.

12. COMMITMENTS AND CONTINGENCIES

Purchase Commitments

On November 12, 2009, Tops Markets entered into a supply contract with C&S Wholesale Grocers, Inc. (“C&S”) whereby C&S provides warehousing, logistics, procurement and purchasing services in support of the majority of the Company’s supply chain. The agreement expires on September 24, 2016. The agreement provides that the actual costs of performing these services shall be reimbursed to C&S on an “open-book” or “cost-plus” basis, whereby the parties will negotiate annual budgets that will be reconciled against actual costs on a periodic basis. The parties will also annually negotiate services specifications and performance standards that will govern warehouse operations. The agreement defines the parties’ respective responsibilities for the procurement and purchase of merchandise intended for use or resale at the Company’s stores, as well as the parties’ respective remuneration for warehousing and procurement/purchasing activities. In consideration for the services it provides under the agreement, C&S will be paid an annual fee and will have incentive income opportunities based upon the Company’s cost savings and increases in retail sales volume.

On September 24, 2012, Tops Markets entered into a separate supply agreement with C&S to provide similar services in support of the 21 supermarkets acquired in the GU Acquisition from GU Markets LLC, an affiliate of C&S, in October 2012. This agreement expires on September 23, 2022.

Effective May 1, 2013, Tops Markets entered into a member participation agreement with Topco Associates LLC, a procurement cooperative for food retailers and wholesalers, for the supply of substantially all of the Company’s prescription drugs and other health and beauty care products requirements. There is no minimum purchase requirement, and this agreement expires February 28, 2017. The Company’s previous supply agreement for these products with McKesson Corporation was terminated without penalty.

Effective July 24, 2010, Tops Markets extended its existing IT outsourcing agreement with HP Enterprise Services, LLC (formerly known as Electronic Data Systems, LLC), or HP, through December 31, 2017. Under the agreement, HP provides data center operations, mainframe processing, business applications and systems development to enhance the Company’s customer service and efficiency. The charges under this agreement are based upon the services requested at predetermined rates.

The costs of these purchase commitments are not reflected in the Company’s condensed consolidated balance sheets.

Environmental Liabilities

The Company is contingently liable for potential environmental issues of some of its properties. As the Company is unaware of environmental issues that are expected to materially impact the Company’s condensed consolidated financial statements as a whole, no amounts were accrued as of October 5, 2013 or December 29, 2012.

Collective Bargaining Agreements

The Company employs approximately 14,000 associates. Approximately 87% of these associates are members of United Food and Commercial Workers, or UFCW, District Union Local One, or Local One, or two other UFCW unions. All other associates are non-union with approximately 25% serving in the Company’s supermarkets acquired in the GU Acquisition, and the remaining non-union associates serving primarily in management, field support or pharmacist roles. The Company is a party to six collective bargaining agreements with Local One expiring between March 2014 and October 2015. The two non-Local One UFCW collective bargaining agreements expire in February 2015 and April 2016, respectively.

C&S-Related Multiemployer Pension Plans

At the time we entered into our original supply agreement with C&S, certain of our warehouse personnel became employees of C&S, with C&S assuming our obligations under several multiemployer pension plans. Although we are not a sponsoring employer of, and make no contribution payments to any of these multiemployer pension plans, we have certain contractual indemnification obligations for withdrawal liability that may arise in the event of C&S’s withdrawal from those plans, or upon termination of the supply agreement.

Legal Proceedings

The Company is unaware of legal proceedings that are expected to materially impact the Company’s condensed consolidated financial statements as a whole. No amounts related to legal proceedings were accrued as of October 5, 2013 or December 29, 2012.

13. GUARANTOR FINANCIAL STATEMENTS

The obligations of Holding I, Tops Markets and Tops Markets II Corporation under the Holding I Notes are jointly and severally, fully and unconditionally guaranteed by Holding II, the parent of Holding I, and Tops Gift Card Company, LLC and Tops PT, LLC (“Guarantor Subsidiaries”), both of which are 100% owned subsidiaries of Tops Markets. Holding II was established in May 2013, Tops Gift Card Company, LLC was established in October 2008, and Tops PT, LLC was established in January 2010. Tops Markets and Tops Markets II Corporation are joint issuers of the Holding I notes and are 100% owned by Holding I. Separate financial statements of Holding II, Holding I, Tops Markets, Tops Markets II Corporation and of the Guarantor Subsidiaries are not presented as the guarantees are full and unconditional and Holding II and the Guarantor Subsidiaries are jointly and severally liable thereon.

The following supplemental financial information sets forth, on a condensed consolidating basis, balance sheets as of October 5, 2013 and December 29, 2012 for Holding II, Holding I, Tops Markets, the Guarantor Subsidiaries, and for the Company, statements of comprehensive (loss) income for the 12 and 40-week periods ended October 5, 2013 and October 6, 2012, and statements of cash flows for the 40-week periods ended October 5, 2013 and October 6, 2012. Supplemental financial information has not been presented for Tops Markets II Corporation as it is a finance subsidiary.

TOPS HOLDING II CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEET

OCTOBER 5, 2013

(Dollars in thousands)

(Unaudited)

	Tops Holding II Corporation	Tops Holding LLC	Tops Markets, LLC	Guarantor Subsidiaries	Eliminations	Consolidated
Assets
Current assets:
Cash and cash equivalents	$6,807	$—	$22,164	$831	$—	$29,802
Accounts receivable, net	—	—	54,138	12,578	—	66,716
Intercompany receivables	—	—	5,481	65,714	(71,195)	—
Inventory, net	—	—	99,714	35,113	—	134,827
Prepaid expenses and other current assets	—	—	11,563	2,473	—	14,036
Income taxes refundable	—	—	252	—	—	252
Current deferred tax assets	—	—	1,316	—	608	1,924

Total current assets	6,807	—	194,628	116,709	(70,587)	247,557
Property and equipment, net	—	—	277,111	64,668	—	341,779
Goodwill	—	—	19,308	—	—	19,308
Intangible assets, net	—	—	62,327	5,817	—	68,144
Other assets	6,736	—	41,413	3,041	(32,723)	18,467
Investment in subsidiaries	(188,454)	(182,973)	130,280	—	241,147	—

Total assets	$(174,911)	$(182,973)	$725,067	$190,235	$137,837	$695,255

Liabilities and Shareholders’ (Deficit) Equity
Current liabilities:
Accounts payable	$—	$—	$61,110	$17,492	$—	$78,602
Intercompany payables	—	5,481	65,714	—	(71,195)	—
Accrued expenses and other current liabilities	7,293	—	63,136	18,097	(742)	87,784
Current portion of capital lease obligations	—	—	13,622	441	—	14,063
Current portion of long-term debt	—	—	2,276	31	—	2,307
Current deferred tax liability	—	—	—	11	(11)	—

Total current liabilities	7,293	5,481	205,858	36,072	(71,948)	182,756
Capital lease obligations	—	—	137,055	2,649	—	139,704
Long-term debt	148,592	—	511,554	581	(3,041)	657,686
Other long-term liabilities	—	—	33,233	5,864	—	39,097
Non-current deferred tax liabilities	—	—	19,532	14,789	(27,513)	6,808

Total liabilities	155,885	5,481	907,232	59,955	(102,502)	1,026,051

Total shareholders’ (deficit) equity	(330,796)	(188,454)	(182,165)	130,280	240,339	(330,796)

Total liabilities and shareholders’ (deficit) equity	$(174,911)	$(182,973)	$725,067	$190,235	$137,837	$695,255

TOPS HOLDING II CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEET

DECEMBER 29, 2012

(Dollars in thousands)

(Unaudited)

	Tops Holding II Corporation	Tops Holding LLC	Tops Markets, LLC	Guarantor Subsidiaries	Eliminations	Consolidated
Assets
Current assets:
Cash and cash equivalents	$—	$—	$31,586	$836	$—	$32,422
Accounts receivable, net	—	—	42,578	10,897	—	53,475
Intercompany receivables	—	—	4,750	50,835	(55,585)	—
Inventory, net	—	—	91,298	34,189	—	125,487
Prepaid expenses and other current assets	—	—	7,352	1,971	—	9,323
Income taxes refundable	—	—	237	—	—	237
Current deferred tax assets	—	—	1,316	—	608	1,924

Total current assets	—	—	179,117	98,728	(54,977)	222,868
Property and equipment, net	—	—	280,643	70,006	—	350,649
Goodwill	—	—	15,002	—	—	15,002
Intangible assets, net	—	—	67,262	7,236	—	74,498
Other assets	—	—	36,811	3,041	(26,867)	12,985
Investment in subsidiaries	(181,474)	(176,724)	121,350	—	236,848	—

Total assets	$(181,474)	$(176,724)	$700,185	$179,011	$155,004	$676,002

Liabilities and Shareholders’ (Deficit) Equity
Current liabilities:
Accounts payable	$—	$—	$60,429	$17,031	$—	$77,460
Intercompany payables	—	4,750	50,835	—	(55,585)	—
Accrued expenses and other current liabilities	1,798	—	51,981	22,705	(744)	75,740
Current portion of capital lease obligations	—	—	13,955	402	—	14,357
Current portion of long-term debt	—	—	2,271	—	—	2,271
Current deferred tax liabilities	—	—	—	11	(11)	—

Total current liabilities	1,798	4,750	179,471	40,149	(56,340)	169,828
Capital lease obligations	—	—	146,510	2,993	—	149,503
Long-term debt	—	—	498,487	—	(3,041)	495,446
Other long-term liabilities	—	—	33,284	5,587	—	38,871
Non-current deferred tax liabilities	—	—	18,350	8,932	(21,656)	5,626

Total liabilities	1,798	4,750	876,102	57,661	(81,037)	859,274

Total shareholders’ (deficit) equity	(183,272)	(181,474)	(175,917)	121,350	236,041	(183,272)

Total liabilities and shareholders’ (deficit) equity	$(181,474)	$(176,724)	$700,185	$179,011	$155,004	$676,002

TOPS HOLDING II CORPORATION

CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE (LOSS) INCOME

FOR THE 12-WEEK PERIOD ENDED OCTOBER 5, 2013

(Dollars in thousands)

(Unaudited)

	Tops Holding II Corporation	Tops Holding LLC	Tops Markets, LLC	Guarantor Subsidiaries	Eliminations	Consolidated
Net sales	$—	$—	$440,270	$132,379	$(195)	$572,454
Cost of goods sold	—	—	(309,056)	(87,853)	—	(396,909)
Distribution costs	—	—	(8,991)	(3,153)	—	(12,144)

Gross profit	—	—	122,223	41,373	(195)	163,401
Operating expenses:
Wages, salaries and benefits	—	—	(58,688)	(19,825)	—	(78,513)
Selling and general expenses	—	—	(20,392)	(6,782)	195	(26,979)
Administrative expenses	—	(219)	(12,000)	(4,090)	—	(16,309)
Rent expense, net	—	—	(3,700)	(2,143)	—	(5,843)
Depreciation and amortization	—	—	(10,043)	(2,780)	—	(12,823)
Advertising	—	—	(2,957)	(874)	—	(3,831)
Impairment	—	—	(1,620)	—	—	(1,620)

Total operating expenses	—	(219)	(109,400)	(36,494)	195	(145,918)
Operating (loss) income	—	(219)	12,823	4,879	—	17,483
Interest expense, net	(3,307)	—	(13,894)	(44)	—	(17,245)
Equity income from subsidiaries	3,167	3,386	2,921	—	(9,474)	—

(Loss) income before income taxes	(140)	3,167	1,850	4,835	(9,474)	238
Income tax benefit (expense)	—	—	1,536	(1,914)	—	(378)

Net (loss) income	(140)	3,167	3,386	2,921	(9,474)	(140)
Other comprehensive income	—	—	—	—	—	—

Comprehensive (loss) income	$(140)	$3,167	$3,386	$2,921	$(9,474)	$(140)

TOPS HOLDING II CORPORATION

CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

FOR THE 12-WEEK PERIOD ENDED OCTOBER 6, 2012

(Dollars in thousands)

(Unaudited)

	Tops Holding II Corporation	Tops Holding LLC	Tops Markets, LLC	Guarantor Subsidiaries	Eliminations	Consolidated
Net sales	$—	$—	$404,355	$134,282	$(206)	538,431
Cost of goods sold	—	—	(288,206)	(89,271)	—	(377,477)
Distribution costs	—	—	(7,982)	(3,109)	—	(11,091)

Gross profit	—	—	108,167	41,902	(206)	149,863
Operating expenses:
Wages, salaries and benefits	—	—	(52,518)	(19,816)	—	(72,334)
Selling and general expenses	—	—	(16,937)	(5,174)	206	(21,905)
Administrative expenses	(409)	(219)	(12,256)	(4,194)	—	(17,078)
Rent expense, net	—	—	(2,467)	(2,018)	—	(4,485)
Depreciation and amortization	—	—	(8,914)	(3,097)	—	(12,011)
Advertising	—	—	(2,645)	(956)	—	(3,601)

Total operating expenses	(409)	(219)	(95,737)	(35,255)	206	(131,414)
Operating (loss) income	(409)	(219)	12,430	6,647	—	18,449
Interest expense, net	—	—	(13,364)	(42)	—	(13,406)
Equity income from subsidiaries	5,113	5,332	3,989	—	(14,434)	—

Income before income taxes	4,704	5,113	3,055	6,605	(14,434)	5,043
Income tax benefit (expense)	—	—	2,277	(2,616)	—	(339)

Net income	4,704	5,113	5,332	3,989	(14,434)	4,704
Other comprehensive income	—	—	—	—	—	—

Comprehensive income	$4,704	$5,113	$5,332	$3,989	$(14,434)	$4,704

TOPS HOLDING II CORPORATION

CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE (LOSS) INCOME

FOR THE 40-WEEK PERIOD ENDED OCTOBER 5, 2013

(Dollars in thousands)

(Unaudited)

	Tops Holding II Corporation	Tops Holding LLC	Tops Markets, LLC	Guarantor Subsidiaries	Eliminations	Consolidated
Net sales	$—	$—	$1,469,913	$440,401	$(776)	$1,909,538
Cost of goods sold	—	—	(1,036,550)	(292,444)	—	(1,328,994)
Distribution costs	—	—	(28,455)	(9,969)	—	(38,424)

Gross profit	—	—	404,908	137,988	(776)	542,120
Operating expenses:
Wages, salaries and benefits	—	—	(196,391)	(66,954)	—	(263,345)
Selling and general expenses	—	—	(68,410)	(22,527)	776	(90,161)
Administrative expenses	(10,893)	(731)	(40,392)	(13,619)	—	(65,635)
Rent expense, net	—	—	(11,676)	(7,043)	—	(18,719)
Depreciation and amortization	—	—	(33,478)	(9,397)	—	(42,875)
Advertising	—	—	(11,747)	(3,533)	—	(15,280)
Impairment	—	—	(1,620)	—	—	(1,620)

Total operating expenses	(10,893)	(731)	(363,714)	(123,073)	776	(497,635)
Operating (loss) income	(10,893)	(731)	41,194	14,915	—	44,485
Interest expense, net	(5,708)	—	(47,125)	(126)	—	(52,959)
Equity income from subsidiaries	6,944	7,675	8,933	—	(23,552)	—

(Loss) income before income taxes	(9,657)	6,944	3,002	14,789	(23,552)	(8,474)
Income tax benefit (expense)	—	—	4,673	(5,856)	—	(1,183)

Net (loss) income	(9,657)	6,944	7,675	8,933	(23,552)	(9,657)
Other comprehensive income	—	—	—	—	—	—

Comprehensive (loss) income	$(9,657)	$6,944	$7,675	$8,933	$(23,552)	$(9,657)

TOPS HOLDING II CORPORATION

CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

FOR THE 40-WEEK PERIOD ENDED OCTOBER 6, 2012

(Dollars in thousands)

(Unaudited)

	Tops Holding II Corporation	Tops Holding LLC	Tops Markets, LLC	Guarantor Subsidiaries	Eliminations	Consolidated
Net sales	$—	$—	$1,365,591	$440,371	$(790)	$1,805,172
Cost of goods sold	—	—	(967,521)	(291,177)	—	(1,258,698)
Distribution costs	—	—	(26,262)	(10,107)	—	(36,369)

Gross profit	—	—	371,808	139,087	(790)	510,105
Operating expenses:
Wages, salaries and benefits	—	—	(179,138)	(67,551)	—	(246,689)
Selling and general expenses	—	—	(55,722)	(19,191)	790	(74,123)
Administrative expenses	(1,363)	(730)	(43,038)	(14,360)	—	(59,491)
Rent expense, net	—	—	(7,254)	(6,779)	—	(14,033)
Depreciation and amortization	—	—	(29,811)	(10,252)	—	(40,063)
Advertising	—	—	(10,564)	(3,801)	—	(14,365)

Total operating expenses	(1,363)	(730)	(325,527)	(121,934)	790	(448,764)
Operating (loss) income	(1,363)	(730)	46,281	17,153	—	61,341
Interest expense, net	—	—	(45,280)	(147)	—	(45,427)
Equity income from subsidiaries	16,216	16,946	10,271	—	(43,433)	—

Income before income taxes	14,853	16,216	11,272	17,006	(43,433)	15,914
Income tax benefit (expense)	—	—	5,674	(6,735)	—	(1,061)

Net income	14,853	16,216	16,946	10,271	(43,433)	14,853
Other comprehensive income	—	—	—	—	—	—

Comprehensive income	$14,853	$16,216	$16,946	$10,271	$(43,433)	$14,853

TOPS HOLDING II CORPORATION

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE 40-WEEK PERIOD ENDED OCTOBER 5, 2013

(Dollars in thousands)

(Unaudited)

	Tops Holding II Corporation	Tops Holding LLC	Tops Markets, LLC	Guarantor Subsidiaries	Eliminations	Consolidated
Net cash (used in) provided by operating activities	$—	$(731)	$25,919	$18,001	$—	$43,189
Cash flows used in investing activities:
Cash paid for property and equipment	—	—	(37,489)	(2,823)	—	(40,312)
Acquisition of independent supermarkets	—	—	(5,995)	—	—	(5,995)
Change in intercompany receivables position	—	—	(731)	(14,879)	15,610	—

Net cash used in investing activities	—	—	(44,215)	(17,702)	15,610	(46,307)

Cash flows provided by (used in) financing activities:
Proceeds from long-term debt borrowings	148,500	—	—	—	—	148,500
Dividend to shareholders	(141,920)	—	—	—	—	(141,920)
Stock option exercises	227	—	—	—	—	227
Change in intercompany payables position	—	731	14,879	—	(15,610)	—
Borrowings on 2017 ABL Facility	—	—	241,300	—	—	241,300
Repayments on 2017 ABL Facility	—	—	(228,000)	—	—	(228,000)
Principal payments on capital leases	—	—	(10,971)	(304)	—	(11,275)
Deferred financing costs paid	—	—	(8,154)	—	—	(8,154)
Repayments of long-term debt borrowings	—	—	(227)	—	—	(227)
Change in bank overdraft position	—	—	47	—	—	47

Net cash provided by (used in) financing activities	6,807	731	8,874	(304)	(15,610)	498

Net increase (decrease) in cash and cash equivalents	6,807	—	(9,422)	(5)	—	(2,620)
Cash and cash equivalents – beginning of period	—	—	31,586	836	—	32,422

Cash and cash equivalents – end of period	$6,807	$—	$22,164	$831	$—	$29,802

TOPS HOLDING II CORPORATION

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE 40-WEEK PERIOD ENDED OCTOBER 6, 2012

(Dollars in thousands)

(Unaudited)

	Tops Holding II Corporation	Tops Holding LLC	Tops Markets, LLC	Guarantor Subsidiaries	Eliminations	Consolidated
Net cash (used in) provided by operating activities	$—	$(731)	$48,430	$31,826	$—	$79,525
Cash flows used in investing activities:
Acquisition of Grand Union supermarkets	—	—	(27,359)	—	—	(27,359)
Cash paid for property and equipment	—	—	(19,902)	(4,990)	—	(24,892)
Change in intercompany receivables position	—	—	(731)	(27,651)	28,382	—
Proceeds from insurable loss recovery	—	—	—	1,150	—	1,150

Net cash used in investing activities	—	—	(47,992)	(31,491)	28,382	(51,101)

Cash flows provided by (used in) financing activities:
Borrowings on 2013 ABL Facility	—	—	66,600	—	—	66,600
Repayments on 2013 ABL Facility	—	—	(71,600)	—	—	(71,600)
Change in intercompany payables position	—	731	27,651	—	(28,382)	—
Principal payments on capital leases	—	—	(9,580)	(270)	—	(9,850)
Repayments of long-term debt borrowings	—	—	(360)	—	—	(360)
Change in bank overdraft position	—	—	(120)	—	—	(120)

Net cash provided by (used in) financing activities	—	731	12,591	(270)	(28,382)	(15,330)

Net increase in cash and cash equivalents	—	—	13,029	65	—	13,094
Cash and cash equivalents – beginning of period	—	—	18,351	830	—	19,181

Cash and cash equivalents – end of period	$—	$—	$31,380	$895	$—	$32,275

14. SUBSEQUENT EVENTS

On November 14, 2013, the Company entered into a definitive agreement with Tops MBO Corporation (“Tops MBO”) and the sellers party thereto pursuant to which Tops MBO will acquire substantially all of the outstanding shares of the Company (“the “Acquisition”). Tops MBO is owned and controlled by the current management team of the Company. Total consideration for the outstanding shares is estimated $681 million and includes the assumption of all of the Company’s assets and liabilities including outstanding debt, as of the closing date.

Also on November 14, 2013, the Company announced that it is soliciting holders of its Holding I Notes for their contents to amend the indenture governing the Holding I Notes (as amended, the “Indenture”) so that consummation of the Acquisition does not constitute a “Change of Control” (as defined in the Indenture) (the “Consent Solicitation”). Pursuant to the terms of the Indenture, if a Change of Control occurs, holders of the Holding I Notes will have the right to require the Company to purchase any or all of their Holding I Notes at a price of 101% of the principal amount thereof, plus any accrued and unpaid interest up to, but not including, the date of purchase. Also, on November 14, 2013, the Company commenced an offer to purchase the Holding I Notes in accordance with the terms of the Indenture (the “Offer”), conditioned on the consummation of the Acquisition. If the Consent Solicitation is successful, the Company intends to terminate the Offer. In addition, the Company has received consents from the lenders under its 2017 ABL Facility to the Acquisition. In connection with the Acquisition, the Company may pay various fees and expenses in an approximate amount of $15.0 million, which will be funded with borrowings under its 2017 ABL Facility, and may use up to $5.0 million of cash on hand to repurchase outstanding capital stock of the Company.

The Acquisition is subject to customary closing conditions, including the Company having either received the requisite consents in the Consent Solicitation or drawing on a credit facility for which it has received a customary commitment from Bank of America, N.A. to finance its purchase obligations pursuant to the Offer, and is expected to close in the fourth quarter of 2013.

The Acquisition will be accounted for under the acquisition method of accounting in accordance with ASC 805, “Business Combinations.” Due to the proximity of the timing of signing the definitive purchase agreement and the issuance of these condensed consolidated financial statements, the initial allocation of the cost of the acquisition to assets acquired and liabilities assumed as of the close of the Acquisition has not been completed. The Company will engage the assistance of an independent third-party appraiser to assist with the valuation of the tangible and intangible assets acquired. The purchase price allocations will be finalized within twelve months of the closing of the Acquisition. The more significant identifiable assets expected to be allocated value include accounts receivable, inventory, property and equipment, and intangible assets including tradenames, customer relationships, franchise agreements and favorable/unfavorable lease rights. It is expected that the purchase price will exceed the fair values of the identifiable assets and liabilities, with such excess allocated to goodwill.

TOPS HOLDING LLC

TOPS MARKETS, LLC

TOPS MARKETS II CORPORATION

TOPS HOLDING II CORPORATION

Offers to Exchange

$460,000,000

8.875% Senior Secured Notes due 2017

$150,000,000

8.750% / 9.500% Senior Notes due 2018

PROSPECTUS

                     , 2014

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since this date.

Until 180 days after the date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in the exchange offer may be required to deliver a prospectus. This is in addition to the dealers’ obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Officers and Directors

Limitation on Liability of Directors

Pursuant to authority conferred by Section 102 of the Delaware General Corporation Law (the “DGCL”), Article Seventh of our amended and restated certificate of incorporation (the “Certificate”) eliminates the personal liability of directors to us or our stockholders for monetary damages for breach of fiduciary duty, including, without limitation, directors serving on committees of our board of directors. Notwithstanding the foregoing, a director shall be liable to the extent provided by applicable law: (1) for any breach of the directors’ duty of loyalty to us or our stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the DGCL; or (4) for any transaction from which the director derived any improper personal benefit.

Indemnification and Insurance

In accordance with Section 145 of the DGCL, which provides for the indemnification of directors, officers and employees under certain circumstances, Article Eighth of the Certificate grants our directors and officers a right to indemnification, to the fullest extent permitted by the DGCL, for all expenses, liabilities and losses relating to civil, criminal, administrative, arbitrative or investigative actions, suits or proceedings, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding (collectively, “proceedings”) to which they are a party or are threatened to be made a party (1) by reason of the fact that they are or were our directors or officers or (2) by reason of the fact that, while they are or were our directors or officers, they are or were serving at our request as directors, officers, partners, venturers, proprietors, trustees, employees, agents or similar functionaries of another foreign or domestic corporation, limited liability company, association, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, entity or organization.

Article Eighth of the Certificate further provides for the right to be paid by us expenses (including attorneys’ fees) incurred by officers and directors in defending such proceedings in advance of their final disposition to the maximum extent permitted under the DGCL.

Article Eighth of the Certificate allows the indemnification to inure to the benefit of the indemnitee’s heirs, executors, administrators and personal representatives in the event of the death of such indemnitee.

Article Eighth of the Certificate further provides that the right to indemnification is not exclusive of any other rights that any indemnitee may have or acquire under any statute, bylaw, resolution of stockholders or directors, agreement or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors and officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Article Eighth of the Certificate authorizes us to purchase and maintain insurance on behalf of any person who is or was our director, officer, employee or agent, or any person who is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of his or her status as such, whether or not we would have the power to indemnify him or her against such liability under the DGCL.

Item 21. Exhibits and Financial Data Schedules

(a) Exhibits:

See Exhibit Index immediately following the Financial Statement Schedules included in this Registration Statement.

(b) Financial Statement Schedules:

Schedule I: Condensed Financial Information of Tops Holding II Corporation	S-1
Schedule II: Valuation and Qualifying Accounts	S-4

All other schedules for which provision is made in the applicable accounting regulations of the SEC are not required under the related instructions, are inapplicable or not material, or the information called for thereby is otherwise included in the financial statements and therefore has been omitted.

Item 22. Undertakings

(a)	Each of the undersigned registrants hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement;

(5)	The undersigned registrant undertakes

that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c)	Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(d)	Insofar as indemnification for liabilities arising under Securities Act of 1933 may be permitted to directors, officers and controlling persons of each of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by either of the registrants of expenses incurred or paid by a director, officer or controlling person of either of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each of the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(e)	Each of the undersigned registrants hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of this S-4.

(f)	Each of the undersigned registrants hereby undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 6th day of January, 2014.

TOPS HOLDING LLC

By: Tops Holding II Corporation, as sole member

By:	/s/ Frank Curci
	Name:	Frank Curci
	Title:	Chief Executive Officer and Director and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Each individual whose signature appears below constitutes and appoints Frank Curci and William Mills, and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Frank Curci Frank Curci	Chief Executive Officer and Director and Chairman of the Board (Principal Executive Officer)	January 6, 2014

/s/ William R. Mills William R. Mills	Chief Financial Officer and Director (Principal Financial Officer)	January 6, 2014

/s/ David Langless David Langless	Chief Accounting Officer (Principal Accounting Officer)	January 6, 2014

/s/ Kevin Darrington Kevin Darrington	Director	January 6, 2014

/s/ John Persons John Persons	Director	January 6, 2014

/s/ Lynne Burgess Lynne Burgess	Director	January 6, 2014

/s/ Jack Barrett Jack Barrett	Director	January 6, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Williamsville, State of New York, on this 6th day of January, 2014.

TOPS MARKETS, LLC

By:	/s/ Frank Curci
	Name:	Frank Curci
	Title:	Chief Executive Officer and Director and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Each individual whose signature appears below constitutes and appoints Frank Curci and William Mills, and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Frank Curci Frank Curci	Chief Executive Officer and Director and Chairman of the Board (Principal Executive Officer)	January 6, 2014

/s/ William R. Mills William R. Mills	Chief Financial Officer and Director (Principal Financial Officer)	January 6, 2014

/s/ Kevin Darrington Kevin Darrington	Director	January 6, 2014

/s/ John Persons John Persons	Director	January 6, 2014

/s/ Lynne Burgess Lynne Burgess	Director	January 6, 2014

/s/ Jack Barrett Jack Barrett	Director	January 6, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Williamsville, State of New York, on this 6th day of January, 2014.

TOPS MARKETS II CORPORATION

By:	/s/ Frank Curci
	Name:	Frank Curci
	Title:	Chief Executive Officer and Director and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Each individual whose signature appears below constitutes and appoints Frank Curci and Wiliam Mills, and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Frank Curci Frank Curci	Chief Executive Officer and Director and Chairman of the Board (Principal Executive Officer)	January 6, 2014

/s/ William R. Mills William R. Mills	Chief Financial Officer and Director (Principal Financial Officer)	January 6, 2014

/s/ Kevin Darrington Kevin Darrington	Director	January 6, 2014

/s/ John Persons John Persons	Director	January 6, 2014

/s/ Lynne Burgess Lynne Burgess	Director	January 6, 2014

/s/ Jack Barrett Jack Barrett	Director	January 6, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Williamsville, State of New York, on this 6th day of January, 2014.

TOPS PT, LLC

By:	Tops Markets, LLC, as sole and managing member

By:	/s/ Frank Curci
	Name:	Frank Curci
	Title:	Chief Executive Officer and Director and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons (each an officer or a director of Tops Markets, LLC, the registrant’s sole and managing member) in the capacities and on the dates indicated.

Each individual whose signature appears below constitutes and appoints Frank Curci and William Mills, and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Frank Curci Frank Curci	Chief Executive Officer and Director and Chairman of the Board (Principal Executive Officer)	January 6, 2014

/s/ William R. Mills William R. Mills	Chief Financial Officer and Director (Principal Financial Officer)	January 6, 2014

/s/ Kevin Darrington Kevin Darrington	Director	January 6, 2014

/s/ John Persons John Persons	Director	January 6, 2014

/s/ Lynne Burgess Lynne Burgess	Director	January 6, 2014

/s/ Jack Barrett Jack Barrett	Director	January 6, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Williamsville, State of New York, on this 6th day of January, 2014.

TOPS GIFT CARD COMPANY, LLC

By:	/s/ Frank Curci
	Name:	Frank Curci
	Title:	Chief Executive Officer and Director and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Frank Curci Frank Curci	Chief Executive Officer and Director and Chairman of the Board (Principal Executive Officer)	January 6, 2014

/s/ Kevin Darrington Kevin Darrington	Director	January 6, 2014

/s/ William R. Mills William R. Mills	Chief Financial Officer (Principal Financial Officer)	January 6, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 6th day of January, 2014.

TOPS HOLDING II CORPORATION

By:	/s/ Frank Curci
	Name:	Frank Curci
	Title:	Chief Executive Officer and Director and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Each individual whose signature appears below constitutes and appoints Frank Curci and William Mills, and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Frank Curci Frank Curci	Chief Executive Officer and Director and Chairman of the Board (Principal Executive Officer)	January 6, 2014

/s/ William R. Mills William R. Mills	Chief Financial Officer and Director (Principal Financial Officer)	January 6, 2014

/s/ David Langless David Langless	Chief Accounting Officer (Principal Accounting Officer)	January 6, 2014

/s/ Kevin Darrington Kevin Darrington	Director	January 6, 2014

/s/ John Persons John Persons	Director	January 6, 2014

/s/ Lynne Burgess Lynne Burgess	Director	January 6, 2014

/s/ Jack Barrett Jack Barrett	Director	January 6, 2014

Schedule I

TOPS HOLDING II CORPORATION

CONDENSED FINANCIAL INFORMATION OF TOPS HOLDING II CORPORATION

(PARENT COMPANY ONLY)

CONDENSED BALANCE SHEETS

(Dollars in thousands)

	December 29, 2012	December 31, 2011
Assets
Investment in subsidiary	$(181,474)	$(58,293)

Total assets	$(181,474)	$(58,293)

Liabilities and Shareholders’ Deficit
Current liabilities:
Accrued expenses and other current liabilities	$1,798	$1,171

Total current liabilities	1,798	1,171

Total liabilities	1,798	1,171

Total shareholders’ deficit	(183,272)	(59,464)

Total liabilities and shareholders’ deficit	$(181,474)	$(58,293)

Schedule I

TOPS HOLDING II CORPORATION

CONDENSED FINANCIAL INFORMATION OF TOPS HOLDING II CORPORATION

(PARENT COMPANY ONLY)

CONDENSED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME

(Dollars in thousands)

	Fiscal 2012	Fiscal 2011	Fiscal 2010
Equity (loss) income from subsidiary	$(20,872)	$7,600	$(25,696)
Operating expenses:
Administrative expenses	(2,078)	(1,768)	(1,258)

Total operating expenses	(2,078)	(1,768)	(1,258)

(Loss) income before income taxes	(22,950)	5,832	(26,954)

Net (loss) income	(22,950)	5,832	(26,954)
Changes in postretirement benefit obligations	(2,309)	(925)	(471)

Comprehensive (loss) income	$(25,259)	$4,907	$(27,425)

Schedule I

TOPS HOLDING II CORPORATION

CONDENSED FINANCIAL INFORMATION OF TOPS HOLDING II CORPORATION

(PARENT COMPANY ONLY)

CONDENSED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

	Fiscal 2012	Fiscal 2011	Fiscal 2010
Net cash from operating activities	$—	$—	$—
Net cash from investing activities	—	—	—
Net cash from financing activities	—	—	—

Net change in cash and cash equivalents	—	—	—
Cash and cash equivalents-beginning of period	—	—	—

Cash and cash equivalents-end of period	$—	$—	$—

Schedule II

TOPS HOLDING II CORPORATION

VALUATION AND QUALIFYING ACCOUNTS

(Dollars in thousands)

	Balance at Beginning of Period	Additions Charged to Costs and Expenses		Deductions	Balance at End of Period
Fiscal 2010
Self-insurance reserves	$8,303	$6,028		$(2,598)	$11,733
LIFO inventory valuation reserve	7,315	2,055		—	9,370
Valuation allowance for deferred income tax assets	13,896	11,901		—	25,797
Fiscal 2011
Self-insurance reserves	11,733	7,169		(3,179)	15,723
LIFO inventory valuation reserve	9,370	1,333		—	10,703
Valuation allowance for deferred income tax assets	25,797	229		—	26,026
Fiscal 2012
Self-insurance reserves	15,723	8,639		(4,178)	20,184
LIFO inventory valuation reserve	10,703	361		—	11,064
Valuation allowance for deferred income tax assets	26,026	12,007	(1)	—	38,033

(1)	Amount includes additional valuation allowance of $1.5 million related to amounts recorded in other comprehensive loss.

EXHIBIT INDEX

3.1**	Certificate of Formation of Tops Holding LLC.

3.2**	Limited Liability Company Agreement of Tops Holding LLC.

3.3**	Articles of Organization of Tops Markets, LLC.

3.4**	Amended and Restated Operating Agreement of Tops Markets, LLC.

3.5**	Certificate of Incorporation of Tops Markets II Corporation.

3.6**	By laws of Tops Markets II Corporation.

3.7	Articles of Organization of Tops PT, LLC. (filed as Exhibit 3.6 to Tops Holding Corporation and Tops Markets, LLC’s Registration Statement on Form S-4 filed July 12, 2010 (File No. 333-168065), and incorporated herein by reference).

3.8	Operating Agreement of Tops PT, LLC. (filed as Exhibit 3.7 to Tops Holding Corporation and Tops Markets, LLC’s Registration Statement on Form S-4 filed July 12, 2010 (File No. 333-168065), and incorporated herein by reference).

3.9	Articles of Organization of Tops Gift Card Company, LLC. (filed as Exhibit 3.8 to Tops Holding Corporation and Tops Markets, LLC’s Registration Statement on Form S-4 filed July 12, 2010 (File No. 333-168065), and incorporated herein by reference).

3.10	Operating Agreement of Tops Gift Card Company, LLC. (filed as Exhibit 3.9 to Tops Holding Corporation and Tops Markets, LLC’s Registration Statement on Form S-4 filed July 12, 2010 (File No. 333-168065), and incorporated herein by reference).

3.11**	Certificate of Incorporation of Tops Holding II Corporation.

3.12**	By laws of Tops Holding II Corporation.

4.1**	Indenture, dated as of December 20, 2012, among Tops Holding Corporation and Tops Markets, LLC, the guarantors named therein, and U.S. Bank National Association, as trustee and as collateral agent.

4.2**	Registration Rights Agreement, dated December 20, 2012 among Tops Holding Corporation, Tops Markets, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, BMO Capital Markets Corp. and Wells Fargo Securities, LLC.

4.3**	Intercreditor Agreement, dated as of December 20, 2012, between Bank of America, N.A., as Initial ABL Agent, and U.S. Bank National Association, as Collateral Agent, and acknowledged by Tops Holding Corporation, Tops Markets, LLC, and the other persons signatory thereto.

4.4**	Security Agreement, dated as of December 20, 2012 among Tops Holding Corporation and Tops Markets, LLC, as Issuers, the Guarantors party thereto and U.S. Bank National Association, as Collateral Agent.

4.5**	Indenture, dated as of May 15, 2013, between Tops Holding II Corporation and U.S. Bank National Association, as trustee and as collateral agent.

4.6**	Registration Rights Agreement, dated May 15, 2013, among Tops Holding II Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC.

4.7**	Shareholders’ Agreement, dated as of November 29, 2013 among Tops MBO Corporation, its shareholders identified therein, Tops Holding II Corporation and its shareholders identified therein.

4.8**	Supplemental Indenture, dated as of May 15, 2013, to the Indenture, dated as of December 20, 2012, among Tops Holding LLC, Tops Markets, LLC, Tops Markets II Corporation, the guarantors named therein, and U.S. Bank National Association, as trustee and as collateral agent.

4.9**	Second Supplemental Indenture, dated as of August 20, 2013, to the Indenture, dated as of December 20, 2012, among Tops Holding LLC, Tops Markets, LLC, Tops Markets II Corporation, Tops Holding II Corporation, the guarantors named therein, and U.S. Bank National Association, as trustee and as collateral agent.

4.10**	Third Supplemental Indenture dated as of November 20, 2013, to the Indenture, dated as of December 20, 2012, among Tops Holding LLC, Tops Markets, LLC, Tops Markets II Corporation, Tops Holding II Corporation, the guarantors named therein, and U.S. Bank National Association, as trustee and as collateral agent.

4.11**	Fourth Supplemental Indenture dated as of November 20, 2013, to the Indenture, dated as of December 20, 2012, among Tops Holding LLC, Tops Markets, LLC, Tops Markets II Corporation, Tops Holding II Corporation, the guarantors named therein, and U.S. Bank National Association, as trustee and as collateral agent.

5.1**	Opinion of Shearman & Sterling LLP.

5.2**	Opinion of Squire Sanders (US) LLP.

10.1**	Amended and Restated Credit Agreement, dated as of December 14, 2012, among Tops Markets, LLC, as the Lead Borrower, the other Borrowers and Guarantors party thereto, the various Lenders party thereto, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Capital Finance, LLC, as Joint Lead Arrangers and Joint Bookrunners, and Bank of America, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer.

10.2†	The Supply Agreement dated as of November 12, 2009 between Tops Markets, LLC and C&S Wholesale Grocers, Inc. (filed as Exhibit 10.4 to Tops Holding Corporation and Tops Markets, LLC’s Registration Statement on Form S-4 filed July 12, 2010 (File No. 333-168065), and incorporated herein by reference).

10.3**	Form of Bonus Award Agreement of Tops Holding Corporation.

10.4**	Tops Holding II Corporation Amended 2007 Stock Option Plan.

10.5	Executive Employment Agreement, dated as of November 12, 2007, between Tops Holding Corporation and Frank Curci (filed as Exhibit 10.10 to Tops Holding Corporation and Tops Markets, LLC’s Registration Statement on Form S-4 filed July 12, 2010 (File No. 333-168065), and incorporated herein by reference).

10.6	Executive Employment Agreement, dated as of January 24, 2008, between Tops Markets, LLC and Kevin Darrington (filed as Exhibit 10.11 to Tops Holding Corporation and Tops Markets, LLC’s Registration Statement on Form S-4 filed July 12, 2010 (File No. 333-168065), and incorporated herein by reference).

10.7	Executive Employment Agreement, dated as of May 1, 2010, between Tops Markets, LLC and John Persons (filed as Exhibit 10.13 to Tops Holding Corporation and Tops Markets, LLC’s Registration Statement on Form S-4/A filed September 3, 2010 (File No. 333-168065), and incorporated herein by reference).

10.8	Executive Employment Agreement, dated as of May 1, 2010, between Tops Markets, LLC and Jack Barrett (filed as Exhibit 10.14 to Tops Holding Corporation and Tops Markets, LLC’s Registration Statement on Form S-4/A filed September 3, 2010 (File No. 333-168065), and incorporated herein by reference).

10.9	Executive Employment Agreement, dated as of August 25, 2010, between Tops Markets, LLC and Lynne Burgess (filed as Exhibit 10.15 to Tops Holding Corporation and Tops Markets, LLC’s Registration Statement on Form S-4/A filed September 3, 2010 (File No. 333-168065), and incorporated herein by reference).

10.10	Executive Employment Agreement, dated as of October 7, 2010, between Tops Markets, LLC and William R. Mills (filed as Exhibit 99.1 to Tops Holding Corporation and Tops Markets, LLC’s Registration Statement on Form 8-K filed October 14, 2010, and incorporated herein by reference).

10.11**	First Amendment to Amended and Restated Credit Agreement, dated as of November 13, 2013, by and among Tops Markets, LLC, the Borrowers party thereto, the Guarantors party thereto, the Lenders party thereto and Bank of America, N.A. as Administrative Agent.

10.12**	Purchase and Sale Agreement, by and among each of the sellers named therein, Tops MBO Corporation and Tops Holding II Corporation, dated as of November 14, 2013.

12.1**	Computation of Ratio of Earnings to Fixed Charges.

21.1**	List of Subsidiaries (as of October 5, 2013).

23.1*	Consent of Deloitte & Touche LLP.

23.2**	Consent of Shearman & Sterling LLP (included in Exhibit 5.1).

23.3**	Consent of Squire Sanders (US) LLP (included in Exhibit 5.2).

24.1*	Power of Attorney (included in signature page).

25.1**	Statement of Eligibility on Form T-1 of U.S. Bank National Association.

25.2**	Statement of Eligibility on Form T-1 of U.S. Bank National Association.

99.1**	Form of Letter of Transmittal.

99.2**	Form of Notice of Guaranteed Delivery.

99.3**	Form of Letter to Clients.

99.4**	Form of Letter to Registered Holders.

99.5**	Form of Letter from Beneficial Owner.

101**	The following financial information from the annual report of Tops Holding II Corporation for the Fiscal year ended December 29, 2012, formatted in XBRL (Extensible Business Reporting Language): (i) Consolidated Statements of Comprehensive (Loss) Income, (ii) Consolidated Balance Sheets, (iii) Consolidated Statements of Changes in Shareholders’ Deficit, (iv) Consolidated Statements of Cash Flows, and (v) Notes to the Consolidated Financial Statements. Also, the following financial information from the quarterly report of Tops Holding II Corporation for the 40-week period ended October 5, 2013, formatted in XBRL: (i) Condensed Consolidated Statements of Comprehensive (Loss) Income, (ii) Condensed Consolidated Balance Sheets, (iii) Condensed Consolidated Statements of Cash Flows, and (iv) Notes to the Unaudited Condensed Consolidated Financial Statements.

†	Portions of this exhibit have been omitted and were separately filed with the Securities and Exchange Commission, which granted a request for confidential treatment pursuant to the Securities Act of 1933, as amended, on October 1, 2010.
*	Filed herewith.
**	Previously filed.